Exhibit 10.1

REVOLVING LOAN CREDIT AGREEMENT

dated as of June 24, 2011,

among

CDW LLC,

as the Borrower,

THE LENDERS PARTY HERETO

and

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

J.P. MORGAN SECURITIES LLC

DEUTSCHE BANK SECURITIES INC.

as Joint Lead Arrangers

J.P. MORGAN SECURITIES LLC

DEUTSCHE BANK SECURITIES INC.

GE CAPITAL MARKETS INC.

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

MORGAN STANLEY SENIOR FUNDING, INC.

BARCLAYS CAPITAL

WELLS FARGO CAPITAL FINANCE, LLC

as Joint Bookrunners

DEUTSCHE BANK SECURITIES INC.

GENERAL ELECTRIC CAPITAL CORPORATION

as Co-Collateral Agents

DEUTSCHE BANK SECURITIES INC.

as Syndication Agent

BANK OF AMERICA, N.A.

GENERAL ELECTRIC CAPITAL CORPORATION

MORGAN STANLEY SENIOR FUNDING, INC.

BARCLAYS BANK PLC

WELLS FARGO CAPITAL FINANCE, LLC

as Co-Documentation Agents

and

GE COMMERCIAL DISTRIBUTION FINANCE CORPORATION

as Floorplan Funding Agent

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-ii-

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SCHEDULES

Schedule 1.01(a)	–	SUBSIDIARY GUARANTORS
Schedule 1.01(b)	–	DISQUALIFIED INSTITUTIONS
Schedule 1.01(c)	–	EXISTING LETTERS OF CREDIT
Schedule 1.01(d)	–	IMMATERIAL SUBSIDIARIES
Schedule 1.01(e)	–	EXISTING INVESTMENTS
Schedule 2.01	–	LENDERS AND COMMITMENTS
Schedule 3.08	–	SUBSIDIARIES
Schedule 3.09	–	LITIGATION
Schedule 3.15	–	ENVIRONMENTAL MATTERS
Schedule 3.17(a)	–	OWNED REAL PROPERTY
Schedule 3.17(b)	–	LEASED REAL PROPERTY
Schedule 3.18	–	LABOR MATTERS
Schedule 3.20	–	INTELLECTUAL PROPERTY
Schedule 5.13	–	POST-CLOSING MATTERS
Schedule 6.01	–	EXISTING INDEBTEDNESS
Schedule 6.02	–	EXISTING LIENS

EXHIBITS

Exhibit A	–	FORM OF ADMINISTRATIVE QUESTIONNAIRE
Exhibit B	–	FORM OF ASSIGNMENT AND ACCEPTANCE
Exhibit C-1	–	FORM OF BORROWING BASE CERTIFICATE
Exhibit C-2	–	FORM OF BORROWING REQUEST
Exhibit D-1	–	FORM OF FLOORPLAN INVENTORY FINANCING AGREEMENT
Exhibit D-2	–	FORM OF GUARANTEE AND COLLATERAL AGREEMENT
Exhibit E	–	FORM OF NON-BANK CERTIFICATE
Exhibit F-1	–	FORM OF TRADEMARK SECURITY AGREEMENT
Exhibit F-2	–	FORM OF PATENT SECURITY AGREEMENT
Exhibit F-3	–	FORM OF COPYRIGHT SECURITY AGREEMENT
Exhibit G	–	FORM OF REVOLVING NOTE
Exhibit H	–	FORM OF TERM LOAN INTERCREDITOR AGREEMENT

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REVOLVING LOAN CREDIT AGREEMENT

This REVOLVING LOAN CREDIT AGREEMENT, dated as of June 24, 2011 (this “Agreement”), is entered into by and among CDW LLC, an Illinois limited liability company (the “Borrower”), the Lenders (as defined herein), JPMORGAN CHASE BANK, N.A., as Administrative Agent (as defined herein) for the Lenders (as defined herein), J.P. MORGAN SECURITIES LLC (“J.P. Morgan”) and DEUTSCHE BANK SECURITIES INC. (“DBSI”), as joint lead arrangers (the “Arrangers”) for the Credit Facilities (as defined herein), J.P. Morgan, DBSI, MORGAN STANLEY SENIOR FUNDING, INC. (“Morgan Stanley”), MERRILL LYNCH, PIERCE FENNER & SMITH INCORPORATED (“MLPFS”), GE CAPITAL MARKETS INC., BARCLAYS CAPITAL, THE INVESTMENT BANKING DIVISION OF BARCLAYS BANK PLC and WELLS FARGO CAPITAL FINANCE, LLC (“WFCF”), as joint bookrunners, DBSI and GENERAL ELECTRIC CAPITAL CORPORATION (“GECC”), as Co-Collateral Agents (as defined herein), GE COMMERCIAL DISTRIBUTION FINANCE CORPORATION (“GECDFC”), as Floorplan Funding Agent (as defined herein), DBSI, as syndication agent, and Morgan Stanley, Bank of America, N.A., GECC, Barclays Bank PLC and WFCF, as co-documentation agents. Capitalized terms used herein shall have the meanings set forth in Article I.

RECITALS

A. The Borrower has requested (a) the Lenders to extend credit in the form of Revolving Loans at any time and from time to time prior to the Maturity Date, in an aggregate principal amount at any time outstanding not in excess of $900,000,000, (b) the Swingline Lender to extend credit in the form of Swingline Loans, in an aggregate principal amount at any time outstanding not in excess of $50,000,000, (c) the Issuing Bank to issue Letters of Credit, in an aggregate face amount at any time outstanding not in excess of $125,000,000 and (d) the Floorplan Funding Agent to extend credit in the form of Floorplan Loans, in an aggregate principal amount at any time outstanding not in excess of $300,000,000.

B. The Lenders and the Floorplan Funding Agent, as applicable, are willing to extend such credit and the Issuing Bank is willing to issue Letters of Credit to or for account of the Borrower, in each case on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Account” shall have the meaning assigned to such term in the Guarantee and Collateral Agreement.

“Account Debtor” shall mean any Person obligated on an Account.

“Accounts Reserve” shall mean, without duplication of any other reserves or items that are otherwise addressed or excluded through eligibility criteria, such reserves as the Majority Agents determine in their Permitted Discretion, based on any material facts or circumstances which arise after the Closing Date or which otherwise first become known to the Administrative Agent and the
Co-Collateral Agents after the Closing Date, as being appropriate with respect to the determination of the collectability of Eligible Accounts, including without limitation, on account of bad debts or dilution.

“Acquired Indebtedness” shall mean, with respect to any specified Person, (a) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person, and (b) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Lender” shall have the meaning assigned to such term in Section 2.24(a).

“Adjusted LIBO Rate” shall mean, with respect to any Eurodollar Borrowing for any Interest Period or for the purposes of the determination of the Alternate Base Rate, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Administrative Agent” shall mean JPMCB, in its capacity as administrative agent for the Lenders and as collateral agent for the Secured Parties and shall include any successor administrative agent and collateral agent appointed pursuant to Article VIII.

“Administrative Questionnaire” shall mean an Administrative Questionnaire substantially in the form of Exhibit A or such other form as may be supplied from time to time by the Administrative Agent.

“Affiliate” shall mean, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with the Person specified; provided, however, that no Lender (or any of its Affiliates) shall be deemed to be an Affiliate of the Borrower or any of its subsidiaries by virtue of its capacity as a Lender hereunder.

“Agent Fee Letter” shall mean the Agent Fee Letter, dated as of the Closing Date, between the Borrower and the Agent.

“Agents” shall have the meaning assigned to such term in Article VIII.

“Agreement” shall have the meaning assigned to such term in the preamble.

“Alternate Base Rate” shall mean, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus  1/2 of 1% and (c) the Adjusted LIBO Rate for a one month interest period on such day (or if such day is not a Business Day, the immediately preceding Business Day), calculating the LIBO Rate based on the rate appearing on the Reuters Screen LIBOR01 Page (or on any successor or substitute page) at approximately 11:00 a.m. London time on such day (without any rounding), and not two Business Days prior to such day, plus 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, respectively.

“Applicable Commitment Fee Percentage” shall mean, for any day, with respect to the commitment fee contemplated in Section 2.05(a), the applicable percentage per annum set forth below, based upon average daily Revolving Commitment Utilization for the most recent calendar quarter, as calculated by the Administrative Agent as of the last day of such calendar quarter:

Average Daily Revolving Commitment Utilization	Applicable Commitment Fee Percentage
> 40%	0.375%
≤ 40%	0.500%

“Applicable Percentage” shall mean, for any day, with respect to any ABR Loan or Eurodollar Loan, as the case may be, the applicable percentage per annum set forth below under the caption “ABR Spread” or “Eurodollar Spread”, as the case may be, based upon average daily Excess Cash Availability for the most recent calendar quarter, as calculated by the Administrative Agent as of the last day of such calendar quarter:

Average Excess Cash Availability	ABR Spread	Eurodollar Spread
Category 1 > $600,000,000	1.00%	2.00%
Category 2 < $600,000,000 but > $300,000,000	1.25%	2.25%
Category 3 < $300,000,000	1.50%	2.50%

; provided, however, that the “ABR Spread” and the “Eurodollar Spread” shall be reduced by 0.25% per annum if, and for so long as, the Borrower’s Senior Secured Leverage Ratio is less than 3.00:1.00. Such reduction shall be effective from and after the date that is three Business Days after the date on which Administrative Agent shall have received the applicable financial statements and a certificate pursuant to Section 5.04(c) calculating the Senior Secured Leverage Ratio and shall remain in effect until the date that is three Business Days after the date on which Administrative Agent shall have received the applicable financial statements and a certificate pursuant to Section 5.04(c) calculating the Senior Secured Leverage Ratio demonstrating that the Borrower’s Senior Secured Leverage Ratio exceeds 3.00:1.00.

Notwithstanding the foregoing, for the period commencing on the Closing Date and ending on September 30, 2011, the ABR Spread and Eurodollar Spread shall be at the applicable rate per annum set forth above in Category 2.

“Arrangement Fee Letter” shall mean the Arrangement Fee Letter, dated as of the Closing Date, among the Borrower and the Arrangers.

“Arrangers” shall have the meaning assigned to such term in the preamble.

“Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent and, to the extent required by Section 9.04(b), consented to by the Borrower, substantially in the form of Exhibit B or such other form as shall be reasonably approved by the Administrative Agent.

“Availability” shall mean, at any time, an amount equal to (a) the lesser of (i) the aggregate Revolving Commitments and (ii) the Borrowing Base in effect at such time minus (b) the sum of the Revolving Exposure (excluding Floorplan Loan Exposure) of all Revolving Lenders at such time plus the Floorplan Collateral Block in effect at such time.

“Availability Period” shall mean the period from and including the Closing Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

“Availability Reserve” shall mean, without duplication of any other Reserves or items that are otherwise addressed or excluded through eligibility criteria, such reserves as the Majority Agents from time to time reasonably determine in their Permitted Discretion, based on any material facts or circumstances which arise after the Closing Date or which otherwise first become known to the Administrative Agent and the Co-Collateral Agents after the Closing Date, as being appropriate to reflect any impediments to the realization upon the Collateral included in the Borrowing Base, including but not limited to a Landlord Lien Reserve.

“Available Revolving Commitment” shall mean, at any time, the aggregate Revolving Commitments then in effect minus the sum of (a) the outstanding principal amount of Revolving Loans (but excluding Swingline Loans) of all Revolving Lenders at such time plus (b) the LC Exposure of all Revolving Lenders at such time plus (c) the Floorplan Collateral Block in effect at such time.

“Banking Product Reserves” shall mean reserves, if any, that the Administrative Agent and the Borrower mutually agree to be maintained in relation to Banking Services Obligations and/or Hedging Obligations owed to Secured Parties.

“Banking Services” shall mean each and any of the following bank services provided to any Loan Party by the Lender or any of its Affiliates: (a) credit cards for commercial customers (including, without limitation, “commercial credit cards,” purchasing cards and cardless e-payable services), (b) stored value cards and (c) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).

“Banking Services Obligations” of the Loan Parties shall mean any and all obligations of the Loan Parties, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services.

“Bankruptcy Event” shall mean, with respect to any Person, such Person becomes the subject of a voluntary or, unless promptly and continuously contested by such Person and dismissed within 30 days, involuntary bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business, appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment (unless, in the case of any such Person that is a Lender hereunder, the Borrower, the Administrative Agent, the Issuing Bank, the Swingline Lender and the Floorplan Funding Agent shall be satisfied that such Lender intends, and has all approvals required to enable it, to continue to perform its obligations as a Lender hereunder); provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof; provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality), to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower Materials” shall have the meaning assigned to such term in Section 5.04.

“Borrower” shall have the meaning assigned to such term in the preamble.

“Borrowing” shall mean (a) Loans of the same Type made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect, (b) a Swingline Loan and (c) a Protective Advance.

“Borrowing Base” shall mean, at any time, the sum of (a) 85% of the Borrower’s and each Subsidiary Guarantor’s Eligible Accounts at such time (net of Accounts Reserves), plus (b) the result of (i) the Borrower’s and each Subsidiary Guarantor’s Eligible Inventory, valued at cost (determined on a first-in-first-out basis) (net of Inventory Reserves) multiplied by (ii) the lesser of (A) 70% and (B) the product of 85% multiplied by the Net Orderly Liquidation Value percentage identified in the most recent inventory appraisal ordered and received by the Administrative Agent minus (c) Reserves (other than Accounts Reserves and Inventory Reserves). The Majority Agents may, in their Permitted Discretion, adjust Reserves or reduce one or more of the other elements used in computing the Borrowing Base in accordance with the terms of this Agreement.

“Borrowing Base Certificate” shall mean a certificate, signed and certified as accurate and complete by a Financial Officer of the Borrower, in substantially the form of Exhibit C-1 or another form which is acceptable to the Majority Agents in their sole discretion.

“Borrowing Request” shall mean a request by the Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit C-2, or such other form as shall be approved by the Administrative Agent.

“Business Day” shall mean any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

“Canadian dollars” or “C$” shall mean dollars in lawful currency of Canada.

“Capital Expenditures” shall mean, as to any Person for any period, the additions to property, plant and equipment and other capital expenditures of such Person and its subsidiaries that are (or should be) set forth in a consolidated statement of cash flows of such Person.

“Capital Stock” shall mean, (a) in the case of a corporation, corporate stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligations” shall mean, as to any Person, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) of such Person in accordance with GAAP.

“Cash Equivalents” shall mean:

(a) dollars;

(b) in the case of the Borrower or a Restricted Subsidiary, such local currencies held by them from time to time in the ordinary course of business;

(c) securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition;

(d) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus of not less than $250,000,000 in the case of U.S. banks and $100,000,000 (or the U.S. dollar equivalent as of the date of determination) in the case of non-U.S. banks;

(e) repurchase obligations for underlying securities of the types described in clauses (c) and (d) entered into with any financial institution meeting the qualifications specified in clause (d) above;

(f) commercial paper rated at least P-2 by Moody’s or at least A-2 by S&P and in each case maturing within 24 months after the date of creation thereof;

(g) marketable short-term money market and similar securities having a rating of at least P-1 or A-1 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and in each case maturing within 24 months after the date of creation thereof;

(h) investment funds investing 95% of their assets in securities of the types described in clauses (a) through (g) above;

(i) readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody’s or S&P with maturities of 24 months or less from the date of acquisition;

(j) [Intentionally Reserved];

(k) Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA (or the equivalent thereof) or better by S&P or Aaa (or the equivalent thereof) or better by Moody’s;

(l) shares of investment companies that are registered under the Investment Company Act of 1940 and substantially all the investments of which are one or more of the types of securities described in clauses (a) through (k) above; and

(m) in the case of any Foreign Subsidiary, investments of comparable tenure and credit quality to those described in the foregoing clauses (a) through (l) or other high quality short term in-vestments, in each case, customarily utilized in countries in which such Foreign Subsidiary operates for short term cash management purposes.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (a) and (b) above, provided that such amounts are converted into any currency listed in clause (a) and (b) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

“Cash Pooling Arrangements” shall mean a deposit account arrangement among a single depository institution, the Borrower and one or more Foreign Subsidiaries involving the pooling of cash deposits in and overdrafts in respect of one or more deposit accounts (each located outside of the United States and any States and territories thereof) with such institution by the Borrower and such Foreign Subsidiaries for cash management purposes.

“Change in Law” shall mean (a) the adoption of any law, rule, regulation or treaty (including any rules or regulations issued under or implementing any existing law) after the date of this Agreement, (b) any change in any law, rule, regulation or treaty or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or, in the case of an assignee, a change after the date such Person became a party to this Agreement, or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.14(b), by any lending office of such Lender or by such Lender’s or the Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date the relevant Lender or Issuing Bank becomes a party to this Agreement; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder, issued in connection therewith or in implementation thereof, and (ii) all requests, rules, guidelines and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.

A “Change of Control” shall be deemed to have occurred if:

(a) the Permitted Investors cease to have the power, directly or indirectly, to vote or direct the voting of Equity Interests of the Borrower representing a majority of the ordinary voting power for the election of directors (or equivalent governing body) of the Borrower; provided that the occurrence of the foregoing event shall not be deemed a Change of Control if,

(i) any time prior to the consummation of a Qualified Public Offering, and for any reason whatsoever, (A) the Permitted Investors otherwise have the right, directly or indirectly, to designate (and do so designate) a majority of the board of directors of the Borrower or (B) the Permitted Investors own, directly or indirectly, of record and beneficially an amount of Equity Interests of the Borrower having ordinary voting power that is equal to or more than 50% of the amount of Equity Interests of the Borrower having ordinary voting power owned, directly or indirectly, by the Permitted Investors of record and beneficially as of the Closing Date (determined by taking into account any stock splits, stock dividends or other events subsequent to the Closing Date that changed the amount of Equity Interests, but not the percentage of Equity Interests, held by the Permitted Investors) and such ownership by the Permitted Investors represents the largest single block of Equity Interests of the Borrower having ordinary voting power held by any person or related group for purposes of Section 13(d) of the Securities Exchange Act of 1934, or

(ii) at any time after the consummation of a Qualified Public Offering, and for any reason whatsoever, (A) no “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 as in effect on the date hereof, but excluding any employee benefit plan of the Borrower and its subsidiaries, and any Person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), excluding the Permitted Investors, shall become the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under such Act), directly or indirectly, of more than the greater of (x) 35% of outstanding Equity Interests of the Borrower having ordinary voting power and (y) the percentage of the then outstanding Equity Interests of the Borrower having ordinary voting power owned, directly or indirectly, beneficially and of record by the Permitted Investors, and (B) during each period of 12 consecutive months, a majority of the board of directors of the Borrower shall consist of the Continuing Directors; or

(b) any change in control (or similar event, however denominated) with respect to the Borrower or any Restricted Subsidiary shall occur under and as defined in (i) the Specified Senior Indebtedness Documentation to the extent the Specified Senior Indebtedness constitutes Material Indebtedness of the Borrower or any Restricted Subsidiary or (ii) the Specified Senior Subordinated Indebtedness Documentation to the extent the Specified Senior Subordinated Indebtedness constitutes Material Indebtedness of the Borrower or any Restricted Subsidiary; or

(c) at any time prior to the consummation of a Qualified Public Offering, Holdings shall directly or indirectly own, beneficially and of record, less than 100% of the issued and outstanding Equity Interests of the Borrower.

“Charges” shall have the meaning assigned to such term in Section 9.09.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Swingline Loans or Protective Advances.

“Closing Date” shall mean June 24, 2011.

“Co-Collateral Agents” shall mean DBSI and GECC in their capacity as co-collateral agents for the Secured Parties and shall include any successor co-collateral agent appointed pursuant to Article VIII.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, or any legislation successor thereto.

“Collateral” shall mean all property and assets of the Loan Parties, now owned or hereafter acquired, upon which a Lien is or is purported to be created by any Security Document.

“Collateral Access Agreement” shall have the meaning assigned to such term in the Guarantee and Collateral Agreement.

“Collateral Deposit Account” shall have the meaning assigned to such term in the Guarantee and Collateral Agreement.

“Collection Account” has the meaning assigned to such term in the Guarantee and Collateral Agreement.

“Commitment” shall mean, with respect to each Lender, such Lender’s Revolving Commitment, together with the commitment of such Lender to acquire participations in Protective Advances hereunder. The initial amount of each Lender’s Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable.

“Confidential Information Memorandum” shall mean the Confidential Information Memorandum dated May 31, 2011, relating to, among other things the Credit Facilities.

“Consolidated” or “consolidated” with respect to any Person, unless otherwise specifically indicated, refers to such Person consolidated with the Borrower and its Restricted Subsidiaries, and excludes from such consolidation any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person.

“Consolidated Depreciation and Amortization Expense” shall mean, with respect to any Person, for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees and amortization of unrecognized prior service costs and actuarial gains and losses related to pensions and other post-employment benefits, of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated Indebtedness” shall mean, as of any date of determination, the sum, without duplication, of (a) the total amount of Indebtedness under clauses (a)(i), (a)(ii), (a)(iii) (but, in the case of clause (iii), only to the extent of any unreimbursed drawings thereunder) and (a)(iv) of the definition thereof of the Borrower and its Restricted Subsidiaries, plus (b) the greater of the aggregate liquidation value and maximum fixed repurchase price without regard to any change of control or redemption premiums of all Disqualified Stock of the Borrower and the Restricted Guarantors and all Preferred Stock of its Restricted Subsidiaries that are not Guarantors, in each case, as determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” shall mean, with respect to any Person for any period, without duplication, the sum of:

(a) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (i) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (ii) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (iii) non-cash interest expense (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (iv) the interest component of Capitalized Lease Obligations, (v) net payments, if any, pursuant to interest rate Hedging Obligations with respect to Indebtedness; (vi) net losses on Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk and (vii) costs of surety bonds in connection with financing activities and excluding (x) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, (y) any expensing of bridge, commitment and other financing fees and (z) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Receivables Facility); plus

(b) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; minus

(c) interest income of such Person and its Restricted Subsidiaries for such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Borrower to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Net Income” shall mean, with respect to any Person for any period, the net income (loss) of such Person and its subsidiaries that are Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided, however, that (without duplication) the net income for such period of any Person that is not a subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided that Consolidated Net Income of such Person shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to such Person or a subsidiary thereof that is the Borrower or a Restricted Subsidiary in respect of such period.

“Contingent Obligations” shall mean, with respect to any Person, any obligation of such Person guaranteeing or having the economic effect of guaranteeing any leases, dividends or other obligations that, in each case, do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent,

(a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, or

(b) to advance or supply funds

(i) for the purchase of payment of any such primary obligation, or

(ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or

(c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primarily obligor to make payment of such primary obligation against loss in respect thereof, or

(d) as an account party in respect of any letter of credit, letter of guaranty or bankers’ acceptance.

“Continuing Directors” shall mean the directors of the Borrower on the Closing Date and each other director, if, in each case, such other director’s nomination for election to the board of directors of the Borrower is approved by a majority of the then Continuing Directors, such other director is appointed, approved or recommended by a majority of the then Continuing Directors or such other director receives the vote of the Permitted Investors or is designated or appointed by the Permitted Investors in his or her election by the stockholders of the Borrower.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.

“Credit Event” shall have the meaning assigned to such term in Section 4.01.

“Credit Facilities” shall mean the revolving credit, swingline, letter of credit and floorplan facilities, in each case contemplated by Article II and the incremental facilities, if any, contemplated by Section 2.24.

“Current Assets” shall mean, at any time, (a) the consolidated current assets (other than cash and Cash Equivalents) of the Borrower and its Restricted Subsidiaries that would, in accordance with GAAP, be classified on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries as current assets at such date of determination, other than amounts related to current or deferred Taxes based on income or profits (but excluding assets held for sale, loans (permitted) to third parties, pension assets, deferred bank fees and derivative financial instruments) and (b) in the event that a Receivables Facility is accounted for off-balance sheet, (x) gross accounts receivable comprising part of the assets subject to such Receivables Facility less (y) collections against the amounts sold pursuant to clause (x).

“Current Liabilities” shall mean, at any time, the consolidated current liabilities of the Borrower and its Restricted Subsidiaries that would, in accordance with GAAP, be classified on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries as current liabilities at such date of determination, but excluding, without duplication, (a) the current portion of any long-term Indebtedness, (b) outstanding Revolving Loans, LC Exposure and Swingline Loans, (c) accruals of consolidated interest expense (excluding consolidated interest expense that is due and unpaid), (d) accruals for current or deferred Taxes based on income or profits, (e) accruals of any costs or expenses related to restructuring reserves to the extent permitted to be included in the calculation of EBITDA pursuant to clause (a)(v) thereof and (f) the current portion of pension liabilities.

“DBSI” shall have the meaning assigned to such term in the preamble.

“Default” shall mean any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would constitute an Event of Default.

“Defaulting Lender” shall mean any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swingline Loans or any portion of its Floorplan Loan Payment Obligation or (iii) pay over to any Loan Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular Default, if any) has not been satisfied; (b) has notified the Borrower or any Loan Party in writing, or has made a public statement, to the effect that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular Default, if any) cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by the Borrower, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations to fund prospective Loans or Floorplan Loan Payment Obligations and participations in then outstanding Letters of Credit and Swingline Loans under this Agreement; provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon the Borrower’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent and the Floorplan Funding Agent, (d) has become the subject of a Bankruptcy Event, or (e) has a Parent that has become the subject of a Bankruptcy Event (and for so long as such Bankruptcy Event shall continue) or, in the good faith belief of the Issuing Bank, the Swingline Lender or the Floorplan Funding Agent, has defaulted in fulfilling its obligations under one or more other agreements in which such Lender agrees to extend credit and, in either such case under this clause (e), any of the Issuing Bank, the Swingline Lender or the Floorplan Funding Agent has deemed such Lender to be a Defaulting Lender, unless the Issuing Bank, the Swingline Lender or the Floorplan Funding Agent, as the case may be, shall have entered into arrangements with the Borrower or such Lender satisfactory to the Issuing Bank, the Swingline Lender and/or the Floorplan Funding Agent, as the case may be, to defease any risk in respect of such Lender hereunder.

“Designated Non-Cash Consideration” shall mean the fair market value of non-cash consideration received by the Borrower or a Restricted Subsidiary in connection with a Disposition that is so designated as Designated Non-Cash Consideration pursuant to the provisions of the Term Loan Agreement, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-Cash Consideration.

“Designated Preferred Stock” shall mean Preferred Stock of the Borrower, a Restricted Subsidiary or any direct or indirect parent corporation thereof (in each case other than Disqualified Stock) that is issued for cash (other than to the Borrower or a Restricted Subsidiary or an employee stock ownership plan or trust established by the Borrower or its Subsidiaries) and is so designated as Designated Preferred Stock pursuant to the provisions of the Term Loan Agreement, on the issuance date thereof.

“Disgorged Recovery” shall mean, the portion, if any, of any payment or other distribution received by a Lender in satisfaction of Obligations of a Loan Party to such Lender, that is required in any Insolvency Proceedings or otherwise to be disgorged, turned over or otherwise paid to such Loan Party, such Loan Party’s estate or creditors of such Loan Party, whether because the transfer of such payment or other property is avoided or otherwise, including because it was determined to be a fraudulent or preferential transfer.

“Disposition” shall mean (a) the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Lease-Back Transaction) of the Borrower or any of its Restricted Subsidiaries; or (b) the issuance or sale of Equity Interests of any Restricted Subsidiary, whether in a single transaction or a series of related transactions.

“Disqualified Institutions” shall mean (a) those institutions set forth on Schedule 1.01(b) hereto or (b) any Persons who are competitors of the Borrower and its subsidiaries and identified to the Administrative Agent in writing from time to time.

“Disqualified Stock” shall mean, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is puttable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely for Capital Stock which is not Disqualified Stock) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (in each case, other than solely as a result of a change of control or asset sale, so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale shall be subject to the occurrence of the Termination Date or such repurchase or redemption is otherwise permitted by this Agreement (including as a result of a waiver or amendment hereunder)), in whole or in part, in each case prior to December __, 2016; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of the Borrower or its subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased in order to satisfy applicable statutory or regulatory obligations.

“Document” shall have the meaning assigned to such term in the Guarantee and Collateral Agreement.

“Dollar Equivalent” of Canadian Dollars, on any date of determination, means the equivalent in such currency of such amount of dollars, calculated on the basis of the spot rate quoted by the Administrative Agent on any such date for the purchase by the Administrative Agent of dollars with Canadian Dollars.

“dollars” or “$” shall mean lawful money of the United States of America.

“Domestic Subsidiaries” shall mean, with respect to any Person, any subsidiary of such Person other than a Foreign Subsidiary.

“EBITDA” shall mean, with respect to any Person for any period, the Consolidated Net Income of such Person and its Restricted Subsidiaries for such period

(a) increased (without duplication) by:

(i) provision for taxes based on income or profits or capital (or any alternative tax in lieu thereof), including, without limitation, foreign, state, franchise and similar taxes and foreign withholding taxes of such Person and such subsidiaries paid or accrued during such period deducted (and not added back) in computing Consolidated Net Income, including payments made pursuant to any tax sharing agreements or arrangements among the Borrower, its Restricted

Subsidiaries and any direct or indirect parent company of the Borrower (so long as such tax sharing payments are attributable to the operations of the Borrower and its Restricted Subsidiaries); plus

(ii) Fixed Charges (EBITDA) of such Person and such subsidiaries for such period to the extent the same was deducted (and not added back) in calculating such Consolidated Net Income; plus

(iii) Consolidated Depreciation and Amortization Expense of such Person and such subsidiaries for such period to the extent the same were deducted (and not added back) in computing Consolidated Net Income; plus

(iv) any fees, costs, commissions, expenses or other charges (other than Consolidated Depreciation or Amortization Expense but including the effects of purchase accounting adjustments) related to the Transactions, any issuance of Equity Interests, Investment, acquisition, disposition, dividend or similar Restricted Payment, recapitalization or the incurrence, repayment, amendment or modification of Indebtedness permitted to be incurred under this Agreement (including a refinancing thereof) and any charges or non-recurring merger costs incurred during such period (in each case whether or not successful), including (u) the up to $20,000,000 in retention bonuses to be paid in 2008 to employees of the Borrower for continued employment through 2007, (v) the payment of up to $53,000,000 to participants in the Krasny Plan within 60 days of the Existing Facility Closing Date, (w) any expensing of bridge, commitment or other financing fees, (x) such fees, costs, commissions, expenses or other charges related to the incurrence of the Specified Senior Indebtedness, the incurrence of the Specified Senior Subordinated Indebtedness, the Revolving Credit Facility, the Term Loan Facility and the Senior Secured Notes, (y) any such fees, costs (including call premium), commissions, expenses or other charges related to any amendment or other modification of the Specified Senior Indebtedness, the Specified Senior Subordinated Indebtedness, the Revolving Credit Facility, the Term Loan Facility and the Senior Secured Notes and (z) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Receivables Facility, and, in each case, deducted (and not added back) in computing Consolidated Net Income; plus

(v)(i) in connection with the operation of the Krasny Plan, tax withholding payments made in cash to the IRS in connection with in-kind withholding for payments to participants in Equity Interests of any indirect or direct parent of the Company; provided that the maximum add-back to EBITDA shall be no greater than $1.0 million in any four quarter period; and (ii) payments made in cash to the Circle of Service Foundation, Inc. in an amount not in excess of the amount of the net tax benefit to the Borrower as a result of the implementation and continuing operation of the Krasny Plan; plus

(vi) any other non-cash charges, expenses or losses including any write offs or write downs and any non-cash expense relating to the vesting of warrants, reducing Consolidated Net Income for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from EBITDA in such future period to the extent paid, and excluding amortization of a prepaid cash item that was paid in a prior period); plus

(vii) [Intentionally Reserved];

(viii) the amount of management, monitoring, consulting, transaction and advisory fees and related expenses paid in such period to the Sponsor to the extent otherwise permitted under Section 6.06 deducted (and not added back) in computing Consolidated Net Income; plus

(ix) the amount of loss on sale of receivables and related assets to the Receivables Subsidiary in connection with a Receivables Facility deducted (and not added back) in computing Consolidated Net Income; plus

(x)(A) non-cash compensation or other expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights or as a result of the Krasny Plan and (B) other costs or expenses deducted (and not added back) in computing Consolidated Net Income pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of the Borrower or net cash proceeds of an issuance of Equity Interest of the Borrower (other than Disqualified Stock); plus

(xi) [Intentionally Reserved];

(xii) the amount of net cost savings and acquisition synergies projected by the Borrower in good faith to be realized during such period (calculated on a pro forma basis as though such cost savings had been realized on the first day of such period) as a result of actions taken or to be taken in connection with the Transactions or any acquisition or disposition by the Borrower or any Restricted Subsidiary, net of the amount of actual benefits realized during such period that are otherwise included in the calculation of EBITDA from such actions; provided that (A) such cost savings are reasonably identifiable and factually supportable and (B) such actions are taken within 18 months after the Existing Facility Closing Date or the date of such acquisition or disposition and (C) the aggregate amount of cost savings added pursuant to this clause (xii) for any period, shall not exceed an amount equal to the greater of (x) $50,000,000 and (y) 10% of EBITDA of the Borrower for the period of four consecutive fiscal quarters most recently ended prior to the determination date (without giving effect to any adjustments pursuant to this clause (xii)); plus

(xiii) any net after-tax non-recurring, extraordinary or unusual gains or losses (less all fees and expenses relating thereto) or expenses; plus

(xiv) to the extent covered by insurance and actually reimbursed or otherwise paid, or, so long as the Borrower has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed or otherwise paid by the insurer and only to the extent that such amount is (A) not denied by the applicable carrier in writing within 180 days and (B) in fact reimbursed or otherwise paid within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed or otherwise paid within such 365 days), expenses with respect to liability or casualty events and expenses or losses relating to business interruption; plus

(xv) expenses to the extent covered by contractual indemnification or refunding provisions in favor of the Borrower or a Restricted Subsidiary and actually paid or refunded, or, so long as the Borrower has made a determination that there exists reasonable evidence that such amount will in fact be paid or refunded by the indemnifying party or other obligor and only to the extent that such amount is (A) not denied by the applicable indemnifying party or obligor in writing within 90 days and (B) in fact reimbursed within 180 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within such 180 days); plus

(xvi) any non-cash increase in expenses (A) resulting from the revaluation of inventory (including any impact of changes to inventory valuation policy methods including changes in capitalization of variances) or (B) due to purchase accounting associated with the Transactions or any future acquisitions; plus

(xvii) the amount of loss from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments;

(b) decreased by (without duplication) non-cash gains increasing Consolidated Net Income of such Person and such subsidiaries for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced EBITDA in any prior period; and

(c) increased or decreased by (without duplication):

(i) any net gain or loss resulting in such period from Hedging Obligations and the application of Statement of Financial Accounting Standards No. 133 and International Accounting Standards No. 39 and their respective related pronouncements and interpretations; plus or minus, as applicable,

(ii) any net gain or loss included in calculating Consolidated Net Income resulting in such period from currency translation gains or losses related to currency remeasurements of indebtedness (including any net loss or gain resulting from hedge agreements for currency exchange risk), plus or minus, as applicable,

(iii) the cumulative effect of a change in accounting principles during such period, plus or minus, as applicable,

(iv) any net gain or loss from disposed or discontinued operations and any net gains or losses on disposal of disposed, abandoned or discontinued operations, plus or minus, as applicable,

(v) the amount of gains or losses (less all accrued fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business, plus or minus, as applicable, and

(vi) accruals and reserves that are established within twelve months after the Existing Facility Closing Date that are so required to be established as a result of the Transactions in accordance with GAAP.

“Eligible Assignee” shall have the meaning assigned to such term in Section 9.04(b).

“Eligible Accounts” shall mean, at any time, all Accounts of the Borrower or any Subsidiary Guarantors; provided, however, that Eligible Accounts shall not include any Account:

(a) which is not subject to a first priority perfected security interest in favor of the Administrative Agent;

(b) which is subject to any Lien other than (i) a Lien in favor of the Administrative Agent and (ii) a Permitted Lien which does not have priority over the Lien in favor of the Administrative Agent;

(c) which is unpaid more than 90 days after the date of the original invoice therefor or more than 60 days after the original due date, or which has been written off the books of the Borrower or the applicable Subsidiary Guarantor or otherwise designated by the Borrower or the applicable Subsidiary Guarantor as uncollectible (it being understood and agreed that in determining the aggregate amount from the same Account Debtor that is unpaid hereunder there shall be excluded the amount of any net credit balances relating to Accounts due from an Account Debtor which are unpaid more than 90 days after the date of the original invoice or more than 60 days after the original due date);

(d) which is owing by an Account Debtor for which more than 50% of the Accounts owing from such Account Debtor and its Affiliates are known by the Borrower to be ineligible pursuant to clause (c) above (using a methodology reasonably satisfactory to the Majority Agents);

(e) which is owing by an Account Debtor to the extent the aggregate amount of Accounts owing from such Account Debtor and its Affiliates to the Borrower and any Subsidiary Guarantor is known by the Borrower to exceed 10% (20% in respect of an Account Debtor that has Investment Grade Rating) of the aggregate Eligible Accounts (using a methodology reasonably satisfactory to the Majority Agents);

(f) with respect to which any covenant, representation, or warranty contained in this Agreement or in the Guarantee and Collateral Agreement has been breached in any material respect or is not true in any material respect;

(g) which (i) does not arise from the sale of goods or performance of services in the ordinary course of business, (ii) is not evidenced by an invoice or other documentation reasonably satisfactory to the Majority Agents which has been sent to the Account Debtor, (iii) represents a progress billing, (iv) is contingent upon the Borrower’s or the applicable Subsidiary Guarantor’s completion of any further performance (except for the performance of installation services which are not material in relation to the amount of such Account), (v) represents a sale on a bill-and-hold basis (except that 58% of the amount of any such Account shall not be deemed ineligible hereunder), guaranteed sale, sale-and-return, sale on approval, consignment, cash-on-delivery or any other repurchase or return basis or (vi) relates to payments of interest;

(h) for which the goods giving rise to such Account have not been shipped to the Account Debtor (other than sales on a bill-and-hold basis) or for which the services giving rise to such Account have not been performed by the Borrower or the applicable Subsidiary Guarantor or if such Account was invoiced more than once;

(i) with respect to which any check or other instrument of payment has been returned uncollected for any reason;

(j) which is owed by an Account Debtor which, to the knowledge of the Borrower, has (i) applied for, suffered, or consented to the appointment of any receiver, interim receiver, receiver and manager, custodian, trustee, or liquidator of its assets, (ii) has had possession of all or substantially all of its property taken by any receiver, custodian, trustee or liquidator, (iii) filed, or had filed against it, any request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as bankrupt, winding-up, or voluntary or involuntary case under any state or federal or foreign bankruptcy or insolvency laws (other than post-petition accounts payable of an Account Debtor that is a debtor-in-possession under the Bankruptcy Code or any similar foreign bankruptcy or insolvency laws and reasonably acceptable to the Majority Agents), (iv) has admitted in writing its inability, or is generally unable to, pay its debts as they become due, (v) become insolvent, or (vi) ceased operation of all or substantially all of its business;

(k) which is owed by an Account Debtor which, to the knowledge of the Borrower (using a methodology reasonably satisfactory to the Majority Agents), (i) does not maintain its chief executive office in the U.S. or Canada (other than the Province of Newfoundland) or (ii) is not organized under applicable law of the U.S., any state of the U.S. or any province of Canada (other than the Province of Newfoundland) unless, in either case, such Account is backed by a letter of credit reasonably acceptable to the Administrative Agent which is in the possession of, has been assigned to and is directly drawable by the Administrative Agent;

(l) which is owed in any currency other than U.S. dollars or Canadian dollars; provided that, with respect to Accounts owed in Canadian dollars, the value of such Accounts for purposes of calculating the Borrowing Base shall be expressed in U.S. dollars based on the Dollar Equivalent that is in effect on the date of the applicable Borrowing Base Certificate;

(m) which is owed by (i) the government (or any department, agency, public corporation, or instrumentality thereof) of any country other than the U.S. unless such Account is backed by a letter of credit reasonably acceptable to the Administrative Agent which is in the possession of the Administrative Agent or (ii) the government of the U.S., or any department, agency, public corporation, or instrumentality thereof, if the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. § 3727 et seq. and 41 U.S.C. § 15 et seq.) (the “FACA”), and any other steps necessary to perfect the Lien of the Administrative Agent in such Account have not been complied with to the Administrative Agent’s satisfaction within 30 days following delivery of written notice by the Administrative Agent to the Borrower requesting such compliance, and if the Majority Agents have determined in their sole discretion, based on any material facts or circumstances which arise after the Closing Date or which otherwise first become known to the Administrative Agent and the Co-Collateral Agents after the Closing Date, that non-compliance with FACA could reasonably be expected to impair the Administrative Agent’s ability to realize on such Account; provided, however, that to the extent the aggregate amount of Accounts referenced in clause (ii) above that would otherwise be Eligible Accounts exceeds thirty percent (30%) of the aggregate Eligible Accounts of the Borrower and the Subsidiary Guarantors, such Accounts shall be deemed ineligible hereunder to the extent of such excess;

(n) which is owed by any Affiliate, employee, officer, director or agent of any Loan Party or any Subsidiary of a Loan Party (other than any portfolio company of a Permitted Investor);

(o) which is owed by an Account Debtor that (together with its Affiliates) is one of the 20 largest vendors to the Loan Parties (as identified by the Borrower using a methodology reasonably acceptable to the Majority Agents) and to which any Loan Party or any Subsidiary of a Loan Party is indebted, but only to the extent of such indebtedness or is subject to any security, deposit, progress payment, retainage or other similar advance made by or for the benefit of an Account Debtor, in each case to the extent thereof;

(p) which is subject to any counterclaim, deduction, defense, setoff or dispute but only to the extent of any such counterclaim, deduction, defense, setoff or dispute;

(q) which is evidenced by any promissory note, chattel paper, or instrument;

(r) which is owed by an Account Debtor located in any jurisdiction which requires filing of a “Notice of Business Activities Report” or other similar report in order to permit the Borrower or the applicable Subsidiary Guarantor to seek judicial enforcement in such jurisdiction of payment of such Account, unless the Borrower or such Subsidiary Guarantor has filed such report or qualified to do business in such jurisdiction;

(s) with respect to which the Borrower or the applicable Subsidiary Guarantor has made any agreement with the Account Debtor for any reduction thereof, other than discounts and adjustments given in the ordinary course of business, or any Account which was partially paid and the Borrower or the applicable Subsidiary Guarantor created a new receivable for the unpaid portion of such Account;

(t) which does not comply in all material respects with the requirements of all applicable laws and regulations, whether federal, state, foreign, provincial, territorial or local, including without limitation the Federal Consumer Credit Protection Act, the Federal Truth in Lending Act and Regulation Z of the Board if such non-compliance will or could reasonably be expected to adversely affect the collectability of such Account in any material respect;

(u) which is for goods that have been sold under a purchase order or pursuant to the terms of a written or otherwise enforceable contract or other agreement or understanding that indicates or purports that any Person other than the Borrower or the applicable Subsidiary Guarantor has or has had an ownership interest in such goods, or which indicates any party other than the Borrower or a Subsidiary Guarantor as payee or remittance party;

(v) which was created on cash on delivery terms; or

(w) which falls into a category of ineligibility established by the Majority Agents from time to time in their Permitted Discretion based on any material facts or circumstances which arise after the Closing Date or which otherwise first become known to the Administrative Agent and the Co-Collateral Agents after the Closing Date;

provided that the Administrative Agent shall have provided the Borrower at least three Business Days’ prior written notice of any such establishment.

In the event that an Account which was previously an Eligible Account ceases to be an Eligible Account hereunder, the Borrower shall exclude such Accounts from Eligible Accounts on and at the time of submission to the Administrative Agent of the next Borrowing Base Certificate. In determining the amount of an Eligible Account, the face amount of an Account may, in the Majority Agents’ Permitted Discretion, be reduced by, without duplication, to the extent not reflected in such face amount or in any Reserves, (i) the amount of all accrued and actual discounts, claims, credits or credits pending, promotional program allowances, price adjustments, finance charges or other allowances (including any amount that the Borrower or any Loan Party may be obligated to rebate to an Account Debtor pursuant to the terms of any agreement or understanding (written or oral)) and (ii) the aggregate amount of all cash received in respect of such Account but not yet applied by the Borrower or the applicable Subsidiary Guarantor to reduce the amount of such Account.

“Eligible Inventory” shall mean, at any time, all Inventory of the Borrower or any Subsidiary Guarantor; provided, however, that Eligible Inventory shall not include any Inventory:

(a) which is not subject to a first priority perfected Lien in favor of the Administrative Agent;

(b) which is subject to any Lien other than (i) a Lien in favor of the Administrative Agent and (ii) a Permitted Lien which does not have priority over the Lien in favor of the Administrative Agent;

(c) which is, reflected on the Loan Parties’ books and records as “b stock” Inventory (which shall include Inventory that is obsolete, unmerchantable, defective, used (including refurbished goods), unfit for sale, not salable at prices approximating at least the cost of such Inventory in the ordinary course of business or unacceptable due to age, type, category and/or quantity);

(d) with respect to which any covenant, representation, or warranty contained in this Agreement or the Guarantee and Collateral Agreement has been breached in any material respect or is not true in any material respect;

(e) in which any Person other than the Borrower or a Subsidiary Guarantor which is a Domestic Subsidiary shall (i) have any direct or indirect ownership, interest or title to such Inventory or (ii) be indicated on any purchase order or invoice with respect to such Inventory as having or purporting to have an ownership interest therein;

(f) which is not finished goods or which constitutes work-in-process, raw materials, spare or replacement parts, subassemblies, packaging and shipping material, manufacturing supplies, samples, prototypes, displays or display items, bill-and-hold goods, goods that are marked for return, repossessed goods, defective or damaged goods, goods held on consignment, or goods which are not of a type held for sale in the ordinary course of business;

(g) which (i) is not located in the U.S., (ii) is in transit from vendors and suppliers to the extent the aggregate value of all such in transit Inventory exceeds $15,000,000 or (iii) is in transit to customers to the extent the aggregate value of all such Inventory exceeds $75,000,000;

(h) which is located in any location leased by the Borrower or any such Subsidiary Guarantor unless (i) the lessor has delivered to the Administrative Agent a Collateral Access Agreement or (ii) a Landlord Lien Reserve with respect to such facility has been established by the Majority Agents in their Permitted Discretion;

(i) which is located in any third party warehouse or is in the possession of a bailee (other than a third party processor) and is not evidenced by a Document, unless (i) such warehouseman or bailee has delivered to the Administrative Agent a Collateral Access Agreement and such other documentation as the Administrative Agent may require or (ii) an appropriate Reserve has been established by the Majority Agents in their Permitted Discretion;

(j) which is being processed offsite at a third party location or outside processor, or is in-transit to or from said third party location or outside processor;

(k) which is the subject of a consignment by the Borrower or any such Subsidiary Guarantor as consignor;

(l) which is perishable;

(m) which contains or bears any intellectual property rights licensed to the Borrower or any such Subsidiary Guarantor unless the Majority Agents are reasonably satisfied that the Administrative Agent may sell or otherwise dispose of such Inventory without (i) infringing the rights of such licensor, (ii) violating any contract with such licensor, or (iii) incurring any liability with respect to payment of royalties other than royalties incurred pursuant to sale of such Inventory under the current licensing agreement;

(n) which is not reflected in a current perpetual inventory report of the Borrower (except with respect to in transit Inventory which is not deemed ineligible under clause (g));

(o) for which reclamation rights have been asserted by the seller; or

(p) which falls into a category of ineligibility established by the Majority Agents from time to time in their Permitted Discretion based on any material facts or circumstances which arise after the Closing Date or which otherwise first become known to the Administrative Agent and the Co-Collateral Agents after the Closing Date; provided that the Administrative Agent shall have provided the Borrower at least three Business Days’ prior written notice of any such establishment.

In the event that Inventory which was previously Eligible Inventory ceases to be Eligible Inventory hereunder, the Borrower shall exclude such Inventory from Eligible Inventory on and at the time of submission to the Administrative Agent of the next Borrowing Base Certificate.

“Environmental Laws” shall mean all applicable Federal, state, local and foreign laws (including common law), treaties, regulations, rules, ordinances, codes, decrees, judgments, directives and orders (including consent orders), having the force and effect of law, in each case, relating to protection of the environment or natural resources, or to human health and safety as it relates to protection from environmental hazards.

“Equity Interests” shall mean Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Equity Investment” shall have the meaning assigned to such term in the recitals.

“Equity Offering” shall mean any public or private sale of common stock or Preferred Stock of the Borrower or of a direct or indirect parent of the Borrower (excluding Disqualified Stock), other than:

(a) public offerings with respect to any such Person’s common stock registered on Form S-4 or S-8;

(b) issuances to the Borrower or any subsidiary of the Borrower; and

(c) any such public or private sale that constitutes an Excluded Contribution.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that is under common control with any Loan Party under Section 414 of the Code or Section 4001 of ERISA.

“ERISA Event” shall mean (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder, but excluding any event for which the 30-day notice period is waived, with respect to a Pension Plan, (b) any “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived, or the failure to satisfy any statutory funding requirement that results in a Lien, with respect to a Pension Plan, (c) the incurrence by any Loan Party or an ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Pension Plan or the withdrawal or partial withdrawal of any Loan Party or an ERISA Affiliate from any Pension Plan or Multiemployer Plan, (d) the filing or a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the receipt by any Loan Party or any ERISA Affiliate from the PBGC or a plan administrator of any notice of intent to terminate any Pension Plan or Multiemployer Plan or to appoint a trustee to administer any Pension Plan, (e) the adoption of any amendment to a Pension Plan that would require the provision of security pursuant to the Code, ERISA or other applicable law, (f) the receipt by any Loan Party or any ERISA Affiliate of any notice concerning statutory liability arising from the withdrawal or partial withdrawal of any Loan Party or any ERISA Affiliate from a Multiemployer Plan or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA, (g) the occurrence of a “prohibited transaction” (within the meaning of Section 4975 of the Code) with respect to which the Borrower or any Restricted Subsidiary is a “disqualified person” (within the meaning of Section 4975 of the Code) or with respect to which the Borrower or any Restricted Subsidiary could reasonably be expected to have any liability, (h) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of any Pension Plan or Multiemployer Plan or the appointment of a trustee to administer any Pension Plan or (i) any other extraordinary event or condition with respect to a Pension Plan or Multiemployer Plan which could reasonably be expected to result in a Lien or any acceleration of any statutory requirement to fund all or a substantial portion of the unfunded accrued benefit liabilities of such plan.

“Eurodollar”, when used in reference to any Loan or Borrowing (other than an ABR Loan), refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Event of Default” shall have the meaning assigned to such term in Article VII.

“Excess Availability Threshold” shall mean, at any time, the lesser of (i) $90,000,000 or (ii) the greater of (A) ten percent (10%) of the Borrowing Base at such time or (B) $60,000,000.

“Excess Cash Availability” shall mean, at any time, an amount equal to (i) sum of (a) the Borrowing Base and (b) the amount of cash and Cash Equivalents (which, if denominated in Canadian dollars, shall be the Dollar Equivalent thereof), excluding Restricted Cash, in each case deposited or held at such time in a depository account or investment account, as applicable, subject to a first priority perfected security interest in favor of the Administrative Agent and a springing blocked account or control agreement in favor of the Administrative Agent minus (ii) the sum of (A) the Revolving Exposure (excluding Floorplan Loan Exposure) of all Revolving Lenders at such time plus (B) the Floorplan Collateral Block in effect at such time (excluding, (x) solely for purposes of determining the Applicable Percentage, the amount of the Floorplan In-Transit Open Approvals Block at such time and (y) for all other purposes, the lesser of the Floorplan In-Transit Open Approvals Block at such time and $10,000,000).

“Excluded Contributions” shall mean net cash proceeds, marketable securities or Qualified Proceeds received by or contributed to the Borrower from,

(a) contributions to its common equity capital, and

(b) the sale (other than to the Borrower or a Subsidiary of the Borrower or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Borrower or a Subsidiary of the Borrower) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Borrower, in each case, designated as Excluded Contributions pursuant to the provisions of the Term Loan Agreement.

“Excluded Parties” shall have the meaning assigned to such term in Section 9.16.

“Excluded Subsidiary” shall mean (a) any subsidiary that is not a Wholly-Owned Subsidiary, (b) any Immaterial Subsidiary, (c) any subsidiary that is prohibited by applicable law or contractual obligations from guaranteeing the Obligations, (d) any Unrestricted Subsidiary, (e) any direct or indirect Domestic Subsidiary of a direct or indirect Foreign Subsidiary, (f) any captive insurance subsidiary, (g) any not-for-profit subsidiary, (h) any other subsidiary with respect to which in the reasonable judgment of the Administrative Agent and the Borrower, the cost or other consequences of providing a guarantee of the Obligations shall be excessive in view of the benefits to be obtained by the Lenders therefrom (it being agreed that the cost and other consequences of a Foreign Subsidiary providing a guarantee are excessive in view of the benefits), (i) any Receivables Subsidiary and (j) any subsidiary that is a special purpose entity.

“Excluded Taxes” shall mean, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income Taxes imposed on (or measured by) its income and franchise (and similar) Taxes imposed on it in lieu of income Taxes pursuant to the laws of the United States of America, or by the jurisdiction in which such recipient is organized or in which the principal office or applicable lending office of such recipient is located (or any political subdivision thereof), (b) any branch profits Taxes imposed by the United States of America or any similar Tax imposed by any other jurisdiction described in clause (a) above, (c) in the case of a recipient (other than an assignee pursuant to a request by the Borrower under Section 2.21(a)), any withholding Tax that (i) is imposed on amounts payable to such recipient at the time such recipient becomes a party to this Agreement (or designates a new lending office) or (ii) is attributable to such recipient’s failure to comply with Section 2.20(e), (f) or (g), as applicable, except in the case of clause (i) to the extent that such recipient (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.20(a), and (d) any United States federal withholding taxes imposed under FATCA (or any amended or successor version of FATCA that is substantively comparable and not materially more onerous to comply with).

“Existing Debt” shall mean Indebtedness outstanding under that certain Revolving Loan Credit Agreement, dated as of October 12, 2007, among the Borrower, the lenders party thereto and JPMCB, as Administrative Agent, as amended, restated supplemented or otherwise modified from time to time through the Closing Date.

“Existing Facility Closing Date” means October 12, 2007.

“Existing Intercompany Debt” shall mean the intercompany Indebtedness among the Company and its Foreign Subsidiaries outstanding on the Closing Date and identified as such on Schedule 6.01.

“Existing Letters of Credit” shall mean all letters of credit outstanding on the Closing Date as more fully described on Schedule 1.01(c).

“FATCA” shall mean sections 1471, 1472, 1473 and 1474 of the IRC, as of the date of this Agreement, the United States Treasury Regulations promulgated thereunder and published guidance with respect thereto.

“Federal Funds Effective Rate” shall mean, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Fee Letters” shall mean, collectively, the Arrangement Fee Letter and the Agent Fee Letter.

“Financial Officer” of any Person shall mean the chief executive officer, the president, chief financial officer, principal accounting officer, treasurer, assistant treasurer or controller of such Person.

“Fixed Charges” shall mean, with respect to any Person for any period, the sum, without duplication, of:

(a) cash Consolidated Interest Expense of such Person and Restricted Subsidiaries for such period; plus

(b) all cash dividends or other distributions paid to any Person other than such Person or any such Subsidiary (excluding items eliminated in consolidation) during such period; plus

(c) all mandatory prepayments and scheduled principal payments on Indebtedness of such Person and Restricted Subsidiaries made during such period; plus

(d) all expenses for Taxes of such Person and Restricted Subsidiaries paid in cash during such period; plus

(e) all Capitalized Lease Obligation payments of such Person and Restricted Subsidiaries made during such period; plus

(f) all cash contributions to any Pension Plan of such Person and Restricted Subsidiaries made during such period.

“Fixed Charges (EBITDA)” shall mean, with respect to any Person for any period, the sum, without duplication, of:

(a) Consolidated Interest Expense of such Person and Restricted Subsidiaries for such period; plus

(b) all cash dividends or other distributions paid to any Person other than such Person or any such Subsidiary (excluding items eliminated in consolidation) on any series of Preferred Stock of the Borrower or a Restricted Subsidiary during such period; plus

(c) all cash dividends or other distributions paid to any Person other than such Person or any such Subsidiary (excluding items eliminated in consolidation) on any series of Disqualified Stock of the Borrower or a Restricted Subsidiary during such period.

“Fixed Charge Coverage Ratio” shall mean the ratio, determined as of the end of each fiscal quarter of the Borrower and its Restricted Subsidiaries for the four fiscal quarters then ended, of (a) EBITDA minus the sum of (i) amounts by which Consolidated Net Income is increased for purposes of calculating EBITDA pursuant to clauses_(viii) and (xii) of the definition of the term “EBITDA” plus (ii) amounts by which Consolidated Net Income is increased for purposes of calculating EBITDA pursuant to clauses (xiii) and (xvii) of the definition of the term “EBITDA” to the extent the aggregate of such amounts exceeds 10% of EBITDA plus (iii) the unfinanced portion of Capital Expenditures to (b) Fixed Charges, all calculated for the Borrower and its Restricted Subsidiaries on a consolidated basis in accordance with GAAP.

“Floorplan Approval” shall mean the Floorplan Funding Agent’s approval to finance particular Inventory for Borrower or a Subsidiary Guarantor in accordance with the terms of the Floorplan Inventory Financing Agreement and which is evidenced by the Floorplan Funding Agent issuing a financing approval number to the Floorplan Approved Vendor of such Inventory.

“Floorplan Approved Invoice” has the meaning assigned to such term in Section 2.26(b).

“Floorplan Approved Vendor” shall mean Cisco Systems, Inc. and any other vendor approved by the Floorplan Funding Agent in its sole discretion.

“Floorplan Collateral Account” shall have the meaning assigned to such term in Section 2.26(h).

“Floorplan Collateral Block” shall mean, at any time, an amount equal to the sum of (i) the aggregate Floorplan Loan Exposure of all Revolving Lenders at such time plus (ii) the Floorplan In-Transit Open Approvals Block at such time.

“Floorplan Collateral Block Fee” shall have the meaning assigned to such term in Section 2.05(d).

“Floorplan Due Date” shall have the meaning assigned to such term in Section 2.26(b).

“Floorplan Facility” shall mean the floorplan loan facility provided for under Section 2.26.

“Floorplan Funding Agent” shall mean GE Commercial Distribution Finance Corporation, in its capacity as funding agent for the Floorplan Loans.

“Floorplan In-Transit Open Approvals Block” shall mean, at any time, an amount equal to 15% of the aggregate amount of Floorplan Open Approvals, as communicated in writing by the Floorplan Funding Agent to the Administrative Agent and the Borrower.

“Floorplan Inventory Financing Agreement” shall mean the Inventory Financing Agreement (Multi-Dealer) (MD) by and among the Floorplan Funding Agent, CDW Logistics, Inc., CDW Technologies, Inc., CDW Government LLC, CDW Direct, LLC, and the Borrower, as amended, modified, restated or replaced from time to time, the initial form of which is attached hereto as Exhibit D-1.

“Floorplan Loan” shall mean a Loan made pursuant to Section 2.26(b).

“Floorplan Loan Exposure” shall mean, at any time, the sum of (i) the aggregate unfunded amount of all outstanding Floorplan Loan Payment Obligations at such time plus (ii) the aggregate amount of all Floorplan Loan Payments that have not yet been reimbursed by the Borrower at such time. The Floorplan Loan Exposure of any Revolving Lender at any time shall be its Pro Rata Percentage of the total Floorplan Loan Exposure at such time.

“Floorplan Loan Payment” shall have the meaning assigned to such term in Section 2.26(c).

“Floorplan Loan Payment Obligations” shall have the meaning assigned to such term in Section 2.26(c).

“Floorplan Open Approval” shall mean any Floorplan Approval that has not been cancelled by the Floorplan Funding Agent and with respect to which the Floorplan Funding Agent has not received a Floorplan Approved Invoice covering the Inventory subject to such Floorplan Approval.

“Floorplan Required Payment” shall have the meaning assigned to such term in Section 2.26(d).

“Floorplan Subfacility Limit” shall mean, initially, $300,000,000, as such amount may be increased following the Closing Date with the prior written consent of the Floorplan Funding Agent, which consent may be withheld or conditioned by the Floorplan Funding Agent in its sole discretion, and the Borrower, but in no event to an amount exceeding $400,000,000, by delivery of written notice of such increase from the Borrower and the Floorplan Funding Agent to the Administrative Agent.

“Floorplan Vendor Credits” shall have the meaning assigned to such term in Section 2.26(i).

“Foreign Lender” shall mean any Lender or Issuing Bank that is organized under the laws of a jurisdiction other than the United States of America, any State thereof or the District of Columbia, unless such Lender or Issuing Bank is a disregarded entity for U.S. federal income tax purposes owned by a non-disregarded U.S. entity.

“Foreign Plan” shall mean any pension plan, fund or other similar program (other than a government-sponsored plan) that (a) primarily covers employees of any Loan Party and/or any of its Restricted Subsidiaries who are employed outside of the United States and (b) is subject to any statutory funding requirement as to which the failure to satisfy results in a Lien or other statutory requirement permitting any governmental authority to accelerate the obligation of the Borrower or any Restricted Subsidiary to fund all or a substantial portion of the unfunded, accrued benefit liabilities of such plan.

“Foreign Subsidiary” shall mean, with respect to any Person, (a) any subsidiary of such Person that is organized and existing under the laws of any jurisdiction outside the United States of America or (b) any subsidiary of such Person that has no material assets other than the Capital Stock of one or more subsidiaries described in clause (a) and other assets relating to an ownership interest in any such Capital Stock or subsidiaries.

“Funding Account” shall mean a deposit account designated by the Borrower in the applicable Borrowing Request or the applicable Swingline Loan request, as the case may be.

“GAAP” shall mean United States generally accepted accounting principles.

“GECC” shall have the meaning assigned to such term in the preamble.

“GECDFC Intercreditor Agreement” shall mean the Amended and Restated Intercreditor Agreement, dated as of the Closing Date, between the Administrative Agent and GECDFC, as the same may be amended, restated or otherwise modified from time to time.

“GECDFC Inventory Financing Agreement” shall mean that certain Inventory Financing Agreement, dated as of the Existing Facility Closing Date, by and among GECDFC, CDW Logistics, Inc., an Illinois corporation, CDW Technologies, Inc., a Wisconsin corporation, CDW Direct, LLC, an Illinois limited liability company, and CDW Government LLC, an Illinois limited liability company, as the same may be amended, restated or otherwise modified from time to time in accordance with the GECDFC Intercreditor Agreement.

“GECDFC” shall have the meaning assigned to such term in the preamble.

“Government Securities” shall mean securities that are (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

“Governmental Authority” shall mean the government of the United States of America or any other nation, any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Granting Lender” shall have the meaning assigned to such term in Section 9.04(i).

“Guarantee and Collateral Agreement” shall mean the Guarantee and Collateral Agreement, substantially in the form of Exhibit D-2, among the Loan Parties party thereto and the Administrative Agent for the benefit of the Secured Parties.

“Guarantors” shall mean Holdings and the Subsidiary Guarantors.

“Hazardous Materials” shall mean any material, substance or waste classified, characterized or regulated as “hazardous,” “toxic,” “pollutant” or “contaminant” under any Environmental Laws.

“Hedging Obligations” shall mean, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer of mitigation of interest rate or currency risks either generally or under specific contingencies.

“Holdings” shall mean CDW Corporation, a Delaware corporation, and shall include any successors to such Person or assigns.

“IBM Intercreditor Agreement” shall mean the Amended and Restated Intercreditor Agreement, dated as of the Closing Date, between the Administrative Agent and IBM Credit LLC, as the same may be amended, restated or otherwise modified from time to time.

“IBM Inventory Financing Agreement” shall mean that certain Agreement for Inventory Financing, dated as of the Existing Facility Closing Date, by and among IBM Credit LLC, a Delaware limited liability company, CDW Logistics, Inc., an Illinois corporation, and Berbee Information Networks Corporation, a Wisconsin corporation, as the same may be amended, restated or otherwise modified from time to time in accordance with the IBM Intercreditor Agreement.

“Immaterial Subsidiary” shall mean each of the Restricted Subsidiaries of the Borrower for which (a) (i) the assets of such Restricted Subsidiary constitute less than 2.5% of the total assets of the Borrower and its Restricted Subsidiaries on a consolidated basis and (ii) the EBITDA of such Restricted Subsidiary accounts for less than 2.5% of the EBITDA of the Borrower and its Restricted Subsidiaries on a consolidated basis and (b) (i) the assets of all relevant Restricted Subsidiaries constitute 5.0% or less than the total assets of the Borrower and its Restricted Subsidiaries on a consolidated basis, and (ii) the EBITDA of all relevant Restricted Subsidiaries accounts for less than 5.0% of the EBITDA of the Borrower and its Restricted Subsidiaries on a consolidated basis, in each case that has been designated as such by the Borrower in a written notice delivered to the Administrative Agent (or, on the Closing Date, listed on Schedule 1.01(d)) other than any such Restricted Subsidiary as to which the Borrower has revoked such designation by written notice to the Administrative Agent.

“Incremental Amendment” shall have the meaning assigned to such term in Section 2.24(b).

“Indebtedness” shall mean, with respect to any Person, without duplication:

(a) any indebtedness (including principal and premium) of such Person, whether or not contingent

(i) in respect of borrowed money;

(ii) evidenced by bonds, notes, debentures or similar instruments;

(iii) evidenced by letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof);

(iv) Capitalized Lease Obligations;

(v) representing the balance deferred and unpaid of the purchase price of any property (other than Capitalized Lease Obligations), except (A) any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business, (B) liabilities accrued in the ordinary course of business and (C) earn-outs and other contingent payments in respect of acquisitions except to the extent that the liability on account of any such earn-outs or contingent payment becomes fixed; or

(vi) representing any Hedging Obligations;

if and to the extent that any of the foregoing Indebtedness (other than letters of credit, bankers’ acceptances and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(b) to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the obligations of the type referred to in clause (a) of a third Person (whether or not such items would appear upon the balance sheet of such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business; and

(c) to the extent not otherwise included, the obligations of the type referred to in clause (a) of a third Person secured by a Lien on any asset owned by such first Person, whether or not such Indebtedness is assumed by such first Person;

provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (x) Contingent Obligations incurred in the ordinary course of business and (y) obligations under or in respect of Receivables Facilities. The amount of Indebtedness of any Person under clause (c) above shall be deemed to equal the lesser of (x) the aggregate unpaid amount of such Indebtedness secured by such Lien and (y) the fair market value of the property encumbered thereby as reasonably determined by such Person in good faith.

“Indemnified Taxes” shall mean Taxes other than Excluded Taxes and Other Taxes.

“Indemnitee” shall have the meaning assigned to such term in Section 9.05(b).

“Independent Financial Advisor” shall mean an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of the Borrower, qualified to perform the task for which it has been engaged.

“Insolvency Proceedings” shall mean, with respect to any Person, any case or proceeding with respect to such Person under U. S. federal bankruptcy laws or any other state, federal or foreign bankruptcy, insolvency, reorganization, liquidation, receivership, or other similar law, or the appointment, whether at common law, in equity or otherwise, of any trustee, custodian, receiver, liquidator or the like for all or any material portion of the property of such Person.

“Intellectual Property Security Agreement” shall mean any of the following agreements executed on or after the Closing Date (a) a Trademark Security Agreement substantially in the form of Exhibit F-1, (b) a Patent Security Agreement substantially in the form of Exhibit F-2 or (c) a Copyright Security Agreement substantially in the form of Exhibit F-3.

“Interest Payment Date” shall mean (a) with respect to any ABR Loan, the last day of each calendar quarter, commencing September 30, 2011, (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months’ duration been applicable to such Borrowing, and (c) the Maturity Date.

“Interest Period” shall mean, with respect to any Eurodollar Borrowing, the period commencing on the date of such Eurodollar Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six (or nine or twelve, if available to all Lenders) months (or, in respect of ABR Borrowings that are converted into Eurodollar Borrowings by delivery of a conversion notice on the Closing Date, fourteen days, if available to all Lenders) thereafter, as the Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Internally Generated Cash” shall mean any amount expended by the Borrower and its Restricted Subsidiaries and not representing (a) a reinvestment by the Borrower or any Restricted Subsidiaries of the Net Cash Proceeds of any Prepayment Asset Sale outside the ordinary course of business or Property Loss Event, (b) the proceeds of any issuance of any Disqualified Stock, Preferred Stock or long-term Indebtedness of the Borrower or any Restricted Subsidiary (other than Indebtedness under any revolving credit facility) or (c) any credit received by the Borrower or any Restricted Subsidiary with respect to any trade in of property for substantially similar property or any “like kind exchange” of assets.

“Inventory” shall have the meaning assigned to such term in the Guarantee and Collateral Agreement.

“Inventory Financing Agreements” shall mean the GECDFC Inventory Financing Agreement and the IBM Inventory Financing Agreement.

“Inventory Financing Intercreditor Agreements” shall mean the GECDFC Intercreditor Agreement and the IBM Intercreditor Agreement.

“Inventory Reserve” shall mean such reserves as may be established from time to time by the Majority Agents in their Permitted Discretion, with respect to (i) changes in the determination of the saleability, at retail, of the Eligible Inventory or which reflect such other factors as negatively affect the market value of the Eligible Inventory based on any material facts or circumstances which arise after the Closing Date or which otherwise first become known to the Administrative Agent and the Co-Collateral Agents after the Closing Date and (ii) Valuation Reserves.

“Investment Grade Rating” shall mean a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“Investment Grade Securities” shall mean (a) securities issued or directly and fully guaranteed or insured by the United States governments or any agency or instrumentality thereof (other than Cash Equivalents); (b) debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among Holdings, the Borrower and its subsidiaries; (c) investments in any fund that invests exclusively in investments of the type described in clauses (a) and (b) which fund may also hold immaterial amounts of cash pending investment or distribution; and (d) corresponding instruments in countries other than the United States customarily utilized for high quality investments.

“Investments” shall mean, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans, guarantees, advances, issuances of letters of credit or similar financial accommodations or capital contributions (excluding accounts receivable, trade credit, management fees, advances to customers, commission, travel, entertainment, relocation, payroll and similar advances to directors, officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by

GAAP to be classified on the balance sheet (excluding the footnotes) of such Person in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. The amount of any Investment shall be deemed to be the amount actually invested, without adjustment for subsequent increases or decreases in value but giving effect to any returns or distributions received by such Person with respect thereto. For purposes of the definition of “Unrestricted Subsidiary” and Section 6.03:

(a) “Investments” shall include the portion (proportionate to the Borrower’s direct or indirect equity interest in such subsidiary) of the fair market value of the net assets of a subsidiary of the Borrower at the time that such subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such subsidiary as a Restricted Subsidiary, the Borrower or applicable Restricted Subsidiary shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to:

(i) the Borrower’s direct or indirect “Investment” in such subsidiary at the time of such redesignation; less

(ii) the portion (proportionate to the Borrower’s direct or indirect equity interest in such subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

(b) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as reasonably determined in good faith by the Borrower.

“Issuing Bank” shall mean each of JPMCB and each other Lender so designated by the Borrower with such Lender’s consent and with prior written notice to the Administrative Agent, in its capacity as the issuer of Letters of Credit hereunder, and any of their successors in such capacity as provided in Section 2.23(i)(i); provided that at no time shall there be more than three Issuing Banks in addition to JPMCB. The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“J.P. Morgan” shall have the meaning assigned to such term in the preamble.

“JPMCB” shall mean JPMorgan Chase Bank, N.A., a national banking association, in its individual capacity, and its successors.

“Judgment Currency” shall have the meaning assigned to such term in Section 9.15(d).

“Junior Financing” shall mean any Subordinated Indebtedness which is Material Indebtedness.

“Junior Financing Documentation” shall mean any indenture and/or other agreement pertaining to Junior Financing and all documentation delivered pursuant thereto.

“Krasny Plan” shall mean the MPK Coworker Incentive Plan II, as in effect on the Existing Facility Closing Date.

“Landlord Lien Reserve” shall mean an amount equal to (a) up to three months’ rent with respect to each leased location where Eligible Inventory is located, other than leased locations with respect to which the Administrative Agent shall have received a Collateral Access Agreement or (b) zero with respect to such leased location where Eligible Inventory is located and where the Administrative Agent has determined in its sole discretion not to require Collateral Access Agreement or establishment of reserve.

“LC Collateral Account” shall have the meaning assigned to such term in Section 2.23(j).

“LC Disbursement” shall mean a payment made by the Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” shall mean, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Revolving Lender at any time shall be its Pro Rata Percentage of the total LC Exposure at such time.

“Lenders” shall mean (a) the Persons listed on Schedule 2.01 (other than any such Person that has ceased to be a party hereto pursuant to an Assignment and Acceptance or pursuant to Section 2.21(a)) and (b) any Person that has become a party hereto pursuant to an Assignment and Acceptance. Unless the context otherwise requires, the term “Lenders” shall include the Swingline Lender.

“Letter of Credit” shall mean any letter of credit issued pursuant to this Agreement.

“LIBO Rate” shall mean, with respect to any Eurodollar Borrowing for any Interest Period, the rate per annum appearing on Reuters Screen LIBOR01 Page (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity equal to such Interest Period. In the event that such rate is not available at such time for any reason, then the “LIBO Rate” with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity equal to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period. Notwithstanding the above, to the extent that “LIBO Rate” or “Adjusted LIBO Rate” is used in connection with an ABR Borrowing, such rate shall be determined as modified by the definition of Alternate Base Rate.

“Lien” shall mean, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof and any other agreement to give a security interest in such asset; provided that in no event shall an operating lease or occupancy agreement be deemed to constitute a Lien.

“Limited Non-Guarantor Debt Exceptions” shall have the meaning assigned to such term in Section 6.01(g).

“Loan Documents” shall mean this Agreement, the Security Documents, and the Notes, if any, executed and delivered pursuant to Section 2.04(e), any Letter of Credit application, and the Fee Letters.

“Loan Parties” shall mean the Borrower and the Guarantors.

“Loans” shall mean the loans and advances made by the Lenders pursuant to this Agreement, including Swingline Loans, but excluding Floorplan Loans.

“Majority Agents” shall mean the Administrative Agent plus at least one Co-Collateral Agent.

“Margin Stock” shall have the meaning assigned to such term in Regulation U.

“Material Adverse Effect” shall mean a material adverse effect (i) on the business, operations, assets, financial condition or results of operations of the Borrower and its Restricted Subsidiaries, taken as a whole or (ii) on any material rights and remedies of the Administrative Agent and the Lenders under any Loan Document, taken as a whole.

“Material Indebtedness” shall mean Indebtedness (other than the Loans, Floorplan Loans, Floorplan Required Payments and Letters of Credit), or Hedging Obligations, of any one or more of the Borrower and its Restricted Subsidiaries in an aggregate principal amount greater than or equal to $90,000,000. For purposes of determining “Material Indebtedness”, the “principal amount” of the obligations of the Borrower or any Restricted Subsidiary in respect of any Hedging Obligation at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Restricted Subsidiary would be required to pay if the relevant hedging agreement were terminated at such time.

“Maturity Date” shall mean (i) the earlier to occur of (a) the fifth anniversary of the Closing Date and (b) the date that is forty-five (45) days prior to the final maturity date of any then outstanding Subject Debt if Excess Cash Availability on such date does not exceed the sum of (I) the aggregate principal amount of the portion of such Subject Debt that matures forty-five days after such date plus (II) $150,000,000 or (ii) any earlier date on which the Commitments are reduced to $0 or otherwise terminated pursuant to the terms hereof.

“Maximum Rate” shall have the meaning assigned to such term in Section 9.09.

“MLPFS” shall have the meaning assigned to such term in the preamble.

“Moody’s” shall mean Moody’s Investors Service, Inc., or any successor thereto.

“Morgan Stanley” shall have the meaning assigned to such term in the preamble.

“Mortgaged Properties” shall mean each parcel of fee owned real property located in the United States with a book value in excess of $5,000,000 and improvements thereto with respect to which a Mortgage is granted pursuant to Section 5.09 or Section 5.10 to secure the Secured Obligations.

“Mortgages” shall mean the mortgages, deeds of trust and other security documents granting a Lien on any fee owned real property of a Loan Party, together with its interest in such fee owned real property, to secure the Secured Obligations, each in a form reasonably satisfactory to the Administrative Agent.

“Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA under which the Borrower, any Restricted Subsidiary or any of their respective ERISA Affiliates has any obligation or liability (contingent or otherwise).

“Net Orderly Liquidation Value” shall mean, with respect to Inventory of any Person, the orderly liquidation value thereof as determined in a manner reasonably acceptable to the Majority Agents by a nationally recognized appraiser acceptable to the Majority Agents (following consultation with the Borrower), net of all costs of liquidation thereof.

“Net Cash Proceeds” shall mean (a) with respect to any Disposition or Property Loss Event, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds subsequently received (as and when received) in respect of deferred payments or noncash consideration initially received, net of any costs relating to the disposition thereof), net of (i) out-of-pocket expenses incurred (including reasonable and customary broker’s fees or commissions, investment banking, consultant, legal, accounting or similar fees, survey costs, title insurance premiums, and related search and recording charges, transfer, deed, recording and similar taxes incurred by the Borrower and its Restricted Subsidiaries in connection therewith), and the Borrower’s good faith estimate of Taxes paid or payable (including payments under any tax sharing agreement or arrangement among the Borrower, its Restricted Subsidiaries and any direct or indirect parent company of the Borrower, so long as such tax sharing payments are attributable to the operations of the Borrower and its Restricted Subsidiaries), in connection with such Disposition or such Property Loss Event (including, in the case of any such Disposition or Property Loss Event in respect of property of any Foreign Subsidiary, Taxes payable upon the repatriation of any such proceeds), (ii) amounts provided as a reserve, in accordance with GAAP, against any (x) liabilities under any indemnification obligations or purchase price adjustment associated with such Disposition and (y) other liabilities associated with the asset disposed of and retained by the Borrower or any of its Restricted Subsidiaries after such disposition, including pension and other post-employment benefit liabilities and liabilities related to environmental matters (provided that to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds), (iii) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness or other obligation which is secured by a Lien on the asset sold that (A) has priority over the Lien securing the Obligations and which is repaid (other than Indebtedness hereunder) or (B) is required to be repaid and is repaid pursuant to intercreditor arrangements entered into by the Administrative Agent and (iv) in the case of any such Disposition or Property Loss Event by a non-Wholly-Owned Restricted Subsidiary, the pro rata portion of the Net Cash Proceeds thereof (calculated without regard to this clause (iv)) attributable to minority interests and not available for distribution to or for the account of the Borrower or a wholly owned Restricted Subsidiary as a result thereof, and (b) with respect to any incurrence of Indebtedness, the cash proceeds thereof, net of all Taxes (including, in the case of such Indebtedness incurred by a Foreign Subsidiary, Taxes payable upon the repatriation of any such proceeds) and customary fees, commissions, costs and other expenses incurred by the Borrower and its Restricted Subsidiaries in connection therewith.

“Non-Consenting Lenders” shall have the meaning assigned to such term in Section 9.08(e).

“Note” has the meaning specified in Section 2.04(f).

“Obligations” shall mean the unpaid principal of and interest on the Loans, all Floorplan Loan Exposure, all LC Exposure, and all other obligations and liabilities of the Borrower or any other Loan Party to the Administrative Agent, the Floorplan Funding Agent, the Co-Collateral Agents, the Issuing Bank or any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document and the Letters of Credit and whether on account of principal, interest, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Administrative Agent or any Lender that are required to be paid pursuant hereto or any other Loan Document and including interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to a Loan Party, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) or otherwise.

“Officer’s Certificate” shall mean a certificate signed on behalf of the Borrower by a Responsible Officer of the Borrower.

“Opinion of Counsel” shall mean a written opinion from legal counsel who is reasonably acceptable to the Administrative Agent. The counsel may be an employee of or counsel to the Borrower or the relevant Loan Party.

“Other Taxes” shall mean any and all present or future stamp or documentary taxes arising from the execution, delivery or enforcement of any Loan Document.

“Parent” shall mean a Person formed for the purpose of owning all of the Equity Interests, directly or indirectly, of Holdings.

“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

“Pension Event” shall mean (a) the whole or partial withdrawal of a Loan Party or any Restricted Subsidiary from a Foreign Plan during a Foreign Plan year, (b) the filing or a notice of interest to terminate in whole or in part a Foreign Plan or the treatment of a Foreign Plan amendment as a termination or partial termination, (c) the institution of proceedings by any Governmental Authority to terminate in whole or in part or have a trustee appointed to administer a Foreign Plan, (d) any other event or condition which might constitute grounds for the termination of, winding up or partial termination or winding up or the appointment of a trustee to administer, any Foreign Plan, (e) the failure to satisfy any statutory funding requirement, (f) the adoption of any amendment to a Foreign Plan that would require the provision of security pursuant to applicable law or (g) any other extraordinary event or condition with respect to a Foreign Plan which, with respect to each of the foregoing clauses, could reasonably be expected to result in a Lien or any acceleration of any statutory requirement to fund all or a substantial portion of the unfunded accrued benefit liabilities of such plan.

“Pension Plan” shall mean any employee pension benefit plan as defined in Section 3(2) of ERISA (other than a Multiemployer Plan or Foreign Plan) that is subject to Title IV of ERISA and/or Section 412 of the Code or Section 302 of ERISA and is sponsored or maintained by any Loan Party or any ERISA Affiliate or to which any Loan Party or any ERISA Affiliate contributes or has any obligation or liability (contingent or otherwise).

“Perfection Certificate” shall mean a perfection certificate executed by the Loan Parties in a form reasonably approved by the Administrative Agent, as the same shall be supplemented from time to time.

“Permitted Asset Swap” shall mean, to the extent allowable under Section 1031 of the Code, the concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets (excluding any boot thereon) between the Borrower or any of its Restricted Subsidiaries and another Person.

“Permitted Discretion” shall mean the Administrative Agent’s or the Co-Collateral Agents’, as applicable, commercially reasonable judgment, exercised in good faith in accordance with customary business practices for comparable asset-based lending transactions, as to any factor which the Administrative Agent and/or the Co-Collateral Agents, as applicable, reasonably determine: (a) will or reasonably could be expected to adversely affect in any material respect the value of any Collateral included in the Borrowing Base, the enforceability or priority of the Administrative Agent’s Liens thereon or the amount which the Administrative Agent, the Lenders or any Issuing Bank would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such Collateral or (b) evidences that any collateral report or financial information delivered to the Administrative Agent and the Co-Collateral Agents by the Borrower or any Subsidiary Guarantor is incomplete, inaccurate or misleading in any material respect. In exercising such judgment, the Administrative Agent and the Co-Collateral Agents may consider, without duplication, such factors already included in or tested by the definition of Eligible Inventory or Eligible Accounts.

“Permitted Inventory Financing Liens” shall mean (a) Liens securing Indebtedness under an Inventory Financing Agreement which are subject to the terms of the applicable Inventory Financing Intercreditor Agreement and (b) Liens securing indebtedness under other inventory financing agreements permitted pursuant to Section 6.01(b)(xvii)(B) which are subject to the terms of intercreditor agreements having terms substantially similar to those of the Inventory Financing Intercreditor Agreements.

“Permitted Investments” shall mean:

(a) any Investment in the Borrower or any of its Restricted Subsidiaries; provided that the fair market value of all Investments made by Loan Parties in Restricted Subsidiaries that are not Loan Parties made pursuant to this clause (a) shall not exceed the sum of (i) $100,000,000 and (ii) the Net Cash Proceeds from any Disposition or Property Loss Event which are not required to be used prior to such time to prepay Term Loans or reinvested pursuant to the Term Loan Agreement and which are not used for purposes of clause (l) below (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(b) any Investment in cash and Cash Equivalents or Investment Grade Securities;

(c) any Investment by the Borrower or any of its Restricted Subsidiaries in a Person that is engaged in a Similar Business if as a result of such Investment:

(i) such Person becomes a Loan Party; or

(ii) such Person, in one transaction or a series of related transactions, is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, a Loan Party, and, in each case, any Investment held by such Person; provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer;

(d) any Investment in securities or other assets not constituting cash, Cash Equivalents or Investment Grade Securities and received in connection with a Disposition made pursuant to Section 6.05;

(e) any Investment existing on the Closing Date or made pursuant to binding commitments in effect on the Closing Date, or an Investment consisting of any extension, modification or renewal of any Investment existing on the Closing Date, in each case, if greater than $10,000,000 as listed on Schedule 1.01(e); provided that the amount of any such Investment may be increased (i) as required by the terms of such Investment as in existence on the Closing Date or (ii) as otherwise permitted under this Agreement;

(f) any Investment acquired by the Borrower or any of its Restricted Subsidiaries:

(i) in exchange for any other Investment or accounts receivable held by the Borrower or any such Restricted Subsidiary in connection with or as a result of a bankruptcy workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable; or

(ii) as a result of a foreclosure by the Borrower or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(g) Hedging Obligations permitted under Section 6.01(b)(ix);

(h) Investments the payment for which consists of Equity Interests (exclusive of Disqualified Stock) of the Borrower or any of its direct or indirect parent companies;

(i) Indebtedness permitted under Section 6.01;

(j) any transaction to the extent it constitutes an Investment that is permitted and made in accordance with Section 6.06 (except transactions described in clauses (c)(ix), (x) and (xiii) thereof);

(k) Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment;

(l) additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (l) that are at the time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities), not to exceed the sum of (A) the greater of $150,000,000 or 2% of Total Assets at the time of such Investment, plus (B) the Net Cash Proceeds from any Disposition or Property Loss Event which are not required to be used prior to such time to prepay Term Loans or reinvested pursuant to the Term Loan Agreement and which are not used for purposes of clause (a) above, so long as immediately after giving effect to such Investment and any related Borrowings, Excess Cash Availability would exceed $150,000,000; provided however, the fair market value of Investments in Unrestricted Subsidiaries made pursuant to this clause (l) shall not exceed the greater of $50,000,000 or 1% of Total Assets (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(m) Investments relating to a Receivables Subsidiary that, in the reasonable, good faith determination of the Borrower, are necessary or advisable to effect any Receivables Facility;

(n) advances to, or guarantees of Indebtedness of, directors, employees, officers and consultants not in excess of $15,000,000 outstanding at any one time, in the aggregate;

(o) loans and advances to officers, directors and employees for moving or relocation expenses and other similar expenses, in each case incurred in the ordinary course of business or to fund such Person’s purchase of Equity Interests of the Borrower or any direct or indirect parent company thereof;

(p) Investments in the ordinary course of business consisting of endorsements for collection or deposit;

(q) additional Investments in joint ventures in an aggregate amount not to exceed $25,000,000 at any time outstanding;

(r) loans and advances relating to indemnification or reimbursement of any officers, directors or employees in respect of liabilities relating to their serving in any such capacity or as otherwise specified in Section 6.06;

(s) Investments in the nature of pledges or deposits with respect to leases or utilities provided to third parties in the ordinary course of business;

(t) Investments in industrial development or revenue bonds or similar obligations secured by assets leased to and operated by the Borrower or any of its subsidiaries that were issued in connection with the financing of such assets, so long as the Borrower or any such subsidiary may obtain title to such assets at any time by optionally canceling such bonds or obligations, paying a nominal fee and terminating such financing transaction;

(u) deposits made by the Borrower and Foreign Subsidiaries in Cash Pooling Arrangements; and

(v) extensions of trade credit in the ordinary course of business.

“Permitted Investors” shall mean any or all of (a) the Sponsor, (b) any Person who is an officer or otherwise a member of management of the Parent or any of its subsidiaries on or after the Closing Date, (c) any Related Entity of any of the foregoing Persons, and (d) any “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided that in the case of such “group” and without giving effect to the existence of such “group” or any other “group,” such Persons specified in clauses (a), (b), or (c) above (subject, in the case of officers, to the foregoing limitation), collectively, have beneficial ownership, directly or indirectly, of more than 50% of the total voting power of the voting stock of the Parent or any of its direct or indirect parent entities held by such “group”; provided, further, that in no event shall the Sponsor own a lesser percentage of voting stock than any other person or group referred to in clauses (b), (c) or (d).

“Permitted Liens” shall mean, with respect to any Person:

(a) pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

(b) Liens imposed by law, such as landlords’, carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet overdue for a period of more than 60 days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(c) Liens for taxes, assessments or other governmental charges not yet overdue for a period of more than 45 days or subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(d) Liens in favor of the issuer of stay, customs, appeal, performance and surety bonds or bid bonds or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(e) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(f) Liens securing Indebtedness permitted to be incurred pursuant to Section 6.01(b)(iv), (xiii), (xviii), (xxii) and (xxvi); provided, that Liens securing Indebtedness permitted to be incurred pursuant to clause (xviii) shall extend only to the assets of Foreign Subsidiaries and Liens securing indebtedness permitted to be incurred pursuant to paragraph (b)(iv) and (xiii) are solely on the assets financed, purchased, constructed, improved, acquired or assets of the acquired entity, as the case may be, and such Liens attach concurrently with or, in the case of paragraph (b)(iv), within 270 days after the purchase, construction, improvement or acquisition of such assets;

(g) Liens existing on the Closing Date and described in all material respects on Schedule 6.02;

(h) Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, that such Liens may not extend to any other property owned by the Borrower or any of its Restricted Subsidiaries;

(i) Liens on property at the time the Borrower or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Borrower or any of its Restricted Subsidiaries; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition; provided, further, that the Liens may not extend to any other property owned by the Borrower or any of its Restricted Subsidiaries;

(j) Liens securing Indebtedness or other obligations of the Borrower or a Restricted Subsidiary owing to the Borrower or another Restricted Subsidiary permitted to be incurred in accordance with Section 6.01(b)(vii);

(k) Liens securing Hedging Obligations so long as, in the case of Hedging Obligations related to interest, the related Indebtedness is secured by a Lien on the same property securing such Hedging Obligations;

(l) [Intentionally Reserved];

(m) leases, subleases, licenses or sublicenses or operating agreements (including licenses and sublicenses of intellectual property) granted to others by the Borrower or any of its Restricted Subsidiaries in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the Borrower or any of its Restricted Subsidiaries or which do not by their own terms secure any Indebtedness;

(n) Liens arising from UCC financing statement filings regarding operating leases entered into by the Borrower and its Restricted Subsidiaries in the ordinary course of business;

(o) Liens in favor of the Borrower or any Restricted Guarantor;

(p) Liens on equipment of the Borrower or any of its Restricted Subsidiaries granted in the ordinary course of business to the Borrower’s or such Restricted Subsidiary’s clients or customers at which such inventory or equipment is located;

(q) Liens on accounts receivable and related assets incurred in connection with a Receivables Facility;

(r) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness permitted by Section 6.01 and secured by any Lien referred to in the foregoing clauses (f), (g), (h) and (i); provided, however, that (i) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (ii) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (f), (g), (h) and (i) at the time the original Lien became a Permitted Lien hereunder, and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

(s) pledges or deposits made in the ordinary course of business to secure liability to insurance carriers and Liens on insurance policies and the proceeds thereof (whether accrued or not), rights or claims against an insurer or other similar asset securing insurance premium financings permitted under Section 6.01(b)(xxiv);

(t) Liens securing judgments for the payment of money not constituting an Event of Default so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(u) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(v) Liens (i) of a collection bank arising under Section 4-210 of the UCC on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, and (iii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(w) Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 6.01; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement;

(x) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(y) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Borrower or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower and its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Borrower or any of its Restricted Subsidiaries in the ordinary course of business;

(z) Liens securing the Obligations and the Secured Obligations;

(aa) Liens on cash deposits of the Borrower and Foreign Subsidiaries subject to a Cash Pooling Arrangement or otherwise over bank accounts of the Borrower and Foreign Subsidiaries maintained as part of the Cash Pooling Arrangement, in each case securing liabilities for overdrafts of the Borrower and Foreign Subsidiaries participating in such Cash Pooling Arrangements;

(bb) any encumbrance or retention (including put and call agreements and rights of first refusal) with respect to the Equity Interests of any joint venture or similar arrangement pursuant to the joint venture or similar agreement with respect to such joint venture or similar arrangement; provided that no such encumbrance or restriction affects in any way the ability of the Borrower or any Restricted Subsidiary to comply with Section 5.09;

(cc) Liens on property subject to Sale and Lease-Back Transactions permitted hereunder and general intangibles related thereto;

(dd) Liens consisting of contractual restrictions of the type described in the definition of Restricted Cash;

(ee) other Liens securing obligations incurred in the ordinary course of business which obligations do not exceed $50,000,000 at any one time outstanding;

(ff) Permitted Inventory Financing Liens; and

(gg) Permitted Term Loan Liens;

provided, that notwithstanding the foregoing, none of the Liens permitted pursuant to this Agreement may at any time attach to any Loan Party’s (1) Accounts, other than (A) those permitted under clauses (b), (c), (t) and (z) of this definition, (B) subject to the terms of the Term Loan Intercreditor Agreement, those permitted under clause (gg) above, and (C) those permitted under clause (ff) above and (2) Inventory, other than those (A) permitted under clauses (b), (c), (t), (u) and (z) of this definition, (B) subject to the terms of the Term Loan Intercreditor Agreement, those permitted under clause (gg) above and (C) those permitted under clause (ff) above.

“Permitted Term Loan Liens” shall mean Liens subject to the Term Loan Intercreditor Agreement securing Term Loan Obligations.

“Person” shall mean any natural person, corporation, business trust, joint venture, association, company, limited liability company, partnership, Governmental Authority or other entity.

“Platform” shall have the meaning assigned to such term in Section 5.04.

“Preferred Stock” shall mean any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.

“Prepayment Asset Sale” shall mean any Disposition, to the extent that (a) the aggregate Net Cash Proceeds of all such Dispositions, together with all Property Loss Events without giving effect to the dollar thresholds in the definition thereof, during any fiscal year exceed $25,000,000 and (b) the aggregate Net Cash Proceeds of all such Dispositions, together with all Property Loss Events without giving effect to the dollar thresholds in the definition thereof, during any five fiscal year period exceed $50,000,000; provided, however, that the term “Prepayment Asset Sale” shall not include any transaction permitted (or not expressly prohibited) by Section 6.05 (other than transactions consummated in reliance on Section 6.05(o), (p) and (q)).

“Prime Rate” shall mean the rate of interest per annum publicly announced from time to time by JPMCB as its prime rate at its offices at 383 Madison Avenue in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Property Loss Event” shall mean any event that gives rise to the receipt by the Borrower or any of its Restricted Subsidiaries of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property; provided, however, for purposes of determining whether a prepayment under Section 2.13(a) would be required, a Property Loss Event shall be deemed to have occurred only to the extent that the aggregate Net Cash Proceeds (a) of all such events, together with all Dispositions that constitute Prepayment Asset Sales without giving effect to the dollar thresholds in the definition thereof, during any fiscal year exceed $25,000,000 and (b) of all such events, together with all Dispositions that constitute Prepayment Asset Sales without giving effect to the dollar thresholds in the definition thereof, during any five-fiscal year period exceed $50,000,000.

“Protective Advance” has the meaning assigned to such term in Section 2.25.

“Pro Rata Percentage” shall mean, with respect to any Lender, with respect to Revolving Loans, LC Exposure, Swingline Loans or Floorplan Loans, a percentage equal to a fraction the numerator of which is such Lender’s Revolving Commitment and the denominator of which is the aggregate Revolving Commitments of all Revolving Lenders (if the Revolving Commitments have terminated or expired, the Pro Rata Percentages shall be determined based upon such Lender’s share of the aggregate Revolving Exposures at that time).

“Public Lender” shall have the meaning assigned to such term in Section 5.04.

“Qualified Capital Stock” of any Person shall mean any Equity Interest of such Person that is not Disqualified Stock.

“Qualified Proceeds” shall mean assets that are used or useful in, or Capital Stock of any Person engaged in, a Similar Business; provided that the fair market value of any such assets or Capital Stock shall be determined by the Borrower reasonably and in good faith.

“Qualified Public Offering” shall mean the issuance by the Borrower or any direct or indirect parent of the Borrower of its common Equity Interests in an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act.

“Rating Agencies” shall mean Moody’s and S&P.

“Receivables Facility” shall mean any of one or more receivables financing facilities as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, the obligations of which are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to the Borrower or any of its Restricted Subsidiaries (other than a Receivables Subsidiary) pursuant to which any Restricted Subsidiary that is not a Restricted Guarantor sells its accounts receivable to either (A) a Person that is not a Restricted Subsidiary or (B) a Receivables Subsidiary that in turn sells its accounts receivable to a Person that is not a Restricted Subsidiary.

“Receivables Fees” shall mean distributions or payments made directly or by means of discounts with respect to any accounts receivable or participation interest therein issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Facility.

“Receivables Subsidiary” shall mean any subsidiary formed for the purpose of, and that solely engages only in one or more Receivables Facilities and other activities reasonably related thereto.

“Refinancing Indebtedness” shall have the meaning assigned to such term in Section 6.01(b)(xii).

“Refunding Capital Stock” shall have the meaning assigned to such term in Section 6.03(b)(ii).

“Register” shall have the meaning assigned to such term in Section 9.04(d).

“Regulation T” shall mean Regulation T of the Board and all official rulings and interpretations thereunder or thereof.

“Regulation U” shall mean Regulation U of the Board and all official rulings and interpretations thereunder or thereof.

“Regulation X” shall mean Regulation X of the Board and all official rulings and interpretations thereunder or thereof.

“Related Business Assets” shall mean assets (other than cash or Cash Equivalents) used or useful in a Similar Business; provided that any assets received by the Borrower or a Restricted Subsidiary in exchange for assets transferred by the Borrower or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.

“Related Entity” shall mean (a) with respect to Madison Dearborn Partners, LLC and Providence Equity Partners, (i) any investment fund controlled by or under common control with Madison Dearborn Partners, LLC or Providence Equity Partners, any officer, director or person performing an equivalent function of the foregoing persons, or any entity controlled by any of the foregoing Persons and (ii) any spouse or lineal descendant (including by adoption and stepchildren) of the officers and directors referred to clause (a)(i); and (b) with respect to any officer of the Borrower or its subsidiaries, (i) any spouse or lineal descendant (including by adoption and stepchildren) of the officer and (ii) any trust, corporation or partnership or other entity, in each case to the extent not an operating company, of which an 80% or more controlling interest is held by the beneficiaries, stockholders, partners or owners who are the officer, any of the persons described in clause (b)(i) above or any combination of these identified relationships.

“Related Fund” shall mean, with respect to any Lender that is a fund or commingled investment vehicle that invests in bank loans or similar extensions of credit, any other fund that invests in bank loans or similar extensions of credit and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, trustees, agents and advisors of such Person and such Person’s Affiliates.

“Release” shall mean any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment.

“Relevant Period” shall have the meaning assigned to such term in Section 6.11.

“Report” shall mean reports prepared by the Administrative Agent or another Person showing the results of appraisals, field examinations or audits pertaining to the Borrower’s and the applicable Subsidiary Guarantor’s assets from information furnished by or on behalf of the Borrower or such Subsidiary Guarantor, after the Administrative Agent has exercised its rights of inspection pursuant to this Agreement, which Reports may (or shall, if required hereunder) be distributed to the Lenders by the Administrative Agent.

“Required Lenders” shall mean, at any time, Lenders (other than Defaulting Lenders) having Revolving Exposure and unused Commitments representing more than 50% of the sum of the total Revolving Exposure and unused Commitments at such time.

“Reserves” shall mean all (if any) Availability Reserves, Accounts Reserves, Inventory Reserves, and Bank Product Reserves; provided that the imposition of any Reserve following the Closing Date shall not take effect with respect to the Borrowing Base until three (3) Business Days after notice has been sent by the Administrative Agent to the Borrower of the Majority Agents’ intention to impose such Reserve.

“Responsible Officer” of any Person shall mean any Financial Officer or any executive vice president, senior vice president, vice president, secretary or assistant secretary of such Person and any other officer or similar official thereof responsible for the administration of the obligations of such Person in respect of this Agreement and, as to any document delivered on the Closing Date, any secretary or assistant secretary of such Person.

“Restricted Cash” shall mean cash and Cash Equivalents held by the Borrower and its Restricted Subsidiaries that are contractually restricted from being distributed to the Borrower or that are classified as “restricted cash” on the consolidated balance sheet of the Borrower prepared in accordance with GAAP.

“Restricted Guarantor” shall mean a Guarantor that is a Restricted Subsidiary.

“Restricted Investment” shall mean an Investment other than a Permitted Investment.

“Restricted Payment” shall mean:

(a) the declaration or payment of any dividend or the making of any payment or distribution on account of the Borrower’s or any Restricted Subsidiary’s Equity Interests, including any dividend or distribution payable in connection with any merger or consolidation other than:

(i) dividends or distributions payable solely in Equity Interests (other than Disqualified Stock) of the Borrower; or

(ii) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly-Owned Subsidiary, the Borrower or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;

(b) the purchase, redemption, defeasance or other acquisition or retirement for value of any Equity Interests of the Borrower or any direct or indirect parent of the Borrower, including in connection with any merger or consolidation;

(c) the making of any principal payment on, or redemption, repurchase, defeasance or other acquisition or retirement for value in each case, prior to any scheduled repayment, sinking fund payment or maturity, of any Specified Senior Indebtedness or any Subordinated Indebtedness other than:

(i) Indebtedness permitted under Section 6.01(b)(vii); or

(ii) the purchase, repurchase or other acquisition of any Specified Senior Indebtedness or Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year (or, in the case of the Specified Senior Indebtedness, 9 months) of the date of purchase, repurchase or acquisition; or

(d) the making of any Restricted Investment.

“Restricted Subsidiary” shall mean, at any time, each direct and indirect subsidiary of the Borrower (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided, however, that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary”.

“Revolving Commitment Increase” shall have the meaning assigned to such term in Section 2.24(a).

“Revolving Commitment Increase Closing Date” shall have the meaning assigned to such term in Section 2.24(b).

“Revolving Commitment” shall mean, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans, to acquire participations in Letters of Credit and Swingline Loans hereunder and to pay Floorplan Loan Payment Obligations, expressed as an amount representing the maximum possible aggregate amount of such Lender’s Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.09, (b) increased from time to time pursuant to Section 2.24 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Revolving Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable. The initial aggregate amount of the Lenders’ Revolving Commitments is $900,000,000.

“Revolving Commitment Utilization” shall mean, for any day, the percentage equivalent to a fraction, (a) the numerator of which is the sum of (i) the Revolving Exposure (excluding Floorplan Loan Exposure) of all Revolving Lenders on such day plus (ii) the Floorplan Collateral Block in effect on such day (excluding the amount of the Floorplan In-Transit Open Approvals Block on such day) and (ii) the denominator of which is the aggregate amount of Revolving Commitments on such day.

“Revolving Exposure” shall mean, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans, its LC Exposure and its Floorplan Loan Exposure and an amount equal to its Pro Rata Percentage of the aggregate principal amount of Swingline Loans and Protective Advances outstanding at such time.

“Revolving Facility Primary Collateral” shall have the meaning assigned to such term in the Term Loan Intercreditor Agreement.

“Revolving Lender” shall mean, as of any date of determination, a Lender with a Revolving Commitment or, if the Revolving Commitments have terminated or expired, a Lender with Revolving Exposure.

“Revolving Loan” shall mean a Loan made pursuant to Section 2.01.

“S&P” shall mean Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

“Sale and Lease-Back Transaction” shall mean any arrangement providing for the leasing by the Borrower or any of its Restricted Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred by the Borrower or such Restricted Subsidiary to a third Person in contemplation of such leasing.

“SEC “ shall mean the U.S. Securities and Exchange Commission.

“Section 5.04 Financials” shall mean the financial statements delivered, or required to be delivered, pursuant to Sections 5.04(a) and (b).

“Secured Indebtedness” shall mean any Indebtedness of the Borrower or any of its Restricted Subsidiaries secured by a Lien.

“Secured Obligations” shall mean all Obligations, together with all (i) Banking Services Obligations and (ii) Hedging Obligations owing to one or more Lenders or their respective Affiliates (whether absolute or contingent); provided that such Lender (other than JPMCB) or its Affiliate, as the case may be, shall have complied with the provisions of Section 2.28 with respect to such Banking Services Obligations and/or Hedging Obligations; provided, however, that no obligations of the Loan Parties to the Floorplan Funding Agent in respect of the unpaid principal amount of Floorplan Loans shall be Secured Obligations.

“Secured Parties” shall mean the “Secured Parties” as defined in the Guarantee and Collateral Agreement.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Security Documents” shall mean the Mortgages, the Guarantee and Collateral Agreement, the Intellectual Property Security Agreements, the Perfection Certificate, the Term Loan Intercreditor Agreement, the Inventory Financing Intercreditor Agreements, any bailee, landlord or mortgagee waiver, any blocked account or control agreement, and each of the other instruments and documents executed and delivered with respect to the Collateral pursuant to Section 5.09, or 5.10.

“Senior Notes” shall mean (i) up to $129,000,000 aggregate principal amount of (a) the Senior Exchange Notes due 2015 of the Borrower issued pursuant to an indenture dated as of October 10, 2008 and/or (b) the Senior PIK Election Exchange Notes due 2015 of the Borrower issued pursuant to an indenture dated as of October 10, 2008 and/or (ii) up to $1,175,000,000 aggregate principal amount of 8.5% Senior Notes due 2019 issued pursuant to an indenture dated as of April 13, 2011.

“Senior Secured Leverage Ratio” shall mean, as of any date, the ratio of (i)(A) Consolidated Indebtedness of the Borrower and its Restricted Subsidiaries on such date that is not contractually subordinated in right of payment to other Indebtedness and that is secured by a Lien on property of the Borrower or any of its Restricted Subsidiaries, including all Capital Lease Obligations, at such date minus (B) the amount of cash and Cash Equivalents in excess of any Restricted Cash that would be stated on the balance sheet of the Borrower and its Restricted Subsidiaries and held by the Borrower and its Restricted Subsidiaries as of such date of determination, as determined in accordance with GAAP to (ii) EBITDA of the Borrower and its Restricted Subsidiaries for the most recently ended four fiscal quarters ending immediately prior to such date for which Section 5.04 Financials have been delivered to the Administrative Agent.

“Senior Secured Notes” shall have the meaning assigned to such term in Section 6.01(b)(xxi).

“Senior Subordinated Notes” shall mean up to $750,000,000 aggregate principal amount of the Senior Subordinated Exchange Notes due 2017 of the Borrower issued pursuant to an indenture dated as of October 10, 2008.

“Similar Business” shall mean any business and any services, activities or businesses incidental, or directly related or similar to, or complementary to any line of business engaged in by the Company and its subsidiaries on the Closing Date or any business activity that is a reasonable extension, development or expansion thereof or ancillary thereto.

“Solvent” shall mean, with respect to any Person, (a) on a going concern basis the consolidated fair value of the assets of such Person and its subsidiaries, at a fair valuation, will exceed their consolidated debts and liabilities, subordinated, contingent or otherwise; (b) the consolidated present fair saleable value of the property of such Person and its subsidiaries will be greater than the amount that will be required to pay the probable liability of their consolidated debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) such Person and its subsidiaries will be able to pay their consolidated debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) such Person and its subsidiaries, taken as a whole, will not have unreasonably small capital with which to conduct the business in which they are engaged. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“SPC” shall have the meaning assigned to such term in Section 9.04(i).

“Specified Default” shall have the meaning assigned to such term in Section 2.13(a).

“Specified Equity Contribution” shall have the meaning assigned to such term in Section 7.02.

“Specified Senior Indebtedness” shall mean up to $1,304,000,000 aggregate principal amount of the Senior Notes.

“Specified Senior Indebtedness Documentation” shall mean any credit agreement, indenture and/or other agreement governing the Specified Senior Indebtedness and all documentation delivered pursuant thereto.

“Specified Senior Subordinated Indebtedness” shall mean up to $750,000,000 aggregate principal amount of the Senior Subordinated Notes.

“Specified Senior Subordinated Indebtedness Documentation” shall mean any credit agreement, indenture and/or other agreement governing the Specified Senior Subordinated Indebtedness and all documentation delivered pursuant thereto.

“Sponsor” shall mean Madison Dearborn Partners, LLC and Providence Equity Partners and each of their respective Affiliates but not including, however, any operating portfolio companies of any of the foregoing.

“Sponsor Management Agreement” shall mean the management agreement between certain management companies associated with the Sponsor and the Borrower and any direct or indirect parent company as in effect on the Closing Date.

“Statutory Reserve Rate” shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subject Debt” shall mean any Senior Notes and any Term Loans (in each case, including any Refinancing Indebtedness in respect thereof permitted pursuant to Section 6.01).

“Subordinated Indebtedness” shall mean any Indebtedness of the Borrower and the Guarantors which is by its terms subordinated in right of payment to the Obligations of the Borrower or such Guarantor, as applicable.

“subsidiary” shall mean, with respect to any Person (herein referred to as the “parent”), any corporation, partnership, limited liability company, association or other business entity of which securities or other ownership interests representing more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned or held by the parent, one or more subsidiaries of the parent or a combination thereof. Unless otherwise specified, “subsidiary” shall mean any subsidiary of the Borrower.

“Subsidiary Guarantor” shall mean each subsidiary listed on Schedule 1.01(a), and each other subsidiary that is or becomes a party to the Guarantee and Collateral Agreement pursuant to Section 5.09 or otherwise, excluding (a) any Excluded Subsidiary and (b) any Foreign Subsidiary.

“Successor Company” shall have the meaning assigned to such term in Section 6.04(a)(i).

“Successor Person” shall have the meaning assigned to such term in Section 6.04(c)(i).

“Supermajority Lenders” shall mean, at any time, Lenders having Revolving Exposure and unused Revolving Commitments representing at least 75% of the sum of the total Revolving Exposure and unused Revolving Commitments at such time.

“Survey” shall mean a survey of any Mortgaged Property (and all improvements thereon) which is (a) (i) prepared by a surveyor or engineer licensed to perform surveys in the jurisdiction where such Mortgaged Property is located, (ii) dated (or redated) not earlier than six months prior to the date of delivery thereof unless there shall have occurred within six months prior to such date of delivery any material exterior construction on the site of such Mortgaged Property or any material easement, right of way or other interest in the Mortgaged Property has been granted or become effective through operation of law or otherwise with respect to such Mortgaged Property which, in either case, can be depicted on a survey, in which events, as applicable, such survey shall be dated (or redated) within a reasonable period after the completion of such construction or if such construction shall not have been completed as of such date of delivery, not earlier than 20 days prior to such date of delivery, or after the grant or effectiveness of any such easement, right of way or other interest in the Mortgaged Property, (iii) certified by the surveyor (in a manner reasonably acceptable to the Administrative Agent) to the Administrative Agent and the Title Company, (iv) complying in all respects with the minimum detail requirements of the American Land Title Association as such requirements are in effect on the date of preparation of such survey and (v) sufficient for the Title Company to remove all standard survey exceptions from the title insurance policy (or commitment) relating to such Mortgaged Property and issue the endorsements of the type required by Section 5.10 or (b) otherwise reasonably acceptable to the Administrative Agent.

“Swingline Lender” shall mean JPMCB, in its capacity as lender of Swingline Loans hereunder.

“Swingline Loan” shall mean a Loan made pursuant to Section 2.22.

“Taxes” shall mean any and all present or future taxes, levies, imposts, duties, deductions, charges, liabilities or withholdings imposed by any Governmental Authority.

“Term Loans” shall mean term loans made available to the Borrower pursuant to the Term Loan Agreement.

“Term Loan Documents” shall mean the “Loan Documents” under and as defined in the Term Loan Agreement.

“Term Loan Agreement” shall mean that certain Term Loan Agreement, dated as of October 12, 2007, among the Borrower, Morgan Stanley Senior Funding, Inc., as the administrative agent and the collateral agent, and the Lenders (as defined therein), as amended, restated, amended and restated, supplemented or otherwise modified through the date hereof.

“Term Loan Facility Primary Collateral” shall have the meaning assigned to such term in the Term Loan Intercreditor Agreement.

“Term Loan Intercreditor Agreement” shall mean the Intercreditor Agreement, substantially in the form of Exhibit H hereto, with such changes thereto and with the addition of such parties thereto as the parties thereto may mutually agree, as the same may be amended, restated or otherwise modified from time to time.

“Term Loan Obligations” shall have the meaning assigned to such term in the Term Loan Intercreditor Agreement.

“Termination Date” shall mean the date upon which all Commitments have terminated, no Floorplan Open Approvals, Floorplan Loan Payment Obligations or Letters of Credit are outstanding (or if Floorplan Loan Payment Obligations or Letters of Credit remain outstanding, as to which the Administrative Agent has been furnished a cash deposit or a back up standby letter of credit in accordance with the terms of this Agreement), and the Loans, Floorplan Loan Exposure and L/C Exposure, together with all interest, Fees and other non-contingent Secured Obligations, have been paid in full in cash.

“Title Company” shall mean any title insurance company as shall be retained by the Borrower and reasonably acceptable to the Administrative Agent.

“Total Assets” shall mean total assets of the Borrower and its Restricted Subsidiaries on a consolidated basis prepared in accordance with GAAP, shown on the most recent balance sheet of the Borrower and its Restricted Subsidiaries as may be expressly stated.

“Transaction Expenses” shall mean any fees, costs or expenses incurred or paid by the Sponsor, the Borrower (or any direct or indirect parent of the Borrower) or any of its subsidiaries in connection with the Transactions (including expenses in connection with hedging transaction), the Sponsor Management Agreement, this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby.

“Transactions” shall mean, collectively, (a) the consummation of the refinancing of the Existing Debt, (b) the funding of the Loans and the issuance of the Letters of Credit and the other transactions contemplated by this Agreement and the other Loan Documents and (c) the payment of Transaction Expenses.

“Treasury Capital Stock” shall have the meaning set forth in Section 6.03(b)(ii).

“Type”, when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term “Rate” shall mean the Adjusted LIBO Rate and the Alternate Base Rate.

“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code as in effect in any applicable jurisdiction from time to time.

“Unrestricted Subsidiary” shall mean:

(a) any subsidiary of the Borrower which at the time of determination is an Unrestricted Subsidiary (as designated by the Borrower, as provided in Section 5.11); and

(b) any subsidiary of an Unrestricted Subsidiary.

“USA PATRIOT Act” shall mean The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).

“Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing:

(a) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment; by

(b) the sum of all such payments.

“Wholly-Owned Subsidiary” of any Person shall mean a subsidiary of such Person, 100% of the Equity Interests of which (other than directors’ qualifying shares) shall be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

“Valuation Reserves” shall mean reserves against Eligible Inventory equal to the sum of the following:

(a) a reserve determined by the Majority Agents in their Permitted Discretion for Inventory the standard cost of which is higher than the actual vendor cost;

(b) a reserve determined by the Majority Agents in their Permitted Discretion for Inventory the standard cost of which does not reflect vendor rebates for such Inventory;

(c) a reserve determined by the Majority Agents in their Permitted Discretion for Inventory the standard cost of which does not reflect earned advertising incentives;

(d) a reserve determined by the Majority Agents in their Permitted Discretion for slow moving Inventory in an amount of up to 25% of the aggregate value of all Inventory that has been on hand for more than 90 days; and

(e) a reserve for inventory shrinkage determined by the Majority Agents in their Permitted Discretion utilizing the Borrower’s historical shrink experience.

“WFCF” shall have the meaning assigned to such term in the preamble.

“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

SECTION 1.02. Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”; and the words “asset” and “property” shall be construed as having the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. The words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision of this Agreement unless the context shall otherwise require. All references herein to Articles, Sections, paragraphs, clauses, subclauses, Exhibits and Schedules shall be deemed references to Articles, Sections, paragraphs, clauses and subclauses of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, the Fixed Charge Coverage Ratio and the Senior Secured Leverage Ratio (and the financial definitions used therein) shall be construed in accordance with GAAP, as in effect on the Closing Date; provided, however, that if the Borrower notifies the Administrative Agent that the Borrower wishes to amend the Fixed Charge Coverage Ratio, the Senior Secured Leverage Ratio or any financial definition used therein to implement the effect of any change in GAAP or the application thereof occurring after the Closing Date on the operation thereof (or if the Administrative Agent notifies the Borrower that the Required Lenders wish to amend the Fixed Charge Coverage Ratio, the Senior Secured Leverage Ratio or any financial definition used therein for such purpose), then the Borrower and the Administrative Agent shall negotiate in good faith to amend the Fixed Charge Coverage Ratio, the Senior Secured Leverage Ratio or the definitions used therein (subject to the approval of the Required Lenders) to preserve the original intent thereof in light of such changes in GAAP; provided that all determinations made pursuant to the Fixed Charge Coverage Ratio, the Senior Secured Leverage Ratio or any financial definition used therein shall be determined on the basis of GAAP as applied and in effect immediately before the relevant change in GAAP or the application thereof became effective, until the Fixed Charge Coverage Ratio, the Senior Secured Leverage Ratio or such financial definition is amended; provided, further, that, if at any time after the Closing Date, any obligations of the Borrower or any of the Restricted Subsidiaries that would not have constituted Indebtedness as of the Closing Date are recharacterized as Indebtedness in accordance with any relevant changes in GAAP, such recharacterized obligations shall not be considered Indebtedness for all purposes hereunder. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, as in effect from time to time.

SECTION 1.03. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Eurodollar Loan”) or by Class and Type (e.g., a “Eurodollar Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Eurodollar Borrowing”) or by Class and Type (e.g., a “Eurodollar Revolving Borrowing”).

SECTION 1.04. Rounding. The calculation of any financial ratios under this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-down if there is no nearest number).

SECTION 1.05. References to Agreements and Laws. Unless otherwise expressly provided herein, (a) all references to documents, instruments and other agreements (including the Loan Documents and organizational documents) shall be deemed to include all subsequent amendments, restatements, amendments and restatements, supplements and other modifications thereto, but only to the extent that such amendments, restatements, amendments and restatements, supplements and other modifications are not prohibited by any Loan Document and (b) references to any law, statute, rule or regulation shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such law.

SECTION 1.06. Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

SECTION 1.07. Timing of Payment or Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment or performance shall extend to the immediately succeeding Business Day and such extension of time shall be reflected in computing interest or fees, as the case may be; provided that with respect to any payment of interest on or principal of Eurodollar Loans, if such extension would cause any such payment to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.

SECTION 1.08. Pro Forma Calculations.

(a) The Fixed Charge Coverage Ratio and Senior Secured Leverage Ratio for any four-quarter reference period shall be calculated on a Pro Forma Basis (as defined below) assuming that all acquisitions, dispositions, mergers, amalgamations or consolidations, in each case with respect to an operating unit of a business, made during such four-quarter reference period (including the incurrence, redemption, retirement or extinguishment of any Indebtedness, or the issuance or redemption of Disqualified Stock or Preferred Stock, in connection with any such transaction) had occurred on the first day of the four-quarter reference period. If during such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Borrower or any of its Restricted Subsidiaries during such period shall have made any acquisition, disposition, merger, amalgamation or consolidation, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then such ratio shall be calculated on a Pro Forma Basis for such period as if such acquisition, disposition, merger or consolidation had occurred at the beginning of the applicable four-quarter period.

(b) Interest on a Capitalized Lease Obligation shall be deemed to accrue at the interest rate reasonably determined by a responsible financial or accounting officer of the Borrower to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a Pro Forma Basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Borrower may designate.

(c) For purposes of this Section 1.08, “Pro Forma Basis” shall mean on a basis in accordance with GAAP and, to the extent applicable, reasonable assumptions that are specified in detail in the relevant Officer’s Certificate or other document provided to the Administrative Agent in accordance with Regulation S-X of the Securities Act.

ARTICLE II

The Credits

SECTION 2.01. Commitments. Subject to the terms and conditions herein set forth, each Lender agrees to make Revolving Loans to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such Lender’s Revolving Exposure exceeding such Lender’s Revolving Commitment or (ii) the sum of (A) the total Revolving Exposures (excluding the Floorplan Loan Exposure) plus (B) the Floorplan Collateral Block exceeding the lesser of (x) the sum of the total Revolving Commitments or (y) the Borrowing Base, subject to the Administrative Agent’s authority, in its sole discretion, to make Protective Advances pursuant to the terms of Section 2.25. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans.

SECTION 2.02. Revolving Loans and Borrowings; Funding of Borrowings.

(a) Each Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Loans of the same Type made by the Lenders ratably in accordance with their respective Commitments. Any Swingline Loan shall be made in accordance with the procedures set forth in Section 2.22. Any Protective Advance shall be made in accordance with the procedures set forth in Section 2.25.

(b) Subject to Sections 2.02(e), 2.08 and 2.15, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith; provided that all Borrowings made on the Closing Date and at all times after the Closing Date until the earlier to occur of the completion of the primary syndication of the Loans and Commitments as determined by the Administrative Agent and the fifteenth Business Day after the Closing Date must be made as ABR Borrowings but may be converted into Eurodollar Borrowings thereafter in accordance with Section 2.08. Each Swingline Loan shall be an ABR Loan. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c) At the commencement of each Interest Period for any Eurodollar Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $1,000,000. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of fifteen (15) Eurodollar Borrowings outstanding.

(d) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 2:30 p.m. to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders in an amount equal to such Lender’s Pro Rata Percentage; provided that, Swingline Loans shall be made as provided in Section 2.22. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to the Funding

Account; provided that ABR Revolving Loans made to finance the reimbursement of (i) an LC Disbursement as provided in Section 2.23(e) shall be remitted by the Administrative Agent to the Issuing Bank and (ii) a Protective Advance shall be retained by the Administrative Agent.

(e) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

(f) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

SECTION 2.03. Requests for Revolving Borrowings. To request a Revolving Borrowing, the Borrower shall notify the Administrative Agent of such request either in writing (delivered by hand or facsimile) in a form approved by the Administrative Agent and signed by the Borrower or by telephone (a) in the case of a Eurodollar Borrowing, not later than 12:30 p.m., three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 12:30 p.m. on the date of the proposed Borrowing; provided that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.23(e) may be given not later than 12:30 p.m. on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or facsimile to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.01:

(i) the aggregate amount of the requested Borrowing and a breakdown of the separate wires comprising such Borrowing;

(ii) the date of such Borrowing, which shall be a Business Day;

(iii) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(iv) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period.”

If no election as to the Type of Revolving Borrowing is specified, then the requested Revolving Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Revolving Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04. Repayment of Loans; Evidence of Debt.

(a) The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan on the Maturity Date and (ii) to the Administrative Agent the then unpaid amount of each Protective Advance on the earlier of the Maturity Date and the thirtieth Business Day after such Protective Advance is made.

(b) At all times that cash dominion is in effect pursuant to Section 6.01(b) of the Guarantee and Collateral Agreement, on each Business Day, the Administrative Agent shall apply all funds credited to the Collection Account the previous Business Day (whether or not immediately available) first to prepay any Protective Advances that may be outstanding, second to prepay the Loans (including Swingline Loans) until paid in full and then to cash collateralize outstanding LC Exposure and Floorplan Loan Exposure.

(c) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(d) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and, if applicable, the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(e) The entries made in the accounts maintained pursuant to paragraph (c) or (d) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

(f) Any Lender may request that Loans made by it hereunder be evidenced by a promissory note in substantially the form of Exhibit G with appropriate insertions and deletions (each a “Note”). In such event, the Borrower shall execute and deliver to such Lender a Note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

SECTION 2.05. Fees.

(a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at a per annum rate equal to the Applicable Commitment Fee Percentage of the average daily amount of the Available Revolving Commitment of such Lender during the period from and including the Closing Date to but excluding the date on which the Lenders’ Revolving Commitments terminate. Accrued commitment fees shall be payable in arrears on the last day of each March, June, September and December and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed.

(b) The Borrower agrees to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in Letters of Credit at a per annum rate equal to the Applicable Percentage applicable to Eurodollar Loans, on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Closing Date to but excluding the later of the date on which such Lender’s Revolving Commitment terminates and the date on which such Revolving Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Closing Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank’s standard fees with respect to the issuance, amendment, cancellation, negotiation, transfer, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of each calendar quarter shall be payable on the first Business Day following such last day, commencing on the first such date to occur after the Closing Date; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 15 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed.

(c) The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent, including, without limitation, the fees contemplated in the Agent Fee letter.

(d) The Administrative Agent agrees to pay to each Revolving Lender, for its own account, for each period set forth below, a fee (the “Floorplan Collateral Block Fee”) in an amount equal to (i) 1.30% per annum multiplied by (ii) the product of (A) a fraction, the numerator of which is the average daily amount of the Revolving Commitment (or, if the Revolving Commitments have terminated, the aggregate Revolving Exposure) of such Revolving Lender during such period and the denominator of which is average daily amount of aggregate Revolving Commitments (or, if the Revolving Commitments have terminated, the aggregate Revolving Exposure) of all Revolving Lenders during such period multiplied by (B) the average daily amount of the Floorplan Collateral Block (but excluding that portion attributable to unreimbursed Floorplan Loan Payments) for such period. After receipt of the corresponding fee from the Floorplan Funding Agent, the Administrative Agent shall pay the Floorplan Collateral Block Fee to each Revolving Lender in arrears on (i) the first Business Day of each calendar month for the preceding calendar month (or portion thereof), commencing on the first such date to occur following the Closing Date and continuing until the date upon which the Floorplan Collateral Block (other than unreimbursed Floorplan Loan Payments) is permanently reduced to $0 upon or following the Termination Date, and (ii) on the date the Floorplan Collateral Block (other than unreimbursed Floorplan Loan Payments) is permanently reduced to $0 upon or following the Termination Date.

SECTION 2.06. Interest on Loans.

(a) Subject to the provisions of Section 2.07, the Loans comprising each ABR Borrowing (including each Swingline Loan) shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Percentage in effect from time to time.

(b) Subject to the provisions of Section 2.07, the Loans comprising each Eurodollar Borrowing shall bear interest at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Percentage in effect from time to time.

(c) Each Protective Advance shall bear interest at the Alternate Base Rate plus the Applicable Percentage in effect from time to time plus 2%.

(d) Interest, including interest payable pursuant to Section 2.07, shall be computed on the basis of the actual number of days elapsed over a year of 360 days (other than computations of interest for ABR Loans, which shall be made by the Administrative Agent on the basis of the actual number of days elapsed over a year of 365 or 366 day, as applicable) and shall be calculated from and including the date of the Borrowing to, but excluding, the date of repayment thereof. Interest on each Loan shall be payable on the Interest Payment Dates applicable to such Loan and upon termination of the Commitments, except that (i) interest accrued pursuant to Section 2.07 shall be payable on demand of the Required Lenders, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion and except as otherwise provided in this Agreement. The applicable Alternate Base Rate or Adjusted LIBO Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.07. Default Interest. If an Event of Default under Section 7.01(b) or (c) shall have occurred and shall be continuing, by acceleration or otherwise, then, upon the request of the Required Lenders until the related defaulted amount shall have been paid in full, to the extent permitted by law, such overdue amount shall bear interest (after as well as before judgment), payable on demand, (a) in the case of principal of a Loan, at the rate otherwise applicable to such Loan pursuant to Section 2.06 plus 2.00% per annum and (b) in all other cases, at a rate per annum equal to the rate that would be applicable to an ABR Loan plus 2.00% per annum.

SECTION 2.08. Alternate Rate of Interest. In the event, and on each occasion, that (i) the Administrative Agent shall have reasonably determined that deposits in the principal amounts and denominations of the Loans comprising any Borrowing are not generally available in the London interbank market, or that the rates at which such deposits are being offered in the London interbank market will not adequately and fairly reflect the cost to any Lender of making or maintaining its Eurodollar Loan during the applicable Interest Period, or that reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period or (ii) the Required Lenders notify the Administrative Agent that the Adjusted LIBO Rate for any Interest Period will not adequately reflect the cost to the Lenders of making or maintaining such Loans for such Interest Period, the Administrative Agent shall, as soon as practicable thereafter, give written or fax notice of such determination to the Borrower and the Lenders. In the event of any such determination, until the Administrative Agent shall have advised the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist (which the Administrative Agent agrees to give promptly after such circumstances no longer exist), each affected Eurodollar Loan shall automatically, on the last day of the current Interest Period for such Loan, convert into an ABR Loan and the obligations of the Lenders to make Eurodollar Loans denominated in dollars or to convert ABR Loans into Eurodollar Loans shall be suspended until the Administrative Agent shall notify the Borrower that the Required Lenders have determined that the circumstances causing such suspension no longer exist. Each determination by the Administrative Agent under this Section 2.08 shall be conclusive absent manifest error.

SECTION 2.09. Termination and Reduction of Commitments. (a) Unless previously terminated, all Commitments shall terminate on the Maturity Date.

(a) The Borrower may at any time terminate the Commitments upon (i) the payment in full of all outstanding Loans together with accrued and unpaid interest thereon and on any Letters of Credit, (ii) the cancellation and return of all outstanding Letters of Credit (or alternatively, with respect to each such Letter of Credit, the furnishing to the Administrative Agent of a cash deposit (or a back up standby letter of credit reasonably satisfactory to the Administrative Agent) equal to 103% of the LC Exposure as of such date), (iii) the furnishing to the Administrative Agent of a cash deposit (or a standby letter of credit reasonably satisfactory to the Administrative Agent) equal to 103% of the Floorplan Loan Exposure as of such date, (iv) the payment in full of the accrued and unpaid fees, and (v) the payment in full of all reimbursable expenses and other Obligations (including Floorplan Loan Payments) together with accrued and unpaid interest thereon.

(b) The Borrower may from time to time reduce the Revolving Commitments; provided that (i) each reduction of the Revolving Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $1,000,000 and (ii) the Borrower shall not reduce the Revolving Commitments if (A) after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.04(b), the sum of the Revolving Exposures (excluding Floorplan Loan Exposure) plus the Floorplan Collateral Block would exceed the lesser of the total Revolving Commitments and the Borrowing Base or (B) after giving effect to such reduction, the aggregate amount of the Lenders’ Revolving Commitments is less than $250,000,000.

(c) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) or (c) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

SECTION 2.10. Conversion and Continuation of Borrowings. The Borrower shall have the right at any time (subject to Section 2.02(b)) upon prior written or fax notice to the Administrative Agent (i) not later than 12:30 p.m., one Business Day prior to conversion, to convert any Eurodollar Borrowing into an ABR Borrowing and (ii) not later than 12:30 p.m., three Business Days prior to conversion or continuation, to convert any ABR Borrowing into a Eurodollar Borrowing or to continue any Eurodollar Borrowing as a Eurodollar Borrowing for an additional Interest Period, subject in each case to the following:

(a) each conversion or continuation shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Loans comprising the converted or continued Borrowing;

(b) if less than all of the outstanding principal amount of any Borrowing shall be converted or continued, then each resulting Borrowing shall satisfy the limitations specified in Sections 2.02(b) and 2.02(c) regarding the principal amount and maximum number of Borrowings of the relevant Type;

(c) each conversion shall be effected by each Lender and the Administrative Agent recording, for the account of such Lender, the Type of such Loan resulting from such conversion and reducing the Loan (or portion thereof) of such Lender being converted by an equivalent principal amount; accrued interest on any Eurodollar Loan (or portion thereof) being converted shall be paid by the Borrower at the time of conversion; and

(d) if any Eurodollar Borrowing is converted at a time other than the end of the Interest Period applicable thereto, the Borrower shall pay, upon demand, any amounts due to the Lenders pursuant to Section 2.16.

Each notice pursuant to this Section 2.10 shall be irrevocable (subject to Sections 2.08 and 2.15) and shall refer to this Agreement and specify (i) the identity and amount of the Borrowing that the Borrower requests be converted or continued, (ii) whether such Borrowing is to be converted to or continued as a Eurodollar Borrowing or an ABR Borrowing, (iii) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and (iv) if such Borrowing is to be converted to or continued as a Eurodollar Borrowing, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Eurodollar Borrowing, the Borrower shall be deemed to have selected an Interest Period of one month’s duration. The Administrative Agent shall advise the Lenders of any notice given pursuant to this Section 2.10 and of each Lender’s portion of any converted or continued Borrowing. If the Borrower shall not have given notice in accordance with this Section 2.10 to continue any Borrowing into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this Section 2.10 to convert such Borrowing), such Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be converted into an ABR Borrowing. This Section shall not apply to Swingline Borrowings or Protective Advances, which shall at all times be ABR Borrowings.

SECTION 2.11. [Intentionally Reserved]

SECTION 2.12. Optional Prepayments. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (b) of this Section.

(b) The Borrower shall notify the Administrative Agent by telephone (confirmed by facsimile) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Revolving Borrowing, not later than 12:30 p.m. three Business Days before the date of prepayment, or (ii) in the case of prepayment of an ABR Revolving Borrowing, not later than 12:30 p.m. one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.09, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.09. Promptly following receipt of any such notice relating to a Revolving Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Revolving Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Revolving Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.06.

SECTION 2.13. Mandatory Prepayments.

(a) In the event and on such occasion that the sum of the total Revolving Exposure (excluding Floorplan Loan Exposure) plus the Floorplan Collateral Block exceeds the lesser of (i) the aggregate Revolving Commitments or (ii) the Borrowing Base, the Borrower shall prepay the Revolving Loans, Floorplan Loan Exposure, LC Exposure and/or Swingline Loans in an aggregate amount equal to such excess.

(b) In the event that any Borrower or any Loan Party shall receive any Net Cash Proceeds with respect to a Disposition or Property Loss Event at any time that cash dominion is in effect pursuant to Section 6.01(b) of the Guarantee and Collateral Agreement, then the Borrower (or such other Loan Party) shall immediately deposit such Net Cash Proceeds in a Collateral Deposit Account for application to the Obligations in accordance with Section 2.04(b).

(c) All prepayments required by this Section 2.13 shall be applied first to prepay any Protective Advances that may be outstanding and second to reduce the outstanding principal balance of the Revolving Loans, including Swingline Loans (without a permanent reduction of the Revolving Commitment) and to cash collateralize outstanding LC Exposure and Floorplan Loan Exposure.

SECTION 2.14. Reserve Requirements; Change in Circumstances.

(a) Notwithstanding any other provision of this Agreement, if any Change in Law shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by any Lender or any Issuing Bank (except any such reserve requirement which is reflected in the Adjusted LIBO Rate) or shall impose on such Lender, such Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender, Floorplan Loan Payment Obligation or any Letter of Credit or participation therein, and the result of any of the foregoing shall be to increase the cost to such Lender or such Issuing Bank of making or maintaining any Eurodollar Loan or Floorplan Loan Payment Obligations or increase the cost to any Lender of issuing or maintaining any Letter of Credit or purchasing or maintaining a participation therein or to reduce the amount of any sum received or receivable by such Lender or such Issuing Bank hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender or such Issuing Bank to be material, then the Borrower will pay to such Lender or such Issuing Bank, as the case may be, upon demand such additional amount or amounts as will compensate such Lender or such Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

(b) If any Lender or any Issuing Bank shall have determined that any Change in Law regarding capital adequacy has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or on the capital of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made, Floorplan Loan Payment Obligations paid or participations in Loans purchased by such Lender pursuant hereto or the Letters of Credit issued by such Issuing Bank pursuant hereto to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy) by an amount deemed by such Lender or such Issuing Bank to be material, then the Borrower shall pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.

(c) A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as applicable, as specified in paragraph (a) or (b) above shall be delivered to the Borrower, shall describe the applicable Change in Law, the resulting costs incurred or reduction suffered (including a calculation thereof), certifying that such Lender is generally charging such amounts to similarly situated borrowers and shall be conclusive absent manifest error. The Borrower shall pay such Lender or such Issuing Bank, as applicable, the amount shown as due on any such certificate delivered by it within 30 days after its receipt of the same.

(d) Failure or delay on the part of any Lender or any Issuing Bank to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be under any obligation to compensate any Lender or any Issuing Bank under paragraph (a) or (b) above with respect to increased costs or reductions with respect to any period prior to the date that is 180 days prior to such request; provided further, that the foregoing limitation shall not apply to any increased costs or reductions arising out of the retroactive application of any Change in Law within such 180-day period. The protection of this Section shall be available to each Lender and the respective Issuing Bank regardless of any possible contention of the invalidity or inapplicability of the Change in Law that shall have occurred or been imposed; provided that if, after the payment of any amounts by the Borrower under this Section, any Change in Law in respect of which a payment was made is thereafter determined to be invalid or inapplicable to the relevant Lender or Issuing Bank, then such Lender or Issuing Bank shall, within 30 days after such determination, repay any amounts paid to it by the Borrower hereunder in respect of such Change in Law.

(e) Notwithstanding anything in this Section 2.14 to the contrary, this Section 2.14 shall not apply to any Change in Law with respect to Taxes, which shall be governed exclusively by Section 2.20.

SECTION 2.15. Change in Legality.

(a) Notwithstanding any other provision of this Agreement, if any Change in Law shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Borrower and to the Administrative Agent:

(i) such Lender may declare that Eurodollar Loans will not thereafter (for the duration of such unlawfulness) be made by such Lender hereunder (or be continued for additional Interest Periods) and ABR Loans will not thereafter (for such duration) be converted into Eurodollar Loans, whereupon any request for a Eurodollar Borrowing (or to convert an ABR Borrowing to a Eurodollar Borrowing or to continue a Eurodollar Borrowing for an additional Interest Period) shall, as to such Lender only, be deemed a request for an ABR Loan (or a request to continue an ABR Loan as such for an additional Interest Period or to convert a Eurodollar Loan into an ABR Loan, as the case may be), unless such declaration shall be subsequently withdrawn; and

(ii) such Lender may require that all outstanding Eurodollar Loans made by such Lender shall be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below.

In the event any Lender shall exercise its rights under clause (i) or (ii) above, all payments and prepayments of principal that would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

(b) For purposes of this Section 2.15, a notice to the Borrower by any Lender shall be effective as to each Eurodollar Loan made by such Lender, if lawful, on the last day of the Interest Period then applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by the Borrower. Such Lender shall withdraw such notice promptly following any date on which it becomes lawful for such Lender to make and maintain Eurodollar Loans or give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan.

SECTION 2.16. Indemnity. The Borrower shall indemnify each Lender against any loss or expense that such Lender may sustain or incur as a consequence of (a) any event, other than a default by such Lender in the performance of its obligations hereunder, which results in (i) such Lender receiving or being deemed to receive any amount on account of the principal of any Eurodollar Loan prior to the end of the Interest Period in effect therefor, (ii) the conversion of any Eurodollar Loan to an ABR Loan or the conversion of the Interest Period with respect to any Eurodollar Loan, in each case other than on the last day of the Interest Period in effect therefor, or (iii) any Eurodollar Loan to be made by such Lender (including any Eurodollar Loan to be made pursuant to a conversion or continuation under Section 2.10) not being made after notice of such Loan shall have been given by the Borrower hereunder other than by operation of Section 2.08 (any of the events referred to in this clause (a) being called a “Breakage Event”) or (b) any default in the making of any payment or prepayment required to be made hereunder. In the case of any Breakage Event, such loss shall include an amount equal to the excess, as reasonably determined by such Lender, of (i) its cost of obtaining funds for the Eurodollar Loan that is the subject of such Breakage Event for the period from the date of such Breakage Event to the last day of the Interest Period in effect (or that would have been in effect) for such Loan over (ii) the amount of interest likely to be realized by such Lender in redeploying the funds released or not utilized by reason of such Breakage Event for such period (exclusive of any loss of anticipated profits). A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section 2.16 shall be delivered to the Borrower and shall be conclusive absent manifest error.

SECTION 2.17. Pro Rata Treatment; Intercreditor Agreements.

(a) Except as provided below in this Section 2.17 and as required under Section 2.13, 2.14, 2.15, 2.16 or 2.20, each Revolving Borrowing, each payment or prepayment of principal of any Revolving Borrowing, each payment of interest on the Loans, each payment of the commitment fee under Section 2.05(a) and the participation fee under Section 2.05(b), each reduction of the Revolving Commitments and each conversion of any Revolving Borrowing to or continuation of any Revolving Borrowing as a Revolving Borrowing of any Type shall be allocated pro rata among the Lenders in accordance with their respective applicable Revolving Commitments (or, if such Revolving Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their respective applicable outstanding Loans). For purposes of determining the available Revolving Commitments of the Lenders at any time, each outstanding Swingline Loan shall be deemed to have utilized the Revolving Commitments of the Lenders (including those Lenders which shall not have made Swingline Loans) pro rata in accordance with such respective Revolving Commitments. In addition, in computing such Lender’s portion of any Revolving Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender’s percentage of such Revolving Borrowing to the next higher or lower whole dollar amount.

(b) Notwithstanding anything to the contrary contained in this Agreement, any payment or other distribution (whether from proceeds of collateral or any other source, whether in the form of cash, securities or otherwise, and whether made by any Loan Party or in connection with any exercise of remedies by the Administrative Agent or any Lender) (i) not constituting either (A) a specific payment of principal, interest, fees or other sum payable under the Loan Documents (which shall be applied as specified by the Borrower), (B) a mandatory prepayment (which shall be applied in accordance with Section 2.13) or (C) amounts to be applied from the Collection Account when cash dominion is in effect pursuant to Section 6.01(b) of the Guarantee and Collateral Agreement (which shall be applied in accordance with Section 2.04(b)) or (ii) made or applied in respect of any of the Obligations during the existence of an Event of Default under Sections 7.01(b) or (c) or during the existence of any other Event of Default (if the Administrative Agent or the Required Lenders so direct) or during or in connection with Insolvency Proceedings involving any Loan Party (or any plan of liquidation, distribution or reorganization in connection therewith), shall be made or applied, as the case may be, in the following order of priority (with higher priority Obligations to be paid in full prior to any payment or other distribution in respect of lower priority Obligations): (i) first, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts, including attorney fees, payable to the Administrative Agent in its capacity as such and the Issuing Banks in their capacity as such (ratably among the Administrative Agent and the Issuing Banks in proportion to the respective amounts described in this clause first payable to them) (other than in connection with amounts constituting Banking Services Obligations or Hedging Obligations); (ii) second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders, including attorney fees (ratably among such Lenders in proportion to the respective amounts described in this clause second payable to them) (other than in connection with amounts constituting Banking Services Obligations or Hedging Obligations); (iii) third, to payment of that portion of the Obligations constituting accrued and unpaid interest (including any default interest) on the Protective Advances, including interest accruing after the filing or commencement of any Insolvency Proceedings in respect of any Loan Party, whether or not any claim for post-filing or post-petition interest is or would be allowed, allowable or otherwise enforceable in any such Insolvency Proceedings; (iv) fourth, to payment of that portion of the Obligations constituting unpaid principal of the Protective Advances, (v) fifth, to payment of that portion of the Obligations constituting accrued and unpaid interest (including any default interest) on the Revolving Loans, Swingline Loans, Floorplan Loan Exposure and LC Exposure (ratably among such Lenders in proportion to the respective amounts described in this clause fifth payable to them), including interest accruing after the filing or commencement of any Insolvency Proceedings in respect of any Loan Party, whether or not any claim for post-filing or post-petition interest is or would be allowed, allowable or otherwise enforceable in any such Insolvency Proceedings; (vi) sixth, to payment of that portion of the Obligations constituting unpaid principal of the Revolving Loans, Swingline Loans, unpaid LC Disbursements, LC Exposure and Floorplan Loan Exposure (including any termination payments and any accrued and unpaid interest thereon) (ratably among such Lenders in proportion to the respective amounts described in this clause sixth held by them); (vii) seventh, to the Administrative Agent for the account of the Issuing Banks, to cash collateralize all Letters of Credit and Floorplan Loan Payment Obligations then outstanding; (viii) eighth, to payment of any amounts owing with respect to Banking Services Obligations and Hedging Obligations, in each case to the extent constituting Secured Obligations; (ix) ninth, to the payment of any other Secured Obligation due to any Agent or any Lender or any of their respective Affiliates; and (x) last, in the case of proceeds of collateral, the balance, if any, thereof, after all of the Secured Obligations have been paid in full, to the Borrower or as otherwise required by Applicable Law. Each Lender agrees that the provisions of this Section 2.17 (including the priority of the Secured Obligations as set forth herein) constitute an intercreditor agreement among them for value received that is independent of any value received from the Loan Parties, and that such agreement shall be enforceable as against each Lender, including in any Insolvency Proceedings in respect of any Loan Party, to the same extent that such agreement is enforceable under applicable non-bankruptcy law (including pursuant to Section 510(a) of the U.S. federal Bankruptcy Code or any comparable provision of applicable insolvency law), and that, if any Lender receives any payment or distribution in respect of any Obligation (including in connection with any Insolvency Proceedings or any plan of liquidation, distribution or reorganization therein) to which such Lender is not entitled in accordance with the priorities set forth in this Section 2.17, such amount shall be held in trust by such Lender for the benefit of the Person or Persons entitled to such payment or distribution hereunder, and promptly shall be turned over by such Lender to the Administrative Agent for distribution to the Person or Persons entitled to such payment or distribution in accordance with this Section 2.17.

(c) At the election of the Administrative Agent, (A) all payments of principal, interest and LC Disbursements and (B) upon the occurrence and during the continuance of an Event of Default, all payments of fees, premiums, reimbursable expenses (including all reimbursement for fees and expenses pursuant to Section 9.05), and other sums payable under the Loan Documents, may be paid from the proceeds of Borrowings made hereunder whether made following a request by the Borrower pursuant to Section 2.03 or a deemed request as provided in this Section or may be deducted from any deposit account of the Borrower maintained with the Administrative Agent. The Borrower hereby irrevocably authorizes (i) the Administrative Agent to make a Borrowing for the purpose of paying each payment of principal, interest and fees as it becomes due hereunder or any other amount due under the Loan Documents and agrees that all such amounts charged shall constitute Loans (including Swingline Loans), but such a Borrowing may only constitute a Protective Advance if it is to reimburse costs, fees and expenses as described in Section 9.05), and that all such Borrowings shall be deemed to have been requested pursuant to Sections 2.03, 2.22 or 2.25, as applicable and (ii) upon the occurrence and during the continuance of an Event of Default, the Administrative Agent to charge any deposit account of the Borrower maintained with the Administrative Agent for each payment of principal, interest and fees as it become due hereunder or any other amount due under the Loan Document.

SECTION 2.18. Sharing of Setoffs . Each Lender agrees that if it shall, through the exercise of a right of banker’s lien, setoff or counterclaim against either Borrower or any other Loan Party, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Loan, Floorplan Loan Payment or LC Disbursement as a result of which the unpaid principal portion of its Loans, Floorplan Loan Payments and participations in LC Disbursements shall be proportionately less than the unpaid principal portion of the Loans, Floorplan Loan Payments and participations in LC Disbursements of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Loans, Floorplan Loan Exposure and LC Exposure of such other Lender, so that the aggregate unpaid principal amount of the Loans, Floorplan Loan Exposure and LC Exposure and participations in Loans, Floorplan Loan Exposure and LC Exposure held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Loans, Floorplan Loan Exposure and LC Exposure then outstanding as the principal amount of its Loans, Floorplan Loan Exposure and LC Exposure prior to such exercise of banker’s lien, setoff or counterclaim or other event was to the principal amount of all Loans, Floorplan Loan Exposure and LC Exposure outstanding prior to such exercise of banker’s lien, setoff or counterclaim or other event; provided, however, that (i) if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.18 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest and (ii) the provisions of this Section 2.18 shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant. The Borrower expressly consent to the foregoing arrangements and agrees that any Lender holding a participation in a Loan, Floorplan Loan Payment or LC Disbursement deemed to have been so purchased may exercise any and all rights of banker’s lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Lender by reason thereof as fully as if such Lender had made a Loan directly to the Borrower in the amount of such participation.

SECTION 2.19. Payments . The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to 3:00 p.m. on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 383 Madison Avenue, New York, New York, except payments to be made directly to the Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars. At all times that cash dominion is in effect pursuant to Section 6.01(b) of the Guarantee and Collateral Agreement, solely for purposes of determining the amount of Loans available for borrowing purposes, checks (in addition to immediately available funds applied pursuant to Section 2.04(b)) from collections of items of payment and proceeds of any Collateral shall be applied in whole or in part against the Obligations, on the Business Day of receipt, if received prior to 3:00 p.m. on such Business Day, and otherwise on the Business Day after receipt, in each case subject to actual collection.

SECTION 2.20. Taxes.

(a) Any and all payments by or on account of any obligation of the Borrower or any other Loan Party hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided, that if any Indemnified Taxes or Other Taxes are required to be withheld or deducted from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions or withholdings (including deductions or withholdings applicable to additional sums payable under this Section 2.20) the Administrative Agent or Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) the Borrower or such Loan Party shall make such deductions or withholdings and (iii) the Borrower or such Loan Party shall pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law.

(b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) The Borrower shall indemnify the Administrative Agent, each Lender and each Issuing Bank, within 30 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or such Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower or any other Loan Party hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, in each case, whether or not such Indemnified Taxes (but not Other Taxes) were correctly or legally imposed or asserted by the relevant Governmental Authority; provided that if, after the payment of any amounts by the Borrower under this Section, any such Indemnified Taxes in respect of which a payment was made are thereafter determined to have been incorrectly or illegally imposed, then the relevant recipient of such payment shall, within 30 days after such determination, repay any amounts paid to it by the Borrower hereunder in respect of such Indemnified Taxes; provided, further, that the Borrower shall not be required to indemnify the Administrative Agent or any Lender pursuant to this Section 2.20(c) for any amounts incurred more than six months prior to the date the Administrative Agent, such Lender or Issuing Bank, as applicable, notifies the Borrower of its intention to claim compensation therefor. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or an Issuing Bank, or by the Administrative Agent on behalf of itself, a Lender or an Issuing Bank, shall be conclusive absent manifest error.

(d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower or any other Loan Party to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) Each Foreign Lender shall (a) furnish to the Borrower (with a copy to the Administrative Agent) on or before the date it becomes a party to the Agreement either (i) two accurate and complete originally executed copies of U.S. Internal Revenue Service (“IRS”) Form W-8BEN (or successor form), (ii) two accurate and complete originally executed copies of IRS Form W-8ECI (or successor form) or (iii) two accurate and complete originally executed copies of IRS Form W-8IMY (or successor form) together with any required attachments, certifying, in any case, to such Foreign Lender’s legal entitlement to an exemption or reduction from U.S. federal withholding tax with respect to all payments hereunder and (b) provide to the Borrower (with a copy to the Administrative Agent) a new Form W-8BEN (or successor form), Form W-8ECI (or successor form) or Form W-8IMY (or successor form) together with any required attachments upon (i) the expiration or obsolescence of any previously delivered form to reconfirm any complete exemption from, or any entitlement to a reduction in, U.S. federal withholding tax with respect to any payment hereunder, (ii) the occurrence of any event requiring a change in the most recent form previously delivered by it and (iii) from time to time if requested by the Borrower or the Administrative Agent; provided that any Foreign Lender that is relying on the so-called “portfolio interest exemption” shall also furnish a “Non-Bank Certificate” in the form of Exhibit E together with a Form W-8BEN. If a payment made to a Foreign Lender would be subject to United States federal withholding tax imposed by FATCA if such Lender fails to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Administrative Agent and the Borrower documentation, at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent, prescribed by the Internal Revenue Service (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary to demonstrate that such Lender has complied with applicable reporting requirements of FATCA so that payments made to such Lender hereunder would not be subject to U.S. federal withholding taxes under FATCA, or, if necessary, to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.20(e), “FATCA” shall include any amendments made to FATCA or successors thereto after the date of this Agreement. Notwithstanding any other provision of this paragraph, a Foreign Lender shall not be required to deliver any form pursuant to this paragraph that such Foreign Lender is not legally able to deliver.

(f) Any Lender or Issuing Bank that is a United States Person, as defined in Section 7701(a)(30) of the Code, shall (unless such Lender or Issuing Bank may be treated as an exempt recipient based on the indicators described in Treasury Regulation Section 1.6049-4(c)(1)(ii)(A)(1)) deliver to the Borrower (with a copy to the Administrative Agent), at the times specified in Section 2.20(e), two accurate and complete original signed copies of IRS Form W-9, or any successor form that such Person is entitled to provide at such time, in order to qualify for an exemption from United States back-up withholding requirements.

(g) In the event that the Borrower is resident in or conducts business in Puerto Rico, each Lender or Issuing Bank that is not a resident of Puerto Rico for Puerto Rican Tax purposes shall file any certificate or document reasonably requested by the Borrower and, when prescribed by applicable law and reasonably requested by the Borrower, update or renew any such certificate or document, pursuant to any applicable law or regulation, if such filing (i) would eliminate or reduce the amount of withholding Taxes imposed by Puerto Rico with respect to any payment hereunder and (ii) would not, in the sole discretion of such Lender, result in a legal, economic or regulatory disadvantage to such Lender.

(h) If the Administrative Agent, a Lender or Issuing Bank determines, in its sole discretion, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.20 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses of the Administrative Agent, such Lender or such Issuing Bank, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that (i) the Borrower, upon the request of the Administrative Agent, such Lender or such Issuing Bank, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or such Issuing Bank in the event the Administrative Agent, such Lender or such Issuing Bank is required to repay such refund to such Governmental Authority and (ii) nothing herein contained shall interfere with the right of a Lender or Administrative Agent to arrange its tax affairs in whatever manner it thinks fit nor oblige any Lender or Agent to claim any tax refund or to make available its tax returns or disclose any information relating to its tax affairs or any computations in respect thereof or require any Lender or Administrative Agent to do anything that would prejudice its ability to benefit from any other refunds, credits, reliefs, remissions or repayments to which it may be entitled.

SECTION 2.21. Assignment of Commitments Under Certain Circumstances; Duty to Mitigate.

(a) If any Lender or Issuing Bank requests compensation under Section 2.14 or delivers a notice described in Section 2.15 or if the Borrower is required to pay any additional amount to any Lender or Issuing Bank or any Governmental Authority for the account of any Lender or Issuing Bank pursuant to Section 2.20, then such Lender or Issuing Bank, as applicable, shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or Issuing Bank, as applicable, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or 2.20, as the case may be, in the future, (ii) would eliminate the circumstances permitting the Lender to provide a notice described in Section 2.15 and (iii) would not subject such Lender or Issuing Bank, as applicable, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or Issuing Bank, as applicable. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or Issuing Bank in connection with any such designation or assignment.

(b) If any Lender or Issuing Bank requests compensation under Section 2.14 or delivers a notice described in Section 2.15 or if the Borrower is required to pay any additional amount to any Lender or Issuing Bank or any Governmental Authority for the account of any Lender or Issuing Bank pursuant to Section 2.20, or if any Lender becomes a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender or Issuing Bank and the Administrative Agent (and, in the case of a Defaulting Lender, the Floorplan Funding Agent), require such Lender or Issuing Bank, as applicable, to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and, in the case of a Defaulting Lender, the Floorplan Funding Agent), which consent(s) shall not unreasonably be withheld, (ii) such Lender or Issuing Bank, as applicable, shall have received payment of an amount equal to the outstanding principal of its Loans, Floorplan Loan Payments and funded participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.20, such assignment will result in a reduction in such compensation or payments. A Lender or Issuing Bank shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or Issuing Bank or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Each Lender and Issuing Bank hereby grants to the Administrative Agent an irrevocable power of attorney (which power of attorney is coupled with an interest) to execute and deliver, on behalf of such Lender as assignor, any Assignment and Acceptance necessary to effectuate any assignment of such Lender’s interests hereunder in respect of the circumstances contemplated by this Section 2.21.

(c) If (i) any Lender or any Issuing Bank requests compensation under Section 2.14, (ii) any Lender or any Issuing Bank delivers a notice described in Section 2.15 or (iii) the Borrower is required to pay any additional amount to any Lender or any Issuing Bank or any Governmental Authority on account of any Lender or any Issuing Bank, pursuant to Section 2.20, then such Lender or such Issuing Bank shall use reasonable efforts (which shall not require such Lender or such Issuing Bank to take any action inconsistent with its internal policies or legal or regulatory restrictions or suffer any disadvantage or burden deemed by it to be material) to file any certificate or document reasonably requested by the Borrower if such filing would reduce its claims for compensation under Section 2.14 or enable it to withdraw its notice pursuant to Section 2.15 or would reduce amounts payable pursuant to Section 2.20, as the case may be, in the future.

SECTION 2.22. Swingline Loans.

(a) Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the Borrower from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $50,000,000 or (ii) the sum of the total Revolving Exposures exceeding the lesser of the total Revolving Commitments and Availability; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans. To request a Swingline Loan, the Borrower shall notify the Administrative Agent of such request by telephone (confirmed by facsimile), not later than 2:00 p.m. on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Borrower. The Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to the Funding Account (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.23(e), by remittance to the Issuing Bank, and in the case of repayment of another Loan or fees or expenses as provided by Section 2.17(c), by remittance to the Administrative Agent to be distributed to the Lenders) by 4:00 p.m. on the requested date of such Swingline Loan.

(b) The Swingline Lender may by written notice given to the Administrative Agent not later than noon on any Business Day require the Revolving Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Revolving Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Revolving Lender, specifying in such notice such Lender’s Pro Rata Percentage of such Swingline Loan or Loans. Each Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender’s Pro Rata Percentage of such Swingline Loan or Loans. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Sections 2.02(d) and (e) with respect to Loans made by such Lender (and Sections 2.02(d) and (e) shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Revolving Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.

(c) The Administrative Agent, on behalf of the Swingline Lender, shall request settlement (a “Settlement”) with the Revolving Lenders on at least a weekly basis or on any date that the Administrative Agent elects, by notifying the Revolving Lenders of such requested Settlement by facsimile, telephone, or e-mail no later than 1:00 p.m. on the date of such requested Settlement (the “Settlement Date”). Each Revolving Lender (other than the Swingline Lender, in the case of the Swingline Loans) shall transfer the amount of such Revolving Lender’s Pro Rata Percentage of the outstanding principal amount of the applicable Loan with respect to which Settlement is requested to the Administrative Agent, to such account of the Administrative Agent as the Administrative Agent may designate, not later than 3:00 p.m. on such Settlement Date. Settlements may occur during the existence of a Default and whether or not the applicable conditions precedent set forth in Section 4.02 have then been satisfied. Such amounts transferred to the Administrative Agent shall be applied against the amounts of the Swingline Lender’s Swingline Loans and, together with Swingline Lender’s Pro Rata Percentage of such Swingline Loan, shall constitute Revolving Loans of such Revolving Lenders, respectively. If any such amount is not transferred to the Administrative Agent by any Revolving Lender on such Settlement Date, the Swingline Lender shall be entitled to recover such amount on demand from such Lender together with interest thereon as specified in Section 2.02(e).

SECTION 2.23. Letters of Credit.

a) General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit for its own account or for the account of the Borrower and any of the Subsidiary Guarantors, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

(b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or facsimile (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent prior to 12:30 p.m. at least three Business Days prior to the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $125,000,000 and (ii) the sum of (A) the total Revolving Exposures (excluding Floorplan Loan Exposures) plus (B) the Floorplan Collateral Block shall not exceed the lesser of the total Revolving Commitments and the Borrowing Base.

(c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Maturity Date.

(d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Revolving Lenders, the Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Pro Rata Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender’s Pro Rata Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e) Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than noon on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m. on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than noon, on the Business Day immediately following the day that the Borrower receives such notice; provided that the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.22 that such payment be financed with an ABR Revolving Borrowing or Swingline Loan in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swingline Loan. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender’s Pro Rata Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Pro Rata Percentage of the payment then due from the Borrower, in the same manner as provided in Sections 2.02(d) and 2.02(e) with respect to Loans made by such Lender (and Sections 2.02(d) and 2.02(e) shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

(f) Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. Neither the Administrative Agent, the Revolving Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing (including clauses (i), (ii), (iii) and (iv) of the previous sentence) shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank’s gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction). In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by facsimile) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement.

(h) Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.07 shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

(i) Replacement of the Issuing Bank and Additional Issuing Banks.

(i) The Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Revolving Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(ii) The Borrower may, at any time and from time to time with the consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed) and such Lender, designate one or more additional Lenders (not to exceed three (3) such Lenders at any time) to act as an issuing bank under the terms of this Agreement. Any Lender designated as an issuing bank pursuant to this paragraph (i)(ii) shall be deemed to be an “Issuing Bank” (in addition to being a Lender) in respect of Letters of Credit issued or to be issued by such Lender, and, with respect to such Letters of Credit, such term shall thereafter apply to the other Issuing Bank and such Lender.

(j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Required Lenders (or, if the maturity of the Loans has been accelerated, the Administrative Agent) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Revolving Lenders (the “LC Collateral Account”), an amount in cash equal to 103% of the LC Exposure as of such date plus accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (g) or (h) of Article VII. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the Secured Obligations. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account and the Borrower hereby grants the Administrative Agent a security interest in the LC Collateral Account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated, be applied to satisfy other Secured Obligations. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all such Defaults have been cured or waived.

(k) Existing Letters of Credit. On the Closing Date, all Existing Letters of Credit shall be deemed to be Letters of Credit issued pursuant to and in compliance with this Section 2.23.

SECTION 2.24. Revolving Commitment Increase.

(a) The Borrower may at any time or from time to time after the Closing Date, by notice to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders), request one or more increases in the amount of the Revolving Commitments (each such increase, a “Revolving Commitment Increase”); provided that both at the time of any such request and upon the effectiveness of any Incremental Amendment referred to below, no Event of Default shall exist. Each Revolving Commitment Increase shall be in an aggregate principal amount that is not less than $25,000,000 (or such lower amount that either

(A) represents all remaining availability under the limit set forth in the next sentence or (B) is acceptable to the Administrative Agent). Notwithstanding anything to the contrary herein, the aggregate amount of the Revolving Commitment Increases shall not exceed $200,000,000. Each notice from the Borrower pursuant to this Section 2.23 shall set forth the requested amount and proposed terms of the relevant Revolving Commitment Increase. Revolving Commitment Increases may be made by any existing Lender or by any other bank or other financial institution (any such other bank or other financial institution being called an “Additional Lender”); provided that the relevant Persons under Section 9.04(b) shall have consented (in each case, not to be unreasonably withheld or delayed) to such Lender’s or Additional Lender’s Revolving Commitment Increase, if such consent would be required under Section 9.04(b) for an assignment of Revolving Loans to such Lender or Additional Lender. The Arrangers agree, upon the request of the Borrower and pursuant to mutually satisfactory engagement and compensation arrangements, to use their commercially reasonable efforts to obtain any Additional Lenders to make any such requested Revolving Commitment Increase; provided that the Arrangers’ agreement to use such efforts does not constitute a commitment to provide any such requested Revolving Commitment Increase.

(b) Commitments in respect of Revolving Commitment Increase shall become Revolving Commitments under this Agreement pursuant to an amendment (an “Incremental Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, each Lender agreeing to provide such Revolving Commitment Increase, if any, each Additional Lender, if any, and the Administrative Agent. The Incremental Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.22. The effectiveness of any Incremental Amendment shall be subject to the satisfaction on the date thereof (each, a “Revolving Commitment Increase Closing Date”) of each of the conditions set forth in Section 4.01 (it being understood that all references to “the date of such Borrowing” or similar language in such Section 4.01 shall be deemed to refer to the effective date of such Incremental Amendment). The Borrower may use the proceeds of Revolving Loans provided pursuant to any Revolving Commitment Increase for any purpose not prohibited by this Agreement. No Lender shall be obligated to provide any Revolving Commitment Increase unless it so agrees in its sole discretion.

(c) The Revolving Loans and Revolving Commitments established pursuant to this paragraph shall constitute Revolving Loans and Revolving Commitments under, and shall be entitled to all the benefits afforded by, this Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from the Guarantees and security interests created by the Security Documents. The Loan Parties shall take any actions reasonably required by the Administrative Agent to ensure and/or demonstrate that the Lien and security interests granted by the Security Documents continue to be perfected under the UCC or otherwise after giving effect to the establishment of any such new Revolving Loans or any such new Revolving Commitments.

(d) After giving effect to any Revolving Commitment Increase, it may be the case that the outstanding Revolving Loans are not held pro rata in accordance with the new Revolving Commitments. In order to remedy the foregoing, on the effective date of the applicable Revolving Commitment Increase, the Lenders (including, without limitation, any Additional Lenders) shall make advances among themselves so that after giving effect thereto the Revolving Loans will be held by the Lenders (including, without limitation, any Additional Lenders), pro rata in accordance with the Pro Rata Percentages hereunder (after giving effect to the applicable Revolving Commitment Increase).

(e) This Section 2.24 shall supersede any provisions in Section 2.18 or 9.08 to the contrary.

SECTION 2.25. Protective Advances.

(a) Subject to the limitations set forth below, the Administrative Agent is authorized by the Borrower and the Lenders, from time to time following the occurrence and during the continuance of a Default or an Event of Default, in the Administrative Agent’s sole discretion (but shall have absolutely no obligation to), to make Loans to the Borrower, on behalf of all Lenders, which the Administrative Agent, in its discretion, deems necessary or desirable (i) to preserve or protect the Collateral, or any portion thereof, (ii) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations, or (iii) to pay any other amount chargeable to or required to be paid by the Borrower pursuant to the terms of this Agreement, including payments of reimbursable expenses (including costs, fees, and expenses as described in Section 9.05) and other sums payable under the Loan Documents (any of such Loans are herein referred to as “Protective Advances”); provided that, the aggregate amount of Protective Advances outstanding at any time shall not at any time exceed 5.0% of the Borrowing Base as then in effect (based on the Borrowing Base Certificate last delivered); provided, further that, the aggregate amount of Revolving Exposure (including outstanding Protective Advances) shall not exceed the aggregate Revolving Commitments. Protective Advances may be made even if the conditions precedent set forth in Section 4.02 have not been satisfied. The Protective Advances shall be secured by the Liens in favor of the Administrative Agent in and to the Collateral and shall constitute Obligations hereunder. All Protective Advances shall be ABR Borrowings. The Administrative Agent’s authorization to make Protective Advances may be revoked at any time by the Required Lenders. Any such revocation must be in writing and shall become effective prospectively upon the Administrative Agent’s receipt thereof. At any time that there is sufficient Availability and the conditions precedent set forth in Section 4.02 have been satisfied, the Administrative Agent may request the Revolving Lenders to make a Revolving Loan to repay a Protective Advance. At any other time the Administrative Agent may require the Lenders to fund their risk participations described in Section 2.25(b).

(b) Upon the making of a Protective Advance by the Administrative Agent, each Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the Administrative Agent without recourse or warranty, an undivided interest and participation in such Protective Advance in proportion to its Applicable Percentage. From and after the date, if any, on which any Lender is required to fund its participation in any Protective Advance purchased hereunder, the Administrative Agent shall promptly distribute to such Lender, such Lender’s Applicable Percentage of all payments of principal and interest and all proceeds of Collateral received by the Administrative Agent in respect of such Protective Advance.

SECTION 2.26. Floorplan Loans.

(a) General. Subject to the terms and conditions set forth herein, the Borrower may request that the Floorplan Funding Agent issue Floorplan Approvals to finance the purchase by the Borrower and certain of the Subsidiary Guarantors of Inventory from Floorplan Approved Vendors, at any time and from time to time during the Availability Period; provided, however, that the Floorplan Funding Agent may assume that the Availability Period has not been terminated until it receives written notice of such termination from the Administrative Agent. A Floorplan Approval shall be issued only if (and upon issuance of each Floorplan Approval, the Borrower shall be deemed to represent and warrant that (it being understood and agreed that the Floorplan Funding Agent shall not be deemed to have made any representation or warranty with respect to)), after giving effect to such issuance, (i) the sum of the aggregate Floorplan Open Approvals, plus the aggregate Floorplan Loan Exposure shall not exceed the Floorplan Subfacility Limit and (ii) the sum of the aggregate Floorplan Open Approvals plus the total Revolving Exposures shall not exceed the total Revolving Commitments. From and after the date on which the Floorplan Funding Agent has actual knowledge of any Default, and so long as such Default is continuing, (i) no further Floorplan Approvals will be issued if the Floorplan Funding Agent so chooses in its sole discretion to no longer issue Floorplan Approvals or if the Administrative Agent or the Required Lenders direct in writing the Floorplan Funding Agent to no longer issue Floorplan Approvals and (ii) the Floorplan Funding Agent may elect in its discretion to cancel all Floorplan Open Approvals (other than Floorplan Open Approvals that are not cancellable). In the event of any conflict between the terms and conditions of this Agreement and the terms and conditions of the Floorplan Inventory Financing Agreement, the terms and conditions of this Agreement shall control.

(b) Issuance of Floorplan Approvals; Funding of Floorplan Loans. Upon the Floorplan Funding Agent’s receipt from a Floorplan Approved Vendor of an invoice with respect to Inventory financed under a Floorplan Approval (a “Floorplan Approved Invoice”), the Borrower shall be deemed (automatically and without any further action on the part of the Borrower) to have requested a Floorplan Loan from the Floorplan Funding Agent in an amount equal to the face amount of such Floorplan Approved Invoice, which Floorplan Loan shall be deemed to be fully funded as of the date of such Floorplan Approved Invoice. The unpaid principal balance of each Floorplan Loan shall be payable in full on the earlier of (i) the sixtieth (60th) day following the date of the Floorplan Approved Invoice funded with the proceeds of such Floorplan Loan or such other date that such Floorplan Approved Invoice is due pursuant to the terms of the floorplan program then made available to the Borrower by the applicable

Floorplan Approved Vendor and (ii) the Maturity Date (the earlier of such dates, a “Floorplan Due Date”). The proceeds of each Floorplan Loan will be retained by the Floorplan Funding Agent and the Floorplan Funding Agent will be directly responsible for paying the related Floorplan Approved Invoice (it being understood that the terms of such payment will be negotiated between the Floorplan Funding Agent and the applicable Floorplan Approved Vendor).

(c) Floorplan Loan Payment Obligations. On the date of a Floorplan Approved Invoice to be funded with the proceeds of a Floorplan Loan and without any further action on the part of the Floorplan Funding Agent, the Borrower or the Revolving Lenders, each Revolving Lender hereby acquires and shall have an unconditional and absolute obligation to repay to the Floorplan Funding Agent, without setoff or counterclaim, a portion of such Floorplan Loan on the Floorplan Due Date thereof in an amount equal to such Revolving Lender’s Pro Rata Percentage of such Floorplan Loan (each such obligation, a “Floorplan Loan Payment Obligation” and each payment made by a Revolving Lender in respect thereof, a “Floorplan Loan Payment”), regardless of the occurrence and continuance of a Default or a reduction or termination of the Commitments or any other event or condition whatsoever, but only so long as (a) the Floorplan Funding Agent has reported the amount of such Floorplan Loan to the Administrative Agent in accordance with Section 2.26(g), (b) on the Business Day on which the Administrative Agent receives such report under clause (a) above, the Floorplan Collateral Block to be implemented by the Administrative Agent with respect to such Floorplan Loan (together with the Floorplan Collateral Block to be implemented by the Administrative Agent with respect to all other Floorplan Loans reported by the Floorplan Funding Agent to the Administrative Agent on such day) would not exceed Availability as reported by the Administrative Agent to the Floorplan Funding Agent on such Business Day in accordance with Section 2.26(g). On the date of a Floorplan Approved Invoice to be funded with the proceeds of a Floorplan Loan and without any further action on the part of the Floorplan Funding Agent, the Borrower or the Revolving Lenders, the Borrower hereby becomes and shall be obligated to reimburse the Revolving Lenders for all Floorplan Loan Payments without setoff or counterclaim, which obligation shall be absolute and unconditional irrespective of any defense (other than payment of reimbursement obligation in full) based on or arising out of any defense of the Borrower or any other Loan Party or the unenforceability of such reimbursement obligation from any cause, or the cessation from any cause of the liability of the Borrower or any other Loan Party, other than the occurrence of the Termination Date, each of which defenses the Borrower hereby waives to the fullest extent permitted by Applicable Law. The Administrative Agent hereby agrees to implement on each Business Day, and to keep and maintain at all times, the Floorplan Collateral Block in accordance with the terms of this Agreement. The Administrative Agent and each Lender acknowledge and agree that neither the Lenders’ Floorplan Payment Obligations nor any Floorplan Loan Payment shall give the Administrative Agent or any Lender any right or claim against any Floorplan Approved Vendors.

(d) Payments; Reimbursement. On the Floorplan Due Date of each Floorplan Loan, the Borrower shall reimburse the Revolving Lenders for the aggregate amount of all Floorplan Loan Payments payable by the Revolving Lenders on such date (each such amount, a “Floorplan Required Payment”) by paying such Floorplan Required Payment to the Administrative Agent, for the account of the Revolving Lenders, not later than noon on such date, which Floorplan Required Payment shall, absent receipt by the Administrative Agent of written notice to the contrary at least one Business Day prior to the applicable Floorplan Due Date and subject to the conditions to borrowing set forth herein, be financed with a Swingline Loan in an equivalent amount (each of which the Borrower shall be deemed to have requested pursuant to Section 2.22(a)) and, to the extent so financed, the Borrower’s obligation to make such Floorplan Required Payment shall be discharged and replaced by the resulting Swingline Loan. On the Floorplan Due Date of each Floorplan Loan, (i) in the event the Borrower shall have satisfied its obligations under the first sentence of this subsection (d), the Administrative Agent, on behalf of the Revolving Lenders, shall pay to the Floorplan Funding Agent, without setoff or counterclaim, the aggregate Floorplan Loan Payments due in respect of such Floorplan Loan, and upon the funding thereof in immediately available funds to the Floorplan Funding Agent, the Revolving Lenders’ obligations to the Floorplan Funding Agent in respect of such Floorplan Loan shall be deemed fully and finally discharged, or (ii) in the event the Borrower shall have failed to satisfy its obligations under the first sentence of this subsection (d), the Administrative Agent shall notify each Revolving Lender of its Floorplan Loan Payment then due, and each Revolving Lender shall be unconditionally and irrevocably obligated to pay such amount, without setoff or counterclaim, by wire transfer of immediately available funds by 2:00 p.m. on such day to the account of the Administrative Agent most recently designated for such purpose by notice to the Revolving Lenders, and the Administrative Agent will pay such amounts, without setoff or counterclaim, to the Floorplan Funding Agent, and upon the funding thereof in immediately available funds to the Floorplan Funding Agent, the Revolving Lenders’ obligations to the Floorplan Funding Agent in respect of such Floorplan Loan shall be deemed fully and finally discharged.

(e) Obligations Absolute. The Borrower’s obligation to reimburse Floorplan Loan Payments as provided in paragraph (d) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Floorplan Approved Invoice or this Agreement, or any term or provision therein or herein, or (ii) any other event or circumstance whatsoever that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. Neither the Administrative Agent, the Revolving Lenders nor the Floorplan Funding Agent, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance of any Floorplan Approved Invoice or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any notice or other communication under or relating to any Floorplan Approved Invoice, any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Floorplan Funding Agent. The Revolving Lenders’ obligations to make Floorplan Loan Payments as provided in paragraph (d) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Floorplan Approved Invoice or this Agreement, or any term or provision therein or herein, or (ii) any other event or circumstance whatsoever that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Revolving Lenders’ obligations hereunder.

(f) Interest on Floorplan Loan Payments. Unless the Borrower shall reimburse the Revolving Lenders in full for any Floorplan Loan Payments on the date such Floorplan Loan Payments are made, the unpaid amount thereof shall bear interest, for each day from and including the date such Floorplan Loan Payments are made to but excluding the date the Borrower reimburses such Floorplan Loan Payments, at the rate per annum then applicable to ABR Loans; provided that Section 2.07 shall apply.

(g) Reporting. Prior to 11:00 a.m. on each Business Day, the Floorplan Funding Agent shall electronically deliver to the Administrative Agent and the Borrower a report setting forth (i) the aggregate principal amount of Floorplan Loans funded by the Floorplan Funding Agent as of the close of business on the immediately preceding Business Day and not previously reported to the Administrative Agent and the Borrower pursuant to this clause, (ii) the aggregate principal amount of Floorplan Loans outstanding as of the close of business on the immediately preceding Business Day, (iii) the aggregate amount of Floorplan Open Approvals as of the close of business on the immediately preceding Business Day, (iv) the aggregate principal amount of Floorplan Loans maturing on each of the next succeeding five (5) days and (v) its calculation of the Floorplan In-Transit Open Approvals Block as of such date. Prior to 4:00 p.m. on each Business Day, the Administrative Agent shall electronically deliver to the Floorplan Funding Agent (i) its calculation of Availability as of such date (and after giving effect to all Borrowings made, and Letters of Credit issued or amended, on such date) and (ii) the aggregate amount of any past-due Floorplan Required Payments as of such date.

(h) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Required Lenders (or, if the maturity of the Loans has been accelerated, the Administrative Agent) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Revolving Lenders (the “Floorplan Collateral Account”), an amount in cash equal to 103% of the Floorplan Loan Exposure as of such date plus accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (g) or (h) of Article VII. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the Secured Obligations. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account and the Borrower hereby grants the Administrative Agent a security interest in the Floorplan Collateral Account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be first applied by the Administrative Agent to reimburse the Floorplan Funding Agent for Floorplan Loan Payments which it has not yet received and then to reimburse the Revolving Lenders for Floorplan Loan Payments for which the Revolving Lenders have not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for Floorplan Loan Exposure at such time or, if the maturity of the Loans has been accelerated, be applied to satisfy other Secured Obligations. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all such Defaults have been cured or waived.

(i) Credits. All credits issued by Vendors with respect to Floorplan Approved Invoices (“Floorplan Vendor Credits”) shall be for the sole account of the Revolving Lenders and shall be paid by the Floorplan Funding Agent to such Person(s) as directed in writing from time to time by the Administrative Agent to the Floorplan Funding Agent. On the Closing Date, and thereafter until the Floorplan Funding Agent is advised otherwise in writing by the Administrative Agent during the continuance of an Event of Default or when cash dominion is in effect pursuant to Section 6.01(b) of the Guarantee and Collateral Agreement, all Floorplan Vendor Credits shall be paid by the Floorplan Funding Agent to the Borrower or the Subsidiary Guarantor in whose name the Vendor Credit was issued promptly following receipt thereof by the Floorplan Funding Agent.

(j) Notwithstanding anything in this Agreement to the contrary, if at any time (a) there are no outstanding Floorplan Approvals or Floorplan Loans, (b) all Floorplan Loan Payments and Floorplan Required Payments have been paid in full (c) the Floorplan Inventory Finance Agreement has been terminated, and (d) the Floorplan Funding Agent has ceased issuing any further Floorplan Approvals then, upon written notice by the Borrower to the Administrative Agent and the Floorplan Funding Agent, all obligations (including, without limitation, under Section 2.05(d)), voting and consent rights of, and information and documentation delivery obligations to, the Floorplan Funding Agent shall terminate and be of no further force and effect.

SECTION 2.27. Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) fees shall cease to accrue on the unfunded portion of the Revolving Commitment of such Defaulting Lender pursuant to Section 2.05(a);

(b) such Defaulting Lender shall not have the right to vote on any issue on which voting is required (other than to the extent expressly provided in Section 9.08(b)) and the Revolving Commitment and Revolving Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders or the Supermajority Lenders have taken or may take any action hereunder;

(c) if any Swingline Exposure, Floorplan Loan Exposure or LC Exposure exists at the time a Lender becomes a Defaulting Lender then:

(i) all or any part of the Swingline Exposure, Floorplan Loan Exposure and LC Exposure of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentages but only to the extent the sum of all non-Defaulting Lenders’ Revolving Exposures plus such Defaulting Lender’s Swingline Exposure, Floorplan Loan Exposure and LC Exposure does not exceed the total of all non-Defaulting Lenders’ Revolving Commitments;

(ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within three Business Days following notice by the Administrative Agent (x) first, prepay such Swingline Exposure, and (y) second, cash collateralize, for the benefit of the Issuing Bank and the Floorplan Funding Agent, the Borrower’s obligations corresponding to such Defaulting Lender’s LC Exposure and/or Floorplan Loan Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.23(j) and Section 2.26(h), respectively, for so long as such LC Exposure and/or Floorplan Loan Exposure is outstanding;

(iii) if the Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure or Floorplan Loan Exposure pursuant to clause (ii) above, the Borrower or the Administrative Agent, as applicable, shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.05(b) with respect to such Defaulting Lender’s LC Exposure and pursuant to Section 2.05(d) with respect to such Defaulting Lender’s Floorplan Loan Exposure during the period such Defaulting Lender’s LC Exposure and/or Floorplan Loan Exposure, as applicable, is cash collateralized;

(iv) if the LC Exposure or Floorplan Loan Exposure of the non-Defaulting Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Sections 2.05(a), 2.05(b) and/or 2.05(d), as applicable, shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages; and

(v) if all or any portion of such Defaulting Lender’s LC Exposure and/or Floorplan Loan Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of the Issuing Bank or any Lender hereunder, all letter of credit fees payable under Section 2.05(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Bank until such LC Exposure is reallocated and/or cash collateralized, and no Floorplan Collateral Block Fees payable under Section 2.05(d) with respect to such Defaulting Lender shall be payable by the Administrative Agent until such Defaulting Lender’s Floorplan Loan Exposure is reallocated and/or cash collateralized;

(d) so long as such Lender is a Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Loan, the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit and the Floorplan Funding Agent shall not be required to issue any Floorplan Approval (and the Floorplan Funding Agent may cancel any Floorplan Open Approvals), unless the Swingline Lender, the Issuing Bank or the Floorplan Funding Agent, as the case may be, is satisfied that the related exposure will be 100% covered by the Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 2.27(c), and participating interests in any such newly made Swingline Loan, newly issued or increased Letter of Credit or newly issued Floorplan Approval shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.27(c)(i) (and such Defaulting Lender shall not participate therein); and

(e) so long as such Lender is a Defaulting Lender, any amount payable to such Defaulting Lender hereunder (whether on account of principal, interest, fees or otherwise and including any amount that would otherwise be payable to such Defaulting Lender pursuant to Section 2.18) shall, in lieu of being distributed to such Defaulting Lender, be retained by the Administrative Agent in a segregated account (for the avoidance of doubt, it is noted that any amounts retained pursuant to this Section 2.27(e) shall for all other purposes be treated as having been paid to such Defaulting Lender) and, subject to any applicable requirements of law, be applied at such time or times as may be determined by the Administrative Agent (i) first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder, (ii) second, pro rata, to the payment of any amounts owing by such Defaulting Lender to the Issuing Bank, Swingline Lender or Floorplan Funding Agent hereunder, (iii) third, if the Administrative Agent so determines or is reasonably requested by an Issuing Bank, the Swingline Lender or the Floorplan Funding Agent, held in such account as cash collateral for future funding obligations of the Defaulting Lender in respect of any existing or future participating interest in any Swingline Loan, Letter of Credit or Floorplan Loan, (iv) fourth, to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent, (v) fifth, if the Administrative Agent or the Borrower (with the consent of the Administrative Agent) so determines, held in such account as cash collateral for future funding obligations of the Defaulting Lender in respect of any Loans under this Agreement, (vi) sixth, to the payment of any amounts owing to the Lenders, an Issuing Bank, the Swingline Lender or the Floorplan Funding Agent as a result of any judgment of a court of competent jurisdiction obtained by any Lender, such Issuing Bank, the Swingline Lender or the Floorplan Funding Agent against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement, (vii) seventh, so long as no Event of Default has occurred and is continuing, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement, and (viii) eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided, that if such payment is (x) a payment of the principal amount of any Loans or reimbursement obligations in respect of LC Disbursements or Floorplan Loan Payments which such Defaulting Lender has funded its participation obligations and (y) made at a time when the conditions set forth in Section 4.01 are satisfied, such payment shall be applied solely to prepay the Loans of, and reimbursement obligations owed to, all non-Defaulting Lenders pro rata prior to being applied to the prepayment of any Loans, or reimbursement obligations owed to, any Defaulting Lender.

If each of the Administrative Agent, the Borrower, the Issuing Bank, the Swingline Lender and the Floorplan Funding Agent agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure, LC Exposure and Floorplan Loan Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Revolving Commitment and on the date of such readjustment such Lender shall purchase at par such of the Loans of the other Lenders (other than Swingline Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage.

SECTION 2.28. Banking Services and Hedging Obligations. Each Lender or Affiliate thereof providing Banking Service for, or having hedging agreements with, any Loan Party shall deliver to the Administrative Agent, promptly after entering into such Banking Services or hedging agreements, written notice setting forth the aggregate amount of all Banking Services Obligations and Hedging Obligations of such Loan Party to such Lender or Affiliate (whether matured or unmatured, absolute or contingent). In furtherance of that requirement, each such Lender or Affiliate thereof shall furnish the Administrative Agent, following the end of each calendar month, information with respect to the amounts due or to become due in respect of such Hedging Obligations and the maximum exposure in respect of such Banking Services Obligations.

ARTICLE III

Representations and Warranties

The Borrower represents and warrants (it being understood that, for purposes of the representations and warranties made in the Loan Documents on the Closing Date, such representations and warranties shall be construed as though the Transactions have been consummated) to the Administrative Agent, each Issuing Bank, the Floorplan Funding Agent and each of the Lenders that:

SECTION 3.01. Organization; Powers. Each Loan Party and each Restricted Subsidiary (a) is duly organized or formed, validly existing and in good standing (where relevant) under the laws of the jurisdiction of its organization, except where the failure to be duly organized or formed or to exist (other than in the case of the Borrower) or be in good standing could not reasonably be expected to result in a Material Adverse Effect, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted, except where the failure to have such power and authority could not reasonably be expected to result in a Material Adverse Effect, (c) is qualified to do business in, and is in good standing (where relevant) in, every jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except where the failure to so qualify or be in good standing could not reasonably be expected to result in a Material Adverse Effect, and (d) has the requisite power and authority to execute, deliver and perform its obligations under each of the Loan Documents to which it is a party.

SECTION 3.02. Authorization. The execution, delivery and performance of the Loan Documents (a) have been duly authorized by all requisite corporate or other organizational and, if required, stockholder or member action of each Loan Party and (b) will not (i) violate (A) any provision (x) of any applicable law, statute, rule or regulation, or (y) of the certificate or articles of incorporation, bylaws or other constitutive documents of any Loan Party, (B) any applicable order of any Governmental Authority, (C) any provision of the Specified Senior Indebtedness Documentation or the Specified Senior Subordinated Indebtedness Documentation or (D) any provision of any other material indenture, agreement or other instrument to which any Loan Party or any Restricted Subsidiary is a party or by which any of them or any of their property is bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under or give rise to any right to require the prepayment, repurchase or redemption of any obligation under (x) the Specified Senior Indebtedness Documentation or the Specified Senior Subordinated Indebtedness Documentation or (y) any other such material indenture, agreement or other instrument or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by any Loan Party or any Restricted Subsidiary (other than Liens created or permitted hereunder or under the Security Documents); except with respect to clauses (b)(i) through (b)(iii) (other than clauses (b)(i)(A)(y), (b)(i)(C) and (b)(ii)(x)), to the extent that such violation, conflict, breach, default, or creation or imposition of Lien could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.03. Enforceability. This Agreement and each other Loan Document (when delivered) have been duly executed and delivered by each Loan Party which is a party thereto. This Agreement and each other Loan Document delivered on the Closing Date constitutes, and each other Loan Document when executed and delivered by each Loan Party which is a party thereto will constitute, a legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms, except as may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium or similar laws of general applicability relating to or limiting creditors’ rights generally or by general equity principles.

SECTION 3.04. Governmental Approvals. Except to the extent the failure to obtain or make the same could not reasonably be expected to result in a Material Adverse Effect, no action, consent or approval of, registration or filing with or any other action by any Governmental Authority is necessary or will be required in connection with the execution, delivery and performance of the Loan Documents by the Loan Parties, except for (a) filings and registrations necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Administrative Agent and (b) such as have been made or obtained and are in full force and effect.

SECTION 3.05. Financial Statements.

(a) The Company’s consolidated balance sheets and related statements of income, stockholder’s equity and cash flows as of and for the fiscal years ended December 31, 2010 and December 31, 2009, audited by and accompanied by the report of PricewaterhouseCoopers LLP present fairly in all material respects the financial condition and results of operations and cash flows of the Company and its consolidated subsidiaries as of such dates and for such periods. Such financial statements were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise noted therein.

(b) The Company has heretofore delivered to the Administrative Agent its unaudited pro forma consolidated balance sheet as of the fiscal quarter ended March 31, 2011, prepared giving effect to the Transactions as if they had occurred, on such date. Such pro forma balance sheet has been prepared in good faith by the Borrower, based on the assumptions believed by the Borrower on the date of delivery thereof to be reasonable, is based in all material respects on the information reasonably available to the Borrower as of the date of delivery thereof, and reflects in all material respects the adjustments required to be made to give effect to the Transactions, it being understood that actual adjustments may vary from the pro forma adjustments and actual results may vary from such projected results and, in each case, such variations may be material.

SECTION 3.06. No Material Adverse Change. Since December 31, 2010, no event, change or condition has occurred that (individually or in the aggregate) has had, or could reasonably be expected to have, a Material Adverse Effect.

SECTION 3.07. Title to Properties. Each Loan Party and each Restricted Subsidiary has good and indefeasible title in fee simple to, or valid leasehold interests in, all its material properties and assets other than

(i) minor defects in title that do not materially interfere with its ability to conduct its business or to utilize such assets for their intended purposes, (ii) except where the failure to have such title or other property interests described above could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (iii) all such material properties and assets are free and clear of Liens, other than Permitted Liens.

SECTION 3.08. Subsidiaries. Schedule 3.08 sets forth as of the Closing Date a list of all subsidiaries of the Borrower, the jurisdiction of their formation or organization, as the case may be, and the percentage ownership interest of such subsidiary’s parent company therein, and such Schedule shall denote which subsidiaries as of the Closing Date are not Subsidiary Guarantors.

SECTION 3.09. Litigation; Compliance with Laws.

(a) Except as set forth on Schedule 3.09, there are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of the Borrower, threatened in writing against any Loan Party or any Restricted Subsidiary or any business, property or rights of any such Person that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(b) None of the Loan Parties or any Restricted Subsidiary or any of their respective material properties is in violation of any applicable law, rule or regulation, or is in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, where any such violation or default could reasonably be expected to result in a Material Adverse Effect.

SECTION 3.10. Federal Reserve Regulations.

(a) None of the Loan Parties or any Restricted Subsidiary is engaged principally, or as one of its important activities, in the business of purchasing or carrying Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

(b) No part of the proceeds of any Loan or any Letter of Credit will be used (i) to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock or (ii) for a purpose in violation of Regulation T, U or X issued by the Board.

SECTION 3.11. Investment Company Act. None of the Loan Parties or any Restricted Subsidiary is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

SECTION 3.12. Taxes. Each of the Loan Parties and each Restricted Subsidiary has, except where the failure to so file or pay could not reasonably be expected to have a Material Adverse Effect, filed or caused to be filed all Federal, state and other Tax returns required to have been filed by it and has paid, caused to be paid, or made provisions for the payment of all Taxes due and payable by it and all material assessments received by it, except such Taxes and assessments that are not overdue by more than 45 days or the amount or validity of which are being contested in good faith by appropriate proceedings and for which such Loan Party or such Restricted Subsidiary, as applicable, shall have set aside on its books adequate reserves in accordance with GAAP.

SECTION 3.13. No Material Misstatements. As of the Closing Date, to the knowledge of the Borrower, the Confidential Information Memorandum and other written information, reports, financial statements, exhibits and schedules furnished by (as modified or supplemented by other information so furnished prior to the Closing Date) or on behalf of the Borrower to the Administrative Agent or the Lenders (other than projections and other forward looking information and information of a general economic or industry specific nature) on or prior to the Closing Date in connection with the transactions contemplated hereby (taken as a whole) did not and, as of the Closing Date, does not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading. The projections contained in the Confidential Information Memorandum were prepared in good faith on the basis of assumptions believed by the Borrower to be reasonable in light of the conditions existing at the time of delivery of such projections, and represented, at the time of delivery thereof, a reasonable good faith estimate of future financial performance by the Borrower (it being understood that such projections are not to be viewed as facts and are subject to significant uncertainties and contingencies, many of which are beyond the control of the Borrower, that actual results may vary from projected results and such variances may be material and that the Borrower makes no representation as to the attainability of such projections or as to whether such projections will be achieved or will materialize).

SECTION 3.14. Employee Benefit Plans. No ERISA Event has occurred or could reasonably be expected to occur, that could reasonably be expected to result in a Material Adverse Effect. Each Pension Plan and/or Foreign Plan is in compliance with the applicable provisions of ERISA, the Code and/or applicable law, except for such non-compliance that could not reasonably be expected to have a Material Adverse Effect. No Pension Event has occurred or could reasonably be expected to occur, which could reasonably be expected to result in a Material Adverse Effect.

SECTION 3.15. Environmental Matters. Except as otherwise provided in Schedule 3.15, or except with respect to any matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, (i) each Loan Party and each of their respective subsidiaries are in compliance with all applicable Environmental Laws, and have obtained, and are in compliance with, all permits required of them under applicable Environmental Laws, (ii) there are no claims, proceedings, investigations or actions by any Governmental Authority or other Person pending, or to the knowledge of the Borrower, threatened against any Loan Party or any of their respective subsidiaries under any Environmental Law, (iii) none of the Loan Parties or any of their respective subsidiaries has agreed to assume or accept responsibility, by contract, for any liability of any other Person under Environmental Laws and (iv) there are no facts, circumstances or conditions relating to the past or present business or operations of any Loan Party, any of their respective subsidiaries, or any of their respective predecessors (including the disposal of any wastes, hazardous substances or other materials), or to any past or present assets of any Loan Party or any of their respective subsidiaries, that could reasonably be expected to result in any Loan Party or any subsidiary incurring any claim or liability under any Environmental Law.

SECTION 3.16. Security Documents. All filings and other actions necessary to perfect the Liens on the Collateral created under, and in the manner contemplated by, this Agreement and the Security Documents have been duly made or taken or otherwise provided for in a manner reasonably acceptable to the Administrative Agent to the extent required by the terms of this Agreement or such Security Documents and the Security Documents create in favor of the Administrative Agent, for the benefit of the Secured Parties, a valid, and together with such filings and other actions required by this Agreement or the Security Documents, perfected first priority Lien in the Collateral (to the extent that, with respect to Collateral that is intellectual property, a valid, perfected Lien in such Collateral is possible through such filings and other actions) or, with respect to the Term Loan Facility Primary Collateral, a valid, and together with such filings and other actions required by this Agreement or the Security Documents, perfected second priority Lien in such Collateral, securing the payment of the Secured Obligations, subject only to Permitted Liens; provided, however, the representation and warranty set forth in this Section 3.16 as it relates to the effects of perfection or non-perfection, the priority or the enforceability of any pledge of or security interest in any Equity Interests of any Foreign Subsidiary, or as to the rights and remedies of the Administrative Agent or any Lender with respect thereto shall be made only to the extent of comparable representations and warranties applicable to such Equity Interests or Collateral set forth in the Security Documents pursuant to which Liens on such Equity Interests or Collateral are purported to be granted.

SECTION 3.17. Location of Real Property and Leased Premises.

(a) Schedule 3.17(a) lists completely and correctly (in all material respects) as of the Closing Date all real property owned in fee by the Loan Parties and the Restricted Subsidiaries and the addresses thereof, to the extent reasonably available. Except as otherwise provided in Schedule 3.17(a), the Borrower and its Restricted Subsidiaries own in fee all the real property set forth on such schedule, except to the extent the failure to have such title could not reasonably be expected to result in a Material Adverse Effect.

(b) Schedule 3.17(b) lists completely and correctly (in all material respects) as of the Closing Date all real property leased in excess of 100,000 square feet leased by the Loan Parties and the Restricted Subsidiaries and the addresses thereof. Except as otherwise provided on Schedule 3.17(b), the Loan Parties and the Restricted Subsidiaries have valid leasehold interests in all the real property set forth on such schedule, except to the extent the failure to have such valid leasehold interest could not reasonably be expected to have a Material Adverse Effect.

SECTION 3.18. Labor Matters. Except as set forth in Schedule 3.18 and except in the aggregate to the extent the same has not had and could not be reasonably expected to have a Material Adverse Effect, (a) there are no strikes, lockouts, slowdowns or other labor disputes against any Loan Party or any Restricted Subsidiary pending or, to the knowledge of the Borrower, threatened in writing, and (b) the hours worked by and payments made to employees of the Loan Parties and the Restricted Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters.

SECTION 3.19. Solvency. On the Closing Date after giving effect to the Transactions, the Loan Parties, on a consolidated basis, are Solvent.

SECTION 3.20. Intellectual Property. Except as set forth in Schedule 3.20, the Borrower and each of its Restricted Subsidiaries own, license or possess the right to use all intellectual property, free and clear of Liens other than Permitted Liens, from burdensome restrictions, that are necessary for the operation of their respective businesses as currently conducted and as proposed to be conducted, except where the failure to obtain any such rights or the imposition of such restrictions or Liens could not reasonably be expected to have a Material Adverse Effect.

SECTION 3.21. Subordination of Junior Financing. The Obligations constitute “Senior Debt,” “Senior Indebtedness,” “Guarantor Senior Debt” or “Senior Secured Financing” (or any comparable term) under, and as defined in, any Junior Financing Documentation.

ARTICLE IV

Conditions of Lending

The obligations of the Lenders to make Loans and of each Issuing Bank to issue Letters of Credit hereunder are subject to the satisfaction (or waiver by the Arrangers on or prior to the Closing Date and in accordance with Section 9.08 thereafter) of the following conditions:

SECTION 4.01. All Credit Events. On the date of the making of each Loan (including a Swingline Loan and on the date of each issuance or amendment of a Letter of Credit) and on the Revolving Commitment Increase Closing Date (each such event being called a “Credit Event”) (it being understood that the conversion into a Eurodollar Loan or an ABR Loan or continuation of a Eurodollar Loan does not constitute the making of a Loan):

(a) The Administrative Agent shall have received a notice of such Loan as required by Section 2.03 (or such notice shall have been deemed given in accordance with Section 2.02).

(b) The representations and warranties set forth in Article III and in each other Loan Document shall be true and correct in all material respects on and as of the date of such Credit Event with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date.

(c) At the time of and immediately after such Credit Event, no Default or Event of Default shall have occurred and be continuing.

(d) At the time of and immediately after such Credit Event, Availability is not less than $0.

(e) If any proposed Credit Event would occur during a Relevant Period, the Fixed Charge Coverage Ratio for the four consecutive fiscal quarters ending on the last day of the fiscal quarter then most recently ended shall not be less than 1.00 to 1.00.

Each Credit Event shall be deemed to constitute a representation and warranty by the Borrower to the Lenders and/or Issuing Banks on the date of such Credit Event as to the matters specified in paragraphs (b) and (c) of this Section 4.01.

SECTION 4.02. First Credit Event. On the Closing Date:

(a) This Agreement shall have been duly executed and delivered by the Borrower.

(b) The Administrative Agent shall have received, on behalf of itself, the Lenders, the Floorplan Funding Agent and each Issuing Bank, an opinion of Kirkland & Ellis LLP, special counsel for the Loan Parties, addressed to each Issuing Bank, the Administrative Agent, the Floorplan Funding Agent and the Lenders, and of such other counsel to the Loan Parties satisfactory to the Administrative Agent, in each case, in form and substance reasonably satisfactory to the Administrative Agent.

(c) The Administrative Agent shall have received (i) a copy of the certificate or articles of incorporation or organization, including all amendments thereto, of each Loan Party, certified as of a recent date by the Secretary of State of the state of its organization, and a certificate as to the good standing (where relevant) of each Loan Party as of a recent date, from such Secretary of State or similar Governmental Authority and (ii) a certificate of the Secretary or Assistant Secretary of each Loan Party dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws or operating (or limited liability company) agreement of such Loan Party as in effect on the Closing Date, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors (or equivalent body) of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation or organization of such Loan Party have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer executing any Loan Document on behalf of such Loan Party and countersigned by another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (ii) above.

(d) The Administrative Agent shall have received a certificate, dated the Closing Date and signed by a Financial Officer of the Company, certifying compliance with the conditions precedent set forth in Sections 4.01(b) and 4.02(i).

(e) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced at least three Business Days prior to the Closing Date, reimbursement or payment of all reasonable out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document.

(f) The Borrower shall have delivered or caused to be delivered to the Administrative Agent a solvency certificate from a Responsible Officer of the Borrower setting forth the conclusions that, after giving effect to the Transactions, the Loan Parties (on a consolidated basis) are Solvent.

(g) The Security Documents (other than any Mortgages) shall have been duly executed by each Loan Party that is to be a party thereto and shall be in full force and effect. All actions necessary to establish that the Administrative Agent will have a perfected first priority Lien on the Collateral (subject to Permitted Liens) shall have been taken; provided, however, that, with respect to any Collateral the security interest in which may not be perfected by filing of a UCC financing statement or by the delivery of a stock certificate and stock power duly executed in blank, if the perfection of the Administrative Agent’s security interest in such Collateral may not be accomplished prior to the Closing Date without undue burden or expense, then delivery of documents and instruments for perfection of such security interest shall not constitute a condition precedent to the initial borrowings hereunder if the Borrower agrees to deliver or cause to be delivered such documents and instruments, and take or cause to be taken such other actions as may be required to perfect such security interests on terms and conditions as set forth in Section 5.13.

(h) The Administrative Agent shall have received the results of (i) searches of the Uniform Commercial Code filings (or equivalent filings) and (ii) bankruptcy, judgment and tax lien searches, made with respect to the Loan Parties in the states (or other jurisdictions) of formation of such Person, together with (in the case of clause (i)) copies of the financing statements (or similar documents) disclosed by such search.

(i) From December 31, 2010, no event, change or effect shall have occurred which, individually or in the aggregate, has resulted in or would reasonably be expected to result in a Material Adverse Effect.

(j) The Administrative Agent shall have received a certificate as to coverage under the insurance policies required by Section 5.02.

(k) [Intentionally omitted.]

(l) [Intentionally omitted.]

(m) All amounts due or outstanding in respect of the Existing Debt shall have been (or substantially simultaneously with the initial funding of the Loans on the Closing Date shall be) paid in full, all commitments (if any) in respect thereof terminated and all guarantees (if any) thereof discharged and released. After giving effect to the Transactions, the only Indebtedness of the Borrower and its subsidiaries outstanding shall be (i) Indebtedness under the Loan Documents, (ii) Indebtedness under the Term Loan Documents, (iii) the Specified Senior Indebtedness, (iv) the Specified Senior Subordinated Indebtedness, (v) the Senior Secured Notes, (vi) Indebtedness under the Inventory Financing Agreements and (vii) other Indebtedness permitted by Section 6.01(b)(iii).

(n) The Lenders shall have received from the Loan Parties, to the extent requested at least ten days prior to the Closing Date, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.

(o) The Lenders shall have received (i) the unaudited pro forma consolidated balance sheet of the Borrower and its consolidated Subsidiaries (the “Pro Forma Balance Sheet”), certified by the Borrower as having been prepared giving effect (as if such events had occurred on such date) to (A) the Transactions, including the Loans to be made on the Closing Date and the use of the proceeds thereof, and (B) the payment of Transaction Expenses; and (ii) the financial statements of the Company and its Subsidiaries referred to in Section 3.05. The Pro Forma Balance Sheet shall have been prepared based upon the best information available to the Borrower as of the date of delivery thereof, and presents fairly in all material respects on a pro forma basis the estimated financial position of the Borrower and its consolidated Subsidiaries as at the end of the fiscal quarter ending March 31, 2011, assuming that the events specified in the preceding sentence had actually occurred at such date, and shall be so certified by the Borrower.

(p) The Administrative Agent and Co-Collateral Agents shall have received a Borrowing Base Certificate which calculates the Borrowing Base as of May 31, 2011.

(q) The Administrative Agent shall have received a properly completed letter of credit application if the issuance of a Letter of Credit will be required on the Closing Date. The Borrower shall have executed the Issuing Bank’s master agreement for the issuance of commercial Letters of Credit.

(r) All conditions precedent to the closing of the Term Loan Intercreditor Agreement shall have been satisfied prior to or simultaneously with the closing hereunder, the terms and conditions of the Intercreditor Agreement shall be reasonably satisfactory to the Administrative Agent.

(s) All conditions precedent to the closing of the Inventory Financing Intercreditor Agreements shall have been satisfied prior to or simultaneously with the closing hereunder, the terms and conditions of the Inventory Financing Intercreditor Agreements shall be reasonably satisfactory to the Administrative Agent.

ARTICLE V

Affirmative Covenants

The Borrower covenants and agrees with each Lender and the Floorplan Funding Agent that, until the Termination Date the Borrower will, and will cause each of the Restricted Subsidiaries to:

SECTION 5.01. Existence; Compliance with Laws; Businesses and Properties.

(a) Do or cause to be done all things reasonably necessary to preserve, renew and keep in full force and effect its legal existence under the laws of its jurisdiction of organization, except (i) to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect or (ii) as otherwise expressly permitted under Section 6.04 or Section 6.05.

(b) Other than where the failure to do so could not reasonably be expected to have a Material Adverse Effect, (i) do or cause to be done all things reasonably necessary to obtain, preserve, renew, extend and keep in full force and effect the material rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names necessary to the conduct of its business, (ii) comply in all material respects with applicable laws, rules, regulations and decrees and orders of any Governmental Authority (including Environmental Laws and ERISA), whether now in effect or hereafter enacted and (iii) maintain and preserve all property necessary to the conduct of such business and keep such property in good repair, working order and condition (ordinary wear and tear, casualty and condemnation excepted) and from time to time make, or cause to be made, all needed repairs, renewals, additions, improvements and replacements thereto necessary in the reasonable judgment of management to the conduct of its business.

SECTION 5.02. Insurance.

(a) Keep its material insurable properties adequately insured in all material respects at all times by financially sound and reputable insurers to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses operating in the same or similar locations.

(b) Cause all such policies covering any Collateral to be endorsed or otherwise amended to include a customary lender’s loss payable endorsement and, to the extent available on commercially reasonable terms, cause each such policy to provide that it shall not be canceled, modified or not renewed (i) by reason of nonpayment of premium unless not less than 10 days’ prior written notice thereof is given by the insurer to the Administrative Agent (giving the Administrative Agent the right to cure defaults in the payment of premiums) or (ii) for any other reason unless not less than 30 days’ prior written notice thereof is given by the insurer to the Administrative Agent.

(c) With respect to each Mortgaged Property, obtain flood insurance in such total amount as the Administrative Agent or the Required Lenders may from time to time require and is considered normal and customary and at reasonable cost, if at any time the area in which any improvements located on any Mortgaged Property is designated a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), and otherwise comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as amended from time to time.

SECTION 5.03. Taxes. Pay and discharge when due all Taxes imposed upon it or upon its income or profits or in respect of its property, before the same shall become overdue by more than 45 days; provided, however, that such payment and discharge shall not be required with respect to any such Tax (i) so long as the validity or amount thereof is being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves in accordance with GAAP have been established or (ii) with respect to which the failure to pay or discharge could not reasonably be expected to have a Material Adverse Effect.

SECTION 5.04. Financial Statements, Borrowing Base, Reports, etc. Furnish to the Administrative Agent (who will distribute to each Lender and the Floorplan Funding Agent):

(a) as soon as available, but in any event not later than the fifth Business Day after the 90th day following the end of each fiscal year of the Borrower, (i) its consolidated balance sheet and related statements of income, stockholders’ equity and cash flows showing the financial condition of the Borrower and its consolidated subsidiaries as of the close of such fiscal year and the results of its operations and the operations of such Persons during such year, together with comparative figures for the immediately preceding fiscal year, all in reasonable detail and prepared in accordance with GAAP, all audited by PricewaterhouseCoopers LLP or other independent public accountants of recognized national standing and (ii) an opinion of such accountants (which opinion shall be without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements fairly present the financial condition and results of operations of the Borrower and its consolidated subsidiaries on a consolidated basis in accordance with GAAP (it being agreed that the furnishing of the Borrower’s annual report on Form 10-K for such year, as filed with the SEC, will satisfy the Borrower’s obligation under this Section 5.04(a)(i));

(b) as soon as available, but in any event not later than the fifth Business Day after the 45th day following the end of each of the first three fiscal quarters of each fiscal year of the Borrower, its consolidated balance sheet and related statements of income, stockholders’ equity and cash flows showing the financial condition of the Borrower and its consolidated subsidiaries as of the close of such fiscal quarter and the results of its operations and the operations of such Persons during such fiscal quarter and the then elapsed portion of the fiscal year, and for each fiscal quarter occurring after the first anniversary of the Closing Date, comparative figures for the same periods in the immediately preceding fiscal year, all certified by one of its Financial Officers as fairly presenting in all material respects the financial condition and results of operations of the Borrower and its consolidated subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes (it being agreed that the furnishing of the Borrower’s quarterly report on Form 10-Q for such quarter, as filed with the SEC will satisfy the Borrower’s obligation under this Section 5.04(b) with respect to such quarter);

(c) concurrently with any delivery of Section 5.04 Financials, a certificate of a Financial Officer of the Borrower (i) certifying that to such Financial Officer’s knowledge, no Event of Default or Default has occurred and is continuing or, if such an Event of Default or Default has occurred and is continuing, reasonably specifying the nature thereof, and (ii) setting forth, whether or not then applicable, computations in reasonable detail necessary for determining (A) compliance by the Borrower with the provisions of Section 6.11 as of the last day of the fiscal quarter or fiscal year of the Borrower, as the case may be and (B) the Senior Secured Leverage Ratio as of the last day of the fiscal quarter or fiscal year of the Borrower, as the case may be.

(d) as soon as available, but in any event not later than the fifth Business Day after the 90th day after the commencement of each fiscal year of the Borrower, copy of the projections by the Borrower of the operating budget and cash flow budget of the Borrower and its subsidiaries for such fiscal year, such projections to be accompanied by a certificate of a Financial Officer of the Borrower to the effect that such Financial Officer believes such projections to have been prepared on the basis of reasonable assumptions;

(e) simultaneously with the delivery of any Section 5.04 Financials, the related consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries from such consolidated financial statements (but only to the extent such Unrestricted Subsidiaries would not be considered “minor” under Rule 3-10 of Regulation S-X under the Securities Act);

(f) simultaneously with the delivery of any Section 5.04 Financials, management’s discussion and analysis of the important operational and financial developments of the Borrower and its Restricted Subsidiaries during the respect fiscal year or fiscal quarter, as the case may be; it being agreed that the furnishing of the Borrower’s annual report on Form 10-K or quarterly report on Form 10-Q, as filed with the SEC, will satisfy the Borrower’s obligations under this Section 5.04(f);

(g) after the request by any Lender (through the Administrative Agent), all documentation and other information that such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act;

(h) as soon as available but in any event within twenty (20) days after the end of each calendar month (or at any time after daily Excess Cash Availability for five (5) or more consecutive Business Days shall be less than the Excess Availability Threshold (and until such time as the daily Excess Cash Availability is equal to or exceeds the Excess Availability Threshold for a period of thirty (30) consecutive Business Days), within three (3) Business Days of the end of each calendar week, and at such other times as may be requested by the Administrative Agent following the occurrence and during the continuance of an Event of Default), a Borrowing Base Certificate as of the period then ended;

(i) at such times and with such frequency as required pursuant to the terms of Schedule [__] attached to the form of the Borrowing Base Certificate attached hereto, such supporting information and additional reports as are required to be delivered pursuant to the term of such Schedule;

(j) on or within fifteen (15) days after November 30 of each calendar year, an updated customer list for the Borrower and its Subsidiaries, which list shall state the customer’s name, mailing address and phone number and shall be certified as true and correct by a Financial Officer of the Borrower; and

(k) promptly, from time to time, such other information regarding the operations, business, legal or corporate affairs and financial condition of any Loan Party or any Restricted Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender (through the Administrative Agent) may reasonably request.

It is understood and agreed that the Administrative Agent shall provide each Lender with a copy of any appraisal and field examination report received by the Administrative Agent.

Information required to be delivered pursuant to this Section 5.04 shall be deemed to have been delivered if such information, or one or more annual or quarterly reports containing such information, shall have been posted by the Administrative Agent on a SyndTrak, IntraLinks or similar site to which the Lenders have been granted access or shall be available (the “Platform”) on the website of the Securities and Exchange Commission at http://www.sec.gov or on the website of the Borrower. Information required to be delivered pursuant to this Section may also be delivered by electronic communications pursuant to procedures approved by the Administrative Agent. Each Lender shall be solely responsible for timely accessing posted documents and maintaining its copies of such documents.

The Borrower hereby acknowledges that (a) the Administrative Agent will make available to the Lenders and the Issuing Banks materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on the Platform and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Issuing Banks and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 11.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor”; and (z) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.”

SECTION 5.05. Notices. Promptly upon any Responsible Officer of the Borrower becoming aware thereof:

(a) furnish to the Administrative Agent, the Co-Collateral Agents and the Floorplan Funding Agent notice of the occurrence of any Event of Default or Default;

(b) furnish to the Administrative Agent notice of all material amendments to any Inventory Financing Agreement, together with a copy of each such amendment; and

(c) furnish to the Administrative Agent, the Co-Collateral Agents and the Floorplan Funding Agent notice of the occurrence of any event that has had, or could reasonably be expected to have, a Material Adverse Effect.

SECTION 5.06. Information Regarding Collateral. Furnish to the Administrative Agent notice of any change on or prior to the later to occur of (a) 30 days following the occurrence of such change and (b) the earlier of the date of the required delivery of the next Section 5.04 Financials and the date which is 45 days after the end of the most recently ended fiscal quarter following such change (i) in any Loan Party’s legal name, (ii) in the jurisdiction of organization or formation of any Loan Party or (iii) in any Loan Party’s identity or corporate structure.

SECTION 5.07. Maintaining Records; Access to Properties and Inspections. Keep proper books of record and account in which full, true and correct entries in conformity with GAAP are made. Permit any representatives designated by the Administrative Agent, any Co-Collateral Agent or any Lender to visit and inspect during normal business hours the corporate, financial and operating records and the properties of the Borrower or the Restricted Subsidiaries upon reasonable advance notice, and to make extracts from and copies of such records, and permit any such representatives to discuss the affairs, finances and condition of such Person with the officers thereof and independent accountants therefor; provided that the Administrative Agent shall give the Borrower an opportunity to participate in any discussions with its accountants; provided, further, that in the absence of the existence of an Event of Default, (i) only the Administrative Agent on behalf of the Lenders and (at the election of the Majority Agents) the Co-Collateral Agents may exercise the rights of the Administrative Agent, the Co-Collateral Agents and the Lenders under this Section 5.07 and (ii) the Administrative Agent and the Co-Collateral Agents shall not exercise their rights under this Section 5.07 more often than two times during any fiscal year and only one such time shall be at the Borrower’s expense; provided, further, that when an Event of Default exists, the Administrative Agent, any Co-Collateral Agent or any Lender and their respective designees may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice. The Borrower acknowledges that the Administrative Agent, after exercising its rights of inspection, may prepare and distribute to the Lenders certain Reports pertaining to the Borrower and the other Loan Parties’ assets for internal use by the Administrative Agent, the Co-Collateral Agents and the Lenders (it being understood and agreed that the Administrative Agent shall provide the Borrower with a copy of any field examination distributed to the Lenders).

SECTION 5.08. Use of Proceeds. The proceeds of the Loans shall be used to repay the Existing Debt, to pay Transaction Expenses and for general corporate purposes (including any purposes permitted by this Agreement).

SECTION 5.09. Further Assurances.

(a) From time to time duly authorize, execute and deliver, or cause to be duly authorized, executed and delivered, such additional instruments, certificates, financing statements, agreements or documents, and take all reasonable actions (including filing UCC and other financing statements but subject to the limitations set forth in the Security Documents), as the Administrative Agent may reasonably request, for the purposes of perfecting the rights of the Administrative Agent and the Secured Parties with respect to the Collateral (or with respect to any additions thereto or replacements or proceeds or products thereof or with respect to any other property or assets hereafter acquired by the Borrower or any other Loan Party which may be deemed to be part of the Collateral) pursuant hereto or thereto.

(b) With respect to any assets acquired by any Loan Party after the Closing Date of the type constituting Collateral under the Guarantee and Collateral Agreement and as to which the Administrative Agent, for the benefit of the Secured Parties, does not have a perfected first priority (subject only to Permitted Liens) security interest, on or prior to the later to occur of (i) 30 days following such acquisition and (ii) the earlier of the date of the required delivery of the next Section 5.04 Financials and the date which is 45 days after the end of the most recently ended fiscal quarter (or such longer period as to which the Administrative Agent may consent), (x) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement or such other Security Documents as the Administrative Agent deems necessary to grant to the Administrative Agent, for the benefit of the Secured Parties, a security interest in such assets and (y) take all commercially reasonable actions necessary to grant to, or continue on behalf of, the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest in such assets (subject only to Permitted Liens), including the filing of UCC financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or as may be reasonably requested by the Administrative Agent.

(c) With respect to any wholly owned Restricted Subsidiary (other than a Foreign Subsidiary or an Excluded Subsidiary or a Domestic Subsidiary that is a disregarded entity for U.S. federal income tax purposes owned by a non-disregarded non-U.S. entity) created or acquired after the Closing Date, on or prior to the later to occur of (i) 30 days following the date of such creation or acquisition and (ii) the earlier of the date of the required delivery of the next Section 5.04 Financials and the date which is 45 days after the end of the most recently ended fiscal quarter (or such longer period as to which the Administrative Agent may consent), (x) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary to grant to the Administrative Agent, for the benefit of the relevant Secured Parties (or, to the extent required under the Term Loan Intercreditor Agreement, to the Term Loan Agent thereunder acting as the Administrative Agent’s agent or bailee for the purpose of perfection), a valid, perfected second priority (subject only to Permitted Liens) security interest in the Equity Interests in such new subsidiary that are owned by any of the Loan Parties to the extent the same constitute Collateral under the terms of the Guarantee and Collateral Agreement, (y) deliver to the Administrative Agent (or, to the extent required under the Term Loan Intercreditor Agreement, to the Term Loan Agent thereunder acting as the Administrative Agent’s agent or bailee for the purpose of perfection) the certificates, if any, representing any of such Equity Interests that constitute certificated securities, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the pledgor and (z) cause such Restricted Subsidiary (A) to become a party to the Guarantee and Collateral Agreement, and, to the extent applicable, each Intellectual Property Security Agreement and (B) to take such actions necessary to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority (subject only to Permitted Liens) security interest in any assets required to be Collateral pursuant to the Guarantee and Collateral Agreement and each Intellectual Property Security Agreement with respect to such Restricted Subsidiary, including, if applicable, the recording of instruments in the United States Patent and Trademark Office and the United States Copyright Office and the filing of UCC financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement, any applicable Intellectual Property Security Agreement or as may be reasonably requested by the Administrative Agent.

(d) With respect to any Equity Interests in any Foreign Subsidiary that are acquired after the Closing Date by any Loan Party (including as a result of formation of a new Foreign Subsidiary), on or prior to the later to occur of (i) 30 days following the date of such acquisition and (ii) the earlier of the date of the required delivery of the next Section 5.04 Financials and the date which is 45 days after the end of the most recently ended fiscal quarter (or such longer period as to which the Administrative Agent may consent), (x) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent reasonably deems necessary in order to grant to the Administrative Agent, for the benefit of the relevant Secured Parties, a perfected first priority security interest (subject only to Permitted Liens) in the Equity Interests in such Foreign Subsidiary that are owned by the Loan Parties to the extent the same constitutes Collateral under the terms of the Guarantee and Collateral Agreement (provided that (A) only first-tier Foreign Subsidiaries owned directly by such Loan Party shall be pledged by such Loan Party and (B) only 65% of the Equity Interests of such first-tier Foreign Subsidiary shall be pledged by such Loan Party and (y) deliver to the Administrative Agent any certificates representing any such Equity Interests that constitute certificated securities, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the pledgor, as the case may be, and take such other action as may be reasonably requested by the Administrative Agent to perfect the security interest of the Administrative Agent thereon (but subject to the limitations set forth in the Security Documents).

(e) If, at any time and from time to time after the Closing Date, any wholly-owned Domestic Subsidiary that is not a disregarded entity for U.S. federal income tax purposes owned by a non-disregarded non-U.S. entity ceases to constitute an Immaterial Subsidiary in accordance with the definition of “Immaterial Subsidiary”, then the Borrower shall cause such subsidiary to become an additional Loan Party and take all the actions contemplated by Section 5.09(c) as if such subsidiary were a newly-formed wholly-owned Domestic Subsidiary of the Borrower.

(f) With respect to any fee interest in any real property located in the United States with a book value in excess of $5,000,000 (as reasonably estimated by the Borrower) acquired after the Closing Date by any Loan Party, within 90 days following the date of such acquisition (or such longer period as to which the Administrative Agent may consent) (i) execute and deliver Mortgages in favor of the Administrative Agent, for the benefit of the Secured Parties, covering such real property and complying with the provisions herein and in the Security Documents and (ii) comply with the requirements of Section 5.10 with respect to any Mortgages to be provided after the Closing Date pursuant to such Schedule.

(g) Furthermore, to the extent Indebtedness outstanding under the Loans shall at any time be less than the amount originally set forth in any Mortgage on any Mortgaged Property located in the State of New York or to the extent otherwise required by law to grant, preserve, protect or perfect the Liens created by such Mortgage and the validity or priority thereof, the Borrower will, and will cause each of its applicable subsidiaries to, promptly take all such further actions including the payment of any additional mortgage recording taxes, fees, charges, costs and expenses required so to grant, preserve, protect or perfect the Liens created by such Mortgage to the maximum amount of Indebtedness by its terms secured thereby and the validity or priority of any such Lien.

Notwithstanding anything to the contrary in this Section 5.09 or any other Security Document (1) the Administrative Agent shall not require the taking of a Lien on, or require the perfection of any Lien granted in, those assets as to which the cost of obtaining or perfecting such Lien (including any mortgage, stamp, intangibles or other tax or expenses relating to such Lien) is excessive in relation to the benefit to the Lenders of the security afforded thereby as reasonably determined by the Borrower and the Administrative Agent and (2) Liens required to be granted pursuant to this Section 5.09 shall be subject to exceptions and limitations consistent with those set forth in the Security Documents as in effect on the Closing Date (to the extent appropriate in the applicable jurisdiction).

SECTION 5.10. Mortgaged Properties.

The Administrative Agent shall have received not later than 60 days after the Closing Date (unless extended by the Administrative Agent in its sole discretion):

(i) a Mortgage encumbering each Mortgaged Property in favor of the Administrative Agent, for the benefit of the Secured Parties, duly executed and acknowledged by each Loan Party that is the owner of or holder of any interest in such Mortgaged Property, and otherwise in form for recording in the recording office of each applicable political subdivision where each such Mortgaged Property is situated, together with such certificates, affidavits, questionnaires or returns as shall be required in connection with the recording or filing thereof to create a lien under applicable Requirements of Law, and such financing statements and any other instruments necessary to grant a mortgage lien under the laws of any applicable jurisdiction, all of which shall be in form and substance reasonably satisfactory to the Administrative Agent:

(ii) with respect to each Mortgaged Property, such consents, approvals, amendments, supplements, estoppels, tenant subordination agreements or other instruments as necessary to consummate the Transactions or as shall reasonably be deemed necessary by the Administrative Agent in order for the owner or holder of the fee interest constituting such Mortgaged Property to grant the Lien contemplated by the Mortgage with respect to such Mortgaged Property;

(iii) with respect to each Mortgage, a policy of title insurance (or marked up title insurance commitment having the effect of a policy of title insurance) insuring the Lien of such Mortgage as a valid second mortgage Lien (subject only to the Lien securing the Term Loan Obligations) on the Mortgaged Property and fixtures described therein in the amount reasonably acceptable to the Administrative Agent, which policy (or such marked-up commitment) (each, a “Title Policy”) shall (A) be issued by the Title Company reasonably requested by the Administrative Agent, (B) to the extent necessary and available, include such reinsurance arrangements (with provisions for direct access, if necessary) as shall be reasonably acceptable to the Administrative Agent, (C) contain a “tie-in” or “cluster” endorsement, if available under applicable law (i.e., policies which insure against losses regardless of location or allocated value of the insured property up to a stated maximum coverage amount), (D) have been supplemented by such endorsements (or where such endorsements are not available, other documentation reasonably acceptable to the Administrative Agent) as shall be reasonably requested by the Administrative Agent (including endorsements on matters relating to usury, first loss, last dollar, zoning, contiguity, revolving credit, doing business, non-imputation, public road access, survey, variable rate, environmental lien, subdivision, mortgage recording tax, separate tax lot, revolving credit, and so-called comprehensive coverage over covenants and restrictions); provided that to the extent that any such endorsement(s) or other documentation cannot be issued or is not available due to the state or condition of the Mortgaged Property, and such state or condition existed on the Closing Date (or, in the case of a Mortgaged Property acquired after the Closing Date, on the date of the acquisition of such Mortgaged Property) and such state or condition does not materially and adversely affect the use or the value of such Mortgaged Property for the business of the Company and its Affiliates, the Borrower shall have no obligation to procure such endorsement or other documentation, and (E) contain no exceptions to title other than Permitted Liens and other exceptions reasonably acceptable to the Administrative Agent.

(iv) with respect to each Mortgaged Property, such affidavits, certificates, information (including financial data) and instruments of indemnification (including a so-called “gap” indemnification) as shall be required to induce the Title Company to issue the title policy/ies and endorsements contemplated above;

(v) evidence reasonably acceptable to the Administrative Agent of payment by the Borrower of all title policy premiums, search and examination charges, escrow charges and related charges, mortgage recording taxes, fees, charges, costs and expenses required for the recording of the Mortgages and issuance of the title policies referred to above;

(vi) with respect to each Mortgaged Property, copies of all leases in which the Borrower or any Subsidiary holds the lessor’s interest or other agreements relating to possessory interests if any. To the extent any of the foregoing leases affect any Mortgaged Property, such leases shall (x) be subordinate to the Lien of the Mortgage to be recorded against such Mortgaged Property, either expressly by its terms or pursuant to a subordination, non-disturbance and attornment agreement in form and substance reasonably acceptable to the Administrative Agent, with respect to which the applicable Loan Party shall have used its commercially reasonable efforts to obtain and (y) shall otherwise be reasonably acceptable to the Administrative Agent; provided that, if the Administrative Agent fails to notify the Borrower of rejection of the lease within 10 Business Days from receipt of the lease, the lease shall be deemed to have been reasonably accepted by the Administrative Agent;

(vii) Surveys with respect to each Mortgaged Property; provided that, if the Borrower is able to obtain a “no change” affidavit acceptable to the Title Company to enable it to issue a Title Policy removing all exceptions which would otherwise have been raised by the Title Company as a result of the absence of a new Survey for such Mortgaged Property, and issuing all survey related endorsements and coverages, then a new Survey shall not be requested;

(viii) a completed Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each Mortgaged Property; and

(ix) an Opinion of Counsel relating to each Mortgaged Property described above, which Opinion of Counsel shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

SECTION 5.11. Designation of Subsidiaries.

(a) The Borrower may designate any subsidiary (including any existing subsidiary and any newly acquired or newly formed subsidiary) to be an Unrestricted Subsidiary unless (A) such subsidiary or any of its subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, the Borrower or any Restricted Subsidiary (other than solely any Unrestricted Subsidiary of the subsidiary to be so designated) (B) the assets of such subsidiary are included in the Borrowing Base; provided that

(i) any Unrestricted Subsidiary must be an entity of which the Equity Interests entitled to cast at least a majority of the votes that may be cast by all Equity Interests having ordinary voting power for the election of directors or Persons performing a similar function are owned, directly or indirectly, by the Borrower;

(ii) such designation complies with the covenants described in Section 6.03(c);

(iii) no Default or Event of Default shall have occurred and be continuing;

(iv) either:

(A) the Borrower could incur at least $1.00 of additional Indebtedness pursuant to the Excess Cash Availability test described in Section 6.01(a); or

(B) Excess Cash Availability for the Borrower and its Restricted Subsidiaries would be greater than or equal to Excess Cash Availability immediately prior to such designation,

in each case on a pro forma basis taking into account such designation; and

(v) each of:

(A) the subsidiary to be so designated; and

(B) its subsidiaries

has not at the time of designation, and does not thereafter, incur any Indebtedness pursuant to which the lender has recourse to any of the assets of the Borrower or any Restricted Subsidiary. Furthermore, no subsidiary may be designated as an Unrestricted Subsidiary hereunder unless it is also designated as an “Unrestricted Subsidiary” for purposes of the Specified Senior Indebtedness, the Specified Senior Subordinated Indebtedness or any Junior Financing.

(b) The Borrower may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing and either:

(i) the Borrower could incur at least $1.00 of additional Indebtedness pursuant to the Excess Cash Availability test described in Section 6.01(a); or

(ii) Excess Cash Availability for the Borrower and its Restricted Subsidiaries would be greater than or equal to Excess Cash Availability immediately prior to such designation,

in each case on a pro forma basis taking into account such designation.

Any such designation by the Borrower shall be notified by the Borrower to the Administrative Agent by promptly filing with the Administrative Agent a copy of the resolution of the board of directors of the Borrower or any committee thereof giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

SECTION 5.12. Appraisals. Upon the Majority Agents’ request, upon reasonable advance notice to the Borrower, the Borrower and the Subsidiary Guarantors will provide the Administrative Agent and the Co-Collateral Agents with appraisals or updates thereof of their Inventory from a nationally recognized appraiser selected and engaged by the Majority Agents (following consultation with the Borrower), and prepared on a basis satisfactory to the Majority Agents, such appraisals and updates to include, without limitation, information required by applicable law and regulations; provided, however, that if no Event of Default has occurred and is continuing, following the Closing Date, no more than one (1) such appraisal per calendar year shall be conducted at the expense of the Loan Parties; provided, however, if on any date during any year the sum of (A) aggregate outstanding principal amount of the Loans plus (B) the aggregate amount of LC Exposure plus (C) the aggregate outstanding amount of unreimbursed Floorplan Loan Payments exceeds 65% of the aggregate Commitments in effect at such time for more than five (5) consecutive Business Days, one (1) additional inventory appraisal may be conducted at the expense of the Loan Parties during the twelve (12)-month period immediately succeeding such date (it being understood, however, that, so long as no Event of Default is continuing, no more than two (2) such appraisals per calendar year shall be conducted at the expense of the Loan Parties).

SECTION 5.13. Post-Closing Collateral Arrangements. The Borrower shall execute and deliver the documents and complete the tasks set forth on Schedule 5.13, in each case within the time limits specified on such schedule.

ARTICLE VI

Negative Covenants

The Borrower covenants and agrees that, until the Termination Date, the Borrower will not, nor will it cause or permit any of the Restricted Subsidiaries to:

SECTION 6.01. Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.

(a) Directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, “incur” and collectively, an “incurrence”) with respect to any Indebtedness (including Acquired Indebtedness) and the Borrower and the Restricted Guarantors will not issue any shares of Disqualified Stock and will not permit any Restricted Subsidiary that is not a Guarantor to issue any shares of Disqualified Stock or Preferred Stock; provided, however, that the Borrower and the Restricted Guarantors may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any Restricted Subsidiary that is not a Guarantor may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and issue shares of Preferred Stock, if (A) such Indebtedness, Disqualified Stock or Preferred Stock is not incurred or issued to refund or refinance (i) any Indebtedness permitted under clauses (ii), (xv), (xx) and (xxi) of Section 6.01(b) or (ii) any Refinancing Indebtedness in respect of any Indebtedness referred to in clause (i) above, (B) Excess Cash Availability at the time such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued exceeds $150,000,000 and (C) no Default shall have occurred and be continuing or would occur as a consequence thereof; provided, further, that any incurrence of Indebtedness or issuance of Disqualified Stock or Preferred Stock by a Restricted Subsidiary that is not a Guarantor pursuant to this paragraph (a) is subject to the limitations of paragraph (g) below.

(b) The limitations set forth in clause (a) will not apply to the following items:

(i) the Indebtedness under the Loan Documents (including any increase in the Revolving Commitments under Section 2.24) of the Borrower or any of its Restricted Subsidiaries (including letters of credit and bankers’ acceptances thereunder);

(ii) the incurrence by the Borrower and any Restricted Guarantor of Indebtedness represented by the Specified Senior Indebtedness;

(iii) Indebtedness of the Borrower and its Restricted Subsidiaries in existence on the Closing Date (other than Indebtedness described in clauses (b)(i), (ii), (xv), (xvii), (xx) and (xxi) of this Section 6.01) and set forth in all material respects on Schedule 6.01 (including the Existing Intercompany Debt);

(iv) Indebtedness (including Capitalized Lease Obligations), Disqualified Stock and Preferred Stock incurred by the Borrower or any of its Restricted Subsidiaries, to finance the purchase, lease or improvement of property (real or personal) or equipment that is used or useful in the business of the Borrower and its Restricted Subsidiaries, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets in an aggregate principal amount, together with any Refinancing Indebtedness in respect thereof and all other Indebtedness, Disqualified Stock and/or Preferred Stock incurred and outstanding under this clause (iv), not to exceed $50,000,000 at any time outstanding; so long as such Indebtedness exists at the date of such purchase, lease or improvement, or is created within 270 days thereafter;

(v) Indebtedness incurred by the Borrower or any Restricted Subsidiary constituting reimbursement obligations with respect to bankers’ acceptances and letters of credit issued in the ordinary course of business, including letters of credit in respect of workers’ compensation claims, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims, or letters of credit in the nature of a security deposit (or similar deposit or security) given to a lessor under an operating lease of real property under which such Person is a lessee; provided, however, that upon the drawing of such bankers’ acceptances and letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 45 days following such drawing or incurrence;

(vi) Indebtedness arising from agreements of the Borrower or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that such Indebtedness is not reflected on the balance sheet (other than by application of Interpretation Number 45 of the Financial Accounting Standards Board commonly known as FIN 45) as a result of an amendment to an obligation in existence on the Closing Date) of the Borrower or any Restricted Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (vi));

(vii) Indebtedness of (A) the Borrower to any Restricted Subsidiary and (B) any Restricted Subsidiary to the Borrower or to any other Restricted Subsidiary; provided that any such Indebtedness owing by the Borrower or a Guarantor to a Restricted Subsidiary that is not a Guarantor is expressly subordinated in right of payment to the Obligations; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Borrower or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause (vii);

(viii) shares of Preferred Stock of a Restricted Subsidiary issued to the Borrower or another Restricted Subsidiary; provided, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Borrower or a Restricted Subsidiary) shall be deemed in each case to be an issuance of such shares of Preferred Stock not permitted by this clause (viii);

(ix) Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes) for the purpose of limiting interest rate risk with respect to any Indebtedness permitted under this Section 6.01, exchange rate risk or commodity pricing risk;

(x) obligations in respect of customs, stay, performance, bid, appeal and surety bonds and completion guarantees and other obligations of a like nature provided by the Borrower or any of its Restricted Subsidiaries in the ordinary course of business;

(xi) (A) Indebtedness or Disqualified Stock of the Borrower or any Restricted Guarantor and Indebtedness, Disqualified Stock or Preferred Stock of any Restricted Subsidiary that is not a Guarantor in an aggregate principal amount or liquidation preference equal to 100% of the net cash proceeds received by the Borrower and its Restricted Subsidiaries since immediately after the Closing Date from the issue or sale of Equity Interests of the Borrower or cash contributed to the capital of the Borrower (in each case, other than Specified Equity Contributions, and other than Equity Interests the proceeds of which are used to fund the Transactions and proceeds of Disqualified Stock or sales of Equity Interests to, or contributions received from, the Borrower or any of its Subsidiaries) as determined in accordance with paragraphs (c) and (d) of the definition of the term “Restricted Payment Applicable Amount” set forth in the Term Loan Agreement (to the extent such net cash proceeds or cash have not been applied pursuant to such clauses to make Restricted Payments or other Investments, payments or exchanges pursuant to of Section 6.03(b) or to make Permitted Investments (other than Permitted Investments specified in clauses (a) and (c) of the definition thereof); and (B) Indebtedness or Disqualified Stock of the Borrower or a Guarantor and Indebtedness, Disqualified Stock or Preferred Stock of any Restricted Subsidiary that is not a Guarantor not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and incurred pursuant to this clause (xi)(B), does not at any one time outstanding exceed $150,000,000 (it being understood that any Indebtedness, Disqualified Stock or Preferred Stock incurred pursuant to this clause (xi)(B) shall cease to be deemed incurred or outstanding for purposes of this clause (xi)(B) but shall be deemed incurred for the purposes of Section 6.01(a) from and after the first date on which the Borrower or such Restricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or Preferred Stock under Section 6.01(a) without reliance on this clause (xi)(B);

(xii) provided that no Default shall have occurred and be continuing or would occur as a consequence thereof, the incurrence by the Borrower or any Restricted Subsidiary of Indebtedness, Disqualified Stock or Preferred Stock which serves to prepay, refund or refinance any Indebtedness, Disqualified Stock or Preferred Stock permitted under Section 6.01(a) and clauses (ii), (iii), (iv), (xi)(A),

(xiii), (xv), (xviii), (xx) and (xxi) of this Section 6.01(b) or any Indebtedness, Disqualified Stock or Preferred Stock issued to so prepay, refund or refinance such Indebtedness, Disqualified Stock or Preferred Stock, including, in each case, additional Indebtedness, Disqualified Stock or Preferred Stock incurred to pay premiums (including tender premiums), defeasance costs and fees and expenses in connection therewith (collectively, the “Refinancing Indebtedness”) prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

(A) has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being prepaid, refunded or refinanced,

(B) to the extent such Refinancing Indebtedness refinances (1) Indebtedness subordinated or pari passu to the Obligations, such Refinancing Indebtedness is subordinated or pari passu to the Obligations at least to the same extent as the Indebtedness being refinanced or refunded or (2) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness must be Disqualified Stock or Preferred Stock, respectively,

(C) shall not include:

(1) Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary that is not a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of the Borrower;

(2) Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary that is not a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Guarantor; or

(3) Indebtedness, Disqualified Stock or Preferred Stock of the Borrower or a Restricted Subsidiary that refinances Indebtedness, Disqualified Stock or Preferred Stock of an Unrestricted Subsidiary;

(D) shall not be in a principal amount in excess of the principal amount of, premium, if any, accrued interest on, and related fees and expenses of, the Indebtedness being prepaid, refunded, replaced or refinanced (including any premium, expenses, costs and fees incurred in connection with such prepayment, refund, replacement or refinancing); and

(E) to the extent such Refinancing Indebtedness prepays, refinances or refunds Indebtedness permitted under clauses (ii), (xv) or (xx), Excess Cash Availability at the time such Refinancing Indebtedness is incurred exceeds $150,000,000.

provided, further, that notwithstanding the limitations set forth in clauses (A), (B) and (D (but subject to the limitation set forth in clause (E)), the Borrower and its Restricted Subsidiaries may (a) incur additional Senior Secured Notes and/or Indebtedness under the Term Loan Documents to prepay, refund or refinance any Specified Senior Indebtedness and/or any Specified Senior Subordinated Indebtedness, (b) incur additional Specified Senior Indebtedness to prepay, refund or refinance any Senior Secured Notes and/or Indebtedness under the Term Loan Documents and/or any Specified Senior Subordinated Indebtedness, (c) incur additional Specified Senior Subordinated Indebtedness to prepay, refund or refinance any Senior Secured Notes and/or Indebtedness under the Term Loan Documents and/or any Specified Senior Indebtedness and (d) incur Indebtedness under this Agreement to prepay, refund or refinance any Senior Secured Notes and/or Indebtedness under the Term Loan Documents and/or any Specified Senior Indebtedness and/or any Specified Senior Subordinated Indebtedness; provided, further, that any incurrence of Indebtedness or issuance of Disqualified Stock or Preferred Stock by any Restricted Subsidiary that is not a Subsidiary Guarantor pursuant to this clause (xii) (solely as it relates to Indebtedness under clause (xiii) and Section 6.01(a)) shall be subject to the limitations set forth in Section 6.01(g) to the same extent as the Indebtedness refinanced;

(xiii) Indebtedness, Disqualified Stock or Preferred Stock (x) of the Borrower or a Restricted Subsidiary (other than a Foreign Subsidiary) incurred to finance an acquisition, (y) of Persons (other than foreign Persons) that are acquired by the Borrower or any Restricted Subsidiary or Persons merged into the Borrower or a Restricted Subsidiary (other than a Foreign Subsidiary) in accordance with the terms of this Agreement or (z) that is assumed by the Borrower or any Restricted Subsidiary (other than a Foreign Subsidiary) in connection with such acquisition so long as:

(A) no Default exists or shall result therefrom;

(B) any Indebtedness, Disqualified Stock or Preferred Stock incurred in reliance on clause (x) above shall not be Secured Indebtedness and shall not mature (and shall not be mandatorily redeemable in the case of Disqualified Stock of Preferred Stock) or require any payment of principal (other than in a manner consistent with the terms of the Specified Senior Indebtedness Documentation), in each case, prior to December     , 2016;

(C) any Indebtedness, Disqualified Stock or Preferred Stock incurred in reliance on clause (y) or (z) above shall not have been incurred in contemplation of such acquisition and either (1) the aggregate principal amount of such Indebtedness constituting Secured Indebtedness, together with all Refinancing Indebtedness in respect thereof, shall not exceed $100,000,000 or (2) after giving pro forma effect to such acquisition or merger, the Excess Cash Availability would be greater than or equal to Excess Cash Availability immediately prior to such acquisition or merger; and

(D) after giving pro forma effect to such acquisition or merger either (1) Excess Cash Availability would be greater than or equal to Excess Cash Availability immediately prior to such acquisition or merger or (2) the Borrower would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Excess Cash Availability test described in Section 6.01(a);

provided that any incurrence of Indebtedness or issuance of Disqualified Stock or Preferred Stock by a Restricted Subsidiary that is not a Guarantor pursuant to this clause (xiii) is subject to the limitations of paragraph (g) below;

(xiv) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within two Business Days of its incurrence;

(xv) the Indebtedness under the Term Loan Documents of the Borrower or any of its Restricted Subsidiaries;

(xvi) (A) any guarantee by the Borrower or a Restricted Subsidiary of Indebtedness or other obligations of any Restricted Subsidiary so long as such Indebtedness or other obligations are permitted under this Agreement, or (B) any guarantee by a Restricted Subsidiary of Indebtedness or other obligations of the Borrower; provided that, in each case, (x) such Restricted Subsidiary shall comply with its obligations under Section 5.09 and (y) in the case of any guarantee of Indebtedness or other obligations of the Borrower or any Subsidiary Guarantor by any Restricted Subsidiary that is not a Subsidiary Guarantor, such Restricted Subsidiary becomes a Subsidiary Guarantor under this Agreement;

(xvii) Indebtedness (other than any Obligations) under the (A) Inventory Financing Agreements and (B) other inventory financing agreements entered into after the Closing Date; provided that the aggregate principal amount outstanding at any time under all inventory financing agreements described in clause (A) and clause (B) shall not exceed $300,000,000;

(xviii) Indebtedness, Disqualified Stock, or Preferred Stock of any Foreign Subsidiary or of any foreign Persons that are acquired by the Borrower or any Restricted Subsidiary or merged into a Restricted Subsidiary that is a Foreign Subsidiary in accordance with the terms of this Agreement; provided that the aggregate amount outstanding of any such Indebtedness, Disqualified Stock, or Preferred Stock shall not at any time exceed $100,000,000;

(xix) Indebtedness issued by the Borrower or any of its Restricted Subsidiaries to future, current or former officers, directors, employees and consultants thereof or any direct or indirect parent thereof, their respective estates, heirs, family members, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of the Borrower, a Restricted Subsidiary or any of their respective direct or indirect parent companies to the extent described in Section 6.03(b)(iv);

(xx) the incurrence by the Borrower and any Restricted Guarantor of the Specified Senior Subordinated Indebtedness;

(xxi) Indebtedness of the Borrower, and guarantees by any Restricted Subsidiary of the Indebtedness of the Borrower and CDW Finance Corporation, under (i) senior secured notes issued on December 17, 2010 and (ii) so long as the proceeds thereof are used to prepay Indebtedness under the Term Loan Documents and the conditions set forth in Section 6.01(b)(xii) are satisfied (assuming that such Indebtedness otherwise constitutes Refinancing Indebtedness), additional senior secured notes issued after December 17, 2010 having terms generally consistent with the then current market terms for similar issuances, not maturing earlier than April 12, 2018 and not having a shorter Weighted Average Life to Maturity than the then remaining Weighted Average Life to Maturity of the Extended Term Loans (the notes described in clauses (i) and (ii), collectively, the “Senior Secured Notes”);

(xxii) cash management obligations and Indebtedness in respect of netting services, overdraft facilities, employee credit card programs, Cash Pooling Arrangements or similar arrangements in connection with cash management and deposit accounts; provided that, with respect to any Cash Pooling Arrangements, the total amount of all deposits subject to any such Cash Pooling Arrangement at all times equals or exceeds the total amount of overdrafts that may be subject to such Cash Pooling Arrangements;

(xxiii) Indebtedness of the Borrower or any of its subsidiaries in respect of Sale and Lease-Back Transactions;

(xxiv) Indebtedness of the Borrower or any of its subsidiaries incurred to finance insurance premiums in the ordinary course of business;

(xxv) Indebtedness representing deferred compensation to employees of the Borrower or any Restricted Subsidiary incurred in the ordinary course of business; and

(xxvi) Indebtedness, Disqualified Stock or Preferred Stock of the Borrower or a Restricted Subsidiary incurred to finance or assumed in connection with an acquisition in a principal amount not to exceed $75,000,000 in the aggregate at any one time outstanding together with all other Indebtedness, Disqualified Stock and/or Preferred Stock issued under this clause (xxvi).

(c) For purposes of determining compliance with this Section 6.01:

(i) in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or Preferred Stock described in Section 6.01(b) or is entitled to be incurred pursuant to Section 6.01(a), the Borrower, in its sole discretion, may classify or reclassify such item (other than amounts described in clause (xvii) of clause (b) above, in the case of a reclassification as an incurrence pursuant to Section 6.01(a)) of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) and will only be required to include the amount and type of such Indebtedness, Disqualified Stock or Preferred Stock in one of the above permitted clauses; and

(ii) at the time of incurrence or permitted reclassification, the Borrower will be entitled to divide and classify an item of Indebtedness in one or more types of Indebtedness, Disqualified Stock or Preferred Stock described in Section 6.01(a) or (b).

(d) The accrual of interest, the accretion of accreted value and the payment of interest or dividends in the form of additional Indebtedness, Disqualified Stock or Preferred Stock, as applicable, will not be deemed to be an incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this Section 6.01.

(e) For purposes of determining compliance with any dollar-denominated restriction on the incurrence of Indebtedness, the dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.

(f) The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

(g) Notwithstanding anything to the contrary contained in Section 6.01(a) or (b), no Restricted Subsidiary of the Borrower that is not a Subsidiary Guarantor shall incur any Indebtedness or issue any Disqualified Stock or Preferred Stock in reliance on Section 6.01(a) or (b)(xiii) (the “Limited Non-Guarantor Debt Exceptions”) if the amount of such Indebtedness, Disqualified Stock or Preferred Stock, when aggregated with the amount of all other Indebtedness, Disqualified Stock or Preferred Stock outstanding under such Limited Non-Guarantor Debt Exceptions, together with any Refinancing Indebtedness in respect thereof, would exceed $100,000,000; provided that in no event shall any Indebtedness, Disqualified Stock or Preferred Stock of any Restricted Subsidiary that is not a Subsidiary Guarantor (i) existing at the time it became a Restricted Subsidiary or (ii) assumed in connection with any acquisition, merger or acquisition of minority interests of a non-Wholly-Owned Subsidiary (and in the case of clauses (i) and (ii), not created in contemplation of such Person becoming a Restricted Subsidiary or such acquisition, merger or acquisition of minority interests) be deemed to be Indebtedness outstanding under the Limited Non-Guarantor Debt Exceptions for purposes of this Section 6.01(g).

SECTION 6.02. Liens. Directly or indirectly, create, incur, assume or suffer to exist any Lien (except Permitted Liens) on any asset or property of the Borrower or any Restricted Subsidiary, or any income or profits therefrom, or assign or convey any right to receive income therefrom.

SECTION 6.03. Restricted Payments. Directly or indirectly, make any Restricted Payment, other than:

(a) any Restricted Payment made at any time at which (i) no Default shall have occurred and be continuing or would occur as a consequence thereof and (ii) Excess Cash Availability (as reduced on a dollar-for-dollar basis by the aggregate amount of declared but unpaid dividends pursuant to clause (b)(i) below) immediately after giving effect to such Restricted Payment and any related Borrowings would exceed $150,000,000.

(b) Section 6.03(a) will not prohibit:

(i) the payment of any dividend within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of this Agreement;

(ii) (A) the redemption, prepayment, repurchase, retirement or other acquisition of any (1) Equity Interests (“Treasury Capital Stock”) of the Borrower or any Restricted Subsidiary or Subordinated Indebtedness or Specified Senior Indebtedness of the Borrower or any Guarantor or (2) Equity Interests of any direct or indirect parent company of the Borrower, in the case of each of clause (1) and (2), in exchange for, or out of the proceeds of the substantially concurrent sale (other than to the Borrower or a Restricted Subsidiary) of, Equity Interests of the Borrower, or any direct or indirect parent company of the Borrower to the extent contributed to the capital of the Borrower or any Restricted Subsidiary (in each case, other than any Disqualified Stock) (“Refunding Capital Stock”), (B) the declaration and payment of dividends on the Treasury Capital Stock out of the proceeds of the substantially concurrent sale (other than to the Borrower or a Restricted Subsidiary) of the Refunding Capital Stock, and (C) if immediately prior to the retirement of Treasury Capital Stock, the declaration and payment of dividends thereon was permitted under clauses (vi)(A) or (B) of this Section 6.03(b), the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any direct or indirect parent company of the Borrower) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that were declarable and payable on such Treasury Capital Stock immediately prior to such retirement;

(iii) the redemption, repurchase or other acquisition or retirement of (A) the Specified Senior Indebtedness in an amount equal to the aggregate principal amount of prepayments of Term Loans made by the Borrower pursuant to the Term Loan Agreement or of Senior Secured Notes on a dollar-for-dollar basis or (B) the Specified Senior Indebtedness or Subordinated Indebtedness of the Borrower or a Restricted Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Refinancing Indebtedness of the Borrower or a Restricted Guarantor, as the case may be, which is incurred in compliance with Section 6.01(b)(xii);

(iv) a Restricted Payment to pay for the repurchase, retirement, redemption or other acquisition or retirement for value of Equity Interests (other than Disqualified Stock) of the Borrower or any of its direct or indirect parent companies held by any future, present or former employee, director or consultant (or any of their successors, heirs, estates or assigns) of the Borrower, any of its Subsidiaries or any of their respective direct or indirect parent companies pursuant to the Krasny Plan, any management unit purchase agreement, management equity plan or stock option plan or any other management or employee benefit plan or agreement; provided, however, that the aggregate Restricted Payments made under this clause (iv) do not exceed in any calendar year $25,000,000 (with unused amounts in any calendar year being carried over to the two immediately succeeding calendar years subject to a maximum of $50,000,000 in any calendar year); provided, further, that such amount in any calendar year may be increased by an amount not to exceed:

(A) the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Borrower and, to the extent contributed to the capital of the Borrower, Equity Interests of any of the direct or indirect parent companies of the Borrower, in each case to members of management, directors or consultants of the Borrower, any of its subsidiaries or any of their respective direct or indirect parent companies that occurs after the Closing Date (other than Equity Interests the proceeds of which are used to fund the Transactions), to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of Section 6.03(a); plus

(B) the cash proceeds of key man life insurance policies received by the Borrower or any of its Restricted Subsidiaries after the Closing Date; less

(C) the amount of any Restricted Payments previously made with the cash proceeds described in clauses (A) and (B) of this clause (iv);

and provided, further, that cancellation of Indebtedness owing to the Borrower from members of management of the Borrower, any of its subsidiaries or its direct or indirect parent companies in connection with a repurchase of Equity Interests of the Borrower or any of the Borrower’s direct or indirect parent companies will not be deemed to constitute a Restricted Payment for purposes of this Agreement;

(v) the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Borrower or any of its Restricted Subsidiaries issued in accordance with Section 6.01;

(vi) in connection with operation of the Krasny Plan, (i) tax withholding payments made in cash to the IRS in connection with in-kind withholding for payments to participants in Equity Interests of any indirect or direct parent of the Borrower and (ii) payments made in cash to the Circle of Service Foundation, Inc. representing the amount of the net tax benefit to the Borrower as a result of the implementation and continuing operation of the Krasny Plan;

(vii) Investments in Unrestricted Subsidiaries having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (vii) that are at the time outstanding, without giving effect to any distribution pursuant to clause (xvi) of this Section 6.03(b) or the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities, not to exceed 1.5% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(viii) repurchase of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(ix) the declaration and payment of dividends on the Borrower’s common stock (or a Restricted Payment to any direct or indirect parent entity to fund a payment of dividends on such entity’s common stock), following the first public Equity Offering of such common stock after the Closing Date, of up to 6% per annum of the net cash proceeds received by (or, in the case of a Restricted Payment to a direct or indirect parent entity, contributed to the capital of) the Borrower in or from any such public Equity Offering;

(x) Restricted Payments that are made with Excluded Contributions;

(xi) other Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (xi) not to exceed $50,000,000;

(xii) distributions or payments of Receivables Fees made in the ordinary course business by the applicable Receivables Subsidiary;

(xiii) any Restricted Payment used to fund (A) the Transactions and (B) the payment of the fees and expenses related thereto or owed to Affiliates, in each case to the extent permitted under Section 6.06;

(xiv) the repurchase, prepayment, redemption or other acquisition or retirement for value of any Senior Notes or Senior Subordinated Notes or other Subordinated Indebtedness upon the occurrence of a Change of Control (so long as such Change of Control has been waived by the Required Lenders);

(xv) the declaration and payment of dividends or the payment of other distributions by the Borrower to, or the making of loans or advances to, any of its direct or indirect parents or the equity interest holders thereof in amounts required for any direct or indirect parent companies or the equity interest holders thereof to pay, in each case without duplication;

(A) franchise taxes and other fees, taxes and expenses required to maintain their corporate existence;

(B) federal, foreign, state and local income or franchise taxes (or any alternative tax in lieu thereof); provided that, in each fiscal year, the amount of such payments shall be equal to the amount that the Borrower and its Restricted Subsidiaries would be required to pay in respect of federal, foreign, state and local income or franchise taxes if such entities were corporations paying taxes separately from any parent entity at the highest combined applicable federal, foreign, state, local or franchise tax rate for such fiscal year;

(C) customary salary, bonus and other benefits payable to officers and employees of any direct or indirect parent company of the Borrower to the extent such salaries, bonuses and other benefits are reasonably attributable to the ownership or operation of the Borrower and its Restricted Subsidiaries;

(D) general corporate operating and overhead costs and expenses of any direct or indirect parent company of the Borrower to the extent such costs and expenses are reasonably attributable to the ownership or operation of the Borrower and its Restricted Subsidiaries;

(E) amounts payable to the Sponsor pursuant to the Sponsor Management Agreement as in effect on the Closing Date;

(F) fees and expenses other than to Affiliates of the Borrower incurred pursuant to (1) any equity or debt offering of such parent entity (whether or not successful), (2) any Investment otherwise permitted under this covenant (whether or not successful) and (3) any transaction of the type described in Section 6.04;

(G) cash payments in lieu of issuing fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of the Borrower or any direct or indirect parent;

(H) amounts to finance Investments otherwise permitted to be made pursuant to this Section 6.03; provided that (1) such Restricted Payment shall be made substantially concurrently with the closing of such Investment and (2) such direct or indirect parent company shall, immediately following the closing thereof, cause (x) all property acquired (whether assets or Equity Interests) to be contributed to the capital of the Borrower or one of its Restricted Subsidiaries or (y) the merger of the Person formed or acquired into the Borrower or one of its Restricted Subsidiaries (to the extent not prohibited by Section 6.04) in order to consummate such Investment, in each case, subject to the limitations set forth in clauses (h) and (m) of, and the proviso set forth at the end of, the definition of Permitted Investment; (3) such direct or indirect parent company and its Affiliates (other than the Borrower or a Restricted Subsidiary) receives no consideration or other payment in connection with such transaction, (4) any property received by the Borrower shall not increase amounts available for Restricted Payments pursuant to Section 6.03(a) and (5) such Investment shall be deemed to be made by the Borrower or such Restricted Subsidiary by another paragraph of this Section 6.03 (other than pursuant to clause (x) hereof) or pursuant to the definition of “Permitted Investments” (other than clause (i) thereof);

(I) [Intentionally Reserved];

(J) reasonable and customary fees payable to any directors of any direct or indirect parent of the Borrower and reimbursement of reasonable out-of-pocket costs of the directors of any direct or indirect parent of the Borrower in the ordinary course of business, to the extent reasonably attributable to the ownership or operation of the Borrower and its Restricted Subsidiaries; and

(K) reasonable and customary indemnities to directors, officers and employee of any direct or indirect parent of the Borrower in the ordinary course of business, to the extent reasonably attributable to the ownership or operation of the Borrower and its Restricted Subsidiaries;

(xvi) the distribution, by dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Borrower or a Restricted Subsidiary by, Unrestricted Subsidiaries (other than Unrestricted Subsidiaries, the primary assets of which are cash and/or Cash Equivalents that were contributed to such Unrestricted Subsidiaries as an Investment pursuant to clause (vii) of this Section 6.03(b));

(xvii) payments or distributions to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of all or substantially all of the assets of the Borrower and its Restricted Subsidiaries, taken as a whole, that complies with Section 6.04; provided that if as a result of such consolidation, merger or transfer of assets, a Change of Control has occurred, such Change of Control has been consented to or waived by the Required Lenders;

(xviii) Restricted Payments by (A) a non-Subsidiary Guarantor, (B) a Foreign Subsidiary or (C) any other subsidiary, in each case to the Borrower or any Subsidiary Guarantor;

(xix) payments or distributions in connection with an AHYDO “catch-up” payment with respect to the Specified Senior Indebtedness;

(xx) purchases of minority interests in non-Wholly-Owned Subsidiaries by the Borrower and the Guarantors; and

(xxi) any payment of any dividend from the Borrower to Holdings in connection with the payment of social security or other payroll taxes based on the issuance of Equity Interests to employees or other service providers;

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (ii), (iii), (v), (vi), (ix) (as determined at the time of the declaration of such dividend), (xi), (xv)(E)) and (xvi), no Default shall have occurred and be continuing or would occur as a consequence thereof.

(c) As of the Closing Date, all of the subsidiaries of the Borrower will be Restricted Subsidiaries. The Borrower will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to Section 5.11(b). For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Borrower and its Restricted Subsidiaries (except to the extent repaid) in the subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of “Investments.” Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time, whether pursuant to Section 6.03(a) or (b)(vii), (x) or (xi), or pursuant to the definition of “Permitted Investments,” and if such subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in the Loan Documents.

SECTION 6.04. Fundamental Changes.

(a) The Borrower may not consolidate or merge with or into or wind up into (whether or not the Borrower is the surviving corporation), and may not sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets of the Borrower and its Restricted Subsidiaries, taken as a whole, in one or more related transactions, to any Person unless:

(i) the Borrower is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Borrower) or the Person to whom such sale, assignment, transfer, lease, conveyance or other disposition will have been made is organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Person, the “Successor Company”);

(ii) the Successor Company, if other than the Borrower, expressly assumes all the Obligations of the Borrower pursuant to documentation reasonably satisfactory to the Administrative Agent;

(iii) immediately after such transaction, no Default exists;

(iv) immediately after giving effect to such transaction and any related financing transactions, either,

(A) Excess Cash Availability would exceed $150,000,000; or

(B) Excess Cash Availability would be equal to or greater than the Excess Cash Availability immediately prior to such transaction; and

in each case made or effected substantially simultaneously with such transaction or related financing;

(v) each Guarantor, unless it is the other party to the transactions described above, in which case Section 6.04(c)(i)(B) shall apply, shall have confirmed that its Obligations under the Loan Documents to which it is a party pursuant to documentation reasonably satisfactory to the Administrative Agent; and

(vi) the Borrower shall have delivered to the Administrative Agent an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such documentation relating to the Loan Documents, if any, comply with this Agreement;

provided that the Borrower shall notify the Administrative Agent of any such transaction at least ten (10) Business Days prior to such transaction and (A) shall take all required actions in order to preserve and protect the Liens on the Revolving Facility Primary Collateral securing the Secured Obligations on or prior to the consummation of such transaction and (B) shall take all required actions in order to preserve and protect the Liens on the Collateral (other than the Revolving Facility Primary Collateral) securing the Secured Obligations either prior to or upon the later to occur of 30 days following such transaction (or the earlier of the date of required delivery of the next Section 5.04 Financials and the date which is 45 days after the end of the most recently ended fiscal quarter (or such longer period as to which the Administrative Agent may consent).

The Successor Company will succeed to, and be substituted for the Borrower under the Loan Documents. Notwithstanding the foregoing, clause (iv) shall not apply to the Transactions.

(b) Notwithstanding the foregoing paragraphs (a)(iii) and (a)(iv),

(i) a Restricted Subsidiary may consolidate with or merge into or transfer all or part of its properties and assets to the Borrower or a Restricted Guarantor;

(ii) the Borrower may merge with an Affiliate of the Borrower solely for the purpose of reorganizing the Borrower in a State of the United States so long as the amount of Indebtedness of the Borrower and its Restricted Subsidiaries is not increased thereby; and

(iii) any Foreign Subsidiary may consolidate or amalgamate with or merge into or transfer all or part of its properties and assets to any other Foreign Subsidiary.

(c) No Restricted Guarantor will, and the Borrower will not permit any Restricted Guarantor to, consolidate or merge with or into or wind up into (whether or not the Borrower or Restricted Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(i) (A) such Restricted Guarantor is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than such Restricted Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is organized or existing under the laws of the jurisdiction of organization of such Restricted Guarantor, as the case may be, or the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Restricted Guarantor or Person, the “Successor Person”);

(B) the Successor Person, if other than such Restricted Guarantor, expressly assumes all the Obligations of such Restricted Guarantor pursuant to documentation reasonably satisfactory to the Administrative Agent;

(C) immediately after such transaction, no Default exists; and

(D) the Borrower shall have delivered to the Administrative Agent an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such documentation relating to the Loan Documents, if any, comply with this Agreement;

(ii) the transaction does not violate Section 6.05;

provided that the Borrower shall notify the Administrative Agent of any such transaction at least ten (10) Business Days prior to such transaction and (A) shall take all required actions in order to preserve and protect the Liens on the Revolving Facility Primary Collateral securing the Secured Obligations on or prior to the consummation of such transaction and (B) shall take all required actions in order to preserve and protect the Liens on the Collateral (other than the Revolving Facility Primary Collateral) securing the Secured Obligations either prior to or upon the later to occur of 30 days following such transaction (or the earlier of the date of required delivery of the next Section 5.04 Financials and the date which is 45 days after the end of the most recently ended fiscal quarter (or such longer period as to which the Administrative Agent may consent).

In the case of clause (i)(A) above, the Successor Person will succeed to, and be substituted for, such Restricted Guarantor under the Loan Documents. Notwithstanding the foregoing, any Restricted Guarantor (x) may merge into or transfer all or part of its properties and assets to another Restricted Guarantor or the Borrower or (y) dissolve, liquidate or wind up its affairs if such dissolution, liquidation or winding up could not reasonably be expected to have a Material Adverse Effect.

SECTION 6.05. Dispositions. Cause, make or suffer to exist a Disposition, except:

(a) any Disposition of Cash Equivalents or Investment Grade Securities or obsolete or worn out equipment in the ordinary course of business or any disposition of inventory or goods (or other assets) held for sale in the ordinary course of business;

(b) the Disposition of all or substantially all of the assets of the Borrower and its Restricted Subsidiaries in a manner permitted pursuant to the provisions described above under Section 6.04;

(c) the making of any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under Section 6.03;

(d) any Disposition of property or assets or issuance of Equity Interests (A) by a Restricted Subsidiary of the Borrower to the Borrower or (B) by the Borrower or a Restricted Subsidiary of the Borrower to another Restricted Subsidiary of the Borrower; provided that in the case of any event described in clause (B) where the transferee or purchaser is not a Guarantor, then at the option of the Borrower, either (1) such disposition shall constitute a Disposition for purposes of the definition of Prepayment Asset Sale or (2) the Net Cash Proceeds thereof, when aggregated with the amount of Permitted Investments made pursuant to clauses (a) and (c) of the definition thereof, shall not exceed the dollar amount set forth in the final proviso of such definition;

(e) any Permitted Asset Swap;

(f) the sale, lease, assignment, license or sub-lease of any real, intangible or personal property in the ordinary course of business;

(g) any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(h) sales of accounts receivable, or participations therein, by any Restricted Subsidiary that is not a Restricted Guarantor in connection with any Receivables Facility;

(i) any sale or other disposition in connection with any financing transaction with respect to property built or acquired by the Borrower or any Restricted Subsidiary after the Closing Date (excluding property constituting Revolving Facility Primary Collateral), including Sale and Lease-Back Transactions and asset securitizations permitted under this Agreement;

(j) sales of accounts receivable in connection with the collection or compromise thereof;

(k) transfers of property subject to casualty or condemnation proceedings (including in lieu thereof) upon the receipt of the net cash proceeds therefor; provided such transfer shall constitute a Property Loss Event;

(l) the abandonment of intellectual property rights in the ordinary course of business, which in the reasonable good faith determination of the Borrower or a Restricted Subsidiary are not material to the conduct of the business of the Borrower and its Restricted Subsidiaries taken as a whole;

(m) voluntary terminations of Hedging Obligations;

(n) Dispositions (including Sale and Lease-Back Transactions) by a Foreign Subsidiary designed to generate foreign distributable reserves;

(o) any Disposition to the extent not involving property (when taken together with any related Disposition or series of related Dispositions) with a fair market value in excess of $25,000,000; and

(p) Dispositions (other than Dispositions by the Borrower and the Restricted Guarantors primarily of Accounts and Inventory) not otherwise permitted under this Section 6.05; provided that:

(i) at least 75% of the consideration therefor received by the Borrower or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided that the amount of (A) any liabilities (as shown on the Borrower’s or such Restricted Subsidiary’s most recent balance sheet or in the footnotes thereto) of the Borrower or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the Obligations or that are owed to the Borrower or a Restricted Subsidiary, that are assumed by the transferee of any such assets and for which the Borrower and all of its Restricted Subsidiaries have been validly released by all creditors in writing, (B) any securities received by the Borrower or such Restricted Subsidiary from such transferee that are converted by the Borrower or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of such Disposition, and (C) any Designated Non-Cash Consideration received by the Borrower or such Restricted Subsidiary in such Disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (C) that is at that time outstanding, not to exceed the greater of $50,000,000 and 2.00% of Total Assets at the time of the receipt of such Designated Non-Cash Consideration, with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash for purposes of this provision and for no other purpose; or

(ii) any Disposition of assets or issuance or sale of Equity Interests of a Restricted Subsidiary in any transaction or series of related transactions, when taken together with all other dispositions made in reliance on this paragraph (p), does not have a fair market value in excess of 10.0% of Total Assets of the Borrower on the Closing Date, unless immediately after giving effect to such Disposition or sale of Equity Interests, Excess Cash Availability would exceed $150,000,000; and

(q) Sale and Lease-Back Transactions involving (i) real property owned on the Closing Date (other than any Mortgaged Property), (ii) property acquired not more than 180 days prior to such Sale and Lease Back Transaction for cash in an amount at least equal to the cost of such property and (iii) other property for cash consideration if the sale is treated as a Prepayment Asset Sale;

provided that the consideration received by the Borrower or such Restricted Subsidiary, as the case may be, with respect to any Disposition of any property with a fair market value in excess of $25,000,000 must be at least equal to the fair market value (as determined in good faith by the Borrower) of the assets sold or otherwise disposed of. To the extent any Collateral is disposed of as expressly permitted by this Section 6.05 to any Person other than a Loan Party, such Collateral shall be sold free and clear of the Liens created by the Loan Documents, and the Administrative Agent shall be authorized to take any actions deemed appropriate in order to effect the foregoing.

SECTION 6.06. Transactions with Affiliates. Except for transactions by or among the Borrower and the Restricted Guarantors, sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, involving aggregate payments or consideration in excess of $10,000,000 in any fiscal year unless:

(a) such transaction is on terms that are not materially less favorable to the Borrower or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Borrower or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis; and

(b) the Borrower delivers to the Administrative Agent with respect to any such transaction or series of related transactions involving aggregate payments or consideration in excess of $25,000,000, a resolution adopted by the majority of the board of directors of the Borrower approving such transaction and set forth in an Officer’s Certificate certifying that such transaction complies with clause (a) above.

(c) The foregoing provisions will not apply to the following:

(i) the Borrower or any Restricted Subsidiary may engage in any of the foregoing transactions at prices and on terms and conditions not less favorable to the Borrower or such Restricted Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties;

(ii) the Borrower and its Restricted Subsidiaries may pay fees, expenses and make indemnification payments directly or indirectly to the Sponsor pursuant to and in accordance with the Sponsor Management Agreement (as in effect on the Closing Date);

(iii) the Transactions and the payment of the Transaction Expenses;

(iv) issuances by the Borrower and its Restricted Subsidiaries of Equity Interests not prohibited under this Agreement;

(v) reasonable and customary fees payable to any directors of the Borrower and its Restricted Subsidiaries (or any direct or indirect parent of the Borrower) and reimbursement of reasonable out-of-pocket costs of the directors of the Borrower and its subsidiaries (or any direct or indirect parent of the

Borrower) in the ordinary course of business, in the case of any direct or indirect parent to the extent reasonably attributable to the ownership or operations of the Borrower and its Restricted Subsidiaries);

(vi) expense reimbursement and employment, severance and compensation arrangements entered into by the Borrower and its Restricted Subsidiaries with their officers, employees and consultants in the ordinary course of business, including, without limitation, the payment of stay bonuses and incentive compensation and/or such officer’s, employee’s or consultant’s equity investment in certain Restricted Subsidiaries;

(vii) payments by the Borrower and its Restricted Subsidiaries to each other pursuant to tax sharing agreements or arrangements among Parent and its subsidiaries on customary terms (including, without limitation, transfer pricing initiatives);

(viii) the payment of reasonable and customary indemnities to directors, officers and employees of the Borrower and its Restricted Subsidiaries (or any direct or indirect parent of the Borrower) in the ordinary course of business, in the case of any direct or indirect parent to the extent attributable to the operations of the Borrower and its Restricted Subsidiaries;

(ix) transactions pursuant to permitted agreements in existence on the Closing Date and disclosed to the Lenders prior to the Closing Date (other than the Sponsor Management Agreement) and any amendment thereto to the extent such an amendment is not adverse to the interests of the Lenders in any material respect;

(x) Restricted Payments permitted under Section 6.03;

(xi) payments by the Borrower and its Restricted Subsidiaries to the Sponsor made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including in connection with acquisitions or divestitures, which payments are approved by a majority of the board of directors of the Borrower, in good faith;

(xii) loans and other transactions among the Borrower and its subsidiaries (and any direct and indirect parent company of the Borrower) to the extent permitted under this Article VI; provided that any Indebtedness of any Loan Party owed to a Restricted Subsidiary that is not a Loan Party shall be subject to subordination provisions no less favorable to the Lenders than the subordination provisions reasonably acceptable to the Administrative Agent;

(xiii) the existence of, or the performance by the Borrower or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement, principal investors agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Closing Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Borrower or any of its Restricted Subsidiaries of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Closing Date shall only be permitted by this clause (xiii) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to the Lenders when taken as a whole;

(xiv) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business which are fair to the Borrower and its Restricted Subsidiaries, in the reasonable determination of the board of directors of the Borrower or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(xv) sales of accounts receivable, or participations therein, by any Restricted Subsidiary that is not a Restricted Guarantor in connection with any Receivables Facility;

(xvi) payments or loans (or cancellation of loans) to employees or consultants of the Borrower, any of its direct or indirect parent companies or any of its Restricted Subsidiaries which are approved by a majority of the board of directors of the Borrower in good faith; and

(xvii) transactions among Foreign Subsidiaries for tax planning and tax efficiency purposes.

SECTION 6.07. Restrictive Agreements. Enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon:

(a) the ability of the Borrower or any Restricted Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets to secure the Obligations;

(b) the ability of any Restricted Subsidiary to pay dividends or other distributions with respect to any of its Equity Interests or to make or repay loans or advances to the Borrower or any other Restricted Subsidiary or to guarantee Indebtedness of the Borrower or any other Restricted Subsidiary; or

(c) the ability of any Restricted Subsidiary to sell, lease or transfer any of its properties or assets to the Borrower or any of its Restricted Subsidiaries;

provided that the foregoing shall not apply to:

(i) restrictions and conditions imposed by law, by any Loan Document or which (x) exist on the date hereof and (y) to the extent contractual obligations permitted by clause (x) are set forth in an agreement evidencing Indebtedness, are set forth in any agreement evidencing any permitted renewal, extension or refinancing of such Indebtedness so long as such renewal, extension or refinancing does not expand the scope of such contractual obligation;

(ii) customary restrictions and conditions contained in agreements relating to any sale of assets pending such sale; provided such restrictions and conditions apply only to the Person or property that is to be sold;

(iii) restrictions and conditions (x) on any Foreign Subsidiary by the terms of any Indebtedness of such Foreign Subsidiary permitted to be incurred hereunder or (y) by the terms of the documentation governing any Receivables Facility that in the good faith determination of the Borrower are necessary or advisable to effect such Receivables Facility;

(iv) restrictions or conditions imposed by any agreement relating to Secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the Person obligated under such Indebtedness and its subsidiaries or the property or assets intended to secure such Indebtedness;

(v) contractual obligations binding on a Restricted Subsidiary at the time such Restricted Subsidiary first becomes a Restricted Subsidiary, so long as such contractual obligations were not entered into solely in contemplation of such Person becoming a Restricted Subsidiary;

(vi) restrictions and conditions imposed by the terms of the documentation governing any Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary that is not a Loan Party, which Indebtedness, Disqualified Stock or Preferred Stock is permitted by Section 6.01;

(vii) customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted under Section 6.03 and applicable solely to such joint venture entered into in the ordinary course of business;

(viii) negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under Section 6.01 but only if such negative pledge or restriction expressly permits Liens for the benefit of the

Administrative Agent and the Lenders with respect to the Credit Facilities and the Obligations under the Loan Documents on a senior basis and without a requirement that such holders of such Indebtedness be secured by such Liens equally and ratably or on a junior basis;

(ix) restrictions on cash, other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(x) Secured Indebtedness otherwise permitted to be incurred under Sections 6.01 and 6.02 that limit the right of the obligor to dispose of the assets securing such Indebtedness;

(xi) any encumbrances or restrictions of the type referred to in clauses (a) and (b) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (i) through (x) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the reasonable, good faith judgment of the Borrower, no more restrictive with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing; and

(d) clause (a) and clause (c) of the foregoing shall not apply to customary provisions in leases, subleases, licenses, sublicenses and other contracts restricting the assignment, sale or transfer thereof, in each case entered into in the ordinary course of business or which exists on the date hereof, and no such clause in this Section 6.07 shall prohibit or restrict such party’s right to execute a subordination, non-disturbance and attornment agreement in a form customary and reasonably acceptable to Borrower or such Restricted Subsidiary.

SECTION 6.08. Business of the Borrower and Its Restricted Subsidiaries. Engage in any line of business material to the Borrower and its subsidiaries taken as a whole other than (a) those lines of business conducted by the Borrower or any Restricted Subsidiary on the Closing Date or (b) any Similar Business.

SECTION 6.09. Modification of Junior Financing Documentation and Term Loan Documents. Directly or indirectly, amend, modify or change (a) the subordination provisions of any Junior Financing Documentation (and the component definitions used therein), including the Specified Senior Subordinated Indebtedness Documentation or (b) any other term or condition of the Specified Senior Indebtedness Documentation, the Specified Senior Subordinated Indebtedness Documentation, any Junior Financing Documentation or any Term Loan Documents, in the case of this clause (b), in any manner materially adverse to the interests of the Lenders (unless, in the case of any Specified Senior Indebtedness Documentation, Specified Senior Subordinated Indebtedness Documentation or Term Loan Documents, the Indebtedness outstanding under such documentation, as so amended, modified or changed, would at such time be permitted to be incurred as Refinancing Indebtedness in respect thereof in accordance with Section 6.01(b)(xii)).

SECTION 6.10. Changes in Fiscal Year. Make any change in its fiscal year; provided, however, that the Borrower may, upon written notice to the Administrative Agent, change its fiscal year to any other fiscal year reasonably acceptable to the Administrative Agent, in which case, the Borrower and the Administrative Agent will, and are hereby authorized by Lenders to, make any adjustments to this Agreement that are necessary to reflect such change in fiscal year.

SECTION 6.11. Minimum Fixed Charge Coverage Ratio. If the average daily Excess Cash Availability for five (5) or more consecutive Business Days (the first five (5) Business Days of any such period being, the “Relevant Period”) shall be less than the Excess Availability Threshold (such occurrence, a “triggering event”), thereafter (and until such time as the daily Excess Cash Availability exceeds the Excess Availability Threshold for a period of thirty (30) consecutive Business Days), permit the Fixed Charge Coverage Ratio, for any period of four consecutive fiscal quarters ending on the last day of each fiscal quarter (commencing with the last day of the most recent fiscal quarter preceding such triggering event) to be less than 1.00 to 1.00.

ARTICLE VII

Events of Default

SECTION 7.01. Events of Default. In case of the happening of any of the following events (“Events of Default”):

(a) any representation or warranty made or deemed made in any Loan Document or any representation, warranty, statement or information contained in any certificate required to be furnished pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

(b) default shall be made in the payment of any principal of any Loan or any reimbursement obligation in respect of any Floorplan Loan Payment or LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for mandatory prepayment thereof or by acceleration thereof or otherwise;

(c) default shall be made in the payment of any interest on any Loan, Floorplan Loan Payment or LC Disbursement or any Fee or other amount (other than an amount referred to in clause (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five Business Days;

(d) default shall be made in the due observance or performance by the Borrower or any Restricted Subsidiary of any covenant, condition or agreement contained in Section 5.01(a) (with respect to the Borrower), Section 5.02(b), Section 5.04(h) (and such default with respect to Section 5.04(h) shall continue unremedied for a period of five Business Days; provided that Borrower may not rely on more than 3 such grace periods during any period of 12 consecutive months), Section 5.05(a) or in Article VI;

(e) default shall be made in the due observance or performance by any Loan Party or its Restricted Subsidiaries of any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (b), (c) or (d) above) and such default shall continue unremedied for a period of 30 days after written notice thereof from the Administrative Agent to the Borrower;

(f) (i) the Borrower or any Restricted Subsidiary shall fail to pay any principal or interest, regardless of amount, due in respect of any Material Indebtedness, when and as the same shall become due and payable (after giving effect to an applicable grace period), which failure enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of such Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity or that is a failure to pay such Material Indebtedness at its maturity or (ii) any other event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that clause (ii) shall not apply to secured Material Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Material Indebtedness if such sale or transfer is otherwise permitted hereunder;

(g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Borrower or any Restricted Subsidiary (other than an Immaterial Subsidiary), or of a substantial part of the property or assets of the Borrower or a Restricted Subsidiary (other than an Immaterial Subsidiary), under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Restricted Subsidiary (other than an Immaterial Subsidiary) or for a substantial part of the property or assets of the Borrower or a Restricted Subsidiary (other than an Immaterial Subsidiary) or (iii) the winding-up or liquidation of the Borrower or any Restricted Subsidiary (other than an Immaterial Subsidiary); and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(h) the Borrower or any Restricted Subsidiary (other than an Immaterial Subsidiary) shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of any proceeding or the filing of any petition described in clause (g) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Restricted Subsidiary (other than an Immaterial Subsidiary) or for a substantial part of the property or assets of the Borrower or any Restricted Subsidiary (other than an Immaterial Subsidiary), (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) become unable, admit in writing its general inability or fail generally to pay its debts as they become due;

(i) one or more judgments for the payment of money in an aggregate amount exceeding $90,000,000 (to the extent not covered by insurance as to which an insurance company has not denied coverage or by an indemnification agreement as to which the indemnifying party has not denied liability) shall be rendered against the Borrower and/or any Restricted Subsidiary (other than an Immaterial Subsidiary) and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed;

(j) an ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect or, (ii) a Pension Event occurs with respect to any Foreign Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect;

(k) any material provision of any Loan Document, at any time after its execution and delivery, shall for any reason cease to be in full force and effect (other than in accordance with its terms or in accordance with the terms of the other Loan Documents), or any Loan Party contests in writing the validity or enforceability of any material provision of any Loan Document; or any Loan Party denies in writing that it has any or further liability thereunder (other than as a result of the discharge of such Loan Party in accordance with the terms of the Loan Documents);

(l) other than with respect to de minimis items of Collateral not exceeding $5,000,000 in the aggregate, any Lien purported to be created by any Security Document shall cease to be, or shall be asserted in writing by any Loan Party not to be, a valid, perfected first priority Lien (subject only to Permitted Liens) having the priority contemplated thereby (except as otherwise expressly provided in this Agreement or such Security Document) on the securities, assets or properties purported to be covered thereby, except to the extent that any lack of validity, perfection or priority results from any act or omission of any Administrative Agent, or any Lender (so long as such act or omission does not result from the breach or non-compliance by a Loan Party with the Loan Documents);

(m) there shall have occurred a Change of Control;

then, and in every such event (other than an event with respect to the Borrower described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate forthwith the Commitments and (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event with respect to the Borrower described in paragraph (g) or (h) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding.

SECTION 7.02. Right to Cure. Notwithstanding anything to the contrary contained in Section 7.01, in the event that the Borrower fails (or, but for the operation of this Section 7.02, would fail) to comply with the financial covenant set forth in Section 6.11, until the expiration of the 10th day subsequent to the date the certificate calculating compliance with the financial covenant set forth in Section 6.11 is required to be delivered pursuant to Section 5.04(c), the Borrower shall have the right to receive cash contributions to its capital from Holdings (collectively, the “Cure Right”), and upon the receipt by the Borrower of such cash (the “Specified Equity Contribution”) such financial covenant shall be recalculated giving effect to a pro forma adjustment by which EBITDA shall be increased with respect to such applicable quarter and any four-quarter period that contains such quarter, solely for the purpose of measuring such financial and not for any other purpose under this Agreement, by an amount equal to the Specified Equity Contribution; provided that, (i) in each four-fiscal-quarter period there shall be at least two fiscal quarters in which the Cure Right is not exercised and (ii) for purposes of this Section 7.02, the Specified Equity Contribution shall be no greater than the amount required for purposes of complying with such financial covenant. If, after giving effect to the adjustments in this Section 7.02, the Borrower shall then be in compliance with the requirements of the financial covenant, the Borrower shall be deemed to have satisfied the requirements of such financial covenant as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of such financial covenant that had occurred shall be deemed cured for this purposes of the Agreement.

ARTICLE VIII

The Agents

Each of the Lenders hereby irrevocably appoints the Administrative Agent and the Co-Collateral Agents (collectively, the “Agents”) and authorizes each Agent, in its respective capacity, to take such actions on its behalf and to exercise such powers as are delegated to such Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. Without limiting the generality of the foregoing, the Administrative Agent is hereby expressly authorized to execute any and all documents (including releases and intercreditor agreements) with respect to the Collateral and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Security Documents.

The banks serving as Agents hereunder shall have the same rights and powers in their capacity as a Lender as any other Lender and may exercise the same as though they were not an Agent, and such banks and their Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any subsidiary or other Affiliate thereof as if they were not an Agent hereunder.

No Agent shall have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) no Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing, (b) no Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that such Agent is instructed in writing to exercise by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.08), (c) each Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action and (d) except as expressly set forth in the Loan Documents, no Agent shall have any duty to disclose, nor shall it be liable for the failure to disclose, any information relating to Holdings, the Borrower or any of the subsidiaries thereof that is communicated to or obtained by the bank serving as such Agent or any of its Affiliates in any capacity. No Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.08) or in the absence of its own gross negligence, bad faith or willful misconduct or material breach of the Loan Documents (as determined by a court of competent jurisdiction in a final and non-appealable judgment). No Agent shall be deemed to have knowledge of any Default or Event of Default unless and until written notice thereof is given to such Agent by the Borrower or a Lender, and no Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (v) the perfection or priority of any Lien or security interest created or purported to be created under the Security Documents or (vi) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the applicable Agent.

Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. Each Agent may also rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. Each Agent may consult with legal counsel (who may be counsel for the Borrower or any Affiliate thereof), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in good faith and in accordance with the advice of any such counsel, accountants or experts.

For purposes of determining compliance with the conditions specified in Section 4.02, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

Each Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by it. Each Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as an Agent.

Subject to the appointment and acceptance of a successor Agent as provided below, each Agent may resign at any time by notifying in writing the Lenders, each Issuing Bank (if applicable), the Floorplan Funding Agent and the Borrower. Upon receipt of any such notice of resignation of such Agent, the Required Lenders shall have the right, with the consent of the Borrower (such consent not to be unreasonably withheld; provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing under paragraphs (g)(i) or (h) of Article VII), to appoint a successor (other than a Disqualified Institution) which shall be a commercial banking institution organized under the laws of the United States or any State or a United States branch or agency of a commercial banking institution, in each case having a combined capital and surplus of at least $500,000,000.

If no successor Agent is appointed prior to the effective date of resignation of the relevant Agent specified by such Agent in its notice, the resigning Agent may appoint, after consulting with the Lenders with the consent of and the Borrower, a successor agent from among the Lenders. If no successor agent has accepted appointment as the successor agent by the date which is 60 days following such Agent’s notice of resignation, the retiring Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of such Agent hereunder until such time, if any, as the Required Lenders, appoint a successor agent as provided for above (except in the case of the Administrative Agent holding collateral security on behalf of any Secured Parties, the resigning Administrative Agent shall continue to hold such collateral security as nominee until such time as a successor Administrative Agent is appointed). Upon the acceptance of any appointment as an Agent hereunder by a successor (and, in the case of a successor Administrative Agent, upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Security Documents, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to (a) continue the perfection of the Liens granted or purported to be granted by the Security Documents or (b) otherwise ensure that the obligations under Section 5.09 are satisfied), the successor Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After an Agent’s resignation hereunder, the provisions of this Article and Section 9.05 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while acting as Agent.

None of Lenders or other Persons identified on the cover page or signature pages of this Agreement as a “syndication agent,” “documentation agent,” “bookrunner,” or “arranger” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender.

Each Lender acknowledges that it has, independently and without reliance upon an Agent, the Arrangers or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent, the Arrangers or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.

To the extent required by any applicable law, the Administrative Agent may withhold from any interest payment to any Lender an amount equivalent to any applicable withholding tax. If the Internal Revenue Service or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify the Administrative Agent of a change in circumstance which rendered the exemption from, or reduction of, withholding tax ineffective or for any other reason, such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including any penalties or interest and together with all expenses (including legal expenses, allocated internal costs and out-of-pocket expenses) incurred.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the Obligations shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether such Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise;

(a) to file and prove a claim for the whole amount of the Obligations and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and each Agent or (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and each Agent and their respective agents and counsel and all other amounts due such Lenders and the Administrative Agent under Section 2.05 and 9.05) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to such Agent and, in the event such Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.05 and 9.05.

Nothing contained herein shall be deemed to authorize any Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan or reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender to authorize any Agent to vote in respect of the claim of any such Lender in any such proceeding.

Each Issuing Bank shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each Issuing Bank shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Article VIII with respect to any acts taken or omissions suffered by such Issuing Bank in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term “Agent” as used in this Article VIII included such Issuing Bank with respect to such acts or omissions and (ii) as additionally provided herein with respect to such Issuing Bank.

Each Lender hereby agrees that (a) it has requested a copy of each Report prepared by or on behalf of the Administrative Agent; (b) the Administrative Agent (i) makes no representation or warranty, express or implied, as to the completeness or accuracy of any Report or any of the information contained therein or any inaccuracy or omission contained in or relating to a Report and (ii) shall not be liable for any information contained in any Report; (c) the Reports are not comprehensive audits or examinations, and that any Person performing any field examination will inspect only specific information regarding the Loan Parties and will rely significantly upon the Loan Parties’ books and records, as well as on representations of the Loan Parties’ personnel and that no Agent undertakes any obligation to update, correct or supplement the Reports; (d) it will keep all Reports confidential and strictly for its internal use, not share the Report with any Loan Party or any other Person except as otherwise permitted pursuant to this Agreement; and (e) without limiting the generality of any other indemnification provision contained in this Agreement, it will pay and protect, and indemnify, defend, and hold the Administrative Agent and any such other Person preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including reasonable attorney fees) incurred by as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

ARTICLE IX

Miscellaneous

SECTION 9.01. Notices . Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax, as follows:

(a) if to the Borrower, to it at:

     CDW LLC

     200 N. Milwaukee Avenue

     Vernon Hills, IL 60061

     Attention of: Ann E. Ziegler, Chief Financial Officer

     (Fax No. 847-968-0304)

Christine A. Leahy, General Counsel

(Fax No. 847-968-0203)

with a copy to (which shall not constitute notice):

Madison Dearborn Partners, LLC

Three First National Plaza

Suite 3800

Chicago, Illinois 60602

Attention of:

(Fax No. 312-895-        )

Email address:

and

Providence Equity Partners

50 Kennedy Plaza, 18th Floor

Providence, Rhode Island 02903

Attention of: Michael J. Dominguez

(Fax No. (401) 751-1790)

E-mail address: m.dominguez@provequity.com

and

Kirkland & Ellis LLP

300 North LaSalle Street

Chicago, Illinois 60654

Attention of: Maureen E. Sweeney, P.C.

(Fax No. 312-862-2200)

Email address: msweeney@kirkland.com

(b) if to the Administrative Agent, the Issuing Bank or the Swingline Lender, to JPMCB at:

JPMorgan Chase Bank. N.A.

1111 Fannin Street, Floor 10

Houston, TX 77002

Attention: Shadia Folahan

(Fax No. 713-750-2878)

Email: shadia.o.folahan@jpmchase.com

with a copy to

JPMorgan Chase Bank. N.A.

383 Madison Ave., Floor 24

New York, NY 10179

Attention: Ann Kerns

(Fax No. 212-270-5127)

Email: ann.b.kerns@jpmorgan.com

(c) if to the Floorplan Funding Agent, to GE Commercial Distribution Finance Corporation at:

GE Commercial Distribution Finance Corporation

2300 Windy Ridge Pkwy, Suite 800

Atlanta, GA 30339

Attention: Pamela Holm

(Fax No. 770 933 8450)

Email: Pamela.Holm@ge.com

With a copy to:

GE Commercial Distribution Finance Corporation

5595 Trillium Blvd.

Hoffman Estates IL 60192

Attention: General Counsel

(Fax No.: 847-747-7455)

Email: peter.muniz@ge.com

(d) if to a Lender or a Co-Collateral Agent, to it at its address (or fax number) set forth on Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by fax or on the date three Business Days after dispatch by certified or registered mail if mailed, in each case, delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.01. As agreed to among the Borrower, the Administrative Agent and the applicable Lenders from time to time in writing, notices and other communications may also be delivered or furnished by e-mail; provided that approval of such procedures may be limited to particular notices or communications. All such notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient.

SECTION 9.02. Survival of Agreement. All covenants, agreements, representations and warranties made by the Borrower herein or any other Loan Document, shall be considered to have been relied upon by the Administrative Agent, the Lenders and the Issuing Banks and shall survive the making by the Lenders of the Loans and the issuance of Letters of Credit by each Issuing Bank, regardless of any investigation made by the Administrative Agent, the Lenders or such Issuing Bank or on their behalf, and notwithstanding that any Agent, any Lender or any Issuing Bank may have had notice or actual knowledge of any Default at the time of any Credit Event shall continue in full force and effect until the Termination Date. The provisions of Sections 2.14, 2.16, 2.20 and 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, any Co-Collateral Agent, any Lender or any Issuing Bank.

SECTION 9.03. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto. EACH LENDER AND EACH OTHER PERSON PARTY HERETO FROM TIME TO TIME (OTHER THAN THE LOAN PARTIES) HEREBY (A) ACKNOWLEDGES THAT IT HAS RECEIVED A COPY OF THE TERM LOAN INTERCREDITOR AGREEMENT AND COPIES OF THE INVENTORY FINANCING INTERCREDITOR AGREEMENTS, (B) CONSENTS TO THE PROVISIONS OF THE TERM LOAN INTERCREDITOR AGREEMENT AND THE INVENTORY FINANCING INTERCREDITOR AGREEMENTS, (C) AGREES THAT IT WILL BE BOUND BY AND WILL TAKE NO ACTIONS CONTRARY TO THE PROVISIONS OF THE TERM LOAN INTERCREDITOR AGREEMENT AND THE INVENTORY FINANCING

INTERCREDITOR AGREEMENTS AND (D) AUTHORIZES AND INSTRUCTS THE ADMINISTRATIVE AGENT TO ENTER INTO THE TERM LOAN INTERCREDITOR AGREEMENT AND THE INVENTORY FINANCING INTERCREDITOR AGREEMENTS ON THE ADMINISTRATIVE AGENT’S BEHALF AND ON BEHALF OF SUCH LENDER. EACH LENDER BY MAKING OR PURCHASING AN INTEREST IN ANY LOAN AT ANY TIME SHALL BE DEEMED TO HAVE AGREED TO BE BOUND BY THE TERM LOAN INTERCREDITOR AGREEMENT AND THE INVENTORY FINANCING INTERCREDITOR AGREEMENTS.

SECTION 9.04. Successors and Assigns.

(a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower, the Administrative Agent, any Issuing Bank or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

(b) Each Lender may assign to one or more assignees (in each case, other than to Disqualified Institutions) all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided, however, that (i) each of the Administrative Agent and the Borrower must give its prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed); provided that no such consent shall be required to any such assignment made to a Lender or an Affiliate or Related Fund of a Lender (in each case, other than to Disqualified Institutions) (each, an “Eligible Assignee”) and the consent of the Borrower shall not be required during the continuance of any Event of Default arising under clause (b), (c), (g)(i) or (h) of Article VII, (ii) (A) in the case of any assignment, other than assignments to any Eligible Assignee, the amount of the Commitment of the assigning Lender (or, in the case of an assignment of Loans after the Commitment has expired or been terminated, the aggregate principal amount of the loans of the assigning Lenders) subject to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 (or if less, the entire remaining amount of such Lender’s Commitment (or Loans)) and shall be in an amount that is an integral multiple of $1,000,000 (or the entire remaining amount of such Lender’s Commitment (or Loans)) provided, however, that simultaneous assignments by or to two or more Related Funds shall be combined for purposes of determining whether the minimum assignment requirement is met, and (B) in the case of any assignment to any Eligible Assignee, after giving effect to such assignment, the aggregate Revolving Commitments (or Loans), of the assigning Lender and its Affiliates and Related Funds shall be zero or not less than $1,000,000, (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance (such Assignment and Acceptance to be (A) electronically executed and delivered to the Administrative Agent via an electronic settlement system then acceptable to the Administrative Agent (or, if previously agreed with the Administrative Agent, manually), and (B) delivered together with a processing and recordation fee of $3,500, unless waived or reduced by the Administrative Agent in its sole discretion; provided that only one such fee shall be payable in connection with simultaneous assignments by or to two or more Related Funds) and (v) the assignee, if it shall not be a Lender immediately prior to the assignment, shall deliver to the Administrative Agent an Administrative Questionnaire and the tax forms required under Section 2.20(e), (f) or (g), as applicable. Upon acceptance and recording pursuant to paragraph (e) of this Section 9.04, from and after the effective date specified in each Assignment and Acceptance, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.16, 2.20 and 9.05 with respect to facts and circumstances occurring prior to the effective date of such assignment, as well as to any Fees accrued for its account and not yet paid). Any assignment or transfer that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (f) of this Section 9.04.

(c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Revolving Commitment, and the outstanding principal amount of its Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of Holdings, the Borrower or any subsidiary or the performance or observance by Holdings, the Borrower or any subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance, (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in Section 3.05(a) or delivered pursuant to Section 5.04 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance, (v) such assignee will independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(d) The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders and any changes thereto, whether by assignment or otherwise, and the Commitment of, and principal amount of the Loans (and related interest amount and fees with respect to such Loan) owing and paid to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and Lenders at any reasonable time and from time to time upon reasonable prior notice.

(e) Upon its receipt of, and consent to, a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) above, if applicable, and the written consent of the Administrative Agent, the Borrower and the Issuing Banks to such assignment (in each case to the extent required pursuant to paragraph (b) above) and any applicable tax forms required by Section 2.20(e), (f) or (g), as applicable, the Administrative Agent shall (i) accept such Assignment and Acceptance, (ii) promptly record the information contained therein in the Register. No assignment shall be effective unless it has been recorded in the Register as provided in this paragraph (e) and (iii) if requested by an assignee, provide to such assignee the most recent list of Disqualified Institutions identified in writing to the Administrative Agent as of such date; provided that the Administrative Agent shall have no responsibility to monitor compliance in connection therewith.

(f) Each Lender may without the consent of the Borrower, the Swingline Lender, any Issuing Bank or the Administrative Agent sell participations to one or more banks or other Persons (other than to Disqualified Institutions) in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it and its participations in the LC Exposure and/or Swingline Loans); provided, that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other Persons shall be entitled to the benefit of the cost protection provisions contained in Sections 2.14, 2.16 and 2.20 to the same extent as if they were Lenders (but, with respect to any particular participant, to no greater extent than the Lender that sold the participation to such participant and in the case of Section 2.20, only if such participant shall have provided any form of information that it would have been required to provide under such

Section if it were a Lender), (iv) to the extent permitted by applicable law, each participant also shall be entitled to the benefits of Section 9.06 as though it were a Lender, so long as such participant agrees to be subject to Section 2.18 as though it were a Lender and (v) the Borrower, the Administrative Agent, each Issuing Bank, the Swingline Lender and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to the Loans or LC Disbursements and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers described in clauses (i), (ii) and (iii) of Section 9.08(b) as it pertains to the Loans or Commitments in which such participant has an interest). Each Lender selling a participation to a participant (i) shall keep a register, meeting the requirements of Treasury Regulation Section 5f.103-1(c), of each such participation, specifying such participant’s entitlement to payments of principal and interest with respect to such participation, (ii) shall provide the Administrative Agent and the Borrower with the applicable forms, certificates and statements described in Section 2.20(e) or (f) hereof, as applicable, as if such participant was a Lender hereunder and (iii) if requested by a participant, provide to such participant the most recent list of Disqualified Institutions identified in writing to the Administrative Agent as of such date; provided that the Administrative Agent shall have no responsibility to monitor compliance in connection therewith. Notwithstanding anything in clause (ii) of the immediately preceding sentence to the contrary, each Lender shall have the right to sell one or more participations to one or more lenders or other Persons that provide financing to such Lender in the form of sales and repurchases of participations without having to satisfy the requirements set forth therein; provided, however, that notwithstanding anything in this Agreement to the contrary, if a participation is sold to a Person that fails to satisfy the requirements of clause (ii) of the immediately preceding sentence, such Person shall not be entitled to the benefit of the cost protection provisions contained in Section 2.20.

(g) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.04, disclose to the assignee or participant or proposed assignee or participant any non-public information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that prior to any such disclosure, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of such non-public information on terms no less restrictive than those applicable to the Lenders pursuant to Section 9.16.

(h) Any Lender may, without the consent of the Borrower or the Administrative Agent, at any time assign all or any portion of its rights under this Agreement to secure extensions of credit to such Lender or in support of obligations owed by such Lender; provided that (i) such assignment shall not increase the costs or expenses or otherwise increase or change the obligations of the Borrower hereunder and (ii) no such assignment shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

(i) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPC”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that (x) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower hereunder, (y) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender) and (z) the Granting Lender shall for all purposes remain the Lender of record hereunder. In addition, notwithstanding anything to the contrary contained in this Section 9.04, any SPC may (A) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender and (B) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC.

(j) The Borrower shall not assign or delegate any of its rights or duties hereunder (other than in a transaction permitted by Section 6.04) without the prior written consent of the Administrative Agent, each Issuing Bank and each Lender, and any attempted assignment without such consent shall be null and void.

(k) If the Borrower wishes to replace the Loans or Commitments hereunder with ones having different terms, it shall have the option, with the consent of the Administrative Agent and subject to at least three Business Days’ advance notice to the Lenders, instead of prepaying the Loans or reducing or terminating the Commitments to be replaced, to (i) require the Lenders to assign such Loans or Commitments to the Administrative Agent or its designees and (ii) amend the terms thereof in accordance with Section 9.08 (with such replacement, if applicable, being deemed to have been made pursuant to Section 9.08(d)). Pursuant to any such assignment, all Loans and Commitments to be replaced shall be purchased at par (allocated among the Lenders in the same manner as would be required if such Loans were being optionally prepaid or such Commitments were being optionally reduced or terminated by the Borrower), accompanied by payment of any accrued interest and fees thereon and any amounts owing pursuant to Section 2.16. By receiving such purchase price, the Lenders shall automatically be deemed to have assigned the Loans or Commitments pursuant to the terms of an Assignment and Acceptance, and accordingly no other action by such Lenders shall be required in connection therewith. The provisions of this paragraph are intended to facilitate the maintenance of the perfection and priority of existing security interests in the Collateral during any such replacement.

SECTION 9.05. Expenses; Indemnity.

(a) The Borrower agrees to pay (i) all reasonable out-of-pocket expenses (but limited, as to legal fees and expenses, to those of Latham & Watkins LLP, counsel for the Administrative Agent and the Arrangers taken as a whole, and, if reasonably necessary, of one local counsel in each material jurisdiction) incurred by the Arrangers and the Administrative Agent, in connection with the syndication of the Credit Facilities and the preparation and administration of this Agreement and the other Loan Documents and in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby or thereby contemplated shall be consummated) and (ii) all reasonable out-of-pocket expenses (but limited, as to legal fees and expenses, to one counsel for all such Persons taken as a whole, and, if reasonably necessary, of one local counsel to all such Persons taken as a whole in each material jurisdiction) incurred by the Administrative Agent, any Issuing Bank, the Swingline Lender or any Lender in connection with the enforcement or protection of its rights or remedies in connection with this Agreement and the other Loan Documents or in connection with the Loans made or Letters of Credit issued hereunder, including, without limiting the generality of the foregoing, costs and expenses incurred in connection with:

(i) appraisals (subject to Section 5.12) and insurance reviews; and

(ii) field examinations and the preparation of Reports based on the fees charged by a third party retained by the Majority Agents or the internally allocated fees for each Person employed by the Administrative Agent and the Co-Collateral Agents with respect to each field examination; provided, however, that absent the occurrence and continuation of an Event of Default, no more than one (1) field examination per year shall be conducted at the expense of the Borrower; provided, however, if on any date during any year the sum of (A) aggregate outstanding principal amount of the Loans plus (B) the aggregate amount of LC Exposure plus (C) the aggregate outstanding amount of unreimbursed Floorplan Loan Payments exceeds 65% of the aggregate Commitments in effect at such time for more than five (5) consecutive Business Days, one (1) additional field examination may be conducted at the expense of the Loan Parties during the twelve (12)-month period immediately succeeding such date (it being understood, however, that, so long as no Event of Default is continuing, no more than two (2) such field examinations per calendar year shall be conducted at the expense of the Loan Parties);

(b) The Borrower agrees to indemnify each Arranger, each Agent, each Lender, each Issuing Bank, the Swingline Lender, the Floorplan Funding Agent and each of the foregoing Persons’ Affiliates and the respective directors, officers, employees and agents of such Person and such Person’s Affiliates and their successors and assigns (each such Person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all costs, expenses (including reasonable fees, out-of-pocket disbursements and other charges of one counsel to the Indemnitees, taken as a whole, and one local counsel to the Indemnitees taken as a whole in each material jurisdiction; provided that if (i) one or more Indemnitees shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to one or more other Indemnitees or (ii) the representation of the Indemnitees (or any portion thereof) by the same counsel would be inappropriate due to actual or potential differing interests between them, then such expenses shall include the reasonable fees, out-of-pocket disbursements and other charges of one separate counsel to such Indemnitees, taken as a whole, in each relevant jurisdiction), and liabilities of such Indemnitee arising out of or in connection with (w) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated thereby (including the syndication of the Credit Facility), (x) the use of the proceeds of the Loans or issuance of Letters of Credit,, (y) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto (and regardless of whether such matter is initiated by a third party or by the Borrower, any other Loan Party or any of their respective Affiliates), or (z) any actual or alleged presence or Release of Hazardous Materials on any property currently or formerly owned or operated by Holdings, the Borrower or any of the subsidiaries, or any liability under Environmental Laws related in any way to Holdings, the Borrower or the subsidiaries; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such costs, expenses or liabilities (x) resulted from the gross negligence, bad faith, fraud or willful misconduct of such Indemnitee (or its Affiliates and the respective directors, officers, employees and agents of such Indemnitee and such Indemnitee’s Affiliates) (each, a “related party” of such Indemnitee) or material breach of its (or any of its related parties’) obligations hereunder or under any of the other Loan Documents or in connection with any transaction contemplated hereby or thereby or (y) relate to the presence or Release of Hazardous Materials that first occur at any property owned by Holdings or the Borrower after such property is transferred to any Indemnitee, any of its related parties or any of their respective successors or assigns by foreclosure, deed-in-lieu of foreclosure or similar transfer. The Borrower shall have no obligation to reimburse any Indemnitee for fees and expenses unless such Indemnitee provides the Borrower with an undertaking in which such Indemnitee agrees to refund and return any and all amounts paid by the Borrower to such Indemnitee to the extent any of the foregoing items in clauses (x) and (y) occurs. Notwithstanding the foregoing, this Section 9.05 shall not apply to Tax matters, which shall be governed exclusively by Section 2.20.

(c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Arrangers, the Administrative Agent or any other Indemnitee related thereto under paragraph (a) or (b) of this Section (and without limiting its obligation to do so), each Lender severally agrees to pay to the Arrangers, such Indemnitee and the Administrative Agent, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Arrangers, the Administrative Agent, the Issuing Banks, the Swingline Lender or such Indemnitee in its capacity as such. For purposes hereof, a Lender’s “pro rata share” shall be determined based upon its share of the sum of outstanding the aggregate Revolving Exposure and unused Commitments at the time.

(d) To the extent permitted by applicable law, no party hereto shall assert, and each party hereto hereby waives, any claim from (i) the use by others of information or other materials obtained through electronic, telecommunications or other information transmission systems, except to the extent such damages have resulted from the willful misconduct, bad faith, fraud or gross negligence of such party of any of its Affiliates or the respective directors, officers, employees and agents of such party and such party’s Affiliates and (ii) on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

(e) The provisions of this Section 9.05 shall survive the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, any Lender or the Issuing Banks. All amounts due under this Section 9.05 shall be payable within 30 days after receipt of an invoice relating thereto setting forth such amounts in reasonable detail.

SECTION 9.06. Right of Setoff; Payments Set Aside.

(a) If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, except to the extent prohibited by law, without prior notice to the Borrower or any other Loan Party, any such notice being waived by the Borrower (on its own behalf and on behalf of each Loan Party and its subsidiaries) to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement and other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although such obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or indebtedness. The rights of each Lender under this Section 9.06 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.

(b) To the extent that any payment by or on behalf of the Borrower is made to any Agent or any Lender, or any Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, then (i) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (ii) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by any Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect.

SECTION 9.07. Applicable Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN LETTERS OF CREDIT AND AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT, OR IF NO SUCH LAWS OR RULES ARE DESIGNATED, THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS MOST RECENTLY PUBLISHED AND IN EFFECT, ON THE DATE SUCH LETTER OF CREDIT WAS ISSUED, BY THE INTERNATIONAL CHAMBER OF COMMERCE (THE “UNIFORM CUSTOMS”) AND, AS TO MATTERS NOT GOVERNED BY THE UNIFORM CUSTOMS, THE LAWS OF THE STATE OF NEW YORK.

SECTION 9.08. Waivers; Amendment.

(a) No failure or delay of the Administrative Agent, any Co-Collateral Agent, the Floorplan Funding Agent, any Lender or any Issuing Bank in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, each Co-Collateral Agent, the Floorplan Funding Agent, each Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by clause (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

(b) Subject to Section 2.24 and clause (d) below, and except for those actions expressly permitted to be taken by the Administrative Agent, any Co-Collateral Agent, the Floorplan Funding Agent or the Majority Agents, neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Required Lenders and the Loan Parties that are party thereto and are affected by such waiver, amendment or modification and acknowledged by the Administrative Agent; provided, however, that no such agreement shall:

(i) reduce the principal amount of, or extend or waive any scheduled amortization payment or the final scheduled maturity date of or date for the payment of any interest on, any Loan or any date for reimbursement of an LC Disbursement, forgive any such payment or any part thereof, or decrease the rate of interest on any Loan or LC Disbursement, without the prior written consent of each Lender (including any such Lender that is a Defaulting Lender) directly and adversely affected thereby (it being understood that any change to the component definitions of Excess Cash Availability affecting the determination of interest and the waiver of a Default, Event of Default or default interest shall only require the consent of the Borrower and the Required Lenders);

(ii) increase or extend the Commitment (provided that the Administrative Agent may make Protective Advances as set forth in Section 2.25) or decrease or extend the date for payment of any Fees of any Lender without the prior written consent of such Lender (including any such Lender that is a Defaulting Lender);

(iii) amend or modify the provisions of Section 2.17(b), the provisions of Section 9.04(j) (it being understood that any change to Section 6.04 shall only require approval of the Required Lenders) or the provisions of this Section (except as set forth below) or release all or substantially all of the Guarantors or all or substantially all of the Collateral (except as permitted under Section 6.04 and the Guarantee and Collateral Agreement), without the prior written consent of each Lender;

(iv) reduce the percentage contained in the definition of the term “Required Lenders” or the term “Supermajority Lenders” without the prior written consent of each Lender (it being understood that with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the Commitments and extensions of credit thereunder on the date hereof and this Section 9.08 may be amended to reflect such extension of credit);

(v) without the prior written consent of the Floorplan Funding Agent, (A) amend or modify any provision of Section 2.26, (B) amend or modify the definition of “Availability” to the extent applicable to Section 2.26 or (C) amend or modify any of the following defined terms: “Floorplan Approval”, “Floorplan Approved Invoice”, “Floorplan Approved Vendor”, “Floorplan Collateral Account”, “Floorplan Collateral Block”, “Floorplan Collateral Block Fee”, “Floorplan Due Date”, “Floorplan Facility”, “Floorplan Funding Agent”, “Floorplan In-Transit Open Approvals Block”, “Floorplan Loan”, “Floorplan Loan Exposure”, “Floorplan Loan Payment”, “Floorplan Loan Payment Obligations”, “Floorplan Open Approval”, “Floorplan Required Payment”, “Floorplan Subfacility Limit”, or “Floorplan Vendor Credits’);

(vi) change Section 2.27 without the consent of each Lender and the Floorplan Funding Agent (to the extent the Floorplan Funding Agent is affected by such change); or

(vii) increase the advance rates set forth in the definition of the Borrowing Base or amend the definitions of Eligible Accounts, Eligible Inventory, Borrowing Base or Reserves which has the effect of increasing Availability without the written consent of the Supermajority Lenders and the Majority Agents; or

(viii) amend or modify the definition of “Majority Agents” or the rights and duties of the Majority Agents without the consent of the Administrative Agent and each Co-Collateral Agent;

; provided, further, that (x) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, any Co-Collateral Agent, the Floorplan Funding Agent, any Issuing Bank or the Swingline Lender hereunder or under any other Loan Document without the prior written consent of the Administrative Agent, such Co-Collateral Agent, the Floorplan Funding Agent, such Issuing Bank or the Swingline Lender, as the case may be, and (y) Section 9.04(i) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification.

(c) [Intentionally omitted.]

(d) Each waiver, amendment, modification, supplement or consent made or given pursuant to this Section 9.08 shall be effective only in the specific instance and for the specific purpose for which given, and such waiver, amendment, modification or supplement shall apply equally to each of the Lenders and shall be binding on the Loan Parties, the Lenders, the Administrative Agent and all future holders of the Loans and Commitments.

(e) If, in connection with any proposed amendment, waiver or consent requiring the consent of “each Lender,” “each Lender affected thereby,” or “Supermajority Lenders,” the consent of the Required Lenders is obtained, but the consent of other necessary Lenders is not obtained (any such Lender whose consent is necessary but not obtained being referred to herein as a “Non-Consenting Lender”), then the Borrower may elect to replace a Non-Consenting Lender as a Lender party to this Agreement; provided that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to the Borrower and the Administrative Agent shall agree, as of such date, to purchase for cash the Loans and other Obligations due to the Non-Consenting Lender pursuant to an Assignment and Assumption and to become a Lender for all purposes under this Agreement and to assume all obligations of the Non-Consenting Lender to be terminated as of such date and to comply with the requirements of clause (b) of Section 9.04, and (ii) the Borrower shall pay to such Non-Consenting Lender in same day funds on the day of such replacement (1) all interest, fees and other amounts then accrued but unpaid to such Non-Consenting Lender by the Borrower hereunder to and including the date of termination, including without limitation payments due to such Non-Consenting Lender under Sections 2.14 and 2.20, and (2) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 2.16 had the Loans of such Non-Consenting Lender been prepaid on such date rather than sold to the replacement Lender. Each Lender and Issuing Bank hereby grants to the Administrative Agent an irrevocable power of attorney (which power of attorney is coupled with an interest) to execute and deliver, on behalf of such Lender as assignor, any Assignment and Acceptance necessary to effectuate any assignment of such Lender’s interests hereunder in respect of the circumstances contemplated by this Section 9.08(e).

SECTION 9.09. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan or participation in any LC Disbursement, together with all fees, charges and other amounts which are treated as interest on such Loan or participation in such LC Disbursement under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan or participation in accordance with applicable law, the rate of interest payable in respect of such Loan or participation hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan or participation but were not payable as a result of the operation of this Section 9.09 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or participations or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount shall have been received by such Lender.

SECTION 9.10. Entire Agreement. This Agreement and the other Loan Documents constitute the entire contract between the parties relative to the subject matter hereof. Any other previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any Person (other than the parties hereto and thereto, their respective successors and assigns permitted hereunder (including any Affiliate of any Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Indemnitees, the Arrangers, the Related Parties of each of the Administrative Agent, the Issuing Banks and the Lenders) any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

SECTION 9.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, TO IT THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

SECTION 9.12. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 9.13. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 9.03. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 9.14. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 9.15. Jurisdiction; Consent to Service of Process.

(a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Issuing Banks or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Borrower, Holdings or their respective properties in the courts of any jurisdiction.

(b) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

(d) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in dollars, into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase dollars with such other currency at the spot rate of exchange quoted by the Administrative Agent at 11:00 a.m. (New York City time) on the Business Day preceding that on which final judgment is given, for the purchase of dollars for delivery two Business Days thereafter. The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than dollars, be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase dollars with the Judgment Currency. If the amount of dollars so purchased is less than the sum originally due to the Administrative Agent in dollars, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss.

SECTION 9.16. Confidentiality. Each of the Administrative Agent, the Arrangers, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ (other than Excluded Parties (as defined below)) trustees, officers, directors, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential) in connection with the transactions contemplated or permitted hereby, (b) to the extent requested by any Governmental Authority having jurisdiction over such Person (including any Governmental Authority regulating any Lender or its Affiliates), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process (provided, that the Administrative Agent, such Arranger, such Issuing Bank or such Lender that discloses any Information pursuant to this clause (c) shall provide the Borrower with prompt notice of such disclosure to the extent permitted by applicable law), (d) to the extent reasonably necessary in connection with the exercise of any remedies hereunder or under the other Loan Documents or any suit, action or proceeding relating to the enforcement of its rights hereunder or thereunder, (e) subject to an agreement containing provisions at least as restrictive as those of this Section 9.16 (or as otherwise may be acceptable to the Borrower), to (i) any actual or prospective assignee of or participant in any of its rights or obligations under this Agreement and the other Loan Documents or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower, any subsidiary or any Affiliate thereof or any of their respective obligations, (f) with the written consent of the Borrower, (g) to any Rating Agency when required by it (it being understood that, prior to any such disclosure, such Rating Agency shall undertake to preserve the confidentiality of any Information relating to the Loan Parties received by it from such Person), (h) to the National Association of Insurance Commissioners or any other Governmental Authority having jurisdiction over a Lender or any of its Affiliates in connection with regulatory examinations and reviews conducted by any such Governmental Authority or (i) to the extent such Information becomes publicly available other than as a result of a breach of this Section 9.16; provided that, no such disclosure shall be made by the Administrative Agent, the Arrangers and the Lenders to any of its affiliates that are engaged as principals primarily in private equity, mezzanine financing or venture capital (the “Excluded Parties”). For the purposes of this Section, “Information” shall mean all information received from the Borrower or Holdings and related to the Borrower or its business, other than any such information that is publicly available to the Administrative Agent, any Arranger or any Lender, other than by reason of disclosure by Administrative Agent, the Administrative Agent, any Arranger or any Lender in breach of this Section 9.16.

SECTION 9.17. No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent and the Arrangers are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Administrative Agent and the Arrangers on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each Agent and each Arranger is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (B) neither any Agent nor any Arranger has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent and the Arrangers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and neither any Agent nor any Arranger has any obligation to disclose any of such interests to the Borrower or its Affiliates. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against the Administrative Agent and the Arrangers with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

SECTION 9.18. Release of Collateral. The Lenders irrevocably authorize the Administrative Agent (and the Administrative Agent agrees):

(a) to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (w) upon the Termination Date (and, concurrently therewith, to release all the Loan Parties from their obligations under the Loan Documents (other than those that specifically survive the Termination Date)), (x) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document to any Person other than a Loan Party, (y) subject to Section 9.08, if approved, authorized or ratified in writing by the Required Lenders, or (z) owned by a Subsidiary Guarantor upon release of such Guarantor from its obligations under its Guaranty pursuant to clause (c) below;

(b) at the request of the Borrower, to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by clauses (f), (h) and (t) of the definition of Permitted Liens; and

(c) to release any Subsidiary Guarantor from its obligations under any Loan Document to which it is a party if such Person ceases to be a Subsidiary as a result of a transaction or designation permitted hereunder; provided that no such release shall occur if such Guarantor continues to be a guarantor in respect of the Senior Notes, any Junior Financing and any Refinancing Indebtedness in respect thereof unless and until such Guarantor is (or is being simultaneously) released from its guarantee with respect to the Senior Notes, such Junior Financing and any Refinancing Indebtedness in respect thereof.

Upon request by any Agent at any time, the Required Lenders will confirm in writing such Agent’s authority to release its interest in particular types or items of property, or to release any Subsidiary Guarantor from its obligations under the Loan Documents pursuant to this Section 9.18. In each case as specified in this Section 9.18, the relevant Agent will, at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Loan Documents, or to release such Loan Party from its obligations under the Loan Documents, in each case, in accordance with the terms of the Loan Documents and this Section 9.18.

SECTION 9.19. USA PATRIOT Act Notice. Each Lender and each Agent (for itself and not on behalf of any Lender) hereby notifies the Loan Parties that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of the Loan Parties and other information that will allow such Lender or such Agent, as applicable, to identify the Loan Parties in accordance with the USA PATRIOT Act.

SECTION 9.20. Lender Action. Each Lender agrees that it shall not take or institute any actions or proceedings, judicial or otherwise, for any right or remedy against any Loan Party or any other obligor under any of the Loan Documents or any Hedging Obligation (including the exercise of any right of setoff, rights on account of any banker’s lien or similar claim or other rights of self-help), or institute any actions or proceedings, or otherwise commence any remedial procedures, with respect to any Collateral or any other property of any such Loan Party, without the prior written consent of the Administrative Agent. The provision of this Section 9.20 are for the sole benefit of the Lenders and shall not afford any right to, or constitute a defense available to, any Loan Party.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

CDW LLC

By:	/s/ Robert J. Welyki
Name	Robert J. Welyki
Title:	Vice President, Treasurer

[Signature Page to Credit Agreement]

JPMORGAN CHASE BANK, N.A., individually as a Lender, as Administrative Agent, Issuing Bank and Swingline Lender

By:	/s/ Ann B. Kerns
Name	Ann B. Kerns
Title:	Vice President

[Signature Page to Credit Agreement]

DEUTSCHE BANK AG NEW YORK BRANCH, as a Lender

By:	/s/ Michael Getz
Name	Michael Getz
Title:	Vice President

By:	/s/ Carin Keegan
Name	Carin Keegan
Title:	Director

[Signature Page to Credit Agreement]

GENERAL ELECTRICAL CAPITAL CORPORATION, as a Lender and as a Co-Collateral Agent

By:	/s/ Philip E. Carfora
Name	Philip E. Carfora
Title:	Duly Authorized Signatory

[Signature Page to Credit Agreement]

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Philip Nomura
Name	Philip Nomura
Title:	Vice President

[Signature Page to Credit Agreement]

BARCLAYS BANK PLC, as a Lender

By:	/s/ Diane Rolfe
Name	Diane Rolfe
Title:	Director

[Signature Page to Credit Agreement]

CAPITAL ONE LEVERAGE FINANCE CORP., as a Lender

By:	/s/ Jon Oldham
Name	Jon Oldham
Title:	Senior Vice President

[Signature Page to Credit Agreement]

CIT BANK, as a Lender

By:	/s/ Benjamin Haslam
Name	Benjamin Haslam
Title:	Authorized Signatory

[Signature Page to Credit Agreement]

CITY NATIONAL BANK, as a Lender

By:	/s/ Brent Phillips
Name	Brent Phillips
Title:	Vice President

[Signature Page to Credit Agreement]

FLAGSTAR BANK, FSB, as a Lender

By:	/s/ Willard D. Dickerson, Jr.
Name	Willard D. Dickerson, Jr.
Title:	Senior Vice President

[Signature Page to Credit Agreement]

METLIFE BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Matthew McInemy
Name	Matthew McInemy
Title:	Vice President

[Signature Page to Credit Agreement]

MORGAN STANLEY BANK, N.A., as a Lender

By:	/s/ Sherrese Clarke
Name	Sherrese Clarke.
Title:	Authorized Signatory

[Signature Page to Credit Agreement]

PNC BANK, N.A., as a Lender

By:	/s/ Quinn Heiden
Name	Quinn Heiden
Title:	Vice President

[Signature Page to Credit Agreement]

THE NORTHERN TRUST COMPANY, as a Lender

By:	/s/ Steve Ryan
Name	Steve Ryan
Title:	Senior Vice President

[Signature Page to Credit Agreement]

UPS CAPITAL CORPORATION, as a Lender

By:	/s/ William H. Talbot
Name	William H. Talbot
Title:	Director of Portfolio

[Signature Page to Credit Agreement]

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Ronald Giblin
Name	Ronald Giblin
Title:	Vice President

[Signature Page to Credit Agreement]

WELLS FARGO CAPITAL FINANCE, LLC, as a Lender

By:	/s/ Matthew S. Harbour
Name	Matthew S. Harbour
Title:	Vice President

[Signature Page to Credit Agreement]

DEUTSCHE BANK SECURITIES INC., as a Co-Collateral Agent

By:	/s/ Vincent D’Amore
Name	Vincent D’Amore
Title:	Director

By:	/s/ Keith C. Braun
Name	Keith C. Braun
Title:	Director

[Signature Page to Credit Agreement]

GE COMMERCIAL DISTRIBUTION FINANCE CORPORATION, as Floorplan Funding Agent and solely with respect to the provisions of this Agreement with respect to the Floorplan Funding Agent

By:	/s/ Pamela Holm
Name	Pamela Holm
Title:	Senior Portfolio Management Director

[Signature Page to Credit Agreement]

Schedule 1.01(a)

Subsidiary Guarantors

Legal Name	Type of Entity	Registered Organization (Yes/No)	Organizational Number	Federal Taxpayer Identification Number	State of Formation
CDW Direct, LLC	limited liability company	Yes	00907413	36-4530079	Illinois

CDW Government LLC	limited liability company	Yes	02909235	36-4230110	Illinois

CDW Technologies, Inc.	corporation	Yes	B055883	39-1768725	Wisconsin

CDW Logistics, Inc.	corporation	Yes	62789581	38-3679518	Illinois

Schedule 1.01(b)

Disqualified Institutions

ABT Electronics

Acer Inc.

Adobe Systems, Inc.

American Power Conversion Corporation (“APC”)

Apple Inc.

Best Buy

Buy.com, Inc.

Champion Solutions Group

CircuitCity.com

Cisco Systems, Inc.

CompuCom Systems, Inc.

CompUSA

Dell Inc.

Dimenstion Data

EMC Corporation

En Pointe Technologies, Inc.

Epson America, Inc.

Forsythe Technology, Inc.

Fujitsu Limited

GTSI Corp.

Hewlett-Packard Company

Ingram Micro

Integrated Solutions systems

Intel Corporation

International Business Machines Corporation

Insight Enterprises, Inc.

Kingston Technology Company, Inc.

Lenovo

Logicalis

Mainline Information Systems

McAfee, Inc.

Mainline Information Systems

Microsoft Corporation

MSI Systems Integrators

NetApp, Inc.

Newegg Inc.

Office Depot, Inc.

OfficeMax

Panasonic Corporation

PC Connection, Inc.

PC Mall, Inc.

Pomeroy IT Solutions, Inc.

Presidio

Samsung Electronics Co., Ltd.

Sayers

Softchoice Corporation

Software House International, Inc.

Staples, Inc.

Symantec Corporation

Synnex Corporation

Systemax Inc.

Tech Data Corporation

Tech Depot

TigerDirect, Inc.

Tripp Lite

VMware, Inc.

Woodlands Commercial Bank

Zones, Inc.

Schedule 1.01(c)

Existing Letters of Credit

Issuer: JPMorgan Chase Bank, N.A.

Letter of Credit Number: TPTS-704133

Credit Amount: $20,000,000.00

Beneficiary: GE Commercial Distribution Finance Corporation

Expiration Date: 05/29/12

Purpose: Credit support for GE Com. Credit AR for sales to CDW Logistics subject to IFA

Issuing Bank Contact:	Mabelyn Retana
Standby LC Unit-Operations Manager
10420 Highland Manor Drive
Tampa, FL 33610
t: 813-432-6331
e: mabelyn.y.retana@jpmchase.com

Issuer: JPMorgan Chase Bank, N.A.

Letter of Credit Number: TPTS-733254

Credit Amount: $1,500,000.00

Beneficiary: Safeco Insurance Company of America

Expiration Date: 05/30/12

Purpose: Collateral support for Payment and Performance Bonds

Issuing Bank Contact:	Mabelyn Retana
Standby LC Unit-Operations Manager
10420 Highland Manor Drive
Tampa, FL 33610
t: 813-432-6331
e: mabelyn.y.retana@jpmchase.com

Issuer: JPMorgan Chase Bank, N.A.

Letter of Credit Number: TPTS-762011

Credit Amount: $250,000.00

Beneficiary: The Travelers Indemnity Company

Expiration: 10/01/12

Purpose: Collateral support for CDW workers compensation program

Issuing Bank Contact:	Mabelyn Retana
Standby LC Unit-Operations Manager
10420 Highland Manor Drive
Tampa, FL 33610
t: 813-432-6331
e: mabelyn.y.retana@jpmchase.com

Schedule 1.01(d)

Immaterial Subsidiaries

CDW Canada Inc.

Schedule 1.01(e)

Existing Investments

None.

Schedule 3.08

Subsidiaries

Subsidiary	Jurisdiction of Organization	Parent Company	Parent Company Percentage of Ownership	Subsidiary Guarantor
CDW Direct, LLC	Illinois	CDW LLC	100%	Yes

CDW Government LLC	Illinois	CDW LLC	100%	Yes

CDW Technologies, Inc.	Wisconsin	CDW LLC	100%	Yes

CDW Logistics, Inc.	Illinois	CDW LLC	100%	Yes

CDW Canada Inc.	New Brunswick	CDW LLC	100%	No

Schedule 3.09

Litigation

None.

Schedule 3.15

Environmental Matters

None.

Schedule 3.17(a)

Owned Real Property

Company	Address	County	State
CDW LLC	200 N. Milwaukee Avenue (includes Day Care/Fitness Facility at 165 Lakeview Parkway and 230 N. Milwaukee (mailing address for CDW-Government, Inc.)) Vernon Hills, IL 60061	Lake	Illinois

CDW Logistics, Inc.	3201 East Alexander Road North Las Vegas, NV 89030	Clark	Nevada

Schedule 3.17(b)

Leased Real Property

Company/Subsidiary	Address	County	State

CDW LLC	120 S. Riverside Plaza Chicago, IL 60606	Cook	Illinois

CDW LLC	26145 Riverwoods Blvd. Mettawa, IL 60045	Lake	Illinois

Schedule 3.18

Labor Matters

None.

Schedule 3.20

Intellectual Property

None.

Schedule 5.13

Post-Closing Matters

1.	On or before August 1, 2011 (or such later date as the Administrative Agent may, in its sole discretion, agree to in writing), the Borrower shall and shall cause each of its Restricted Subsidiaries to deliver to the Administrative Agent certificates of good standing of CDW Direct, LLC and CDW Government LLC from the State of New Mexico.

2.	On or before August 23, 2011 (or such later date as the Administrative Agent may, in its sole discretion, agree to in writing), the Borrower shall and shall cause each of its Restricted Subsidiaries to deliver to the Administrative Agent the fully executed Deposit Account Control Agreements, as defined in the Guarantee and Collateral Agreement, in form and substance reasonably satisfactory to the Agent, relating to accounts maintained by one or more Loan Parties at Bank of America, N.A., Harris N.A. and U.S. Bank National Association.

3.	On or before July 25, 2011 (or such later date as the Administrative Agent may, in its sole discretion, agree to in writing), the Borrower shall and shall cause each of its Restricted Subsidiaries to deliver to the Administrative Agent (i) the loss payable endorsement under Zurich American Insurance Co property insurance, policy number PPR 930613508, naming the Administrative Agent as lender’s loss payee and (ii) the additional insured endorsement under Travelers Property Casualty Company of America liability insurance, policy numbers 6600252P993TIL10, BA023P10A0COF10, CUP0252P993 and TRJUB6077C41810, naming the Administrative Agent as additional insured, each such endorsement in form and substance reasonably satisfactory to the Administrative Agent.

4.	On or before July 1, 2011 (or such later date as the Administrative Agent may, in its sole discretion, agree to in writing), the Borrower shall and shall cause each of its Restricted Subsidiaries to deliver to the Administrative Agent the fully executed termination notices, relating to the deposit account control agreements currently in effect with LaSalle Bank National Association and M&I Marshall & Ilsley Bank.

Schedule 6.01

Existing Indebtedness

1. Existing Long-Term Debt

Issuer / Borrower	Description	Principal Amount	Maturity
CDW LLC	Revolving Loan Credit	$186,740,625.00	10/12/12
CDW LLC	Term Loan - Extended	$1,055,951,211.16	7/15/17
CDW LLC	Term Loan – Non-extended	$484,548,788.84	10/10/14
CDW LLC and CDW Finance Corporation	11.0% Senior Notes	$49,321,000.00	10/12/15
CDW LLC and CDW Finance Corporation	11.5% Senior PIK Election Notes	$79,672,076.00	10/12/15
CDW LLC and CDW Finance Corporation	12.535% Senior Subordinated Notes	$721,500,000.00	10/12/17
CDW LLC and CDW Finance Corporation	8.0% Senior Secured Notes	$500,000,000.00	12/15/18
CDW LLC and CDW Finance Corporation	8.5% Senior Notes	$1,175,000,000.00	4/1/19

2. Existing Letters of Credit

Issuer Letter of Credit Number Credit Amount Beneficiary Expiration Date Purpose Issuing

Bank Contact

Issuer: JPMorgan Chase Bank, N.A.

Letter of Credit Number: TPTS-704133

Credit Amount: $20,000,000.00

Beneficiary: GE Commercial Distribution Finance Corporation

Expiration Date: 05/29/12

Purpose: Credit support for GE Com. Credit AR for sales to CDW Logistics subject to IFA

Issuing Bank Contact:	Mabelyn Retana
Standby LC Unit-Operations Manager
10420 Highland Manor Drive
Tampa, FL 33610
t: 813-432-6331
e: mabelyn.y.retana@jpmchase.com

Issuer: JPMorgan Chase Bank, N.A.

Letter of Credit Number: TPTS-733254

Credit Amount: $1,500,000.00

Beneficiary: Safeco Insurance Company of America

Expiration Date: 05/30/12

Purpose: Collateral support for Payment and Performance Bonds

Issuing Bank Contact:	Mabelyn Retana
Standby LC Unit-Operations Manager
10420 Highland Manor Drive
Tampa, FL 33610
t: 813-432-6331
e: mabelyn.y.retana@jpmchase.com

Issuer: JPMorgan Chase Bank, N.A.

Letter of Credit Number: TPTS-762011

Credit Amount: $250,000.00

Beneficiary: The Travelers Indemnity Company

Expiration: 10/01/12

Purpose: Collateral support for CDW workers compensation program

Issuing Bank Contact:	Mabelyn Retana
Standby LC Unit-Operations Manager
10420 Highland Manor Drive
Tampa, FL 33610
t: 813-432-6331
e: mabelyn.y.retana@jpmchase.com

Schedule 6.02

Existing Liens

1. All exceptions and other matters set forth in Chicago Title Insurance Company Owner’s Title Insurance Policy No. 1409 000725041 VH, dated August 9, 2006 in favor of CDW Corporation, an Illinois corporation. (applies to Vernon Hills, IL owned real property)

2. All exceptions and other matters set forth in Chicago Title Insurance Company Owner’s Title Insurance Policy No. 06902969 AO, dated December 22, 2006 in favor of CDW Logistics, Inc., an Illinois corporation. (applies to North Las Vegas, NV owned real property)

3. The following financing statements:

CDW CORPORATION

JURISDICTION	FILING TYPE	FILE NUMBER & DATE	DEBTOR	SECURED PARTY	COLLATERAL DESCRIPTION
Secretary of State, Delaware	UCC	2007 3849600 10/12/07	CDW Corporation 200 N. Milwaukee Avenue Vernon Hills, IL 60061	Lehman Commercial Paper Inc., as Collateral Agent 745 Seventh Avenue New York, NY 10019	Blanket Lien.
Secretary of State, Delaware	ASSIGN	2009 1034211 4/1/09	CDW Corporation 200 N. Milwaukee Avenue Vernon Hills, IL 60061	Morgan Stanley 1 Pierrepoint Plaza, 7th Floor Brooklyn, NY 11201	Assignment of financing statement no. 2007 3849600 to Morgan Stanley.
Secretary of State, Delaware	AMEND	2009 1149324 4/9/09	CDW Corporation 200 N. Milwaukee Avenue Vernon Hills, IL 60061	Morgan Stanley & Co Incorporated, as Collateral Agent 1 Pierrepoint Plaza, 7th Floor Brooklyn, NY 11201	Amendment to financing statement no. 2007 3849600 amending Secured Party’s name.
Secretary of State, Delaware	UCC	2008 0105559 1/9/08	CDW Corporation 200 N. Milwaukee Avenue Vernon Hills, IL 60061	De Lage Landen Financial Services, Inc. 1111 Old Eagle School Road Wayne, PA 19087	Specific equipment.

JURISDICTION	FILING TYPE	FILE NUMBER & DATE	DEBTOR	SECURED PARTY	COLLATERAL DESCRIPTION
Secretary of State, Delaware	UCC	2008 0105609 1/9/08	CDW Corporation 200 N. Milwaukee Avenue Vernon Hills, IL 60061	De Lage Landen Financial Services, Inc. 1111 Old Eagle School Road Wayne, PA 19087	Specific equipment.
Secretary of State, Delaware	UCC	2008 0105641 1/9/08	CDW Corporation 200 N. Milwaukee Avenue Vernon Hills, IL 60061	De Lage Landen Financial Services, Inc. 1111 Old Eagle School Road Wayne, PA 19087	Specific equipment.

Secretary of State, Delaware	UCC	2008 0105690 1/9/08	CDW Corporation 200 N. Milwaukee Avenue Vernon Hills, IL 60061	De Lage Landen Financial Services, Inc. 1111 Old Eagle School Road Wayne, PA 19087	Specific equipment.
Secretary of State, Illinois	UCC	14876510 12/24/09	CDW Corporation 200 N. Milwaukee Avenue Vernon Hills, IL 60061	IBM Credit LLC 1 North Castle Drive Armonk, NY 10504	Leased equipment pursuant to IBM Credit LLC Supplement(s)# G15840.
Secretary of State, Illinois	UCC	14895264 12/31/09	CDW LLC 200 N. Milwaukee Avenue Vernon Hills, IL 60061	Morgan Stanley & Co. Incorporated, as Collateral Agent 1 Pierrepont Plaza, 7th Floor Brooklyn, NY 11201	Blanket Lien.
Secretary of State, Illinois	UCC	14967141 1/27/10	CDW Corporation 3201 E Alexander Rd N Las Vegas, NY 89030	Wells Fargo Bank, N.A. 300 Tri-State International Ste 400 Lincolnshire, IL 60069	Specific equipment.
Secretary of State, Illinois	UCC	14978410 1/29/10	CDW Corporation 200 N. Milwaukee Ave Vernon Hills, IL 60061	IBM Credit LLC 1 North Castle Drive Armonk, NY 10504	Leased equipment pursuant to IBM Credit LLC Supplement(s)# G19042.
Secretary of State, Delaware	UCC	2007 3849618 10/12/07	VH Holdings, Inc. Three First National Plaza, Suite 3800 Chicago, IL 60602	Lehman Commercial Paper Inc., as Collateral Agent 745 Seventh Avenue New York, NY 10019	Blanket Lien.
Secretary of State, Delaware	ASSIGN	2009 1034302 4/1/09	VH Holdings, Inc. Three First National Plaza, Suite 3800 Chicago, IL 60602	Morgan Stanley 1 Pierrepont Plaza, 7th Floor Brooklyn, NY 11201	Assignment of financing statement no. 2007 3849618 to Morgan Stanley.

JURISDICTION	FILING TYPE	FILE NUMBER & DATE	DEBTOR	SECURED PARTY	COLLATERAL DESCRIPTION
Secretary of State, Delaware	AMEND	2009 1149357 4/9/09	VH Holdings, Inc. Three First National Plaza, Suite 3800 Chicago, IL 60602	Morgan Stanley & Co. Incorporated, as Collateral Agent 1 Pierrepont Plaza, 7th Floor Brooklyn, NY 11201	Amendment of financing statement no. 2007 3849618 amending name of Secured Party.
Secretary of State, Delaware	AMEND	2010 4415844 12/14/2010	CDW Corporation 300 N. Milwaukee Avenue Vernon Hills, IL 60061	Morgan Stanley & Co. Incorporated, as Collateral Agent 1 Pierrepont Plaza, 7th Floor Brooklyn, NY 11201	Amendment of #2007 3849618 amending name of Debtor.

CDW DIRECT, LLC

JURISDICTION	FILING TYPE	FILE NUMBER & DATE	DEBTOR	SECURED PARTY	COLLATERAL DESCRIPTION
Secretary of State, Illinois	UCC	12582072 10/12/07	CDW Direct, LLC 200 N. Milwaukee Ave Vernon Hills, IL	GE Commercial Distribution Finance Corporation P.O. Box 723476 Atlanta, GA 31139	All of (i) Debtor’s inventory and equipment which have been manufactured, distributed or sold by, and/or bear any of the trade names, trademarks or logos of, Cisco Systems, Inc., Toshiba America Consumer Products, Inc., Toshiba America Electronics Components, Inc. or Toshiba America Information Systems, Inc. or any of their respective affiliates or subsidiaries; (ii) Debtor’s inventory and equipment which have been manufactured, distributed or sold by, and/or bear any of the trade names or logos of, any of the persons or entities referred to on Exhibit B; (iii) all attachments, accessories, accessions, returns, repossessions, exchanges, substitutions and replacements; and (iv) all proceeds.
Secretary of State, Illinois	AMEND	8979972 4/7/09	CDW Direct, LLC 200 N. Milwaukee Ave Vernon Hills, IL	GE Commercial Distribution Finance Corporation P.O. Box 723476 Atlanta, GA 31139	Amendment to financing statement no. 12582072 restating collateral description. Please see attached Exhibit A and B for restatement.
Secretary of State, Illinois	UCC	12582749 10/12/07	CDW Direct, LLC 200 N. Milwaukee Avenue Vernon Hills, IL 60061	Lehman Commercial Paper Inc., as Collateral Agent 745 Seventh Avenue New York, NY 10019	Blanket Lien.
Secretary of State, Illinois	ASSIGN	8978881 4/1/09	CDW Direct, LLC 200 N. Milwaukee Avenue Vernon Hills, IL 60061	Morgan Stanley 1 Pierrepont Plaza, 7th Floor Brooklyn, NY 11201	Assignment of financing statement no. 12582749 to Morgan Stanley.
Secretary of State, Illinois	AMEND	8980732 4/9/09	CDW Direct, LLC 200 N. Milwaukee Avenue Vernon Hills, IL 60061	Morgan Stanley & Co. Incorporated, as Collateral Agent 1 Pierrepont Plaza, 7th Floor Brooklyn, NY 11201	Amendment to financing statement no. 12582749 amending Secured Party’s name.

UCC-UCC AMEND- Amendment ASSIGN- Assignment CONT- Continuation TERM- Termination FTL-Federal Tax Lien

STL- State Tax Lien    LOCAL JUDG- Local Judgment    FED JUDG- Federal Judgment

20

CDW GOVERNMENT LLC

JURISDICTION	FILING TYPE	FILE NUMBER & DATE	DEBTOR	SECURED PARTY	COLLATERAL DESCRIPTION
Secretary of State, Illinois	UCC	10961343 5/15/06	CDW Government, Inc. 230 N. Milwaukee Ave. Vernon Hills, IL 60061	Key Government Finance, Inc. 1000 South McCaslin Blvd. Superior, CO 80027 Additional Secured Party: Key Government Finance, Inc. UCC Dept GVS Superior, CO 80027	Leased property pursuant to Delivery Order Number ECS III263-03-D-0501 dated 4/25/06, issued under Contract No. NTB 86891.
Secretary of State, Illinois	CONT	9100791 3/24/11	CDW Government, Inc. 230 N. Milwaukee Ave. Vernon Hills, IL 60061	Key Government Finance, Inc. 1000 South McCaslin Blvd. Superior, CO 80027 Additional Secured Party: Key Government Finance, Inc. UCC Dept GVS Superior, CO 80027	Continuation of #10961343.
Secretary of State, Illinois	UCC	11220401 8/7/06	CDW Government, Inc. 230 N. Milwaukee Ave. Vernon Hills, IL 60061	Hitachi Capital America Corp. 800 Connecticut Avenue Norwalk, CT 06854	Debtors rights title and interest to collateral, equipment, inventory, accounts, payment intangible, general intangible, chattel paper instructs and proceeds pursuant to purchase order DB007 under government contract GS 35F 0195J.
Secretary of State, Illinois	UCC	11386563 9/29/06	CDW Government, Inc. 230 N. Milwaukee Ave. Vernon Hills, IL 60061	De Lage Landen Financial Services, Inc. 1111 Old Eagle School Road Wayne, PA 19087	All payments and rights to payment under (a) Order No. DOLU069124515, effective 9/19/06, issued under contract no. GD-35F-0195J, entered into between United States Department of Labor and CDW Government, Inc. and issued by United States Department of Labor, OPPM-POD/Information Technol to CDW Government, Inc., as well as proceeds as defined on financing statement.

UCC-UCC AMEND- Amendment ASSIGN- Assignment CONT- Continuation TERM- Termination FTL-Federal Tax Lien

STL- State Tax Lien    LOCAL JUDG- Local Judgment    FED JUDG- Federal Judgment

21

JURISDICTION	FILING TYPE	FILE NUMBER & DATE	DEBTOR	SECURED PARTY	COLLATERAL DESCRIPTION
Secretary of State, Illinois	UCC	11543146 11/17/06	CDW Government, Inc. 230 N. Milwaukee Ave. Vernon Hills, IL 60061	Hitachi Capital America Corp. 800 Connecticut Avenue Norwalk, CT 06854	Debtors rights title and interest to collateral, equipment, inventory, accounts, payment intangible, general intangible, chattel paper instructs and proceeds pursuant to purchase order DB008 under government contract GS 35F 0195J.
Secretary of State, Illinois	UCC	12115970 5/17/07	CDW Government, Inc. 230 N. Milwaukee Ave. Vernon Hills, IL 60061	De Lage Landen Financial Services, Inc. 1111 Old Eagle School Road Wayne, PA 19087	All payments and rights to payment under (a) Order No. S-AQMPD-07-F-A616, effective 4/23/07, issued under contract no. GD-35F-0195J, entered into between United States Department of State and CDW Government, Inc. and issued by United States Department of State, OPPM-POD/Information Technol to CDW Government, Inc., as well as proceeds as defined on financing statement.
Secretary of State, Illinois	ASSIGN	8934737 6/23/08	CDW Government, Inc. 230 N. Milwaukee Ave. Vernon Hills, IL 60061	CIT Technology Financing Services, Inc. 10201 Centurion Parkway North Jacksonville, FL 32256	Assignment of financing statement no. 12115970 to CIT Technology Financing Services, Inc. Full text of Item 7.
Secretary of State, Illinois	UCC	12277253 7/6/07	CDW Government, Inc. 230 N. Milwaukee Ave Vernon Hills, IL 60061	Key Government Finance, Inc. 1000 S. McCaslin GVS UCC Dept Superior, CO 80027	All right, title and interest of Debtor in the Collateral transferred, sold and assigned pursuant to Delivery Order Number W9113M-07-C-0004 dated November 17, 2006 issued under Contract No. W9113M-07-C-0004, between the Debtor and United States Army Space and Missile Defense Command on delivery order.
Secretary of State, Illinois	UCC	12383282 8/9/07	CDW Government, Inc. 230 N. Milwaukee Ave Vernon Hills, IL 60061	Key Government Finance, Inc. 1000 S. McCaslin GVS UCC Dept Superior, CO 80027	All right, title and interest of Debtor in the Collateral transferred, sold and assigned pursuant to Delivery Order Number W91151-07-C-0044 dated February 5, 2007 issued under Contract No. GS 35 F 0195J, between the Debtor and Darnall Army Hospital on delivery order.

UCC-UCC AMEND- Amendment ASSIGN- Assignment CONT- Continuation TERM- Termination FTL-Federal Tax Lien

STL- State Tax Lien    LOCAL JUDG- Local Judgment    FED JUDG- Federal Judgment

JURISDICTION	FILING TYPE	FILE NUMBER & DATE	DEBTOR	SECURED PARTY	COLLATERAL DESCRIPTION
Secretary of State, Illinois	UCC	12582080 10/12/07	CDW Government, Inc. 230 N. Milwaukee Ave Vernon Hills, IL 60061	GE Commercial Distribution Finance Corporation P.O. Box 723476 Atlanta, GA 31139	All of (i) Debtor’s inventory and equipment which have been manufactured, distributed or sold by, and/or bear any of the trade names, trademarks or logos of, Cisco Systems, Inc., Toshiba America Consumer Products, Inc., Toshiba America Electronic Components, Inc. or Toshiba America Information Systems, Inc. or any of their respective affiliates or subsidiaries; (ii) Debtor’s inventory and equipment which have been manufactured, distributed or sold by, and/or bear any of the trade names or logos of, any of the persons or entities referred to on Exhibit B; (iii) all attachments, accessories, accessions, returns, repossessions, exchanges, substitutions and replacements; and (iv) all proceeds.
Secretary of State, Illinois	AMEND	8979970 4/7/09	CDW Government, Inc. 230 N. Milwaukee Ave Vernon Hills, IL 60061	GE Commercial Distribution Finance Corporation P.O. Box 723476 Atlanta, GA 31139	Amendment to financing statement no. 12582080 restating collateral description to read as listed on the attached Exhibit A and B.
Secretary of State, Illinois	AMEND	9020835 1/4/10	CDW Government, LLC 230 N. Milwaukee Avenue Vernon Hills, IL 60061	GE Commercial Distribution Finance Corporation P.O. Box 723476 Atlanta, GA 31139	Amendment to financing statement no. 12582080 amending Debtor’s name.
Secretary of State, Illinois	AMEND	9020879 1/5/10	CDW Government LLC 230 N. Milwaukee Avenue Vernon Hills, IL 60061	GE Commercial Distribution Finance Corporation P.O. Box 723476 Atlanta, GA 31139	Amendment to financing statement no. 12582080 amending Debtor’s name.
Secretary of State, Illinois	AMEND	09091412 2/1/11	CDW Government LLC 230 N. Milwaukee Avenue Vernon Hills, IL 60061	GE Commercial Distribution Finance Corporation P.O. Box 723476 Atlanta, GA 31139	Amendment to #12582080 deleting specific collateral.
Secretary of State, Illinois	AMEND	09097798 3/8/11	CDW Government LLC 230 N. Milwaukee Avenue Vernon Hills, IL 60061	GE Commercial Distribution Finance Corporation P.O. Box 723476 Atlanta, GA 31139	Amendment to #12582080 adding specific collateral.

UCC-UCC AMEND- Amendment ASSIGN- Assignment CONT- Continuation TERM- Termination FTL-Federal Tax Lien

STL- State Tax Lien    LOCAL JUDG- Local Judgment    FED JUDG- Federal Judgment

JURISDICTION	FILING TYPE	FILE NUMBER & DATE	DEBTOR	SECURED PARTY	COLLATERAL DESCRIPTION
Secretary of State, Illinois	UCC	12582757 10/12/07	CDW Government, Inc. 200 N. Milwaukee Avenue Vernon Hills, IL 60061	Lehman Commercial Paper Inc., as Collateral Agent 745 Seventh Avenue New York, NY 10019	Blanket Lien.
Secretary of State, Illinois	ASSIGN	8978880 4/1/09	CDW Government, Inc. 200 N. Milwaukee Avenue Vernon Hills, IL 60061	Morgan Stanley 1 Pierrepont Plaza, 7th Floor Brooklyn, NY 11201	Assignment of financing statement no. 12582757 to Morgan Stanley.
Secretary of State, Illinois	AMEND	8980733 4/9/09	CDW Government, Inc. 200 N. Milwaukee Avenue Vernon Hills, IL 60061	Morgan Stanley & Co. Incorporated, as Collateral Agent 1 Pierrepont Plaza, 7th Floor Brooklyn, NY 11201	Amendment to financing statement no. 12582757 amending Secured Party’s name.
Secretary of State, Illinois	AMEND	8999182 8/14/09	CDW Government, Inc. 200 N. Milwaukee Avenue Vernon Hills, IL 60061	Morgan Stanley & Co. Incorporated, as Collateral Agent 1 Pierrepont Plaza, 7th Floor Brooklyn, NY 11201	Amendment to financing statement no. 12582757 partially releasing the Secured Party’s secured interest in purchased DOI Government Leased Assets and purchased HOR Government Leased Assets.
Secretary of State, Illinois	AMEND	9025400 1/28/10	CDW Government, Inc. 200 N. Milwaukee Avenue Vernon Hills, IL 60061	Morgan Stanley & Co. Incorporated, as Collateral Agent 1 Pierrepont Plaza, 7th Floor Brooklyn, NY 11201	Amendment to financing statement no. 12582757 partially releasing the Secured Party’s secured interest in purchased DOI Government Leased Assets and purchased DOS Government Leased Assets.
Secretary of State, Illinois	AMEND	9026890 2/4/10	CDW Government, Inc. 200 N. Milwaukee Avenue Vernon Hills, IL 60061	Morgan Stanley & Co. Incorporated, as Collateral Agent 1 Pierrepont Plaza, 7th Floor Brooklyn, NY 11201	Amendment to financing statement no. 12582757 partially releasing the Secured Party’s secured interest in purchased DOI Government Leased Assets and purchased DOS Government Leased Assets.
Secretary of State, Illinois	AMEND	9091236 1/31/11	CDW Government, Inc. 200 N. Milwaukee Avenue Vernon Hills, IL 60061	Morgan Stanley & Co. Incorporated, as Collateral Agent 1 Pierrepont Plaza, 7th Floor Brooklyn, NY 11201	Amendment to #12582757 deleting specific collateral.
Secretary of State, Illinois	AMEND	9097696 3/7/11	CDW Government, Inc. 200 N. Milwaukee Avenue Vernon Hills, IL 60061	Morgan Stanley & Co. Incorporated, as Collateral Agent 1 Pierrepont Plaza, 7th Floor Brooklyn, NY 11201	Amendment to #12582757 deleting specific collateral.

UCC-UCC AMEND- Amendment ASSIGN- Assignment CONT- Continuation TERM- Termination FTL-Federal Tax Lien

STL- State Tax Lien    LOCAL JUDG- Local Judgment    FED JUDG- Federal Judgment

JURISDICTION	FILING TYPE	FILE NUMBER & DATE	DEBTOR	SECURED PARTY	COLLATERAL DESCRIPTION
Secretary of State, Illinois	AMEND	9097697 3/7/11	CDW Government, Inc. 200 N. Milwaukee Avenue Vernon Hills, IL 60061	Morgan Stanley & Co. Incorporated, as Collateral Agent 1 Pierrepont Plaza, 7th Floor Brooklyn, NY 11201	Amendment to #12582757 deleting specific collateral.
Secretary of State, Illinois	UCC	12831323 1/2/08	CDW Government, Inc. 230 N. Milwaukee Ave. Vernon Hills, IL 60061	Key Government Finance Inc. 1000 SO. McCaslin Blvd. Superior, CO 80027	Equipment, but only to the extent such equipment is provided to or obtained by Debtor in connection with present or future leases, loans, conditional sales agreement or other such agreements with Secured Party and is listed in the Agreements.
Secretary of State, Illinois	AMEND	9000811 8/25/09	CDW Government, Inc. 230 N. Milwaukee Ave. Vernon Hills, IL 60061	Key Government Finance Inc. 1000 SO. McCaslin Blvd. Superior, CO 80027

Amendment to financing statement no. 12831323 restating collateral description to read as follows:

All right, title and interest of Debtor in Collateral transferred, sold, and assigned pursuant to Delivery Order No. HC1047-07-F-0433 dated September 24, 2007, issued under Contract No. GD-35F-0195J, between the Debtor and Defense Information Systems Agency.

Secretary of State, Illinois	UCC	14269339 5/6/09	CDW Government, Inc. 230 N. Milwaukee Avenue Vernon Hills, IL 60061	Key Government Finance Inc. 1000 SO. McCaslin Blvd. Superior, CO 80027	All right, title and interest of Debtor in Collateral transferred, sold, and assigned pursuant to Delivery Order No. DOLB08MR2062g dated September 17, 2008, issued under Contract No. NNG07DA35B, between the Debtor and MSHA Acquisition MGMT Branch- Arlington US Dept of Labor.
Secretary of State, Illinois	UCC	14270892 5/6/09	CDW Government, Inc. 200 N. Milwaukee Ave. Vernon Hills, IL 60061	Key Government Finance Inc. 1000 SO. McCaslin Blvd. Superior, CO 80027	All right, title and interest of Debtor in Collateral transferred, sold, and assigned pursuant to Delivery Order No. DTPH56-08-000052 dated September 25, 2008, issued under Contract No. GS35F-01g5J, between the Debtor and Office of Contracts and Procurement US DOT/PHMSA.

UCC-UCC AMEND- Amendment ASSIGN- Assignment CONT- Continuation TERM- Termination FTL-Federal Tax Lien

STL- State Tax Lien    LOCAL JUDG- Local Judgment    FED JUDG- Federal Judgment

JURISDICTION	FILING TYPE	FILE NUMBER & DATE	DEBTOR	SECURED PARTY	COLLATERAL DESCRIPTION
Secretary of State, Illinois	UCC	14278273 5/8/09	CDW Government, Inc. 230 N. Milwaukee Avenue Vernon Hills, IL 60061	Key Government Finance Inc. 1000 SO. McCaslin Blvd. Superior, CO 80027	All right, title and interest of Debtor in Collateral transferred, sold, and assigned pursuant to Delivery Order No. 08033C0g001 dated December 4, 2008, issued under Contract No. NNG07DA35B, between the Debtor and US Dept of the Interior- National Business Center, Acquisition Services Division, Denver Branch.
Secretary of State, Illinois	UCC	14316876 5/22/09	CDW Government, Inc. 13461 Sunrise Valley Drive Suite Herndon, VA 20171	De Lage Landen Financial Services, Inc. 1111 Old Eagle School Road Wayne, PA 19087	All right, title and interest in (1) those amounts described in Contract Schedule No. 1 dated as of April 7, 2009, between Secured Party and Debtor, and which are payable to U.S. Department of Justice to Debtor under the Contract No. DJJ08-F-1710/GS-35F-0195J, and any other amounts payable under the contracts and; (2) proceeds.
Secretary of State, Illinois	AMEND	8989216 6/3/09	CDW Government, Inc. 13461 Sunrise Valley Drive Suite Herndon, VA 20171	De Lage Landen Financial Services, Inc. 1111 Old Eagle School Road Wayne, PA 19087	Amendment to financing statement no. 14316876 amending Debtor’s organizational information.
Secretary of State, Illinois	AMEND	9005364 9/28/09	CDW Government, Inc. 13461 Sunrise Valley Drive Suite Herndon, VA 20171	De Lage Landen Financial Services, Inc. 1111 Old Eagle School Road Wayne, PA 19087	Amendment to financing statement no. 14316876 amending Debtor’s organizational information.
Secretary of State, Illinois	UCC	14625356 9/21/09	CDW Government, Inc. 200 N. Milwaukee Ave. Vernon Hills, IL 60061	Banc of America Leasing & Capital, LLC 555 California Street, 4th Floor San Francisco, CA 94104	All right, title and interest of the Debtor in and to: (a) any and all monies and payments due and to become due from the United States House of Representatives, CAO Procurement Management; (b) all equipment and related software more particularly described in the Delivery Order; and (c) all cash and noncash proceeds relating to the foregoing.

UCC-UCC AMEND- Amendment ASSIGN- Assignment CONT- Continuation TERM- Termination FTL-Federal Tax Lien

STL- State Tax Lien    LOCAL JUDG- Local Judgment    FED JUDG- Federal Judgment

JURISDICTION	FILING TYPE	FILE NUMBER & DATE	DEBTOR	SECURED PARTY	COLLATERAL DESCRIPTION
Secretary of State, Illinois	UCC	14645403 9/28/09	CDW Government, Inc. 230 N. Milwaukee Ave. Vernon Hills, IL 60061	Banc of America Leasing & Capital, LLC 555 California Street, 4th Floor San Francisco, CA 94104	All right, title and interest of the Debtor in and to: (a) any and all monies and payments due and to become due from the U.S. Department of the Interior- National Business Center, Acquisition Services Division, Denver Branch; (b) all equipment and related software more particularly described in the Delivery Order; and (c) all cash and noncash proceeds relating to the foregoing.
Secretary of State, Illinois	UCC	14724958 10/27/09	CDW Government, Inc. 13461 Sunrise Valley Drive Suite Herndon, VA 20171	De Lage Landen Financial Services, Inc. 1111 Old Eagle School Road Wayne, PA 19087	All right, title and interest in (1) those amounts described in Contract Schedule dated as of September 23, 2009, between Secured Party and Debtor, and which are payable to U.S. Department of Justice to Debtor under the Contract No. DJJ08-F-1710/GS-35F-0195J, dated September 23, 2009, and any other amounts payable under the contracts and; (2) proceeds.
Secretary of State, Illinois	UCC	14729909 10/29/09	CDW Government, Inc. 13461 Sunrise Valley Drive Suite 350 Herndon, VA 20171	De Lage Landen Financial Services, Inc. 1111 Old Eagle School Road Wayne, PA 19087	All right, title and interest in (1) those amounts described in Contract Schedule dated as of September 23, 2009, between Secured Party and Debtor, and which are payable to U.S. Department of Justice to Debtor under the Contract No. DJJ1710-006, dated September 23, 2009, Contract No. DJJ08-F-1710/GS-35F-0195J, dated September 23, 2009 and any other amounts payable under the contracts and; (2) proceeds.
Secretary of State, Illinois	UCC	14895256 12/31/09	CDW Government LLC 200 N. Milwaukee Avenue Vernon Hills, IL 60061	Morgan Stanley & Co. Incorporated, as Collateral Agent 1 Pierrepont Plaza, 7th Floor Brooklyn, NY 11201	Blanket Lien.

UCC-UCC AMEND- Amendment ASSIGN- Assignment CONT- Continuation TERM- Termination FTL-Federal Tax Lien

STL- State Tax Lien    LOCAL JUDG- Local Judgment    FED JUDG- Federal Judgment

JURISDICTION	FILING TYPE	FILE NUMBER & DATE	DEBTOR	SECURED PARTY	COLLATERAL DESCRIPTION
Secretary of State, Illinois	AMEND	9025399 1/28/10	CDW Government LLC 200 N. Milwaukee Avenue Vernon Hills, IL 60061	Morgan Stanley & Co. Incorporated, as Collateral Agent 1 Pierrepont Plaza, 7th Floor Brooklyn, NY 11201	Amendment to financing statement no. 14895256 partially releasing the Secured Party’s secured interest in purchased DOI Government Leased Assets and purchased DOS Government Leased Assets.
Secretary of State, Illinois	AMEND	9026891 2/4/10	CDW Government LLC 200 N. Milwaukee Avenue Vernon Hills, IL 60061	Morgan Stanley & Co. Incorporated, as Collateral Agent 1 Pierrepont Plaza, 7th Floor Brooklyn, NY 11201	Amendment to financing statement no. 14895256 partially releasing the Secured Party’s secured interest in purchased DOI Government Leased Assets and purchased DOS Government Leased Assets.
Secretary of State, Illinois	AMEND	9091237 1/31/11	CDW Government LLC 200 N. Milwaukee Avenue Vernon Hills, IL 60061	Morgan Stanley & Co. Incorporated, as Collateral Agent 1 Pierrepont Plaza, 7th Floor Brooklyn, NY 11201	Amendment to #14895256 deleting specific collateral.
Secretary of State, Illinois	AMEND	9097698 3/7/11	CDW Government LLC 200 N. Milwaukee Avenue Vernon Hills, IL 60061	Morgan Stanley & Co. Incorporated, as Collateral Agent 1 Pierrepont Plaza, 7th Floor Brooklyn, NY 11201	Amendment to #14895256 deleting specific collateral.
Secretary of State, Illinois	AMEND	9097699 3/7/11	CDW Government LLC 200 N. Milwaukee Avenue Vernon Hills, IL 60061	Morgan Stanley & Co. Incorporated, as Collateral Agent 1 Pierrepont Plaza, 7th Floor Brooklyn, NY 11201	Amendment to #14895256 deleting specific collateral.
Secretary of State, Illinois	UCC	14895280 12/31/09	CDWG LLC 200 N. Milwaukee Avenue Vernon Hills, IL 60061	Morgan Stanley & Co. Incorporated, as Collateral Agent 1 Pierrepont Plaza, 7th Floor Brooklyn, NY 11201	Blanket Lien.
Secretary of State, Illinois	AMEND	9021838 1/8/10	CDW Government LLC 200 N. Milwaukee Avenue Vernon Hills, IL 60061	Morgan Stanley & Co. Incorporated, as Collateral Agent 1 Pierrepont Plaza, 7th Floor Brooklyn, NY 11201	Amendment to financing statement no. 14895280 amending Debtor’s name.

UCC-UCC AMEND- Amendment ASSIGN- Assignment CONT- Continuation TERM- Termination FTL-Federal Tax Lien

STL- State Tax Lien    LOCAL JUDG- Local Judgment    FED JUDG- Federal Judgment

JURISDICTION	FILING TYPE	FILE NUMBER & DATE	DEBTOR	SECURED PARTY	COLLATERAL DESCRIPTION
Secretary of State, Illinois	AMEND	9026889 2/4/10	CDW Government LLC 200 N. Milwaukee Avenue Vernon Hills, IL 60061	Morgan Stanley & Co. Incorporated, as Collateral Agent 1 Pierrepont Plaza, 7th Floor Brooklyn, NY 11201	Amendment to financing statement no. 14895280 partially releasing the Secured Party’s secured interest in purchased DOI Government Leased Assets and purchased DOS Government Leased Assets.
Secretary of State, Illinois	AMEND	9091235 1/31/11	CDW Government LLC 200 N. Milwaukee Avenue Vernon Hills, IL 60061	Morgan Stanley & Co. Incorporated, as Collateral Agent 1 Pierrepont Plaza, 7th Floor Brooklyn, NY 11201	Amendment to #14895280 deleting specific collateral.
Secretary of State, Illinois	AMEND	9097700 3/7/11	CDW Government LLC 200 N. Milwaukee Avenue Vernon Hills, IL 60061	Morgan Stanley & Co. Incorporated, as Collateral Agent 1 Pierrepont Plaza, 7th Floor Brooklyn, NY 11201	Amendment to #14895280 deleting specific collateral.
Secretary of State, Illinois	AMEND	9097701 3/7/11	CDW Government LLC 200 N. Milwaukee Avenue Vernon Hills, IL 60061	Morgan Stanley & Co. Incorporated, as Collateral Agent 1 Pierrepont Plaza, 7th Floor Brooklyn, NY 11201	Amendment to #14895280 deleting specific collateral.
Secretary of State, Illinois	UCC	14902481 1/5/10	CDW Government LLC 230 N. Milwaukee Avenue Vernon Hills, IL 60061	GE Commercial Distribution Finance Corporation P.O. Box 723476 Atlanta, GA 31139	All of (i) Debtor’s inventory and equipment which have been manufactured, distributed or sold by, and/or bear any of the trade names, trademarks or logos of, Cisco Systems, Inc. or any of their respective affiliates or subsidiaries; (ii) Debtor’s inventory and equipment which have been manufactured, distributed or sold by, and/or bear any of the trade names or logos of, any of the persons or entities referred to on Exhibit B; (iii) all attachments, accessories, accessions, returns, repossessions, exchanges, substitutions and replacements; and (iv) all proceeds.
Secretary of State, Illinois	AMEND	09091413 2/1/11	CDW Government LLC 230 N. Milwaukee Avenue Vernon Hills, IL 60061	GE Commercial Distribution Finance Corporation P.O. Box 723476 Atlanta, GA 31139	Amendment to #14902481 deleting specific collateral.

UCC-UCC AMEND- Amendment ASSIGN- Assignment CONT- Continuation TERM- Termination FTL-Federal Tax Lien

STL- State Tax Lien    LOCAL JUDG- Local Judgment    FED JUDG- Federal Judgment

JURISDICTION	FILING TYPE	FILE NUMBER & DATE	DEBTOR	SECURED PARTY	COLLATERAL DESCRIPTION
Secretary of State, Illinois	AMEND	09097772 3/7/11	CDW Government LLC 230 N. Milwaukee Avenue Vernon Hills, IL 60061	GE Commercial Distribution Finance Corporation P.O. Box 723476 Atlanta, GA 31139	Amendment to #14902481 adding specific collateral.
Secretary of State, Illinois	UCC	15051205 3/1/10	CDW Government LLC 230 N. Milwaukee Avenue Vernon Hills, IL 60061	Banc of America Leasing & Capital, LLC 555 California Street, 4th Floor San Francisco, CA 94104	All right, title and interest of the Debtor in and to: (a) any and all monies and payments due and to become due from the U.S. Department of State, Office of Acquisition Management; (b) all equipment and related software more particularly described in the DOS Delivery Order; (c) any and all monies and payments due and to become due from the United States of America through the U.S. Department of the Interior- National Business Center, Acquisition Services Division, Denver Branch; (d) all equipment and software more particularly described in the DOI Delivery Order; and (e) all cash and noncash proceeds relating to the foregoing.
Secretary of State, Illinois	UCC	15052236 3/1/10	CDW Government, Inc. 230 N. Milwaukee Ave. Vernon Hills, IL 60061	Banc of America Leasing & Capital, LLC 555 California Street, 4th Floor San Francisco, CA 94104	All right, title and interest of the Debtor in and to: (a) any and all monies and payments due and to become due from the U.S. Department of State, Office of Acquisition Management; (b) all equipment and related software more particularly described in the DOS Delivery Order; (c) any and all monies and payments due and to become due from the United States of America through the U.S. Department of the Interior- National Business Center, Acquisition Services Division, Denver Branch; (d) all equipment and software more particularly described in the DOI Delivery Order; and (e) all cash and noncash proceeds relating to the foregoing.

UCC-UCC AMEND- Amendment ASSIGN- Assignment CONT- Continuation TERM- Termination FTL-Federal Tax Lien

STL- State Tax Lien    LOCAL JUDG- Local Judgment    FED JUDG- Federal Judgment

JURISDICTION	FILING TYPE	FILE NUMBER & DATE	DEBTOR	SECURED PARTY	COLLATERAL DESCRIPTION
Secretary of State, Illinois	UCC	15307587 5/26/10	CDW Government, Inc. 230 N. Milwaukee Avenue Vernon Hills, IL 60061	MB Financial Bank, N.A. 6111 N. River Road Rosemont, IL 60018 Additional Assignor: FSM Leasing, Inc. 2015 Hunter Mill Road, Suite 6 Oakton, VA 22124	Leased equipment pursuant to Reference Order #646-C91271, dated September 28, 2009, as it relates to the SEWP Contract # NNG07DA35B dated May 1, 2007.
Secretary of State, Illinois	UCC	15685506 10/18/10	CDW Government, Inc. 230 N. Milwaukee Ave. Vernon Hills, IL 60061	Key Government Finance, Inc. 1000 SO McCaslin Blvd. Superior, CO 80027	All right, title and interest of Debtor in Collateral transferred, sold, and assigned pursuant to Delivery Order No. HC1047-07-F-0433 dated September 24, 2007, issued under Contract No. GS35F-0195J, between the Debtor and Defense Information Systems Agency.
Secretary of State, Illinois	UCC	15685867 10/18/10	CDW Government Inc. 230 N. Milwaukee Ave. Vernon Hills, IL 60061	Key Government Finance, Inc. 1000 SO McCaslin Blvd. Superior, CO 80027	All right, title and interest of Debtor in Collateral transferred, sold, and assigned pursuant to Delivery Order No. TIB-2008-S-429 dated September 19, 2008, issued under Contract No. NNG07DA35B, between the Debtor and Federal Retirement Thrift Investment Board.
Secretary of State, Illinois	UCC	15739649 11/4/10	CDW Government, Inc. 230 N. Milwaukee Ave. Vernon Hills, IL 60061	Key Government Finance, Inc. 1000 SO McCaslin Blvd. Superior, CO 80027	All right, title and interest of Debtor in Collateral transferred, sold, and assigned pursuant to Delivery Order No. DOLB07MR20479 dated September 26, 2007, issued under Contract No. NNG07DA35B between the Debtor and U.S. Department of Labor, Mine Safety and Health Administration (MSHA).
Secretary of State, Illinois	UCC	15976616 1/31/11	CDW Government, Inc. 230 N. Milwaukee Ave. Vernon Hills, IL 60061	TD Equipment Finance, Inc. 1006 Astoria Boulevard Cherry Hill, NJ 08034	All payments due from The National Guard Bureau, Equipment purchased pursuant to Assignment Schedule No. 19, and all replacement or substitutions from Assignment Schedule No. 19. Lessor/Lessee Alternative Designation. See for detail.

UCC-UCC AMEND- Amendment ASSIGN- Assignment CONT- Continuation TERM- Termination FTL-Federal Tax Lien

STL- State Tax Lien    LOCAL JUDG- Local Judgment    FED JUDG- Federal Judgment

JURISDICTION	FILING TYPE	FILE NUMBER & DATE	DEBTOR	SECURED PARTY	COLLATERAL DESCRIPTION
Secretary of State, Illinois	UCC	16062766 3/4/11	CDW Government, Inc. 230 N. Milwaukee Ave. Vernon Hills, IL 60061	TD Equipment Finance, Inc. 1006 Astoria Boulevard Cherry Hill, NJ 08034	All payments due from The National Guard Bureau, Equipment purchased pursuant to Assignment Schedule No. 22, and all replacement or substitutions from Assignment Schedule No. 22. Lessor/Lessee Alternative Designation. See for detail.
Secretary of State, Illinois	UCC	16167290 4/8/11	CDW Government, Inc. 230 N. Milwaukee Ave. Vernon Hills, IL 60061	TD Equipment Finance, Inc. 1006 Astoria Boulevard Cherry Hill, NJ 08034	All payments due from The US Environmental Protection Agency, Equipment purchased pursuant to Assignment Schedule No. 24, and all replacement or substitutions from Assignment Schedule No. 24. Lessor/Lessee Alternative Designation. See for detail.

UCC-UCC AMEND- Amendment ASSIGN- Assignment CONT- Continuation TERM- Termination FTL-Federal Tax Lien

STL- State Tax Lien    LOCAL JUDG- Local Judgment    FED JUDG- Federal Judgment

CDW LLC

JURISDICTION	FILING TYPE	FILE NUMBER & DATE	DEBTOR	SECURED PARTY	COLLATERAL DESCRIPTION
Secretary of State, Illinois	UCC	12582730 10/12/07	CDW Corporation 200 N. Milwaukee Avenue Vernon Hills, IL 60061	Lehman Commercial Paper Inc., as Collateral Agent 745 Seventh Avenue New York, NY 10019	Blanket Lien.
Secretary of State, Illinois	ASSIGN	8978882 4/1/09	CDW Corporation 200 N. Milwaukee Avenue Vernon Hills, IL 60061	Morgan Stanley 1 Pierrepont Plaza, 7th Floor Brooklyn, NY 11201	Assignment of financing statement no. 12582730 to Morgan Stanley.
Secretary of State, Illinois	AMEND	8980731 4/9/09	CDW Corporation 200 N. Milwaukee Avenue Vernon Hills, IL 60061	Morgan Stanley & Co. Incorporated, as Collateral Agent 1 Pierrepont Plaza, 7th Floor Brooklyn, NY 11201	Amendment to financing statement no. 12582730 amending Secured Party’s name.
Secretary of State, Illinois	UCC	14876510 12/24/09	CDW Corporation 200 N. Milwaukee Avenue Vernon Hills, IL 60061	IBM Credit LLC 1 North Castle Drive Armonk, NY 10504	Leased equipment pursuant to IBM Credit LLC Supplement(s)# G15840.
Secretary of State, Illinois	UCC	14895264 12/31/09	CDW LLC 200 N. Milwaukee Avenue Vernon Hills, IL 60061	Morgan Stanley & Co. Incorporated, as Collateral Agent 1 Pierrepont Plaza, 7th Floor Brooklyn, NY 11201	Blanket Lien.
Secretary of State, Illinois	UCC	14895272 12/31/09	CDWC LLC 200 N. Milwaukee Avenue Vernon Hills, IL 60061	Morgan Stanley & Co. Incorporated, as Collateral Agent 1 Pierrepont Plaza, 7th Floor Brooklyn, NY 11201	Blanket Lien.
Secretary of State, Illinois	AMEND	9021837 1/8/10	CDW LLC 200 N. Milwaukee Avenue Vernon Hills, IL 60061	Morgan Stanley & Co. Incorporated, as Collateral Agent 1 Pierrepont Plaza, 7th Floor Brooklyn, NY 11201	Amendment to financing statement no. 14895272 amending Debtor’s name.
Secretary of State, Illinois	UCC	14967141 1/27/10	CDW Corporation 3201 E Alexander Rd N Las Vegas, NV 89030	Wells Fargo Bank, N.A. 300 Tri-State International Ste 400 Lincolnshire, IL 60069	Specific equipment.
Secretary of State, Illinois	UCC	14978410 1/29/10	CDW Corporation 200 N. Milwaukee Ave Vernon Hills, IL 60061	IBM Credit LLC 1 North Castle Drive Armonk, NY 10504	Leased equipment pursuant to IBM Credit LLC Supplement(s)# G19042.

UCC-UCC AMEND- Amendment ASSIGN- Assignment CONT- Continuation TERM- Termination FTL-Federal Tax Lien

STL- State Tax Lien    LOCAL JUDG- Local Judgment    FED JUDG- Federal Judgment

33

JURISDICTION	FILING TYPE	FILE NUMBER & DATE	DEBTOR	SECURED PARTY	COLLATERAL DESCRIPTION
Secretary of State, Illinois	UCC	15024356 2/18/10	CDW LLC 200 N. Milwaukee Ave. Vernon Hills, IL 60061	De Lage Landen Financial Services, Inc. 1111 Old Eagle School Road Wayne, PA 19087	Specific equipment.
Secretary of State, Illinois	UCC	15024801 2/18/10	CDW LLC 200 N. Milwaukee Ave. Vernon Hills, IL 60061	De Lage Landen Financial Services, Inc. 1111 Old Eagle School Road Wayne, PA 19087	Specific equipment.
Secretary of State, Illinois	UCC	15025026 2/18/10	CDW LLC 200 N. Milwaukee Ave. Vernon Hills, IL 60061	De Lage Landen Financial Services, Inc. 1111 Old Eagle School Road Wayne, PA 19087	Specific equipment.
Secretary of State, Illinois	UCC	15025050 2/18/10	CDW LLC 200 N. Milwaukee Ave. Vernon Hills, IL 60061	De Lage Landen Financial Services, Inc. 1111 Old Eagle School Road Wayne, PA 19087	Specific equipment.
Secretary of State, Illinois	UCC	12582722 10/12/07	VH Mergersub, Inc. 3 First National Plaza, #3800 Chicago, IL 60602	Lehman Commercial Paper Inc., as Collateral Agent 745 Seventh Avenue New York, NY 10019	Blanket Lien.
Secretary of State, Illinois	ASSIGN	8978884 4/1/09	VH Mergersub, Inc. 3 First National Plaza, #3800 Chicago, IL 60602	Morgan Stanley 1 Pierrepoint Plaza, 7th Floor Brooklyn, NY 11201	Assignment of financing statement no. 12582722 to Morgan Stanley.
Secretary of State, Illinois	AMEND	8980735 4/9/09	VH Mergersub, Inc. 3 First National Plaza, #3800 Chicago, IL 60602	Morgan Stanley & Co. Incorporated, as Collateral Agent 1 Pierrepoint Plaza, 7th Floor Brooklyn, NY 11201	Amendment to financing statement no. 12582722 amending Secured Party’s name.

UCC-UCC AMEND- Amendment ASSIGN- Assignment CONT- Continuation TERM- Termination FTL-Federal Tax Lien

STL- State Tax Lien    LOCAL JUDG- Local Judgment    FED JUDG- Federal Judgment

CDW LOGISTICS, INC.

JURISDICTION	FILING TYPE	FILE NUMBER & DATE	DEBTOR	SECURED PARTY	COLLATERAL DESCRIPTION
Secretary of State, Illinois	UCC	9711511 4/11/05	CDW Logistics, Inc. 200 N. Milwaukee Avenue Vernon Hills, IL 60061	IBM Credit LLC North Castle Drive Armonk, NY 10504	All of Debtor’s Inventory and Equipment bearing the trademark or tradename of International Business Machines Corporation or manufactured or sold by IBM, Ingram Micro, Inc., Ingram Alliance Reseller Company, a Division of Ingram Micro, Tech Data Product Management, Inc. or Synnex Information Technologies, Inc.
Secretary of State, Illinois	AMEND	8787976 11/29/05	CDW Logistics, Inc. 200 N. Milwaukee Avenue Vernon Hills, IL 60061	IBM Credit LLC North Castle Drive Armonk, NY 10504	Amendment to financing statement no. 9711511 restating collateral description to read as listed on Attachment “A” of financing statement.
Secretary of State, Illinois	AMEND	8869329 4/30/07	CDW Logistics, Inc. 200 N. Milwaukee Avenue Vernon Hills, IL 60061	IBM Credit LLC North Castle Drive Armonk, NY 10504	Amendment to financing statement no. 9711511 restating collateral description to read as listed on Amendment “2” of financing statement.
Secretary of State, Illinois	AMEND	8892782 10/12/07	CDW Logistics, Inc. 200 N. Milwaukee Avenue Vernon Hills, IL 60061	IBM Credit LLC North Castle Drive Armonk, NY 10504	Amendment to financing statement no. 9711511 restating collateral description to read as listed on financing statement.
Secretary of State, Illinois	CONT	9010280 10/28/09	CDW Logistics, Inc. 200 N. Milwaukee Avenue Vernon Hills, IL 60061	IBM Credit LLC North Castle Drive Armonk, NY 10504	Continuation of financing statement no. 9711511.
Secretary of State, Illinois	AMEND	9061683 8/18/10	CDW Logistics, Inc. 200 N. Milwaukee Avenue Vernon Hills, IL 60061	IBM Credit LLC North Castle Drive Armonk, NY 10504	Amendment to financing statement no. 9711511 restating collateral description to read as listed on the Attachment of financing statement.
Secretary of State, Illinois	UCC	12335091 7/25/07	CDW Logistics, Inc. 200 N. Milwaukee Ave. Vernon Hills, IL 60061	GE Commercial Distribution Finance Corporation P.O. Box 723476 Atlanta, GA 31139	All of Debtor’s inventory and equipment financed by Secured Party.
Secretary of State, Illinois	AMEND	8892750 10/12/07	CDW Logistics, Inc. 200 N. Milwaukee Ave. Vernon Hills, IL 60061	GE Commercial Distribution Finance Corporation P.O. Box 723476 Atlanta, GA 31139	Amendment to financing statement no. 12335091 restating collateral description to read as listed on Exhibit A and B.

UCC-UCC AMEND- Amendment ASSIGN- Assignment CONT- Continuation TERM- Termination FTL-Federal Tax Lien

STL- State Tax Lien    LOCAL JUDG- Local Judgment    FED JUDG- Federal Judgment

35

JURISDICTION	FILING TYPE	FILE NUMBER & DATE	DEBTOR	SECURED PARTY	COLLATERAL DESCRIPTION
Secretary of State, Illinois	AMEND	8979969 4/7/09	CDW Logistics, Inc. 200 N. Milwaukee Ave. Vernon Hills, IL 60061	GE Commercial Distribution Finance Corporation P.O. Box 723476 Atlanta, GA 31139	Amendment to financing statement no. 12335091 restating collateral description to read as listed on Exhibit A and B.
Secretary of State, Illinois	UCC	12582765 10/12/07	CDW Logistics, Inc. 200 N. Milwaukee Avenue Vernon Hills, IL 60061	Lehman Commercial Paper Inc., as Collateral Agent 745 Seventh Avenue New York, NY 10019	Blanket Lien.
Secretary of State, Illinois	ASSIGN	8978879 4/1/09	CDW Logistics, Inc. 200 N. Milwaukee Avenue Vernon Hills, IL 60061	Morgan Stanley 1 Pierrepont Plaza, 7th Floor Brooklyn, NY 11201	Assignment of financing statement no. 12582765 to Morgan Stanley.
Secretary of State, Illinois	AMEND	8980734 4/9/09	CDW Logistics, Inc. 200 N. Milwaukee Avenue Vernon Hills, IL 60061	Morgan Stanley & Co. Incorporated, as Collateral Agent 1 Pierrepont Plaza, 7th Floor Brooklyn, NY 11201	Amendment to financing statement no. 12582765 amending Secured Party’s name.
Secretary of State, Illinois	UCC	13475288 7/24/08	CDW Logistics, Inc. 200 N. Milwaukee Avenue Vernon Hills, IL 60061	Crown Credit Company 40 S. Washington Street New Bremen, OH 45869	Leased equipment pursuant to Master Lease Agreement dated 6/26/08.
Secretary of State, Illinois	UCC	15376791 6/22/10	CDW Logistics, Inc. 801 Adlai Stevenson Drive Springfield, IL 62703	IBM Credit LLC 1 North Castle Drive Armonk, NY 10504	Leased equipment pursuant to IBM Credit LLC Supplement(s) # G30680.
Secretary of State, Illinois	UCC	15420154 7/8/10	CDW Logistics, Inc. 801 Adlai Stevenson Drive Springfield, IL 62703	IBM Credit LLC 1 North Castle Drive Armonk, NY 10504	Leased equipment pursuant to IBM Credit LLC Supplement(s) # G38473.
Secretary of State, Illinois	UCC	16030252 2/22/11	CDW Logistics, Inc. 200 N. Milwaukee Avenue Vernon Hills, IL 60061	IBM Credit LLC 1 North Castle Drive Armonk, NY 10504	Leased equipment pursuant to IBM Credit LLC Supplement(s) # G71327.

UCC-UCC AMEND- Amendment ASSIGN- Assignment CONT- Continuation TERM- Termination FTL-Federal Tax Lien

STL- State Tax Lien    LOCAL JUDG- Local Judgment    FED JUDG- Federal Judgment

CDW TECHNOLOGIES, INC.

JURISDICTION	FILING TYPE	FILE NUMBER & DATE	DEBTOR	SECURED PARTY	COLLATERAL DESCRIPTION
Department of Financial Institutions, Wisconsin	UCC	060002502514 2/16/06	Berbee Information Networks Corporation 5520 Research Park Drive Madison, WI 53711-5377	IBM Credit LLC North Castle Drive Armonk, NY 10504	Blanket Lien.
Department of Financial Institutions, Wisconsin	AMEND	070012371014 9/5/07	Berbee Information Networks Corporation 5520 Research Park Drive Madison, WI 53711-5377	IBM Credit LLC North Castle Drive Armonk, NY 10504	Amendment to financing statement no. 060002502514 restating collateral description as noted on the financing statement.
Department of Financial Institutions, Wisconsin	AMEND	070012577628 9/10/07	Berbee Information Networks Corporation 5520 Research Park Drive Madison, WI 53711-5377	IBM Credit LLC North Castle Drive Armonk, NY 10504	Amendment to financing statement no. 060002502514 restating collateral description as noted on the financing statement.
Department of Financial Institutions, Wisconsin	AMEND	070014192118 10/12/07	Berbee Information Networks Corporation 5520 Research Park Drive Madison, WI 53711-5377	IBM Credit LLC North Castle Drive Armonk, NY 10504	Amendment to financing statement no. 060002502514 restating collateral description as noted on the financing statement.
Department of Financial Institutions, Wisconsin	AMEND	100007317321 6/14/10	CDW Technologies, Inc. 5520 Research Park Drive Madison, WI 53711	IBM Credit LLC North Castle Drive Armonk, NY 10504	Amendment to financing statement no. 060002502514 amending Debtor’s name.
Department of Financial Institutions, Wisconsin	AMEND	100009962430 8/18/10	CDW Technologies, Inc. 5520 Research Park Drive Madison, WI 53711	IBM Credit LLC North Castle Drive Armonk, NY 10504	Amendment to financing statement no. 060002502514 restating collateral description as noted on the financing statement attachment.
Department of Financial Institutions, Wisconsin	CONT	100011225213 9/21/10	CDW Technologies, Inc. 5520 Research Park Drive Madison, WI 53711	IBM Credit LLC North Castle Drive Armonk, NY 10504	Continuation of financing statement no. 060002502514.
Department of Financial Institutions, Wisconsin	UCC	070010497930 7/25/07	Berbee Information Networks Corporation 5520 Research Park Drive Madison, WI 53711-5377	GE Commercial Distribution Finance Corporation P.O. Box 723476 Atlanta, GA 31139	All of Debtor’s inventory and equipment financed by Secured party.

UCC-UCC AMEND- Amendment ASSIGN- Assignment CONT- Continuation TERM- Termination FTL-Federal Tax Lien

STL- State Tax Lien    LOCAL JUDG- Local Judgment    FED JUDG- Federal Judgment

37

JURISDICTION	FILING TYPE	FILE NUMBER & DATE	DEBTOR	SECURED PARTY	COLLATERAL DESCRIPTION
Department of Financial Institutions, Wisconsin	AMEND	070014178425 10/12/07	Berbee Information Networks Corporation 5520 Research Park Drive Madison, WI 53711-5377	GE Commercial Distribution Finance Corporation P.O. Box 723476 Atlanta, GA 31139	Amendment to financing statement no. 070010497930 restating collateral description as noted on the financing statements Exhibit A and B.
Department of Financial Institutions, Wisconsin	AMEND	080008242723 6/10/08	Berbee Information Networks Corporation 5525 Nobel Drive Fitchburg, WI 53711	GE Commercial Distribution Finance Corporation P.O. Box 723476 Atlanta, GA 31139	Amendment to financing statement no. 070010497930 amending Debtor’s address.
Department of Financial Institutions, Wisconsin	AMEND	090004241011 4/7/09	Berbee Information Networks Corporation 5525 Nobel Drive Fitchburg, WI 53711	GE Commercial Distribution Finance Corporation P.O. Box 723476 Atlanta, GA 31139	Amendment to financing statement no. 070010497930 restating collateral description as noted on the financing statements Exhibit A and B.
Department of Financial Institutions, Wisconsin	AMEND	100007189833 6/10/10	CDW Technologies, Inc. 5525 Nobel Drive Fitchburg, WI 53711	GE Commercial Distribution Finance Corporation P.O. Box 723476 Atlanta, GA 31139	Amendment to financing statement no. 070010497930 amending Debtor’s name.
Department of Financial Institutions, Wisconsin	UCC	070014169930 10/12/07	Berbee Information Networks Corporation 5520 Research Park Drive Madison, WI 53711-5377	Lehman Commercial Paper Inc., as Collateral Agent 745 Seventh Avenue New York, NY 10019	Blanket Lien.
Department of Financial Institutions, Wisconsin	ASSIGN	090003984428 4/1/09	Berbee Information Networks Corporation 5520 Research Park Drive Madison, WI 53711-5377	Morgan Stanley 1 Pierrepont Plaza, 7th Floor Brooklyn, NY 11201	Assignment of financing statement no. 070014169930 to Morgan Stanley.
Department of Financial Institutions, Wisconsin	AMEND	090004398731 4/9/09	Berbee Information Networks Corporation 5520 Research Park Drive Madison, WI 53711-5377	Morgan Stanley & Co. Incorporated, as Collateral Agent 1 Pierrepont Plaza, 7th Floor Brooklyn, NY 11201	Amendment to financing statement no. 070014169930 amending Secured Party’s name.
Department of Financial Institutions, Wisconsin	AMEND	100007145219 6/9/10	CDW Technologies, Inc. 5520 Research Park Drive Madison, WI 53711-5377	Morgan Stanley & Co. Incorporated, as Collateral Agent 1 Pierrepont Plaza, 7th Floor Brooklyn, NY 11201	Amendment to financing statement no. 070014169930 amending Debtor’s name.

UCC-UCC AMEND- Amendment ASSIGN- Assignment CONT- Continuation TERM- Termination FTL-Federal Tax Lien

STL- State Tax Lien    LOCAL JUDG- Local Judgment    FED JUDG- Federal Judgment

JURISDICTION	FILING TYPE	FILE NUMBER & DATE	DEBTOR	SECURED PARTY	COLLATERAL DESCRIPTION
Department of Financial Institutions, Wisconsin	UCC	070001432313 1/30/07	Berbee Information Networks 5520 Research Park Drive Madison, WI 53711	GFC Leasing, a Division of Gordon Flesch Co., Inc. 2101 W. Beltline Hwy. Madison, WI 53713	Specific equipment.
Department of Financial Institutions, Wisconsin	UCC	070016048524 11/20/07	Berbee Information Networks Corporation 5520 Research Park Drive Fitchburg, WI 53711	GFC Leasing, a Division of Gordon Flesch Co., Inc. 2101 W. Beltline Hwy Madison, WI 53713	Specific equipment.
Secretary of State, Ohio	UCC	OH00120123439 10/12/07	Foresight Technology Group, Inc. 5520 Research Park Drive Fitchburg, WI 53711	Lehman Commercial Paper Inc., as Collateral Agent 745 Seventh Avenue New York, NY 10019	Blanket Lien.
Secretary of State, Ohio	ASSIGN	20090920060 4/1/09	Foresight Technology Group, Inc. 5520 Research Park Drive Fitchburg, WI 53711	Morgan Stanley 1 Pierrepont Plaza, 7th Floor Brooklyn, NY 11201	Assignment of financing statement no. OH00120123439 to Morgan Stanley.
Secretary of State, Ohio	AMEND	20091000226 4/9/09	Foresight Technology Group, Inc. 5520 Research Park Drive Fitchburg, WI 53711	Morgan Stanley & Co. Incorporated, as Collateral Agent 1 Pierrepont Plaza, 7th Floor Brooklyn, NY 11201	Amendment to financing statement no. OH00120123439 amending Secured Party’s name.

UCC-UCC AMEND- Amendment ASSIGN- Assignment CONT- Continuation TERM- Termination FTL-Federal Tax Lien

STL- State Tax Lien    LOCAL JUDG- Local Judgment    FED JUDG- Federal Judgment

EXHIBIT A

to the Revolving Loan Credit Agreement

Administrative Questionnaire

DEAL NAME: CDW LLC

Agent Address:	JPMorgan Chase Bank, N.A	Return form to:	Demetra Mayon
	JPMorgan Loan Services	Telephone:	713-750-3780
	1111 Fannin Street, 10th Floor	Facsimile:	713-750-2358
	Houston, Texas 77002	E-mail:	Demetra.a.mayon@jpmchase.com

It is very important that all of the requested information be completed accurately and that this questionnaire be returned promptly. If your institution is sub-allocating its allocation, please fill out an administrative questionnaire for each legal entity.

Lender Markit Entity Identifier (MEI):

Legal Name of Lender to appear in Documentation:

Signature Block Information:

■ Signing Credit Agreement	☐ YES	☐ NO

■ Coming in via Assignment	☐ YES	☐ NO

Type of Lender:

(Bank, Asset Manager, Broker/Dealer, CLO/CDO; Finance Company, Hedge Fund, Insurance, Mutual Fund, Pension Fund, Other Regulated Investment Fund, Special Purpose Vehicle, Other-please specify)

Fund Manager:	N/A

Lender Parent:	N/A

Domestic Address	Eurodollar Address

Contacts/Notification Methods: Borrowings, Paydowns, Interest, Fees, etc.

Syndicate-level information (which may contain material non-public information about the Borrower and its related parties or their respective securities) will be made available to the Credit Contact(s). The Credit Contacts identified must be able to receive such information in accordance with his/her institution’s compliance procedures and applicable laws, including Federal and state securities laws.

The below listed individuals will be given access to any related IntraLinks site for information distribution. Should your institution require more than two contacts to this information, please add additional pages with the below information for ALL individuals who require IntraLinks access.

	Primary Credit Contact	Secondary Credit Contact

Name:

Company:

Title

Address:

Telephone:

Facsimile:

E-mail address:

	Primary Operations Contact	Secondary Operations Contact

Name:

Company:

Title

Address:

Telephone:

Facsimile:

E-mail address:

	Bid Contact	L/C Contact

Name:

Company:

Title

Address:

Telephone:

Facsimile:

E-mail address:

Bank Name:

ABA/Routing No.:

Account Name:

Account No.:

FFC Account Name:

FFC Account No.:

Attention:

Reference:

Lender’s Foreign Wire Instructions

Currency:

Bank Name:

Swift/Routing No.:

Account Name:

Account No.:

FFC Account Name:

FFC Account No.:

Attention:

Reference:

Bank Name:	JPMorgan Chase Bank

ABA/Routing No.:	021 000 021

Account Name:	Loan Processing Dept

Account No.:	9008113381H0809

FFC Account Name:

FFC Account No.:

Attention:	Shadia Folahan- Acct Mgr @ 713-750-7933

Reference:	CDW LLC

DTCC00006161

Tax Documents

1. NON-U.S. LENDER INSTITUTIONS:

(a) Corporations:

(b) If your institution is incorporated outside of the United States for U.S. federal income tax purposes, and is the beneficial owner of the interest and other income it receives, you must complete one of the following three tax forms, as applicable to your institution: a.) Form W-8BEN (Certificate of Foreign Status of Beneficial Owner), b.) Form W-8ECI (Income Effectively Connected to a U.S. Trade or Business), or c.) Form W-8EXP (Certificate of Foreign Government or Governmental Agency).

(c) A U.S. taxpayer identification number is required for any institution submitting Form W-8ECI. It is also required on Form W-8BEN for certain institutions claiming the benefits of a tax treaty with the U.S. Please refer to the instructions when completing the form applicable to your institution. In addition, please be advised that U.S. tax regulations do not permit the acceptance of faxed forms. An original tax form must be submitted.

(d) Flow-Through Entities:

If your institution is organized outside the U.S., and is classified for U.S. federal income tax purposes as either a Partnership, Trust, Qualified or Non-Qualified Intermediary, or other non-U.S. flow-through entity, an original Form W-8IMY (Certificate of Foreign Intermediary, Foreign Flow-Through Entity, or Certain U.S. Branches for United States Tax Withholding) must be completed by the intermediary together with a withholding statement. Flow-through entities other than Qualified Intermediaries are required to include tax forms for each of the underlying beneficial owners.

Please refer to the instructions when completing this form. In addition, please be advised that U.S. tax regulations do not permit the acceptance of faxed forms. Original tax form(s) must be submitted.

2. U.S. LENDER INSTITUTIONS:

If your institution is incorporated or organized within the United States, you must complete and return Form W-9 (Request for Taxpayer Identification Number and Certification). Please be advised that we request that you submit an original Form W-9.

Pursuant to the language contained in the tax section of the Credit Agreement, the applicable tax form for your institution must be completed and returned prior to the first payment of income. Failure to provide the proper tax form when requested may subject your institution to U.S. tax withholding.

EXHIBIT B

to the Revolving Loan Credit Agreement

FORM OF

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between the Assignor (as defined below) and the Assignee (as defined below). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below, receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective Commitments or Loans identified below (including without limitation the Revolving Loans, any Letters of Credit, any Floorplan Loan Exposure and Swingline Loans) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by the Assignor to the Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Each such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor (the “Assignor”):

2.	Assignee (the “Assignee”):

3.	Borrower (the “Borrower”):	CDW LLC

4.	Administrative Agent:	JPMorgan Chase Bank, N.A., as the Administrative Agent under the Credit Agreement

5.	Credit Agreement:	The Revolving Loan Credit Agreement dated as of June [ ], 2011 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Lenders (as defined therein), JPMorgan Chase Bank, N.A., as Administrative Agent (as defined therein) for the Lenders, Deutsche Bank Securities Inc. (“DBSI”) and J.P. Morgan Securities LLC (“J.P. Morgan”), as joint lead arrangers for the Credit Facilities (as defined therein), Morgan Stanley Senior Funding, Inc. (“Morgan Stanley”), Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPFS”), GE Capital Markets Inc., Barclays Capital, the investment banking division of Barclays Bank PLC (“Barclays Bank”) and Wells Fargo Capital Finance, LLC (“WFCF”), as joint bookrunners, DBSI and General Electric Capital Corporation (“GECC”), as Co-Collateral Agents (as defined therein),

GE Commercial Distribution Finance Corporation (“GECDFC”), as Floorplan Funding Agent (as defined therein), DBSI, as syndication agent, and Morgan Stanley, Bank of America, N.A., GECC, Barclays Bank and WFCF, as co-documentation agents.

6.	Assigned Interest:

Assignor	Assignee	Class of Commitments/ Loans Assigned	Aggregate Amount of Commitments/ Loans[1] for all Lenders	Amount of Commitment/ Loans Assigned	Percentage Assigned of Commitment/ Loans[2]	CUSIP Number

7.	Effective Date of Assignment
(the “Effective Date”): , 20 [3]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR:

[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE:

[NAME OF ASSIGNEE]

By:
Name:
Title:

[1]	The outstanding amount of Loans should be included only to the extent the related Commitment therefore has terminated.
[2]	Set forth, to at least 9 decimals.
[3]	To be inserted by Administrative Agent and which shall be the effective date of recordation of transfer in the Register therefor.

[Consented to and]4 Accepted:

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

By:
Name:
Title:

[Consented to:

CDW LLC, as Borrower

By:
Name:
	Title:	][5]

[4]	Consent of the Administrative Agent is not required for assignments made to a Lender or an Affiliate or a Related Fund of a Lender (in each case, other than to Disqualified Institutions).
[5]

Consent of the Borrower is not required for assignments made (A) to a Lender or an Affiliate or a Related Fund of a Lender (in each case, other than to Disqualified Institutions) or (B) during the continuance of any Event of Default arising under clause (b), (c), (g)(i) or (h) of Article VII of the Credit Agreement.

ANNEX I

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2 Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under the Credit Agreement (subject to such consents, if any, as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to the Credit Agreement, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, and (vii) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT C-1

to the Revolving Loan Credit Agreement

FORM OF

BORROWING BASE CERTIFICATE

CDW Corporation

Monthly Borrowing Base Certificate

For the month ended                     , 20

		Total
		(000’s US$)
A.	Available Accounts Receivable	$0

B.	Available Inventory	$0

	Less Reserves:
	Availability Reserves	$0
	Other Availability Reserves as per Credit Agreement	$0

C.	Total Reserves	$0

D.	Borrowing Base (lines A + B - C)	$0

E.	Revolving Commitment	$900,000

F.	Total Availability (Lesser of lines D and E)	$0

	Revolving Exposure
	Revolving Loans	$0
	Letters of Credit	$0

G.	Total Revolving Exposure	$0

H.	Excess Availability	$0

	Less:
I.	Floorplan Collateral Block
	Floorplan Loan Exposure	$0
	In-transit Open Approvals (15% of total open approvals)	$0

	Total Floorplan Collateral Block	$0
J.	Floorplan invoices maturing today	$0

K.	Net Excess Availability (lines H - I - J)	$0

EXHIBIT C-2

to the Revolving Loan Credit Agreement

FORM OF

BORROWING REQUEST

JPMorgan Chase Bank, N.A.

1111 Fannin Street, Floor 10

Houston, TX 77002

Attention: Tonya Walker-Bell

Fax No. 713-750-2938

Email: tonya.m.walker-bell@jpmchase.com

[DATE]

Ladies and Gentlemen:

The undersigned, CDW LLC, an Illinois limited liability company, refers to the Revolving Loan Credit Agreement dated as of June [    ], 2011 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the lenders from time to time party thereto (the “Lenders”), JPMorgan Chase Bank, N.A., as Administrative Agent (such terms and each other capitalized term used but not defined herein having the respective meanings given them in Article I of the Credit Agreement), Deutsche Bank Securities Inc. (“DBSI”) and J.P. Morgan Securities LLC (“J.P. Morgan”), as joint lead arrangers for the Credit Facilities, Morgan Stanley Senior Funding, Inc. (“Morgan Stanley”), Merrill Lynch, Pierce Fenner & Smith Incorporated (“MLPFS”), GE Capital Markets Inc., Barclays Capital, the investment banking division of Barclays Bank PLC (“Barclays Bank”) and Wells Fargo Capital Finance, LLC (“WFCF”), as joint bookrunners, DBSI and General Electric Capital Corporation (“GECC”), as Co-Collateral Agents, GE Commercial Distribution Finance Corporation (“GECDFC”), as Floorplan Funding Agent, DBSI, as syndication agent, and Morgan Stanley, Bank of America, N.A., GECC, Barclays Bank and WFCF, as co-documentation agents.

The Borrower hereby gives you notice pursuant to Section 2.03 of the Credit Agreement that it requests a Borrowing under the Credit Agreement, and in connection with such Borrowing sets forth below the terms on which the Borrowing is requested to be made:

(A)	Type of Borrowing:[1]

(B)	Date of Borrowing:[2]

(C)	Account Number and Location for disbursement of funds:

(D)	Principal Amount of Borrowing[3]:

(E)	Interest Period:[4]

[1]	Specify an ABR Revolving Borrowing or Eurodollar Revolving Borrowing.
[2]	Date of Borrowing must be a Business Day.
[3]	Specify the aggregate amount of the requested Borrowing and a breakdown of the separate wires comprising such Borrowing.

C-1

(F)	Revolving Exposure:[5]

[Remainder of this page intentionally left blank]

Footnote continued from previous page.

[4]	If such Borrowing is to be a Eurodollar Borrowing, the initial Interest Period or Interest Periods with respect thereto.
[5]	After giving effect to the proposed Borrowing.

C-2

The undersigned hereby represents and warrants to the Administrative Agent and the relevant Lenders that, on the date of the related Borrowing, the conditions to lending specified Section 4.01(b), (c) [and] (d) [and (e)1] of the Credit Agreement have been satisfied.

CDW LLC

By:
	Name:	[ ]
	Title:	[ ]

[1]	Applicable during any Relevant Period.

[SIGNATURE PAGE TO INITIAL BORROWING REQUEST]

EXHIBIT D-1

to the Revolving Loan Credit Agreement

FORM OF INVENTORY FINANCING AGREEMENT (Multi-Dealer) (MD)

This Inventory Financing Agreement (as from time to time amended and together with any Transaction Statements, as hereinafter defined, “Agreement”) is among GE Commercial Distribution Finance Corporation, in any capacity, whether as lender, Floorplan Funding Agent (as such term is defined in the Credit Agreement) or otherwise (“CDF”), with its chief executive office and principal place of business at 5595 Trillium Boulevard, Hoffman Estates, Illinois 60192 and the persons listed in the Section of this Agreement entitled “List of Dealers” (individually and collectively, and jointly and severally, sometimes referred to herein as “Dealer” or “Dealers” and, as the context may require, sometimes individually referred to herein as a “Dealer”).

RECITALS

(a) Dealers do business together or are related entities.

(b) Dealers desire to have one common credit facility instead of separate credit facilities and have requested that CDF extend such common credit facility.

1. Extensions of Credit. This Agreement shall be effective for all extensions of credit, if any, from CDF to Dealer from and after the date hereof. The Inventory Financing Agreement (Multi Dealer) MD, dated October 12, 2007, by and among CDF and Dealer (as amended from time to time, the “Prior IFA”) shall govern all extensions of credit from CDF to Dealer prior to the date hereof and all Non-Lender Extensions of Credit. This Agreement does not amend or restate the Prior IFA. Subject to the terms of this Agreement, CDF may extend credit to or on behalf of Dealer from time to time to enable Dealer to purchase inventory from CDF-approved vendors (“Vendors”). CDF’s decision to advance funds is discretionary on CDF’s part and, without limiting such discretion, may be dependent (in CDF’s discretion) on the delivery to CDF from the Administrative Agent (as such term is defined in the Credit Agreement) of certain information and CDF’s satisfaction with such information. CDF may combine all of CDF’s advances to Dealer under this Agreement, and whether provided by one or more of CDF’s branch offices, together with all finance charges, fees and expenses related thereto, to make one debt owed jointly and severally by Dealer. Without limiting the discretionary nature of this credit facility, CDF may, without notice to Dealer, elect not to finance any inventory sold by particular Vendors who are in default to CDF, or with respect to which CDF reasonably feels insecure. Without limiting the discretionary nature of this credit facility, CDF may, in CDF’s sole discretion, (i) if a Termination of Funding and Approval Event or any Default (as such term is defined on the date hereof in the Credit Agreement) under the Credit Agreement has occurred, elect not to issue any floorplan approval and/or (ii) if a Termination of Funding and Approval Event has occurred and is continuing or if Availability (as such term is defined in the Credit Agreement) is less than $0.00, terminate any outstanding floorplan approval. This Agreement concerns the extension of credit, and not the provision of goods or services. Dealer acknowledges and agrees that the Administrative Agent and the Lenders shall pay all extensions of credit made hereunder, other than Non-Lender Extensions of Credit, in accordance with Section 2.26 of the Credit Agreement. Notwithstanding anything to the contrary contained herein or in any Transaction Statement, all extensions of credit to Dealer shall be due on the earlier of the Maturity Date, or the date the Credit Agreement is terminated. CDF’s election to extend or not extend credit to Dealer is solely at CDF’s discretion and does not depend on the absence or existence of any Termination of Funding and Approval Event.

2. Financing Terms. Certain financial terms of any advance which CDF makes under this Agreement are not set forth herein because such terms depend, in part, on various factors, including without limitation, the availability of Vendor discounts, payment terms or other incentives, CDF’s floorplanning volume with one or more Dealers and Vendor and other economic factors which vary from time to time. Therefore, CDF and Dealer agree to set forth in this Agreement only the general terms of Dealer’s financing arrangement with CDF. Upon agreeing to finance an item of inventory for Dealer, CDF will transmit or otherwise send to Dealer a “Transaction Statement” which is a record that may be authenticated and transmitted by CDF to Dealer from time to time which identifies the Financed Assets financed and/or the advance made and the terms and conditions of repayment of such advance consistent with the terms of the floorplan program then made available to the Dealer by the applicable Vendor. Dealer agrees that Dealer’s failure to notify CDF in writing of any objection to a Transaction Statement within thirty (30) days after a Transaction Statement is transmitted or otherwise sent to Dealer shall constitute Dealer’s (a) acceptance of all terms thereof, (c) acceptance of such as an agreed upon debt, (c) agreement that CDF is financing such inventory at Dealer’s request, and (d) agreement that such Transaction Statement will be incorporated herein by reference. If Dealer objects to the terms of any Transaction Statement, Dealer will pay CDF for such inventory in accordance with the most recent terms for similar inventory to which Dealer has not objected, subject to termination of this Agreement by CDF and its rights under the termination provision contained herein. With respect to any advance CDF makes to a Vendor on behalf of Dealer, CDF may apply against any such amount owed to Vendor any amount CDF is owed from such Vendor with respect to Free Floor Periods (each a “CDF Credit”) or any other amounts. In the event of any conflict between the terms and conditions of this Agreement or Section 2.26 of the Credit Agreement, and the terms and conditions of any Transaction Statement, the terms and conditions of this Agreement or Section 2.26 of the Credit Agreement, as applicable, shall control. Dealer agrees to pay the full amount reflected on any Transaction Statement. In the event that CDF extends credit, and the Lenders do not have a Floorplan Payment Obligation with respect to any such extension of credit (each being a “Non-Lender Extension of Credit”), then Dealer shall be obligated for the amount of all such Non-Lender Extensions of Credit, and the provisions of the Prior IFA, excluding all references to the grant by Dealer of liens and security interests in its assets, shall be applicable to each such Non-Lender Extension of Credit and related Financed Assets.

3. Definitions.

(a) “Business Day” means any day the Federal Reserve Bank of Chicago is open for the transaction of business.

(b) “Credit Agreement” means that certain Credit Agreement among CDW LLC, the Lenders (as such term is defined therein) party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, dated June     , 2011 (as amended, modified or amended and restated from time to time)

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(c) “Financed Assets” means all of Dealer’s Inventory and Equipment which have been financed by CDF, and all attachments, accessories, accessions, returns, repossessions, exchanges, substitutions and replacements thereto, and all Proceeds thereof.

(d) “Obligations” means all indebtedness and other obligations of any nature whatsoever of each Dealer to CDF, including, without limitation, arising under this Agreement and whether for principal, interest, fees, expenses, indemnification obligations or otherwise, and whether such indebtedness or other obligations are existing, future, direct, indirect, acquired, contractual, noncontractual, joint and/or several, fixed, contingent or otherwise.

(f) “Vendor Credits” means all Floorplan Vendor Credits (as such term is defined in the Credit Agreement).

4. Usury. CDF intends to strictly conform to the usury laws governing this Agreement. Regardless of any provision contained herein, in any Transaction Statement, or in any other document, CDF shall never be deemed to have contracted for, charged or be entitled to receive, collect or apply as interest, any amount in excess of the maximum amount allowed by applicable law. If CDF ever receives any amount which, if considered to be interest, would exceed the maximum amount permitted by law, CDF will apply such excess amount to the reduction of the unpaid principal balance which Dealer owes, and then will pay any remaining excess to Dealer. In determining whether the interest paid or payable exceeds the highest lawful rate, Dealer and CDF shall, to the maximum extent permitted under applicable law, (1) characterize any non-principal payment as an expense or fee rather than as interest, (2) exclude voluntary pre-payments and the effect thereof, and (3) spread the total amount of interest throughout the entire term of this Agreement so that the interest rate is uniform throughout such term. CDF will recognize and credit payments made by check, ACH, federal wire, or other means, according to its payment recognition policies from time to time in effect, or as otherwise agreed. Information regarding CDF payment recognition policies is available from Dealer’s CDF representative, the CDF website, or will be communicated from time to time by CDF to Dealer.

5. Termination of Funding and Approval Events. The occurrence of one or more of the following events shall each be a “Termination of Funding and Approval Event”: (a) failure of Dealer to timely pay any Non-Lender Extensions of Credit, (b) the failure of the Administrative Agent or the Lenders to pay, honor or perform any obligations to CDF under Section 2.26 of the Credit Agreement or other provisions of the Credit Agreement of which CDF is a beneficiary thereof; or (c) any Event of Default (as such term is defined in the Credit Agreement) occurs under the Credit Agreement.

6. Rights and Remedies Upon Termination of Funding and Approval Event. Upon the occurrence of a Termination of Funding and Approval Event under Section 5(a) above, CDF shall have all the rights and remedies set forth in the Prior Agreement with respect to Non-Lender Extensions of Credit. Upon the occurrence of a Termination of Funding and Approval Event under Section 5(b) above, CDF shall have all rights and remedies against the Administrative Agent and the Lenders as in effect in any applicable jurisdiction and other applicable law and all the rights and remedies set forth in the Credit Agreement. Upon the occurrence of any Termination of Funding and Approval Event under Section 5(c), if the Obligations (as such term is defined in the Credit Agreement) shall have been accelerated, CDF may terminate any Obligations it has under this Agreement and any outstanding credit approvals immediately. Dealer (including any person subrogated to Dealer’s obligations or rights hereunder) is not a beneficiary of, nor has any right to require CDF to enforce, any repurchase agreement. All of CDF’s rights and remedies shall be cumulative.

7. Vendor Credits. Dealer authorizes CDF to collect Vendor Credits directly from Vendors and, upon request of CDF, shall instruct Vendors to pay CDF directly. Vendor Credits shall be paid and applied in accordance with Section 2.26(i) of the Credit Agreement.

8. Power of Attorney. Each Dealer authorizes CDF to supply any omitted information and correct errors in any documents between CDF and such Dealer. This power of attorney and the other powers of attorney granted herein are irrevocable and coupled with an interest.

9. Information. CDF may provide to any third party who needs to know in connection with the financings under this Agreement (including, without limitation, the Administrative Agent and/or any Lender under the Credit Agreement, and any participant in CDF’s advances hereunder) any credit, financial or other information on Dealer that CDF may from time to time possess subject to such recipient’s agreement to keep any such information that is not public information confidential and to use such information only in connection with this Agreement. CDF may provide to any third party any standard credit information on Dealer that CDF may from time to time possess, in response to a request for a credit rating, and any other information if required by law. CDF may obtain from any Vendor or any affiliate of CDF any credit, financial or other information regarding Dealer that such Vendor or affiliate of CDF may from time to time possess. CDF may provide to any affiliate of CDF any credit, financial or other information regarding Dealer that CDF may from time to time possess.

10. Dealer’s Claims Against Vendors. Dealer will not assert against CDF any claim or defense Dealer may have against any Vendor whether for breach of contract, warranty, misrepresentation, failure to ship, lack of authority, or otherwise, including without limitation claims or defenses based upon charge backs, credit memos, rebates, price protection payments or returns. Any such claims or defenses or other claims or defenses Dealer may have against a Vendor shall not affect Dealer’s liabilities or Obligations to CDF.

11. Termination. Either party may terminate this Agreement at any time by written notice received by the other party. If CDF terminates this Agreement, Dealer agrees that if Dealer is not in default hereunder, sixty (60) days prior notice of termination is reasonable and sufficient (although this provision shall not be construed to mean that shorter periods may not, in particular circumstances, also be reasonable and sufficient), provided however (a) in CDF’s sole discretion, at any time, and without any prior notice from CDF to any Dealer, CDF may terminate this Agreement in accordance with Section 19(b) of this Agreement and (b) upon the termination of the Credit Agreement, without any prior notice from CDF to any Dealer, upon the payment in full of all Obligations, this Agreement shall automatically terminate and be of no further force and effect. Dealer will be obligated to CDF for CDF’s advances or commitments made before the effective termination date of this Agreement. So long as no Termination of Funding and Approval Event has occurred and is continuing, CDF shall be obligated to Dealer for commitments made hereunder before the effective termination date of this Agreement. CDF will retain all of its rights, interests and remedies hereunder until Dealer has paid CDF in full. All waivers set forth in this Agreement will survive any termination of this Agreement.

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12. Binding Effect. Dealer may not assign its interest in this Agreement without CDF’s prior written consent. CDF may assign or participate CDF’s interest, in whole or in part, without Dealer’s consent. This Agreement will protect and bind CDF’s and Dealer’s respective representatives, successors and assigns, as the case may be.

13. Notices. Except as required by law or as otherwise provided herein, all notices or other communications to be given under the Agreement or under the Uniform Commercial Code shall be in writing served either personally, by deposit with a reputable overnight courier with charges prepaid, or by deposit in the United States mail, first-class postage prepaid or provided for, addressed to either Dealer at its chief executive office shown below or to any office to which CDF sends reports, or to CDF at its address shown in the preamble hereto, to the attention of its Credit Department, or at such other address designated by such party by notice to the other. Any such communication shall be deemed to have been given upon delivery in the case of personal delivery, one Business Day after deposit with an overnight courier or five (5) calendar days after deposit in the United States mail except that any notice of change of address shall not be effective until actually received.

14. Severability. If any provision of this Agreement or its application is invalid or unenforceable, the remainder of this Agreement will not be impaired or affected and will remain binding and enforceable.

15. Receipt of Agreement; Acceptance by CDF. Dealer acknowledges that it has received a true and complete copy of this Agreement. Dealer has read and understands this Agreement. Notwithstanding anything herein to the contrary, CDF may rely on any facsimile copy, electronic data transmission, or electronic data storage of: this Agreement, any Transaction Statement, report, invoice from a Vendor, financial statements or other reports, which will be deemed an original, and the best evidence thereof for all purposes. CDF may accept this Agreement by issuance of an approval to a Vendor for the purchase of inventory by Dealer or by making an advance hereunder.

16. Miscellaneous. Time is of the essence regarding Dealer’s performance of its obligations to CDF. Dealer’s liability to CDF is direct and unconditional. CDF may refrain from or postpone enforcement of this Agreement or any other agreements between CDF and Dealer without prejudice, and the failure to strictly enforce these agreements will not create a course of dealing which waives, amends or modifies such agreements. The express terms of this Agreement will not be modified by any course of dealing, usage of trade, or custom of trade which may deviate from the terms hereof. All words used herein shall be understood and construed to be of such number and gender as the circumstances may require. This Agreement may be validly executed in one or more multiple counterpart signature pages. This Agreement shall be construed without presumption for or against any party who drafted all or any portion of this Agreement. No modification of this Agreement shall bind CDF unless in a writing signed by CDF and transmitted to Dealer. Among other symbols, CDF hereby adopts “GE Commercial Distribution Finance Corporation,” “GE Commercial Distribution Finance,” “GECDF” or “CDF” as evidence of its intent to authenticate a record.

17. List of Dealers. The following persons are parties to this Agreement as Dealers:

DEALER NAME	TYPE OF ENTITY	JURISDICTION
CDW Logistics, Inc.	Corporation	Illinois
CDW Technologies, Inc.	Corporation	Wisconsin
CDW Government LLC	Limited Liability Company	Illinois
CDW Direct, LLC	Limited Liability Company	Illinois
CDW LLC	Limited Liability Company	Illinois

18. Limitation of Remedies and Damages. In the event there is any dispute under this Agreement, the aggrieved party shall not be entitled to exemplary or punitive damages so that the aggrieved party’s remedy in connection with any action arising under or in any way related to this Agreement shall be limited to a breach of contract action and any damages in connection therewith are limited to actual and direct damages.

19. Multiple Dealers; Joint and Several Liability.

        (a) All advances by CDF to and all other Obligations of any Dealer shall constitute one general obligation of all of the Dealers. Notwithstanding anything herein to the contrary, the Dealers shall be primarily and jointly and severally liable for all Obligations of any Dealer to CDF. Notwithstanding the foregoing, if and to the extent a Dealer is deemed to be a guarantor of another Dealer hereunder, such Dealer’s liability for any credit extended to or for the benefit of such other Dealer shall be deemed to be a guaranty of payment and performance, and not merely a guaranty of collection. To the fullest extent permitted by law, each Dealer hereby waives promptness, diligence, notice of acceptance, and any other notices of any nature whatsoever with respect to any of the Obligations, and any requirement that CDF protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against any other Dealer, any Guarantor, any other person or any Financed Assets. Each Dealer agrees that any rights of subrogation, indemnification, reimbursement or any similar rights it may have against any other Dealer with respect to its liability hereunder, whether such rights arise under an express or implied contract or by operation of law, shall be subject, junior and subordinate in all respect to all Obligations of such Dealer to CDF and that the enforcement of such rights shall be stayed until such time as the Dealers shall have indefeasibly paid in full all of the Obligations and CDF shall be under no duty to extend credit to or for the benefit of any Dealer. The liability of each Dealer shall be absolute and unconditional irrespective of (i) any change in the time, manner or place of payment of, or in any other term of, any of the Obligations, or any other amendment or waiver of or any consent to departure from this Agreement or any other agreement between or among any one or more of the Dealers and CDF, (ii) any exchange, release or non-perfection of any Financed Assets or any release or amendment or waiver of or consent to departure from any other guaranty or any release of any Guarantor or any other person liable in whole or in part for all or any of the Obligations, (iii) the disallowance or avoidance of all or any portion of CDF’s claim(s) for repayment of the Obligations of any Guarantor to CDF or of CDF’s interest in any security for such Obligations, or (iv) any other circumstance which might otherwise constitute a defense available to, or discharge of, a Dealer or a Guarantor or any other surety other than payment in full of the Obligations.

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(b) Each Dealer (each, a “Principal”) hereby appoints each other Dealer (each, an “Agent”) as the Principal’s agent and attorney-in-fact (1) to take any action, (2) to execute any document or instrument, (3) to consent or agree to any amendment or other modification of this Agreement and/or any other agreements between or among any one or more of the Dealers and CDF and/or any waiver of or departure from any of the terms hereof or thereof, (4) to perform any Obligation of the Principal, and (5) to give or receive any notice by or to any Dealer hereunder or thereunder; and in each case without regard to whether any such action is done in the name of an Agent or a Principal and, if done in the name of an Agent, without regard to whether such Agent’s capacity as agent or attorney-in-fact is so designated. Without limiting the generality of the foregoing, an Agent may request extensions of credit to or on behalf of any one or more of the Dealers and/or incur any other Obligations for the account of any one or more of the Dealers, and in any such event all of the Dealers shall be fully and jointly and severally bound by and liable for the actions of such Agent. CDF shall be entitled to rely absolutely and without duty of inquiry or investigation upon any agreement, request, communication or other notice given by an Agent under this Agreement and/or any other agreements between or among any one or more of the Dealers and CDF (including without limitation, any request by an Agent to make credit extensions to or on behalf of itself and/or any one or more other Dealers) until three (3) Business Days after CDF shall have received written notice from each Principal of the revocation of this agency and power of attorney, which revocation shall give CDF the right to terminate this Agreement immediately and without prior notice to Dealer.

20. Governing Law. This Agreement and all agreements between or among Dealer and CDF have been substantially negotiated and will be substantially performed in the state of Illinois. Accordingly, all Disputes will be governed by, and construed in accordance with, the laws of such state.

21. Effectiveness. This Agreement shall become effective when it has been duly executed and delivered by each Dealer and CDF, upon the effectiveness of the closing of the transactions under the Credit Agreement. Upon all obligations and liabilities under the Prior IFA existing on the date hereof being repaid in full, then all liens and security interests granted by any Dealer in favor of CDF in any of any Dealer’s assets under the Prior IFA shall be released and terminated and CDF promptly shall file of record all necessary UCC termination statements to evidence such release and termination, provided, however, that the Prior IFA shall continue into effect, as modified by the release of liens and security interests, with respect to all Non-Lender Extensions of Credit. In connection with such release and termination, at Dealer’s expense, CDF shall provide such termination statements, releases and other documents evidencing such release and termination of CDF’s liens and security interests as the Dealer may reasonably request.

22. JURY TRIAL WAIVER. ANY LEGAL PROCEEDING WITH RESPECT TO ANY DISPUTE WILL BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE WITHOUT A JURY. DEALER AND CDF WAIVE ANY RIGHT TO A JURY TRIAL IN ANY SUCH PROCEEDING. DEALER HEREBY CONSENTS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED WITHIN ILLINOIS AND WAIVES ANY OBJECTION WHICH DEALERS MAY HAVE BASED ON IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY ACTION OR PROCEEDING IN ANY SUCH COURT.

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THIS CONTRACT CONTAINS JURY WAIVER AND PUNITIVE DAMAGE WAIVER PROVISIONS.

Dated: June     , 2011.

GE COMMERCIAL DISTRIBUTION FINANCE CORPORATION

By:
Name
Title

CDW LLC

By:
Robert J. Welyki
Treasurer
Tax ID:	36-3310735
Org. ID:	6278-958-1

Dealer’s Chief Executive Office and Principal Place of Business:
200 N. Milwaukee Avenue
Vernon Hills, IL 60061

CDW Logistics, Inc.

By:
Robert J. Welyki
Treasurer
Tax ID:	36-3310735
Org. ID:	6278-958-1

Dealer’s Chief Executive Office and Principal Place of Business:
200 N. Milwaukee Avenue
Vernon Hills, IL 60061

CDW Technologies, Inc.

By:
Robert J. Welyki
Treasurer
Tax ID:	39-1768725
Org. ID:	B055883

Dealer’s Chief Executive Office and Principal Place of Business:
200 N. Milwaukee Avenue
Vernon Hills, IL 60061

CDW Government LLC

By:
Robert J. Welyki
Treasurer
Tax ID:	36-4230110
Org. ID:	5996-944-7

Dealer’s Chief Executive Office and Principal Place of Business:
230 N. Milwaukee Avenue
Vernon Hills, IL 60061

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CDW Direct, LLC

By:
Robert J. Welyki
Treasurer
Tax ID:	36-4530079
Org. ID:	0090-741-3

Dealer’s Chief Executive Office and Principal Place of Business:
200 N. Milwaukee Avenue
Vernon Hills, IL 60061

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EXHIBIT D-2

to the Revolving Loan Credit Agreement

FORM OF

GUARANTEE AND COLLATERAL AGREEMENT

GUARANTEE AND COLLATERAL AGREEMENT

dated as of

June 24, 2011

among

CDW CORPORATION,

CDW LLC,

the Subsidiaries of CDW LLC
from time to time party hereto

and

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

D-1

-i-

SECTION 7.04.	Successors and Assigns	23
SECTION 7.05.	Administrative Agent’s Expenses; Indemnity	23
SECTION 7.06.	Administrative Agent Appointed Attorney-in-Fact; Account Verification	23
SECTION 7.07.	Applicable Law	24
SECTION 7.08.	Waivers; Amendment	24
SECTION 7.09.	WAIVER OF JURY TRIAL	25
SECTION 7.10.	Severability	25
SECTION 7.11.	Counterparts	25
SECTION 7.12.	Headings	25
SECTION 7.13.	Jurisdiction; Consent to Service of Process	25
SECTION 7.14.	Termination or Release	26
SECTION 7.15.	Additional Subsidiaries	26
SECTION 7.16.	Security Interest and Obligations Absolute	27

Schedules

Schedule I	Subsidiary Guarantors
Schedule II	Equity Interests; Pledged Debt Securities
Schedule III	Intellectual Property
Schedule IV	Offices for UCC Filings
Schedule V	UCC Information
Schedule VI	Locations of Collateral
Schedule VII	Deposit Accounts
Schedule VIII	Letter of Credit Rights and Chattel Paper

Exhibits

Exhibit A	Form of Supplement

-ii-

This GUARANTEE AND COLLATERAL AGREEMENT, dated as of June 24, 2011 (this “Agreement”), is entered into by and among CDW CORPORATION, a Delaware corporation (“Holdings”), CDW LLC, an Illinois limited liability company (the “Borrower”), the subsidiaries of the Borrower (each capitalized term used but not defined in this introductory paragraph or the preliminary statement below having the meaning given or ascribed to it in Article I) from time to time party hereto and JPMORGAN CHASE BANK, N.A., as administrative agent and collateral agent (in such capacity, the “Administrative Agent”).

PRELIMINARY STATEMENT

Reference is made to the Revolving Loan Credit Agreement dated as of June 24, 2011 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the lenders from time to time party thereto (the “Lenders”) and JPMorgan Chase Bank, N.A., as Administrative Agent.

The Lenders, each Issuing Bank and the Floorplan Funding Agent have agreed to extend credit to the Borrower, in each case pursuant to, and upon the terms and conditions specified in, the Credit Agreement. The Hedge Creditors have agreed (or may in the future agree) to enter into Hedging Obligations with one or more Loan Parties. The Banking Services Creditors have agreed (or may in the future agree) to enter into Banking Services Obligations with one or more Loan Parties. The obligations of the Lenders, each Issuing Bank and the Floorplan Funding Agent to extend credit to the Borrower, the agreement of the Hedge Creditors to enter into and maintain Hedging Obligations with one or more Loan Parties and the agreement of the Banking Services Creditors to enter into and maintain Banking Services Obligations with one or more Loan Parties are, in each case, conditioned upon, among other things, the execution and delivery of this Agreement by Borrower and each Guarantor. Each Guarantor is an affiliate of the Borrower, will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement, and from the entering into and/or maintaining of such Hedging Obligations and/or maintaining of such Banking Services Obligations, and is willing to execute and deliver this Agreement in order to induce the Lenders, the Issuing Banks and the Floorplan Funding Agent to extend such credit, the Hedge Creditors to enter into and maintain such Hedging Obligations and the Banking Services Creditors to enter into and maintain such Banking Services Obligations. Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Credit Agreement.

(a) Capitalized terms used in this Agreement and not otherwise defined herein have the meanings set forth in the Credit Agreement. All capitalized terms defined in the New York UCC (as such term is defined herein) and not defined in this Agreement have the meanings specified therein. All references to the Uniform Commercial Code shall mean the New York UCC unless the context requires otherwise.

(b) The rules of construction specified in Section 1.02 of the Credit Agreement also apply to this Agreement.

SECTION 1.02. Other Defined Terms.

As used in this Agreement, the following terms have the meanings specified below:

“Account Debtor” means any Person who is or who may become obligated to any Grantor under, with respect to or on account of an Account.

“Administrative Agent” shall have the meaning assigned to such term in the preamble.

“After-Acquired Intellectual Property” shall have the meaning assigned to such term in Section 3.06(d).

“Agreement” shall have the meaning assigned to such term in the preamble.

“Banking Services Creditor” shall mean, with respect to the Banking Services Obligations of a Grantor, a counterparty that is the Administrative Agent or a Lender or an Affiliate of the Administrative Agent or a Lender as of the Closing Date or at the time such Banking Services Obligations are entered into.

“Banking Services Obligations” shall mean the Banking Services Obligations (as such term is defined in the Credit Agreement), in each case, whether outstanding on the date hereof or arising from time to time following the date of this Agreement.

“Bankruptcy Default” shall mean an Event of Default of the type described in Sections 7.01(g) and (h) of the Credit Agreement.

“Borrower” shall have the meaning assigned to such term in the preamble.

“Cash Collateral Accounts” shall mean, collectively, the LC Cash Collateral Account and the Floorplan Cash Collateral Account.

“Claiming Guarantor” shall have the meaning assigned to such term in Section 5.02.

“Collateral” shall have the meaning assigned to such term in Section 3.01.

“Collateral Access Agreement” means any landlord waiver or other agreement, in form and substance reasonably satisfactory to the Administrative Agent, between the Administrative Agent and any third party (including any bailee, consignee, customs broker or other similar Person) in possession of any Collateral or any landlord of any Grantor for any real property where any Collateral is located, as such landlord waiver or other agreement may be amended, restated or otherwise modified from time to time.

“Collateral Deposit Account” shall have the meaning set forth in Section 6.01.

“Collateral Report” means any certificate (including any Borrowing Base Certificate), report or other document delivered by any Grantor to the Administrative Agent or any Lender with respect to the Collateral pursuant to any Loan Document.

“Collection Account” shall have the meaning set forth in Section 6.01(b).

“Contributing Guarantor” shall have the meaning assigned to such term in Section 5.02.

“Copyright License” shall mean any written agreement, now or hereafter in effect, granting any right to any third person (other than an agreement with any Person who is an affiliate or a subsidiary of the Borrower or such Grantor) under any Copyright now or hereafter owned by any Grantor or that such Grantor otherwise has the right to license, or granting any right to any Grantor under any copyright now or hereafter owned by any third party, and all rights of such Grantor under any such agreement.

“Copyrights” shall mean all of the following now owned or hereafter acquired by any Grantor: (a) all copyright rights in any work subject to the copyright laws of the United States, whether as author, assignee, transferee or otherwise, (b) all registrations and applications for registration of any such copyright in the United States, including registrations, recordings, supplemental registrations, renewals, extensions and pending applications for registration in the United States Copyright Office (or any successor office), including those copyrights listed on Schedule III, and (c) all causes of action arising prior to, on or after the date hereof for infringement of any Copyright or unfair competition regarding the same and all other rights whatsoever accruing thereunder or pertaining thereto.

“Credit Agreement” shall have the meaning assigned to such term in the preliminary statement.

“Deposit Account Control Agreement” means an agreement, in form and substance reasonably satisfactory to the Administrative Agent, among any Grantor, a banking institution holding such Grantor’s funds, and the Administrative Agent with respect to collection and control of all deposits and balances held in a deposit account (other than any Excluded Deposit Accounts) maintained by any Grantor with such banking institution.

“Domain Names” shall mean all Internet domain names and associated URL addresses in or to which any Grantor now owns or hereafter acquires.

“Excluded Collateral” shall mean:

(a) all vehicles the perfection of a security interest in which is excluded from the New York UCC in the relevant jurisdiction;

(b) any General Intangible or other rights arising under contracts, Instruments, licenses, license agreements (including Licenses) or other documents, to the extent (and only to the extent) that the grant of a security interest would (i) constitute a violation of a restriction in favor of a third party on such grant, unless and until any required consents shall have been obtained, (ii) give any other party the right to terminate its obligations thereunder or (iii) violate any law, provided, however, that (1) any portion of any such General Intangible or other right shall cease to constitute Excluded Collateral pursuant to this clause (b) at the time and to the extent that the grant of a security interest therein does not result in any of the consequences specified above and (2) the limitation set forth in this clause (b) above shall not affect, limit, restrict or impair the grant by a Grantor of a security interest pursuant to this Agreement in any such General Intangible or other right, to the extent that an otherwise applicable prohibition or restriction on such grant is rendered ineffective by any applicable law, including the New York UCC;

(c) Investment Property consisting of voting Equity Interests of any Foreign Subsidiary in excess of 65% of the Equity Interests representing the total combined voting power of all classes of Equity Interests of such Foreign Subsidiary entitled to vote;

(d) as to which the Administrative Agent and the Borrower reasonably determine that the costs of obtaining a security interest in any specifically identified assets or category of assets (or perfecting the same) are excessive in relation to the benefit to the Secured Parties of the security afforded thereby;

(e) Equipment owned by any Grantor on the date hereof or hereafter acquired that is subject to a Lien securing a purchase money obligation or Capitalized Lease Obligation permitted to be incurred pursuant to the Credit Agreement, for so long as the contract or other agreement in which such Lien is granted (or the documentation providing for such purchase money obligation or Capitalized Lease Obligation) validly prohibits the creation of any other Lien on such Equipment;

(f) any interest in joint ventures and non-wholly owned subsidiaries which cannot be pledged without the consent of one or more third parties;

(g) applications filed in the United States Patent and Trademark Office to register trademarks or service marks on the basis of any Grantor’s “intent to use” such trademarks or service marks unless and until the filing of a “Statement of Use” or “Amendment to Allege Use” has been filed and accepted, whereupon such applications shall be automatically subject to the Lien granted herein and deemed included in the Collateral;

(h) all assets subject to a certificate of title statute, Farm Products and As-Extracted Collateral;

(i) any property to the extent that such grant of a security interest is prohibited by any Requirements of Law of a Governmental Authority, requires a consent not obtained of any Governmental Authority pursuant to such Requirement of Law or is prohibited by, or constitutes a breach or default under or results in the termination of or requires any consent not obtained under, any contract, license, agreement, instrument or other document evidencing or giving rise to such property or, in the case of any Investment Property or any Pledged Security, any applicable shareholder or similar agreement, except to the extent that such Requirement of Law or the term in such contract, license, agreement, instrument or other document or shareholder or similar agreement providing for such prohibition, breach, default or termination or requiring such consent is ineffective under applicable law, including the New York UCC;

(j) any assets to the extent a security interest in such assets would result in adverse tax consequences as reasonably determined by the Borrower;

(k) Equity Interests in Unrestricted Subsidiaries, Immaterial Subsidiaries and captive insurance companies; and

(l) any direct Proceeds, substitutions or replacements of any of the foregoing, but only to the extent such Proceeds, substitutions or replacements would otherwise constitute Excluded Collateral.

Furthermore, no term used in the definition of Collateral (or any component definition thereof) shall be deemed to include any Excluded Collateral.

“Excluded Deposit Accounts” means, collectively, (i) payroll and payroll taxes accounts, workers’ compensation accounts and other employee wage and benefit payment accounts and petty cash accounts, (ii) trust accounts and (iii) deposit accounts other than Collection Accounts and Collateral Deposit Accounts (as each such term is defined in the Revolving Credit Agreement), so long as the aggregate amount on deposit in all such deposit accounts does not exceed $2,500,000 in the aggregate at any time.

“Federal Securities Laws” shall have the meaning assigned to such term in Section 4.05.

“Floorplan Cash Collateral Account” shall mean a non-interest bearing cash collateral account maintained with, and in the sole dominion and control of, the Administrative Agent for the benefit of the Secured Parties into which cash collateral shall be deposited in respect of Floorplan Loan Exposure.

“Fraudulent Conveyance” shall have the meaning assigned to such term in Section 2.01.

“Grantors” shall mean the Borrower and the Guarantors.

“Guarantors” shall mean Holdings and the Subsidiary Guarantors.

“Hedge Creditor” shall mean, with respect to the Hedging Obligations of a Loan Party, a counterparty that is the Administrative Agent or a Lender or an Affiliate of the Administrative Agent or a Lender as of the Closing Date or at the time such Hedging Obligation is entered into (including any Person who is a Lender (and any Affiliate thereof) as of the Closing Date but subsequently, after entering into any Hedging Obligations, ceases to be a Lender); provided that at or prior to the time that any transaction relating to such Hedging Obligation is executed, such Lender (other than the Administrative Agent) or such Affiliate, as the case may be, shall have delivered written notice to the Administrative Agent that such a transaction has been entered into and that it constitutes a Secured Obligation entitled to the benefits of the Security Documents.

“Hedging Obligations” shall mean the Hedging Obligations (as such term is defined in the Credit Agreement), in each case, whether outstanding on the date hereof or arising from time to time following the date of this Agreement.

“Holdings” shall have the meaning assigned to such term in the preamble.

“Intellectual Property” shall mean all intellectual and similar property of any Grantor of every kind and nature now owned or hereafter acquired by such Grantor, including all of the following that are owned or hereafter acquired by such Grantor (i) Patents, Copyrights, Licenses and Trademarks, (ii) all inventions, processes, production methods, trade secrets, confidential or proprietary technical and business information, know how and databases and all other proprietary information, (iii) Domain Names, (iv) all improvements with respect to any of the foregoing, and (v) all causes of action, claims, and warranties now or hereafter owned or a acquired by any Grantor with respect of any of the foregoing.

“Investment Property” shall mean (a) all “investment property” as such term is defined in the New York UCC (other than Excluded Collateral) and (b) whether or not constituting “investment property” as so defined, all Pledged Debt Securities and Pledged Stock.

“LC Cash Collateral Account” shall mean a non-interest bearing cash collateral account maintained with, and in the sole dominion and control of, the Administrative Agent for the benefit of the Secured Parties into which shall be deposited cash collateral in respect of Letters of Credit.

“License” shall mean any Patent License, Trademark License, Copyright License or other license or sublicense agreement relating to Intellectual Property to which any Grantor is a party.

“Lock Boxes” shall have the meaning assigned to such term in Section 6.01(a).

“Lock Box Agreements” shall have the meaning assigned to such term in Section 6.01(a).

“Loan Documents” shall have the meaning assigned to such term in the Credit Agreement.

“Loans” shall mean all Loans under, and as defined in, the Credit Agreement.

“New York UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York.

“Obligations” shall mean the Obligations (as defined in the Credit Agreement), in each case, whether outstanding on the date hereof or arising from time to time following the date of this Agreement.

“Patent License” shall mean any written agreement, now or hereafter in effect, granting to any third person (other than an agreement with any Person who is an affiliate or a subsidiary of the Borrower or such Grantor) any right to make, use or sell any invention on which a Patent, now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, is in existence, or granting to any Grantor any right to make, use or sell any invention on which a patent, now or hereafter owned by any third person, is in existence, and all rights of any Grantor under any such agreement.

“Patents” shall mean all of the following now owned or hereafter acquired by any Grantor: (a) all letters patent of the United States, all registrations and recordings thereof, and all applications for letters patent of the United States, including registrations, recordings and pending applications in the United States Patent and Trademark Office (or any successor), including those listed on Schedule III, (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein and (c) all income, royalties, damages and payments now or hereafter due and/or payable with respect thereto, all damages and payments for past or present future infringements thereof and rights to sue therefor, and all rights corresponding thereto throughout the world.

“Permitted Liens” shall have the meaning assigned to such term in the Credit Agreement.

“Pledged Collateral” shall mean (a) the Pledged Stock, (b) the Pledged Debt Securities, (c) subject to Section 3.05, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the securities referred to in clauses (a) and (b) above, (d) subject to Section 3.05, all rights of such Grantor with respect to the securities and other property referred to in clauses (a), (b) and (c) above and (e) all Proceeds of any of the foregoing.

“Pledged Debt Securities” shall mean (a) the debt securities and promissory notes held by any Grantor on the date hereof (including all such debt securities and promissory notes listed opposite the name of such Grantor on Schedule II), (b) any debt securities or promissory notes in the future issued to such Grantor and (c) any other instruments evidencing the debt securities described above, if any.

“Pledged Securities” shall mean any promissory notes, stock certificates or other securities now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.

“Pledged Stock” shall mean (a) (i) the Equity Interests owned by any Grantor on the date hereof (including all such Equity Interests listed on Schedule II) and (ii) thereafter, any other Equity Interest obtained in the future by such Grantor, in the case of each of clauses (i) and (ii), to the extent that the same do not constitute Excluded Collateral, and (b) the certificates, if any, representing all such Equity Interests.

“Receivables” means the Accounts, Chattel Paper, Documents, Investment Property, Instruments and any other rights or claims to receive money which are General Intangibles or which are otherwise included as Collateral.

“SEC” shall mean the United States Securities and Exchange Commission and any successor thereto.

“Secured Parties” shall mean (a) the Lenders, (b) the Administrative Agent, (c) the Issuing Banks, (d) the Floorplan Funding Agent, (e) each Hedge Creditor, (f) each Banking Services Creditor, (g) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document and (h) the permitted successors and assigns of each of the foregoing.

“Security Interest” shall have the meaning assigned to such term in Section 3.01.

“Subsidiary Guarantor” shall mean any of the following: (a) the Subsidiaries identified on Schedule I hereto as Subsidiary Guarantors and (b) each other subsidiary that becomes a party to this Agreement as a Subsidiary Guarantor after the Closing Date, excluding (i) any Excluded Subsidiary and (ii) any Foreign Subsidiary.

“Term Loan Agent” shall have the meaning assigned to such term in the Term Loan Intercreditor Agreement.

“Term Loan Intercreditor Agreement” shall have the meaning assigned to such term in the Credit Agreement.

“Termination Date” shall have the meaning assigned to such term in the Credit Agreement.

“Trademark License” shall mean any written agreement, now or hereafter in effect, granting to any third person (other than an agreement with any Person who is an affiliate or a subsidiary of the Borrower or such Grantor) any right to use any trademark now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, or granting to any Grantor any right to use any trademark now or hereafter owned by any third person, and all rights of any Grantor under any such agreement.

“Trademarks” shall mean all of the following now owned or hereafter acquired by any Grantor: (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office (or any successor office), and all extensions or renewals thereof, including those registrations and applications listed on Schedule III, (b) all goodwill associated therewith or symbolized thereby, (c) all other assets, rights and interests that uniquely reflect or embody such goodwill and (d) all causes of action arising prior to or after the date hereof for infringement of any trademark or unfair competition regarding the same.

ARTICLE II

Guarantee

SECTION 2.01. Guarantee.

Each Guarantor absolutely, irrevocably and unconditionally guarantees to the Secured Parties, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, the due and punctual payment and performance of the Secured Obligations. Each Guarantor further agrees that the Secured Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Secured Obligation. Each Guarantor waives (to the extent permitted by applicable law) presentment to, demand of payment from and protest to the Borrower or any other Loan Party of any Secured Obligation, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. Each Guarantor hereby further jointly and severally agrees that if the Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Secured Obligations, such Guarantor will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Secured Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension renewal.

Notwithstanding any provision of this Agreement to the contrary, it is intended that this Agreement, and any Liens granted hereunder by each Guarantor to secure the obligations and liabilities arising pursuant to this Agreement, not constitute a “Fraudulent Conveyance” (as defined below). Consequently, each Guarantor agrees that if this Agreement, or any Liens securing the obligations and liabilities arising pursuant to this Agreement, would, but for the application of this sentence and taking into account the provisions of Section 5.02, constitute a Fraudulent Conveyance, this Agreement and each such Lien shall be valid and enforceable only to the maximum extent that would not cause this Agreement or such Lien to constitute a Fraudulent Conveyance, and this Agreement shall automatically be deemed to have been amended accordingly at all relevant times. For purposes hereof, “Fraudulent Conveyance” means a fraudulent conveyance or fraudulent transfer under Section 548 of the Bankruptcy Code or a fraudulent conveyance or fraudulent transfer under the provisions of any applicable fraudulent conveyance or fraudulent transfer law or similar law of any state, nation or other governmental unit, as in effect from time to time.

SECTION 2.02. Guarantee of Payment.

Each Guarantor further agrees that its guarantee hereunder constitutes a guarantee of payment when due and payable and not of collection, and waives any right (except such as shall be required by applicable law and cannot be waived) to require that any resort be had by the Administrative Agent or any other Secured Party to any security held for the payment of the Obligations or to any balance of any Deposit Account or credit on the books of the Administrative Agent or any other Secured Party in favor of the Borrower or any other person.

SECTION 2.03. No Limitations, Etc.

(a) Except for termination of a Guarantor’s obligations hereunder as expressly provided in Section 7.14, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense (other than payment or performance of the Secured Obligations (other than contingent obligations), in full) or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Secured Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by (i) the failure of the Administrative Agent or any other Secured Party to assert any claim or demand or to enforce any right or remedy under the provisions of any Loan Document or otherwise, (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Loan Document (other than pursuant to the terms of a waiver, amendment, modification or release of this Agreement in accordance with the terms hereof) or any other agreement, including with respect to the release of any other Guarantor under this Agreement and so long as any such amendment, modification or waiver of any Loan Document is made in accordance with Section 9.08 of the Credit Agreement, (iii) the release of, or any impairment of or failure to perfect any Lien on or security interest in, any security held by the Administrative Agent or any other Secured Party for the Secured Obligations, (iv) any default, failure or delay, willful or otherwise, in the performance of the Secured Obligations, or (v) any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the occurrence of the Termination Date). Each Guarantor expressly authorizes the Administrative Agent, in accordance with the Credit Agreement and applicable law, to take and hold security for the payment and performance of the Secured Obligations, to exchange, waive or release any or all such security (with or without consideration), to enforce or apply such security and direct the order and manner of any sale thereof in its sole discretion or to release or substitute any one or more other guarantors or obligors upon or in respect of the Secured Obligations, all without affecting the obligations of any Guarantor hereunder.

(b) To the fullest extent permitted by applicable law, each Guarantor waives any defense (other than payment or performance of the Secured Obligations (other than contingent obligations), in full) based on or arising out of any defense of the Borrower or any other Loan Party or the unenforceability of the Secured Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower or any other Loan Party, other than the occurrence of the Termination Date. The Administrative Agent and the other Secured Parties may, in accordance with the Credit Agreement and applicable law, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Secured Obligations, make any other accommodation with the Borrower or any other Loan Party or exercise any other right or remedy available to them against the Borrower or any other Loan Party, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Termination Date has occurred. To the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrower or any other Loan Party, as the case may be, or any security.

SECTION 2.04. Reinstatement.

Each Guarantor agrees that its guarantee hereunder shall continue to be effective or shall be automatically reinstated, as the case may be, if at any time and for any reason payment, or any part thereof, of any Secured Obligation is rescinded or must otherwise be restored by the Administrative Agent or any other Secured Party whether upon the bankruptcy or reorganization of the Borrower, any other Loan Party or otherwise, notwithstanding the occurrence of the Termination Date.

SECTION 2.05. Agreement To Pay; Subrogation.

In furtherance of the foregoing and not in limitation of any other right that the Administrative Agent or any other Secured Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Borrower or any other Loan Party to pay any Secured Obligation, when and as the same shall become due and payable, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby jointly and severally promises to and will promptly pay, or cause to be paid, to the Administrative Agent for distribution to the Secured Parties in cash the amount of such unpaid Secured Obligation (other than payment of any contingent obligations). Upon payment by any Guarantor of any sums to the Administrative Agent as provided above, all rights of such Guarantor against the Borrower or any other Guarantor arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Article V.

SECTION 2.06. Information.

Each Guarantor assumes all responsibility for being and keeping itself reasonably informed of the Borrower’s and each other Loan Party’s financial condition and assets and of all other circumstances bearing upon the risk of nonpayment of the Secured Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that neither the Administrative Agent nor any other Secured Party will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.

SECTION 2.07. Instrument for the Payment of Money.

Each Guarantor hereby acknowledges that the guarantee in this Section 2 constitutes an instrument for the payment of money, and consents and agrees that any Secured Party, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to bring motion-action under New York CPLR Section 3213.

ARTICLE III

Security Interests in Personal Property

SECTION 3.01. Security Interest.

(a) As security for the payment or performance, as the case may be, in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations (other than contingent obligations), each Grantor hereby pledges and grants to the Administrative Agent, its successors and permitted assigns, for the ratable benefit of the Secured Parties, a security interest (the “Security Interest”) in all right, title or interest in or to any and all of the following assets and properties in each case whether tangible or intangible, wherever located, and now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (but excluding any Excluded Collateral, collectively, the “Collateral”):

(i) all Accounts;

(ii) the Cash Collateral Accounts and all cash, securities, Instruments and other property deposited or required to be deposited therein;

(iii) all Chattel Paper;

(iv) all Documents;

(v) all Equipment;

(vi) all General Intangibles;

(vii) all Goods;

(viii) all Instruments, including all Pledged Securities;

(ix) all Inventory or documents of title, customs receipts, insurance certificates, shipping documents and other written materials related to the purchase or import of any Inventory;

(x) all Investment Property;

(xi) all Intellectual Property;

(xii) all Pledged Collateral;

(xiii) all Records and all books and records pertaining to the Collateral;

(xiv) all letters of credit under which such Grantor is the beneficiary and Letter of Credit Rights;

(xv) all Supporting Obligations;

(xvi) all cash and cash equivalents;

(xvii) all Deposit Accounts and Securities Accounts, including all cash, marketable securities, securities entitlements, financial assets and other funds held in or on deposit in any of the foregoing,

(xviii) all other personal property whatsoever of such Grantor; and

(xix) to the extent not otherwise included, all Proceeds, all accessions to and substitutions and replacements for and products of any and all of the foregoing and all offsprings, rents profits and products of any of the foregoing and all collateral security and guarantees given by any person with respect to any of the foregoing.

(b) Each Grantor hereby authorizes the Administrative Agent at any time and from time to time to file in any relevant jurisdiction any financing statements (including fixture filings) with respect to the Collateral or any part thereof and amendments thereto that (i) indicate the Collateral as “all assets” of such Grantor or words of similar effect, and (ii) contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment, including (x) whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor and (y) in the case of a financing statement filed as a fixture filing, a sufficient description of the real property to which such Collateral relates. Each Grantor agrees to provide such information to the Administrative Agent promptly upon written request. The Administrative Agent agrees, upon request by the Borrower and at the Borrower’s expense, to promptly furnish copies of such filings to the Borrower.

(c) The Administrative Agent is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office) such documents as may be necessary for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each Grantor, without the signature of any Grantor, and naming any Grantor or the Grantors as debtors and the Administrative Agent as secured party. The Administrative Agent agrees, upon request by the Borrower and at the Borrower’s expense, to promptly furnish copies of such filings to the Borrower.

(d) The Security Interest is granted as security only and, except as otherwise required by applicable law, shall not subject the Administrative Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral. Nothing contained in this Agreement shall be construed to make the Administrative Agent or any other Secured Party liable as a member of any limited liability company or as a partner of any partnership, and neither the Administrative Agent nor any other Secured Party by virtue of this Agreement or otherwise (except as referred to in the following sentence) shall have any of the duties, obligations or liabilities of a member of any limited liability company or as a partner in any partnership. The parties hereto expressly agree that, unless the Administrative Agent shall become the owner of Pledged Collateral consisting of a limited liability company interest or a partnership interest pursuant to the terms contained herein, this Agreement shall not be construed as creating a partnership or joint venture among the Administrative Agent, any other Secured Party, any Grantor and/or any other Person.

SECTION 3.02. Representations and Warranties.

Each Grantor represents and warrants to the Administrative Agent and the other Secured Parties that:

(a) In executing and delivering this Agreement, each Grantor has (i) adequate means to obtain from the Borrower on a continuing basis information concerning the Borrower; (ii) has full and complete access to the Loan Documents and any other documents executed in connection with the Loan Documents; and (iii) not relied and will not rely upon any representations or warranties of the Administrative Agent or any Lender not embodied herein or any acts heretofore or hereafter taken by the Administrative Agent or any Lender (including but not limited to any review by the Administrative Agent or any Lender of the affairs of the Borrower).

(b) Each Grantor has sole beneficial ownership of the Collateral (other than with respect to Intellectual Property Licenses) and good and valid rights in and title to the Collateral with respect to which it has purported to grant a Security Interest hereunder, has full power and authority to grant to the Administrative Agent, for the ratable benefit of the Secured Parties, the Security Interest in such Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, and no Lien exists upon the Collateral (and no right or option to acquire the same exists in favor of any other Person) other than (i) the security interest created or provided for herein, which security interest constitutes a valid first and prior perfected Lien on the Collateral and (ii) Liens expressly permitted by the Credit Agreement.

(c) (i) Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations containing a description of the Collateral have been prepared by the Administrative Agent based upon the information provided to the Administrative Agent and the Secured Parties by the Grantors for filing in each governmental, municipal or other office specified on Schedule IV hereof (or specified by notice from the Borrower to the Administrative Agent after the Closing Date in the case of filings, recordings or registrations required by Section 5.09 of the Credit Agreement), which are all the filings, recordings and registrations (other than filings required to be made in the United States Patent and Trademark Office and the United States Copyright Office in order to perfect the Security Interest in the Collateral consisting of United States Patents, Trademarks and Copyrights) that are necessary as of the Closing Date (or after the Closing Date, in the case of filings, recordings or registrations required by Section 5.09 of the Credit Agreement) to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of the Administrative Agent (for the ratable benefit of the Secured Parties) in respect of all Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements.

(ii) Notwithstanding the foregoing, each Grantor represents and warrants that a fully executed agreement in the form hereof or, alternatively, each applicable short form security agreement in the form attached to the Credit Agreement as Exhibits F-1, F-2 and F-3, and containing a description of all Collateral consisting of Intellectual Property that is material to the conduct of such Grantor’s business with respect to United States Patents and United States federally registered Trademarks (and Trademarks for which United States federal registration applications are pending) and United States federally registered Copyrights has been or will be delivered to the Administrative Agent for recording by the United States Patent and Trademark Office and the United States Copyright Office pursuant to 35 U.S.C. § 261, 15 U.S.C. § 1060 or 17 U.S.C. § 205 and the regulations thereunder, as applicable to protect the validity of and to establish a legal, valid and perfected security interest in favor of the Administrative Agent) in respect of all such Collateral in which a security interest may be perfected by filing, recording or registration in the United States, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary (other than filings described in Section 3.02(c)(i), and other than such actions as are necessary to perfect the Security Interest with respect to any Collateral consisting of United States Patents, United States federally registered Trademarks and United States federally registered Copyrights (and applications therefor) that are material to the conduct of such Grantor’s business and that are acquired or developed after the date hereof).

(d) The Security Interest constitutes (i) a legal and valid security interest in all Collateral securing the payment and performance of the Secured Obligations, (ii) subject to the filings described in Section 3.02(c), a perfected security interest in all Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any state thereof) pursuant to the Uniform Commercial Code and (iii) subject to the filings described in Section 3.02(c), a security interest that shall be perfected in all Collateral in which a security interest may be perfected upon the receipt and recording of this Agreement (or the applicable short form security agreement) with the United States Patent and Trademark Office and the United States Copyright Office, as applicable, within the 3-month period (commencing as of the date hereof) pursuant to 35 U.S.C. § 261 or 15 U.S.C. § 1060 or the 1-month period (commencing as of the date hereof) pursuant to 17 U.S.C. § 205. The Security Interest is and shall be prior to any other Lien on any of the Collateral, other than Permitted Liens.

(e) Schedule II correctly sets forth as of the Closing Date the percentage of the issued and outstanding shares or units of each class of the Equity Interests of the issuer thereof represented by the Pledged Stock and includes all Equity Interests, debt securities and promissory notes required to be pledged hereunder.

(f) The Pledged Stock and Pledged Debt Securities have been duly and validly authorized and issued by the issuers thereof and (i) in the case of Pledged Stock issued by a corporation, are fully paid and nonassessable and (ii) in the case of Pledged Debt Securities, are legal, valid and binding obligations of the issuers thereof, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other loss affecting creditors’ rights generally and general principles of equity or at law.

(g) Schedule V correctly sets forth as of the Closing Date (i) the exact legal name of each Grantor, as such name appears in its respective certificate or articles of incorporation or formation, (ii) the jurisdiction of organization of each Grantor, (iii) the mailing address of each Grantor, (iv) the organizational identification number, if any, issued by the jurisdiction of organization of each Grantor, (v) the identity or type of organization of each Grantor and (vi) the Federal Taxpayer Identification Number, if any, of each Grantor which is a Loan Party. The Borrower agrees to update the information required pursuant to the preceding sentence as provided in Section 5.06 of the Credit Agreement.

(h) No Grantor has (a) within the period of four months prior to the date hereof, changed its location (as defined in Section 9-307 of the New York UCC), (b) except as specified in Schedule V, heretofore changed its name, or (c) become a “new debtor” (as defined in Section 9-102(a)(56) of the New York UCC) with respect to a currently effective security agreement previously entered into by any other Person.

(i) Notwithstanding the foregoing or anything else in this Agreement to the contrary, no representation, warranty or covenant is made with respect to the creation or perfection of a security interest in (i) Collateral consisting of Intellectual Property that is not material to the conduct of the Grantor’s business, and (ii) Collateral to the extent such creation or perfection would require (A) any filing other than a filing in the United States of America, any state thereof and the District of Columbia or (B) other action under the laws of any jurisdiction other than the United States of America, any state thereof and the District of Columbia.

(j) Each Grantor represents and warrants that the Trademarks, Patents and Copyrights listed on Schedule III include all United States federal registrations and pending applications for Trademarks, Patents and Copyrights, all as in effect as of the date hereof, that such Grantor owns and that are material to the conduct of its business as of the date hereof.

(k) As of the date hereof, all of Grantors’ locations where Collateral constituting Inventory is located (other than (i) Collateral in transit or out for repair or maintenance and (ii) locations where the value of Inventory located at any such location does not exceed $2,000,000 and the aggregate value of Inventory located at all such locations does not exceed $10,000,000) are listed on Schedule VI. All of said locations are owned by the Grantors except for locations (i) which are leased by the Grantors as lessees and designated in Part B(ii) of Schedule VI and (ii) at which Inventory is held in a public warehouse or is otherwise held by a bailee or on consignment as designated in Part B(iii) of Schedule VI.

(l) All of such Grantor’s Deposit Accounts are listed on Schedule VII.

(m) Schedule VIII lists all Letter-of-Credit Rights and Chattel Paper of such Grantor having an individual fair market value in excess of $250,000.

(n) With respect to Accounts and Chattel Paper:

(i) The information with respect to the Accounts and Chattel Paper (including without limitation the names of obligors, amounts owing and due dates) is and will be correctly stated in all material respects in all records of the Grantors relating thereto and in all invoices and Collateral Reports with respect thereto furnished to the Administrative Agent by the Grantors from time to time. As of the time when each Account or each item of Chattel Paper is reflected on a Borrowing Base Certificate as an Eligible Account, the Grantors shall be deemed to have represented and warranted that such Account or Chattel Paper, as the case may be, and all records relating thereto, are genuine and in all material respects what they purport to be.

(ii) With respect to Accounts of the Grantors reflected as Eligible Accounts on the most recent Borrowing Base Certificate, as of the date of such Borrowing Base Certificate, all such Accounts are Eligible Accounts (except with respect to such Accounts that may be subsequently deemed to be ineligible Accounts in the permitted discretion of the Administrative Agent).

(o) With respect to Inventory of the Grantors reflected as Eligible Inventory on the most recent Borrowing Base Certificate, as of the date of such Borrowing Base Certificate, (a) such Inventory (other than Inventory in transit) is located at one of the Grantors’ locations set forth on Schedule VI, as such Schedule VI may be amended or supplemented hereafter in writing, (b) no such Inventory (other than Inventory in transit) is now, or shall at any time or times hereafter be stored at any other location except as permitted by Section 3.03(e), and (c) such Inventory is Eligible Inventory (except with respect to such Inventory that may be subsequently deemed to be ineligible Inventory in the permitted discretion of the Administrative Agent).

SECTION 3.03. Covenants.

(a) Subject to Section 3.02(i), each Grantor shall, at its own expense, take all commercially reasonable actions necessary to defend title to the Collateral against all persons and to defend the Security Interest of the Administrative Agent in the Collateral and the priority thereof against any Lien which does not constitute a Permitted Lien.

(b) Subject to Section 3.02(i), each Grantor agrees, upon written request by the Administrative Agent and at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Administrative Agent may from time to time reasonably deem necessary to obtain, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and Taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing or continuation statements (including fixture filings) or other documents in connection herewith or therewith.

(c) At its option, but only following 5 Business Days’ written notice to each Grantor of its intent to do so unless an Event of Default shall have occurred and be continuing, the Administrative Agent may discharge past due Taxes, assessments, charges, fees or Liens at any time levied or placed on the Collateral which do not constitute a Permitted Lien, and may pay for the maintenance and preservation of the Collateral to the extent any Grantor fails to do so as required by the Credit Agreement, and each Grantor agrees to reimburse the Administrative Agent within 30 days after written demand for any reasonable out-of-pocket payment made or any reasonable out-of-pocket expense incurred by the Administrative Agent pursuant to the foregoing authorization; provided, however, that nothing in this paragraph shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Administrative Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to Taxes, assessments, charges, fees or Liens and maintenance as set forth herein or in the other Loan Documents.

(d) Each Grantor shall remain liable to observe and perform all conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Collateral, all in accordance with the terms and conditions thereof.

(e) In the case of each Grantor, such Grantor shall, promptly upon obtaining knowledge thereof, give notice to the Administrative Agent of any Commercial Tort Claim of such Grantor in which the damages being sought exceeds $1,000,000 and shall grant to the Administrative Agent, for the ratable benefit of the Secured Parties, a perfected security interest in such Commercial Tort Claim. After such grant, such Commercial Tort Claim shall be deemed to constitute Collateral for purposes of this Agreement.

(f) Subject to the following sentence, the Grantors will not (i) maintain any Inventory (other than such Collateral in transit) at any location other than those locations listed on Schedule VI (except for locations where the fair market value of Inventory at any such location does not exceed $2,000,000 and the aggregate fair market value of Inventory at all such locations does not exceed $10,000,000), (ii) otherwise change, or add to, such locations, or (iii) change their respective principal places of business or chief executive offices from the location identified on Schedule VI. Each Grantor will give the Administrative Agent at least ten (10) days prior written notice (or such shorter notice to which the Administrative Agent has consented in writing) of any new principal place of business or chief executive officer or any new location for any of its Inventory, except for locations where the market value of Inventory stored or warehoused at any such new location does not exceed $2,000,000 and the aggregate market value of Inventory, stored or warehoused at all such new locations (together with all other locations not listed on Schedule VI) does not exceed $10,000,000 (such locations, “Excluded Locations”). With respect to any such new location (excluding Excluded Locations), such Grantor will execute such documents and take such actions as the Administrative Agent reasonably deems necessary to perfect and protect the Liens granted under the Collateral Documents and, if requested by the Administrative Agent, will use commercially reasonable efforts to obtain a Collateral Access Agreement for each such location.

(g) Receivables.

(i) Except as otherwise permitted by the Credit Agreement, the Grantors will not make or agree to make any discount, credit, rebate or other reduction in the original amount owing on a Receivable or accept in satisfaction of a Receivable less than the original amount thereof, except that, until such time following the occurrence and during the continuation of an Event of Default or a Cash Dominion Period as the Grantors receive a notice from the Administrative Agent instructing them to cease doing so, the Grantors may make discounts, credits, rebates or other reductions in the amount of Accounts in the ordinary course of business.

(ii) Except as otherwise provided in this Agreement or the Credit Agreement, the Grantors will collect and enforce, at the Grantors’ sole expense, all amounts due or hereafter due to the Grantors under the Receivables.

(iii) The Grantors will deliver to the Administrative Agent promptly upon its request after the occurrence and during the continuation of an Event of Default duplicate invoices with respect to each Account bearing such language of assignment as the Administrative Agent shall specify.

(iv) Upon the request of the Administrative Agent, the Grantors shall take all steps reasonably necessary to grant the Administrative Agent “control” (within the meaning of set forth in Section 9-105 of the Uniform Commercial Code) of all electronic chattel paper in accordance with the Uniform Commercial Code. Unless an Event of Default has occurred and is continuing, the requirement in the preceding sentence shall not apply to electronic chattel paper to the extent that all amounts payable evidenced by such electronic chattel paper in which the Administrative Agent has not been vested “control” does not exceed $1,000,000 in the aggregate for all Grantors.

(h) Inventory.

(i) Except as otherwise permitted under the Credit Agreement, the Grantors will do all things commercially reasonable to maintain, preserve, protect and keep the Inventory in good repair and working and saleable condition.

(ii) The Grantors will maintain a perpetual inventory reporting system at all times.

SECTION 3.04. Other Actions.

In order to further ensure the attachment, perfection and priority of, and the ability of the Administrative Agent to enforce, the Security Interest in the Collateral, each Grantor agrees, in each case at such Grantor’s own expense, to take the following actions with respect to the following Collateral:

(a) Instruments. Upon the occurrence and during the continuation of an Event of Default, if any Grantor shall at any time hold or acquire any Instruments in excess of $1,000,000 individually, such Grantor shall promptly endorse, assign and deliver the same to the Administrative Agent, accompanied by such undated instruments of endorsement, transfer or assignment duly executed in blank as the Administrative Agent may from time to time reasonably specify.

(b) Investment Property. Subject to the terms hereof, if any Grantor shall at any time hold or acquire any Certificated Securities, to the extent the same do not constitute Excluded Collateral, such Grantor shall promptly endorse, assign and deliver the same to the Administrative Agent (or, to the extent required under the Term Loan Intercreditor Agreement, to the Term Loan Agent thereunder acting as the Administrative Agent’s agent or bailee for the purpose of perfection), accompanied by such undated instruments of transfer or assignment duly executed in blank as the Administrative Agent (or, to the extent required under the Term Loan Intercreditor Agreement, the Term Loan Agent thereunder acting as the Administrative Agent’s agent or bailee for the purpose of perfection) may from time to time reasonably specify. Each delivery of Pledged Securities shall be accompanied by a schedule describing the securities, which schedule shall be attached hereto as Schedule II and made a part hereof and supplement any prior schedule so delivered; provided, that failure to attach any such schedule hereto shall not affect the validity of such pledge of such Pledged Securities and shall not in and of itself result in any Default or Event of Default. Each certificate representing an interest in any limited liability company or limited partnership controlled by any Grantor and pledged under Section 3.01 shall be physically delivered to the Administrative Agent in accordance with the terms of the Credit Agreement (or, to the extent required under the Term Loan Intercreditor Agreement, the Term Loan Agent thereunder acting as the Administrative Agent’s agent or bailee for the purpose of perfection) and endorsed to the Administrative Agent (or, to the extent required under the Term Loan Intercreditor Agreement, the Term Loan Agent thereunder acting as the Administrative Agent’s agent or bailee for the purpose of perfection) or endorsed in blank.

(c) Security Interests in Property of Account Debtors. If at any time any Grantor shall take a security interest in any property of an Account Debtor or any other Person the value of which equals or exceeds $250,000 to secure payment of an Account, such Grantor shall promptly assign such security interest to the Administrative Agent for the benefit of the Secured Parties. Such assignment need not be filed of public record unless necessary to continue the perfected status of the security interest against creditors of and transferees from the Account Debtor or other Person granting the security interest.

(d) Letter-of-Credit Rights. If any Grantor is or becomes the beneficiary of a letter of credit having an individual face amount in an amount in excess of $250,000, the applicable Grantor shall promptly, and in any event within ten (10) Business Days after becoming a beneficiary, notify the Administrative Agent thereof and, if requested to do so by the Administrative Agent, use commercially reasonable efforts to cause the issuer and/or confirmation bank to (i) consent to the assignment of any Letter-of-Credit Rights to the Administrative Agent and (ii) agree to direct all payments thereunder to a Deposit Account of the Administrative Agent or subject to a Deposit Account Control Agreement, all in form and substance reasonably satisfactory to the Administrative Agent. Unless requested by the Administrative Agent following the occurrence and during the continuation of an Event of Default, the actions in the preceding sentence shall not be required to the extent that the amount of any such letter of credit, together with the aggregate amount of all other letters of credit for which the actions described above in clause (i) and (ii) have not been taken, does not exceed $1,000,000 in the aggregate for all Grantors.

SECTION 3.05. Voting Rights; Dividends and Interest, Etc.

Unless and until an Event of Default shall have occurred and be continuing and, except in the case of a Bankruptcy Default, the Administrative Agent shall have given the Grantors prior written notice of its intent to exercise its rights under this Agreement:

(a) Each Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of the Pledged Collateral or any part thereof for any purpose consistent with the terms of this Agreement, the Credit Agreement and the other Loan Documents and applicable law, and no notice of any such voting or exercise of any consensual rights and powers need be given to the Administrative Agent.

(b) The Administrative Agent shall promptly execute and deliver to each Grantor, or cause to be executed and delivered to each Grantor, all such proxies, powers of attorney and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to paragraph (a) above.

(c) Each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Collateral to the extent and only to the extent that such dividends, interest, principal and other distributions are not prohibited by, and otherwise paid or distributed in accordance with, the terms and conditions of the Credit Agreement, the other Loan Documents and applicable law; provided that any noncash dividends, interest, principal or other distributions that would constitute Pledged Collateral shall be and become part of the Pledged Collateral, and, if received by any Grantor, shall be held in trust for the benefit of the Administrative Agent and the Secured Parties and shall be delivered to the Administrative Agent (or, to the extent required under the Term Loan Intercreditor Agreement, to the Term Loan Agent thereunder) in the same form as so received (with any necessary endorsement reasonably requested by the Administrative Agent (or, to the extent required under the Term Loan Intercreditor Agreement, by the Term Loan Agent thereunder) on or prior to the later to occur of (i) 30 days following the receipt thereof and (ii) the earlier of the date of the required delivery of the next Section 5.04 Financials and the date which is 45 days after the end of the most recently ended fiscal quarter (or such longer period as to which the Administrative Agent may consent).

SECTION 3.06. Additional Covenants Regarding Patent, Trademark and Copyright Collateral.

(a) Except as could not reasonably be expected to have a Material Adverse Effect, each Grantor agrees that it will not do any act, or omit to do any act, whereby any Patent that is material to the conduct of such Grantor’s business may become invalidated or dedicated to the public, other than the expiration of such Patent at the end of its natural term, subject to such Grantor’s reasonable business judgment.

(b) Except as could not reasonably be expected to have a Material Adverse Effect, each Grantor (either itself or through its licensees or its sublicensees) will, for each registered Trademark that is material to the conduct of such Grantor’s business, use commercially reasonable efforts to maintain such Trademark registration in full force free from any legally binding determination of abandonment or invalidity of such Trademark registration due to nonuse, subject to such Grantor’s reasonable business judgment.

(c) Except to the extent failure to act could not reasonably be expected to have a Material Adverse Effect, and subject to each Grantor’s reasonable business judgment, each Grantor will take all reasonable and necessary steps that are consistent with the practice in any proceeding before the United States Patent and Trademark Office, and the United States Copyright Office, to maintain and pursue each material application relating to the Patents, Trademarks and/or Copyrights (and to obtain the relevant grant or registration) and to maintain each issued Patent and each registration of the Trademarks and Copyrights that is material to the conduct of any Grantor’s business, including timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if consistent with good business judgment, to initiate opposition, interference and cancellation proceedings against third parties.

(d) Each Grantor agrees that, should it obtain an ownership interest in any Intellectual Property (other than any Excluded Collateral) after the Closing Date, to the extent that such Intellectual Property would be a part of the Collateral under the terms of this Agreement had it been owned by such Grantor as of the Closing Date, (“After-Acquired Intellectual Property”), (i) the provisions of this Agreement shall automatically apply thereto, and (ii) any such After-Acquired Intellectual Property and, in the case of Trademarks, the goodwill symbolized thereby shall automatically become part of the Collateral, subject to the terms and conditions of this

Agreement. Within 90 days after the end of each calendar year (or such longer period as to which the Administrative Agent may consent), the relevant Grantor shall sign and deliver to the Administrative Agent an appropriate Intellectual Property Security Agreement with respect to all applicable United States federally registered (or application for United States federally registered) After-Acquired Intellectual Property owned by it as of the last day of applicable fiscal quarter, to the extent that such Intellectual Property becomes part of the Collateral and to the extent that it is not covered by any previous Intellectual Property Security Agreement so signed and delivered by it.

SECTION 3.07. Collateral Access Agreements.

If requested by the Administrative Agent, each Grantor shall use commercially reasonable efforts to obtain a Collateral Access Agreement, from the lessor of each leased property, mortgagee of owned property or bailee or consignee with respect to any warehouse, processor or converter facility or other location where Inventory are stored or located (except for such locations where the value of Inventory stored or located at any such location does not exceed $2,000,000 so long as the aggregate value of Inventory does not exceed $10,000,000 for all such locations).

SECTION 3.08. Deposit Account Control Agreements.

Each Grantor will provide to the Administrative Agent within 60 days of the Administrative Agent’s request (or such longer period as to which the Administrative Agent may consent), a Deposit Account Control Agreement duly executed on behalf of each financial institution holding a deposit account (other than an Excluded Deposit Account) of such Grantor as set forth in this Agreement.

ARTICLE IV

Remedies

SECTION 4.01. Pledged Collateral.

(a) Upon the occurrence and during the continuance of an Event of Default and with prior written notice to the Borrower, the Administrative Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in its own name as pledgee, the name of its nominee (as pledgee or as sub-agent), the name of the applicable Grantor or, to the extent required under the Term Loan Intercreditor Agreement, the name of the Term Loan Agent thereunder acting as the Administrative Agent’s agent or bailee for the purpose of perfection, endorsed or assigned in blank or in favor of the Administrative Agent (or, to the extent required under the Term Loan Intercreditor Agreement, to the Term Loan Agent thereunder acting as the Administrative Agent’s agent or bailee for the purpose of perfection). Upon the occurrence and during the continuance of an Event of Default and with prior written notice to the relevant Grantor, the Administrative Agent (or, to the extent required under the Term Loan Intercreditor Agreement, the Term Loan Agent thereunder) shall at all times have the right to exchange the certificates representing any Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement.

(b) Upon the occurrence and during the continuance of an Event of Default, all rights of any Grantor to dividends, interest, principal or other distributions that such Grantor is authorized to receive pursuant to paragraph (c) of Section 3.05 shall cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. All dividends, interest, principal or other distributions received by any Grantor contrary to the provisions of Section 3.05 shall be held in trust for the benefit of the Administrative Agent, shall be segregated from other property or funds of such Grantor and shall be promptly delivered to the Administrative Agent upon written demand in the same form as so received (with any necessary endorsement or instrument of assignment). Any and all money and other property paid over to or received by the Administrative Agent pursuant to the provisions of this paragraph (b) shall be retained by the Administrative Agent in an account to be established by the Administrative Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 4.03. After all Events of Default have been cured or waived, the Administrative Agent shall promptly repay to each applicable Grantor (without interest) all dividends, interest, principal or other distributions that such Grantor would otherwise be permitted to retain pursuant to the terms of paragraph (c) of Section 3.05 and that remain in such account.

(c) Upon the occurrence and during the continuance of an Event of Default, all rights of any Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a) of Section 3.05, and the obligations of the Administrative Agent under paragraph (b) of Section 3.05, shall cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided, however, that, unless otherwise directed by the Required Lenders, the Administrative Agent shall have the right from time to time following and during the continuance of an Event of Default and the provision of the notice referred to above to permit the Grantors to exercise such rights. To the extent the notice referred to in the first sentence of this paragraph (c) has been given, after all Events of Default have been cured or waived, each Grantor shall have the exclusive right to exercise the voting and/or consensual rights and powers that such Grantor would otherwise be entitled to exercise pursuant to the terms of paragraph (a) of Section 3.05, and the Administrative Agent shall again have the obligations under paragraph (b) of Section 3.05.

(d) Notwithstanding anything to the contrary contained in this Section 4.01, if a Bankruptcy Default shall have occurred and be continuing, the Administrative Agent shall not be required to give any notice referred to in Section 3.05 or this Section 4.01 in order to exercise any of its rights described in said Sections, and the suspension of the rights of each of the Grantors under said Sections shall be automatic upon the occurrence of such Bankruptcy Default.

SECTION 4.02. Uniform Commercial Code and Other Remedies.

Upon the occurrence and during the continuance of an Event of Default, each Grantor agrees to deliver each item of Collateral to the Administrative Agent on written demand, and it is agreed that the Administrative Agent shall have the right to take any of or all the following actions at the same or different times: (a) with respect to any Collateral consisting of Intellectual Property, on written demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Collateral (provided that such assignment, transfer or conveyance of any Collateral consisting of Trademarks includes an assignment, transfer or conveyance of the goodwill associated with such Trademarks) by the applicable Grantor to the Administrative Agent, or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or nonexclusive basis, any such Collateral throughout the world on such terms and conditions and in such manner as the Administrative Agent shall determine (other than in violation of any then-existing licensing arrangements), (b) to withdraw any and all cash or other Collateral from the Cash Collateral Account and to apply such cash and other Collateral to the payment of any and all Secured Obligations in the manner provided in Section 4.03 or otherwise as provided in the Credit Agreement, (c) with or without legal process and with or without prior notice or demand for performance, to take possession of the Collateral without breach of the peace, and subject to the terms of any related lease agreement, to enter any premises where the Collateral may be located for the purpose of taking possession of or removing the Collateral and (d) generally, to exercise any and all rights afforded to a secured party under the Uniform Commercial Code, whether or not the Uniform Commercial Code is in effect in the applicable jurisdiction, or other applicable law. Without limiting the generality of the foregoing, each Grantor agrees that the Administrative Agent shall have the right, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral at a public or private sale or at any broker’s board or on any securities exchange upon such commercially reasonable terms and conditions as it may deem necessary, for cash, upon credit or for future delivery as the Administrative Agent shall deem appropriate. The Administrative Agent shall be authorized at any such sale (if it deems it necessary to do so) to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Administrative Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

The Administrative Agent shall give each applicable Grantor 10 days’ written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Administrative Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Administrative Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Administrative Agent may (in its sole and absolute discretion) determine. The Administrative Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Administrative Agent until the sale price is paid by the purchaser or purchasers thereof, but the Administrative Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Agreement, any Secured Party may bid for or purchase, free (to the extent permitted by applicable law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by applicable law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Administrative Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Administrative Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Secured Obligations (other than contingent obligations) paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Administrative Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.

Until the Termination Date, each Grantor irrevocably makes, constitutes and appoints the Administrative Agent (and all officers, employees or agents designated in writing by the Administrative Agent) as such Grantor’s true and lawful agent (and attorney-in-fact) for the purpose, upon the occurrence and during the continuance of an Event of Default, of making, settling and adjusting claims in respect of Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. Upon the occurrence and during the continuance of an Event of Default, in the event that any Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required under the Credit Agreement or to pay any premium in whole or part relating thereto, the Administrative Agent may upon prior written notice to such Grantor, without waiving or releasing any obligation or liability of any Grantor hereunder or any Default or Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Administrative Agent deems necessary. All sums disbursed by the Administrative Agent in connection with this paragraph, including attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, upon written demand as provided in Section 9.05 of the Credit Agreement, by the Grantors to the Administrative Agent and shall be additional Secured Obligations secured hereby.

SECTION 4.03. Application of Proceeds.

If an Event of Default shall have occurred and be continuing, the Administrative Agent shall apply the proceeds of any collection, sale, foreclosure or other realization upon any Collateral in accordance with Section 2.17(b) of the Credit Agreement. Upon any sale of Collateral by the Administrative Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Administrative Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Administrative Agent or such officer or be answerable in any way for the misapplication thereof.

SECTION 4.04. Grant of License to Use Intellectual Property.

For the purpose of enabling the Administrative Agent to exercise its rights and remedies in this Article IV at such time as the Administrative Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Administrative Agent (until the termination of this Agreement and subject to Section 7.14) an irrevocable nonexclusive license (exercisable without payment of royalty or other compensation to the Grantors), subject in all respects to any Licenses to use, license or sublicense any of the Collateral consisting of know how, Patents, Copyrights and Trademarks, now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. The use of such license by the Administrative Agent may be exercised, at the option of the Administrative Agent, only upon the occurrence and during the continuation of an Event of Default; provided, however, that any license or sublicense entered into by the Administrative Agent with a third party in accordance with this Section 4.04 shall be binding upon each Grantor notwithstanding any subsequent cure of an Event of Default, except to the extent that such license or sublicense would invalidate or render unenforceable any such Grantor’s Intellectual Property.

SECTION 4.05. Securities Act, Etc.

In view of the position of the Grantors in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the U.S. Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Pledged Collateral permitted hereunder. Each Grantor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Administrative Agent if the Administrative Agent were to attempt to dispose of all or any part of the Pledged Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Administrative Agent in any attempt to dispose of all or part of the Pledged Collateral under applicable “blue sky” or other state securities laws or similar laws analogous in purpose or effect. Each Grantor recognizes that to the extent such restrictions and limitations apply to any proposed sale of Pledged Collateral, the Administrative Agent may, with respect to any sale of such Pledged Collateral, limit the purchasers to those who will agree, among other things, to acquire such Pledged Collateral for their own account, for investment, and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that to the extent such restrictions and limitations apply to any proposed sale of Pledged Collateral, the Administrative Agent, in its sole and absolute discretion (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws and (b) may approach and negotiate with a limited number of potential purchasers (including a single potential purchaser) to effect such sale. Each Grantor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Administrative Agent shall incur no responsibility or liability for selling all or any part of the Pledged Collateral at a price that the Administrative Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a limited number of purchasers (or a single purchaser) were approached. The provisions of this Section 4.05 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Administrative Agent sells.

ARTICLE V

Indemnity, Subrogation and Subordination

SECTION 5.01. Indemnity and Subrogation.

In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to Section 5.03), the Borrower agrees that (a) in the event a payment shall be made by any Guarantor under this Agreement, the Borrower shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the person to whom such payment shall have been made to the extent of such payment and (b) in the event any assets of any Guarantor shall be sold pursuant to this Agreement or any other Security Document to satisfy in whole or in part a claim of any Secured Party, the Borrower shall indemnify such Guarantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.

SECTION 5.02. Contribution and Subrogation.

Each Guarantor (a “Contributing Guarantor”) agrees (subject to Section 5.03) that, in the event a payment shall be made by any other Guarantor hereunder in respect of any Secured Obligation or assets of any other Guarantor shall be sold pursuant to any Security Document to satisfy any Secured Obligation owed to any Secured Party, and such other Guarantor (the “Claiming Guarantor”) shall not have been fully indemnified by the Borrower as provided in Section 5.01, the Contributing Guarantor shall indemnify the Claiming Guarantor in an amount equal to (i) the amount of such payment or (ii) the greater of the book value or the fair market value of such assets, as the case may be, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Guarantor on the date hereof and the denominator shall be the aggregate net worth of all the Guarantors on the date hereof (or, in the case of any Guarantor becoming a party hereto pursuant to Section 7.16, the date of the supplement hereto executed and delivered by such Guarantor). Any Contributing Guarantor making any payment to a Claiming Guarantor pursuant to this Section 5.02 shall be subrogated to the rights of such Claiming Guarantor under Section 5.01 to the extent of such payment.

SECTION 5.03. Subordination.

Notwithstanding any provision of this Agreement to the contrary, all rights of the Guarantors under Sections 5.01 and 5.02 and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the Obligations until the Termination Date; provided, that if any amount shall be paid to such Grantor on account of such subrogation rights at any time prior to the Termination Date, such amount shall be held in trust for the benefit of the Secured Parties and shall promptly be paid to the Administrative Agent to be credited and applied against the Secured Obligations, whether matured or unmatured, in accordance with Section 4.03. No failure on the part of the Borrower or any Guarantor to make the payments required by Sections 5.01 and 5.02 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor with respect to its obligations hereunder, and each Guarantor shall remain liable for the full amount of its obligations hereunder.

ARTICLE VI

Collection and Application of Collateral Proceeds; Deposit Accounts

SECTION 6.01. Collection of Receivables.

(a) On or before the Closing Date, each Grantor shall (a) execute and deliver to the Administrative Agent, Deposit Account Control Agreements for each Deposit Account maintained by each Grantor into which all cash, checks or other similar payments relating to or constituting payments made in respect of Receivables will be deposited (a “Collateral Deposit Account”), which Collateral Deposit Accounts are identified as such on Schedule VII, and (b) establish lock box service (the “Lock Boxes”) with the bank(s) set forth in Schedule VII (each, a “Depository Bank”), which Lock Boxes shall be subject to lock box agreements reasonably acceptable to the Administrative Agent (each, a “Lock Box Agreement”) providing for all collections in the Lock Boxes to be deposited into the Collateral Deposit Account(s) with such Depository Bank(s). After the Closing Date, each Grantor will comply with the terms of Section 6.02.

(b) Each Grantor shall direct all of its Account Debtors to forward payments directly to Lock Boxes subject to Lock Box Agreements. Following the occurrence and during the continuation of an Event of Default (and until such time as no Event of Default exists) or at any time after Excess Cash Availability is less than the Excess Availability Threshold for more than 10 Business Days (and until such time as Excess Cash Availability is greater than the Excess Availability Threshold for a period of more than 30 Business Days) (each such period, a “Cash Dominion Period”), the Administrative Agent may deliver written instructions to the Depository Banks directing them to transfer on a daily basis all payments or deposits received in the Lock Boxes and the Collateral Deposit Accounts to a collection account maintained by the Grantors with the Administrative Agent (the “Collection Account”) or as otherwise instructed by the Administrative Agent; provided that upon the termination or expiration of all Cash Dominion Periods, the Administrative Agent shall promptly rescind such instructions to the Depository Banks. If the Grantors receive any proceeds of any Receivables, such Grantors shall receive such payments as the Administrative Agent’s trustee, and shall immediately deposit all cash, checks or other similar payments related to or constituting payments made in respect of Receivables received by them to a Collateral Deposit Account. The Administrative Agent shall hold and apply funds received into the Collection Account as provided by the terms of the Credit Agreement.

SECTION 6.02. Covenant Regarding New Deposit Accounts; Lock Boxes.

Before opening or replacing any Collateral Deposit Account, other Deposit Account or establishing a new Lock Box, each Grantor shall (a) provide notice to the Administrative Agent and (b) upon the request of the Administrative Agent, deliver a Deposit Account Control Agreement to the Administrative Agent in order to give the Administrative Agent Control of such Deposit Account and/or Lock Box.

ARTICLE VII

Miscellaneous

SECTION 7.01. Notices.

All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to any Subsidiary Guarantor shall be given to it in care of the Borrower as provided in Section 9.01 of the Credit Agreement.

SECTION 7.02. Survival of Agreement.

All covenants, agreements, representations and warranties made by the Loan Parties herein or any other Loan Document shall be considered to have been relied upon by the Lenders, the Issuing Banks and the Floorplan Funding Agent and shall survive the making by the Lenders of any Loans, the making by the Floorplan Funding Agent of any Floorplan Loans and issuance of any Letters of Credit by each Issuing Bank, regardless of any investigation made by any Lender, Issuing Bank or the Floorplan Funding Agent or on their behalf and notwithstanding that the Administrative Agent, any Issuing Bank, the Floorplan Funding Agent or any Lender may have had notice or actual knowledge of any Default at the time of any Credit Event, and shall continue in full force and effect until the Termination Date.

SECTION 7.03. Binding Effect; Several Agreement.

This Agreement shall become effective when it shall have been executed by the Loan Parties and the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto. This Agreement shall be construed as a separate agreement with respect to each Loan Party and may be amended, modified, supplemented, waived or released with respect to any Loan Party without the approval of any other Loan Party and without affecting the obligations of any other Loan Party hereunder.

SECTION 7.04. Successors and Assigns.

Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or the Administrative Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

SECTION 7.05. Administrative Agent’s Expenses; Indemnity.

(a) The parties hereto agree that the Administrative Agent shall be entitled to reimbursement of its reasonable out-of-pocket expenses incurred hereunder as provided in Section 9.05 of the Credit Agreement.

(b) Without limitation of its indemnification obligations under the other Loan Documents, each Grantor agrees to indemnify the Administrative Agent and the other Indemnitees as provided in Section 9.05 of the Credit Agreement.

(c) Any such amounts payable as provided hereunder shall be additional Secured Obligations secured hereby and by the other Security Documents. The provisions of this Section 7.05 shall survive the Termination Date.

SECTION 7.06. Administrative Agent Appointed Attorney-in-Fact; Account Verification.

(a) Until the Termination Date, each Grantor hereby appoints the Administrative Agent as the attorney-in-fact of such Grantor for the purpose of, upon the occurrence and during the continuance of an Event of Default, carrying out the provisions of this Agreement and taking any action and executing any instrument that the Administrative Agent may deem necessary to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Administrative Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Administrative Agent’s name or in the name of such Grantor (i) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof, (ii) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral, (iii) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral, (iv) to send verifications of Accounts to any Account Debtor, (v) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral, (vi) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral, (vii) to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Administrative Agent, the Cash Collateral Accounts or for any other reason, (viii) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral (provided that any sale, assignment or transfer of Collateral consisting of Trademarks includes an assignment of the goodwill associated with such Trademarks), (ix) to apply the proceeds of any Secured Obligations as provided in Article IV, (x) to exercise all of such Grantor’s rights and remedies with respect to the collection of the Receivables and any other Collateral, (xi) to prepare, file and sign such Grantor’s name on a proof of claim in bankruptcy or similar document against any Account Debtor of such Grantor, (xii) to prepare, file and sign such Grantor’s name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables, (xiii) to change the address for delivery of mail addressed to such Grantor to such address as the Administrative Agent may designate and to receive, open and dispose of all mail addressed to such Grantor, and (xiv) to do all other acts and things necessary to carry out the purposes of this Agreement in accordance with its terms, as fully and completely as though the Administrative Agent were the absolute owner of the Collateral for all purposes; provided, however, that nothing herein contained shall be construed as requiring or obligating the Administrative Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Administrative Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Administrative Agent and the Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence, willful misconduct, fraud or bad faith. The foregoing powers of attorney being coupled with an interest, are irrevocable until the Security Interest shall have terminated in accordance with the terms hereof.

(b) All acts of said attorney or designee are hereby ratified and approved. The powers conferred on the Administrative Agent, for the benefit of the Administrative Agent and Lenders, under this Section 7.06 are solely to protect the Administrative Agent’s interests in the Collateral and shall not impose any duty upon the Administrative Agent or any Lender to exercise any such powers.

(c) Following (i) the occurrence of a Cash Dominion Period or (ii) the occurrence and continuance of an Event of Default, the Administrative Agent may, in the Administrative Agent’s own name or in the name of a nominee of the Administrative Agent, communicate (by mail, telephone, facsimile or otherwise) with the Account Debtors of such Grantors, parties to contracts with the Grantors and obligors in respect of Instruments of the Grantors to verify with such Persons, to the Administrative Agent’s reasonable satisfaction, the existence, amount, terms of, and any other matter relating to, Accounts, Instruments, Chattel Paper, payment intangibles and/or other Receivables.

SECTION 7.07. Applicable Law.

THIS AGREEMENT (OTHER THAN AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 7.08. Waivers; Amendment.

(a) No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver hereof or thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks, the Floorplan Funding Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of this Agreement or any other Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 7.08, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or Floorplan Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender, the Floorplan Funding Agent or any Issuing Bank may have had notice or knowledge of such Default at the time. Except as otherwise provided herein, no notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Parties that are party thereto and are affected by such waiver, amendment or modification, subject to Section 9.08 of the Credit Agreement.

SECTION 7.09. WAIVER OF JURY TRIAL.

EACH PARTY HERETO (AND EACH OTHER SECURED PARTY BY ITS ACCEPTANCE OF THE BENEFITS HEREOF) HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.09.

SECTION 7.10. Severability.

In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7.11. Counterparts.

This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 7.03. Delivery of an executed signature page to this Agreement by facsimile, PDF or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 7.12. Headings.

Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 7.13. Jurisdiction; Consent to Service of Process.

(a) Each of the parties and the Secured Parties, by their acceptance of the benefits of this Agreement, hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America, sitting in the Borough of Manhattan in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto and the Secured Parties, by their acceptance of the benefits of this Agreement hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto and the Secured Parties, by their acceptance of the benefits of this Agreement agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Issuing Banks, the Floorplan Funding Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against any Grantor or its properties in the courts of any jurisdiction.

(b) Each of the parties hereto and the Secured Parties, by their acceptance of the benefits of this Agreement hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto and the Secured Parties, by their acceptance of the benefits of this Agreement hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each party hereto and the Secured Parties, by their acceptance of the benefits of this Agreement irrevocably consents to service of process in the manner provided for notices in Section 7.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 7.14. Termination or Release.

(a) This Agreement, the Guarantees made herein, the Security Interest, the pledge of the Pledged Collateral and all other security interests granted hereby (including, without limitation, the licenses granted by the Grantors and the Administrative Agent pursuant to Section 4.04) shall automatically terminate on the Termination Date (other than to the extent any funds are on deposit in any Cash Collateral Account, in which case, the Security Interest in such Cash Collateral Account shall continue until released by the relevant Issuing Bank or the Administrative Agent, as applicable).

(b) Any Guarantor shall automatically be released from its obligations hereunder and the Security Interests created hereunder in the Collateral of such Guarantor shall be automatically released upon the consummation of any transaction permitted by the Credit Agreement as a result of which such Guarantor ceases to be a Loan Party.

(c) Upon any sale or other transfer by any Grantor of any Collateral that is permitted under the Credit Agreement to any person that is not Borrower or a Grantor, or, upon the effectiveness of any written consent to the release of the Security Interest granted hereby in any Collateral pursuant to Section 9.08 of the Credit Agreement, the Security Interest in such Collateral shall be automatically released, and the licenses granted by the Grantors and the Administrative Agent pursuant to Section 4.04 shall be automatically terminated.

(d) In connection with any termination or release pursuant to paragraph (a), (b) or (c) above, the Administrative Agent shall promptly execute and deliver to any Grantor, at such Grantor’s expense, all Uniform Commercial Code termination statements and similar documents that such Grantor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 7.14 shall be without recourse to or representation or warranty by the Administrative Agent (other than any representation and warranty that the Administrative Agent has the authority to execute and deliver such documents) or any Secured Party. Without limiting the provisions of Section 7.05, the Borrower shall reimburse the Administrative Agent upon written demand for all reasonable out-of-pocket costs and expenses, including the fees, charges and expenses of counsel, incurred by it in connection with any action contemplated by this Section 7.14 as provided in Section 9.05 of the Credit Agreement.

(e) At any time that the respective Grantor desires that the Administrative Agent take any action described in preceding paragraph (d) above, it shall, upon the reasonable request of the Administrative Agent, deliver to the Administrative Agent an officer’s certificate certifying that the release of the respective Collateral is permitted pursuant to paragraph (a), (b) or (c). The Administrative Agent shall have no liability, whatsoever, to any Secured Party as the result of any release of Collateral by it as permitted (or which the Administrative Agent in good faith believes to be permitted) by this Section 7.14.

SECTION 7.15. Additional Subsidiaries.

Pursuant to Section 5.09 of the Credit Agreement, each wholly owned Restricted Subsidiary (other than a Foreign Subsidiary, an Excluded Subsidiary, or a Domestic Subsidiary that is a disregarded entity for

United States federal income tax purposes owned by a non-disregarded non-United States entity) that was not in existence or not a subsidiary on the Closing Date is required to enter into this Agreement as a Subsidiary Guarantor and a Grantor upon becoming such a subsidiary. Upon execution and delivery by the Administrative Agent and such subsidiary of a supplement in the form of Exhibit A hereto, such subsidiary shall become a Subsidiary Guarantor and a Grantor hereunder with the same force and effect as if originally named as a Subsidiary Guarantor and a Grantor herein. The execution and delivery of any such instrument shall not require the consent of any other Loan Party hereunder. The rights and obligations of each Loan Party hereunder shall remain in full force and effect notwithstanding the addition of any new Loan Party as a party to this Agreement.

SECTION 7.16. Security Interest and Obligations Absolute.

Subject to Section 7.14 hereof, all rights of the Administrative Agent hereunder, the Security Interest, the grant of a security interest in the Pledged Collateral and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document, or any other agreement or instrument (so long as the same are made in accordance with the terms of Section 9.08 of the Credit Agreement), (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Secured Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Secured Obligations or this Agreement other than payment of the Obligations (other than contingent obligations), indefeasibly in full in cash.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

CDW CORPORATION

By:
Name:
Title:

CDW LLC

By:
Name:
Title:

[Signature Page to the Guarantee and Collateral Agreement]

SUBSIDIARY GUARANTORS:

CDW DIRECT, LLC, an Illinois limited liability company

By:
Name:
Title:

CDW GOVERNMENT LLC, an Illinois limited liability company

By:
Name: Title:

CDW LOGISTICS, INC., an Illinois corporation

By:
Name: Title:

CDW TECHNOLOGIES, INC., a Wisconsin corporation

By:
Name: Title:

[Signature Page to the Guarantee and Collateral Agreement]

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:
Name: Title:

[Signature Page to the Guarantee and Collateral Agreement]

Schedule I to the

Guarantee and

Collateral Agreement

SUBSIDIARY GUARANTORS

CDW Direct, LLC

CDW Government, LLC

CDW Technologies, Inc.

CDW Logistics, Inc.

Schedule II to the

Guarantee and

Collateral Agreement

EQUITY INTERESTS

Pledgor: CDW Corporation

Issuing Entity	Type of Interests	Certificate Number	Number of Interests Pledged	% Interest
CDW LLC	Common Units	1	1,000	100%
CDW Finance Corporation	Common Stock	1	1,000	100%

Pledgor: CDW LLC

Issuing Entity	Type of Interests	Certificate Number	Number of Interests Pledged	% Interest
CDW Government LLC	Common Units	1	1,000 units	100%
CDW Technologies, Inc.	Common Stock	CDW-1	1 share	100%
CDW Logistics, Inc.	Common Stock	2	10,000 shares	100%
CDW Direct, LLC	Membership interest	1	100% Membership Interest	100%
CDW Canada, Inc.	Common Stock	C-1	0.65 shares	65%

PLEDGED DEBT SECURITIES

None.

Schedule III to the

Guarantee and

Collateral Agreement

U.S. COPYRIGHTS OWNED BY GRANTOR

U.S. Copyright Registrations

Title of Work	Date of First Publication	Nation of Publication	Author	Application Tracking No.	Registration No.
CDW Classic Website Code	11/27/2007	USA	CDW LLC	31150-40001	TX-6-957-194
CDW Website	8/13/2008	USA	CDW LLC	31150-40003	VA-1-674-011
Website Code	8/13/2008	USA	CDW LLC	31094-40002	TX-6-954-179
CDW Website	11/01/1998	USA	CDW LLC		TX-4-983-115

Pending U.S. Copyright Applications for Registration

None.

PATENTS OWNED BY GRANTORS

U.S. Patents

Title	Country (Jurisdiction)	Serial Number	Filed Date	Status	Date Approved	Owner	Patent No.
Website user account linking	U.S.	11/453,527	6/15/2006	Approved	2/9/2010	CDW LLC	7,660,748 B2

U.S. Patent Applications

Title	Country (Jurisdiction)	Serial Number	Filed Date	Status	Date Approved	Owner	Patent No.
Session Collaborator	U.S.	12/494,536	6/30/2009	Pending	N/A	CDW LLC	N/A
Website User Account Linking	U.S.	12/698,267	2/2/2010	Pending	N/A	CDW LLC	N/A

TRADEMARK/TRADE NAMES OWNED BY GRANTORS

U.S. Trademark Registrations

Mark	Country	Serial No.	Filing Date	Reg. No.	Reg. Date	Owner
BUSINESS REARVIEW MIRROR	U.S.	77354440	12/18/2007	3476006	7/29/2008	CDW LLC
CDW	U.S.	74079082	7/17/1990	1649113	6/25/1991	CDW LLC
CDW and Design	U.S.	75573067	10/19/1998	2325742	3/7/2000	CDW LLC
CDW and Design	U.S.	74198334	8/26/1991	1741908	12/22/1992	CDW LLC
CDW-G and Design	U.S.	76246833	4/26/2001	2527422	1/8/2002	CDW LLC
CDW SOLUTIONEDGE Block Letters	U.S.	78519598	11/18/2004	3041321	1/10/2006	CDW LLC
CDW-G	U.S.	76247183	4/26/2001	2614744	9/3/2002	CDW LLC
COMPUTER DISCOUNT WAREHOUSE	U.S. State- Illinois	N/A	N/A	67867	1/9/1991	CDW LLC
COMPUTER DISCOUNT WAREHOUSE	U.S. State- Illinois	N/A	N/A	67865	1/9/1991	CDW LLC
COMPUTER DISCOUNT WAREHOUSE	U.S. State- Illinois	N/A	N/A	67864	1/9/1991	CDW LLC
COMPUTER DISCOUNT WAREHOUSE	U.S. State- Illinois	N/A	N/A	67863	1/9/1991	CDW LLC
COMPUTER DISCOUNT WAREHOUSE	U.S. State- Illinois	N/A	N/A	67862	1/9/1991	CDW LLC
COMPUTER DISCOUNT WAREHOUSE	U.S. State- Illinois	N/A	N/A	67866	1/9/1991	CDW LLC
MACWAREHOUSE	U.S.	73764669	11/21/1988	1616162	10/2/1990	CDW LLC
MICROWAREHOUSE	U.S.	74018623	1/12/1990	1623069	11/13/1990	CDW LLC
TEACHERS TALK TECH Stylized Letters	U.S.	78507731	10/28/2004	3032101	12/20/2005	CDW LLC
TEACHERS TALK TECH Block Letters	U.S.	78512361	11/5/2004	3032167	12/20/2005	CDW LLC
THE RIGHT TECHNOLOGY. RIGHT AWAY Block Letters	U.S.	76653305	1/10/2006	3241077	5/15/2007	CDW LLC

Mark	Country	Serial No.	Filing Date	Reg. No.	Reg. Date	Owner
Customer Marketing Operations and Purchasing Coworker Services Sales and Training Information Technology Finance Atom Design	U.S.	76467290	11/6/2002	2859482	7/6/2004	CDW LLC
STORE IN A TRUCK	U.S.	77453288	4/29/2008	3848265	9/14/2010	CDW LLC

U.S. Trademark Applications

Mark	Country	Serial No.	Filing Date	Reg. No.	Reg. Date	Owner
CDW. PEOPLE WHO GET IT.[1]	U.S.	85118861	8/30/2010	N/A	N/A	CDW LLC
PEOPLE WHO GET IT.	U.S.	85119456	8/31/2010	N/A	N/A	CDW LLC
CDW	U.S.	85141344	9/29/2010	N/A	N/A	CDW LLC
CDW Stylized Letters	U.S.	85141350	9/29/2010	N/A	N/A	CDW LLC
CDW Stylized Letters	U.S.	85141359	9/29/2010	N/A	N/A	CDW LLC
CDW-G	U.S.	85141365	9/29/2010	N/A	N/A	CDW LLC
CDW-G Stylized Letters	U.S.	85141704	9/30/2010	N/A	N/A	CDW LLC
BERBEE[2]	U.S.	85223018	1/21/2011	N/A	N/A	CDW LLC

[1]	Intent-to-use trademark application.
[2]	Intent-to-use trademark application.

Schedule IV to the

Guarantee and

Collateral Agreement

UCC FILING OFFICES

Entity	Jurisdictions
CDW Corporation	Delaware
CDW LLC	Illinois
CDW Direct, LLC	Illinois
CDW Government LLC	Illinois
CDW Technologies, Inc.	Wisconsin
CDW Logistics, Inc.	Illinois

Schedule V to the

Guarantee and

Collateral Agreement

UCC INFORMATION

Legal Name	Type of Entity	Address	Organizational Number	Federal Taxpayer Identification Number	State of Formation
CDW Corporation	corporation	200 N. Milwaukee Ave. Vernon Hills, IL 60061	4360007	26-0273989	Delaware

CDW LLC	limited liability company	200 N. Milwaukee Avenue Vernon Hills, IL 60061	02909227	36-3310735	Illinois

CDW Direct, LLC	limited liability company	200 N. Milwaukee Avenue Vernon Hills, IL 60061	00907413	36-4530079	Illinois

CDW Government LLC	limited liability company	230 N. Milwaukee Avenue Vernon Hills, IL 60061	02909235	36-4230110	Illinois

CDW Technologies, Inc.	corporation	200 N. Milwaukee Avenue Vernon Hills, IL 60061	B055883	39-1768725	Wisconsin

CDW Logistics, Inc.	corporation	200 N. Milwaukee Avenue Vernon Hills, IL 60061	62789581	38-3679518	Illinois

Schedule VI to the

Guarantee and

Collateral Agreement

LOCATIONS OF COLLATERAL

All locations are leased with the exception of 3201 East Alexander Road, North Las Vegas, NV 89030, and 200 N. Milwaukee Avenue (includes Day Care/ Fitness Facility at 165 Lakeview Parkway, 40 N. Milwaukee Avenue (address for one distribution center building), and 230 N. Milwaukee Avenue (mailing address for CDW-Government LLC), Vernon Hills, IL 60061

Company/Subsidiary[3]	Address	County	State
CDW Corporation	200 N. Milwaukee Avenue Vernon Hills, IL 60061	Lake	Illinois

CDW LLC	200 N. Milwaukee Avenue Vernon Hills, IL 60061	Lake	Illinois

(includes 165 Lakeview Parkway)

CDW Direct, LLC	200 N. Milwaukee Avenue Vernon Hills, IL 60061	Lake	Illinois

CDW Government LLC	230 N. Milwaukee Avenue Vernon Hills, IL 60061	Lake	Illinois

CDW Technologies, Inc.	5520 Research Park Drive Fitchburg, WI 53711 (Office lease)	Dane	Wisconsin

CDW Logistics, Inc.	200 N. Milwaukee Avenue Vernon Hills, IL 60061	Lake	Illinois

(Includes 40 N. Milwaukee Avenue)

CDW Finance Corporation	200 N. Milwaukee Avenue Vernon Hills, IL 60061	Lake	Illinois

[3]

In the case of locations that are leased or subleased by one or more Companies, the names listed in this column are the names of the entities that are the tenants/subtenants of the applicable locations or an entity which has its primary office address at such location, while in the case of locations that are owned by a Company, the entities named in this column are the owners and current primary occupants of the location in question. With regard to each such location (whether leased, subleased or owned) there may be Companies that do business and/or own property thereat, in addition to the Company listed for such location.

Company/Subsidiary[3]	Address	County	State
CDW LLC	120 S. Riverside Plaza Chicago, IL 60606	Cook	Illinois

CDW LLC	26145 Riverwoods Blvd. Mettawa, IL 60045	Lake	Illinois

CDW LLC	300 N. Milwaukee Avenue Vernon Hills, IL 60061	Lake	Illinois

CDW Logistics, Inc.	3201 East Alexander Road North Las Vegas, NV 89030	Clark	Nevada

CDW LLC CDW Direct, LLC CDW Government LLC	6281 Beach Blvd Buena Park, CA 90621	Orange	California

CDW Government LLC	2 Enterprise Drive, Suite 404 Shelton, CT 06484	Fairfield	Connecticut

CDW LLC	260 Industrial Way West Eatontown, NJ 07724	Monmouth	New Jersey

CDW LLC	Four Echelon Plaza 201 Laurel Road Voorhees, NJ 08043	Camden	New Jersey

CDW Government LLC	13461 Sunrise Valley, Suite 350 Herndon, VA 20171	Fairfax	Virginia

CDW Canada Inc.	20 Carlson Court Toronto, ON M9W 7K6		Ontario, Canada

CDW Technologies, Inc.	6650 W. Snowville Rd., #9 Brecksville, OH 44141	Cuyahoga	Ohio

CDW LLC	7145 Boone Ave. North Brooklyn Park, MN 55428	Hennepin	Minnesota

CDW LLC	1850 E. Northrop Blvd Chandler, AZ 85249	Maricopa	Arizona

CDW Technologies, Inc.	4321 W. College Ave. Grand Chute, WI 54914	Outagamie	Wisconsin

CDW Technologies, Inc.	9349 Waterstone Blvd, Suite 150 Cincinnati, OH 45249	Hamilton	Ohio

CDW Technologies, Inc.	1000 Towne Center Drive, Suite 1800 Southfield, MI 48075	Oakland	Michigan

CDW Technologies, Inc.	4690 E. Fulton St., Suite 203 Ada, MI 49301	Kent	Michigan

CDW Technologies, Inc.	5200 Washington Ave. Evansville, IN 47715	Vanderburgh	Indiana

CDW Technologies, Inc.	11711 N. Meridian St., Suite 225 Carmel, IN 46032	Hamilton	Indiana

CDW Technologies, Inc.	4601-C Camp Phillips Schofield, WI 54476	Marathon	Wisconsin

CDW Technologies, Inc.	5525 Nobel Drive Fitchburg, WI 53711	Dane	Wisconsin

CDW Technologies, Inc.	5515 Nobel Drive Fitchburg, WI 53711	Dane	Wisconsin

Company/Subsidiary[3]	Address	County	State
CDW Technologies, Inc.	5520 Research Park Drive Fitchburg, WI 53711 (data center lease)	Dane	Wisconsin

CDW Technologies, Inc.	2615 Bodah Way Unit 58 Appleton, WI 54913	Outagamie	Wisconsin

CDW Technologies, Inc.	Ridgeview Office Center II N19W23992 Ridgeview Pkwy West, Suite 120 Pewaukee, WI	Waukesha	Wisconsin

CDW Direct, LLC	909 Lake Carolyn Parkway Suite 100 Irving, TX 75039	Dallas	Texas

CDW Direct, LLC	Two Harbour Place 302 Knights Run Ave. Suite 750 Tampa, FL 33602	Hillsborough	Florida

CDW Canada Inc.	5925 Airport Road, Suite 800 Mississauga, ON L4V 1W1		Ontario, Canada

CDW Technologies, Inc.	2501 S. State Highway 121 Business, Bldg. 5, Suite 500 Lewisville, TX 75067	Denton	Texas

CDW Technologies, Inc.	Minnesota Gateway Facility Suite 100 511 11th Avenue South Minneapolis, MN 55415	Hennepin	Minnesota

CDW Technologies, Inc.	telX-Chicago Lakeside LLC 350 E. Cermak Road Chicago, IL 60616	Cook	Illinois

CDW Technologies, Inc.	209 W. Jackson Blvd, Suite 700 Chicago, IL 60606-6939	Cook	Illinois

Locations of Collateral in Possession of Persons Other Than Company or Any Subsidiary:

GENCO Marketplace:

325 Route 37

Suite 3

Toms River, New Jersey 08753

Schedule VII to the

Guarantee and

Collateral Agreement

DEPOSIT ACCOUNTS

Company	Bank	Account #	Account Type		Company	Bank	Account #	Account Type
CDW LLC	BOA	5800006156	Main		CDW Government	TNT	91057	Main	ZBA of 44113
CDW LLC	BOA	5590001698	Payroll	ZBA of Main	CDW Government	TNT	30191057	Payroll	ZBA of Main
CDW LLC	TNT	56170	Main	ZBA of 44113	CDW Government	TNT	30391057	Refunds	ZBA of Main
CDW LLC	TNT	30556170	AP Checking & A/P ACH	ZBA of Main	CDW Government	TNT	30491057	A/P Checking & AP ACH	ZBA of Main
CDW LLC	TNT	44113	Cash Concentration		CDW Government	TNT	30591057	Credit Card Deposits	ZBA of Main
CDW LLC	USB	1-993-8022-8197	Main	Main
CDW LLC	HARRIS	2058717	Main	Main	CDW Logistics	BOA	5800441056	Main	ZBA of 5800006156
CDW LLC	NTSI	NT2-022551	Investment	Investment	CDW Logistics	BOA	5590067129	Payroll	ZBA of Main
					CDW Logistics	TNT	48100	Main	ZBA of 44113
CDW Direct	BOA	5800441049	Main	ZBA of 5800006156	CDW Logistics	TNT	30248100	A/P Checking & AP ACH	ZBA of Main
CDW Direct	BOA	5590067137	Payroll	ZBA of Main
CDW Direct	TNT	47910	Main	ZBA of 44113	CDW Technologies	TNT	35099523	Main
CDW Direct	TNT	30147910	Credit Card Deposits	ZBA of Main	CDW Technologies	TNT	35099677	Credit Card Deposits
CDW Direct	TNT	30247910	A/P Checking & AP ACH	ZBA of Main	CDW Technologies	TNT	35099681	A/P Checking & AP ACH	ZBA of 44113
CDW Direct	TNT	30447910	Refunds	ZBA of Main	CDW Technologies	TNT	35099535	Payroll	ZBA of Main
					CDW Technologies	M&I	0012164823	Main	ZBA of Main
					CDW Technologies	M&I	0030047380	IBM Credit/Lockbox	ZBA of Main

Schedule VIII to the

Guarantee and

Collateral Agreement

LETTER OF CREDIT RIGHTS AND CHATTEL PAPER

Issuer	Letter of Credit Number	Credit Amount	Beneficiary	Expiration Date	Purpose	Issuing Bank Contact
JPMorgan Chase Bank, N.A.	TPTS-704133	$20,000,000.00	GE Commercial Distribution Finance Corporation	05/29/12	Credit support for GE Com. Credit AR for sales to CDW Logistics subject to IFA	Mabelyn Retana Standby LC Unit-Operations Manager 10420 Highland Manor Drive Tampa, FL 33610 t: 813-432-6331 e: mabelyn.y.retana@jpmchase.com
JPMorgan Chase Bank, N.A.	TPTS-733254	$1,500,000.00	Safeco Insurance Company of America	05/30/12	Collateral support for Payment and Performance Bonds	Mabelyn Retana Standby LC Unit-Operations Manager 10420 Highland Manor Drive Tampa, FL 33610 t: 813-432-6331 e: mabelyn.y.retana@jpmchase.com
JPMorgan Chase Bank, N.A.	TPTS-762011	$250,000.00	The Travelers Indemnity Company	10/01/12	Collateral support for CDW workers compensation program	Mabelyn Retana Standby LC Unit-Operations Manager 10420 Highland Manor Drive Tampa, FL 33610 t: 813-432-6331 e: mabelyn.y.retana@jpmchase.com

Exhibit A to the

Guarantee and

Collateral Agreement

SUPPLEMENT NO. [—] (this “Supplement”) dated as of [—], to the Guarantee and Collateral Agreement dated as of June 24, 2011 (the “Guarantee and Collateral Agreement”), among CDW Corporation, a Delaware corporation (“Holdings”), CDW LLC, an Illinois limited liability company (the “Borrower”), each subsidiary of the Borrower from time to time party thereto (each such subsidiary individually a “Subsidiary Guarantor” and collectively, the “Subsidiary Guarantors”; the Subsidiary Guarantors, the Borrower and Holdings are referred to collectively herein as the “Grantors”) and JPMORGAN CHASE BANK, N.A., as administrative agent and collateral agent (the “Administrative Agent”) for the Secured Parties (as defined therein).

A. Reference is made to the Credit Agreement dated as of June 24, 2011 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the lenders from time to time party thereto (the “Lenders”), and JPMorgan Chase Bank, N.A., as Administrative Agent for the Lenders.

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement or the Guarantee and Collateral Agreement referred to therein, as applicable.

C. The Grantors have entered into the Guarantee and Collateral Agreement in order to induce the Lenders to make Loans and the Issuing Banks to issue Letters of Credit. Section 7.16 of the Guarantee and Collateral Agreement provides that certain additional Restricted Subsidiaries of the Borrower may become Subsidiary Guarantors and Grantors under the Guarantee and Collateral Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Subsidiary Guarantor and a Grantor under the Guarantee and Collateral Agreement in order to induce the Lenders to make additional Loans and the Issuing Banks to issue additional Letters of Credit as consideration for Loans previously made and Letters of Credit previously issued, to induce the Hedge Creditors to enter into and/or maintain Hedging Obligations and to induce the Banking Services Creditors to enter into and/or maintain Banking Services Obligations with one or more Loan Parties.

Accordingly, the Administrative Agent and the New Subsidiary agree as follows:

SECTION 1. In accordance with Section 7.16 of the Guarantee and Collateral Agreement, the New Subsidiary by its signature below becomes a Grantor and Subsidiary Guarantor under the Guarantee and Collateral Agreement with the same force and effect as if originally named therein as a Grantor and Subsidiary Guarantor and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Guarantee and Collateral Agreement applicable to it as a Grantor and Subsidiary Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor and Subsidiary Guarantor thereunder are true and correct in all material respects on and as of the date hereof (for this purpose, as though references therein to the Closing Date were to the date hereof). In furtherance of the foregoing, the New Subsidiary, as security for the payment and performance in full of the Secured Obligations (as defined in the Guarantee and Collateral Agreement), does hereby create and grant to the Administrative Agent, its successors and permitted assigns, for the ratable benefit of the Secured Parties, their successors and permitted assigns, a security interest in and lien on all of the New Subsidiary’s right, title and interest in and to the Collateral (as defined in the Guarantee and Collateral Agreement) of the New Subsidiary. Each reference to a “Grantor” or a “Subsidiary Guarantor” in the Guarantee and Collateral Agreement shall be deemed to include the New Subsidiary. The Guarantee and Collateral Agreement is hereby incorporated herein by reference.

SECTION 2. The New Subsidiary represents and warrants to the Administrative Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws relating to the enforcement of creditors’ rights generally and by general equitable principles.

SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Administrative Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Subsidiary and the Administrative Agent. Delivery of an executed signature page to this Supplement by facsimile, pdf or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4. The New Subsidiary hereby represents and warrants to the Administrative Agent and the Secured Parties that as of the date hereof (a) Schedule I attached hereto correctly sets forth (i) any and all Equity Interests and Pledged Debt Securities now owned by the New Subsidiary, (ii) any and all Intellectual Property now owned by the New Subsidiary, (iii) the locations of Collateral owned by the New Subsidiary, (iv) the Deposit Accounts maintained by the New Subsidiary and (iv) Letter of Credit Rights and Chattel Paper of the New Subsidiary, and (b) set forth under its signature hereto, is the exact legal name (as such name appears on its certificate or articles of incorporation or formation) of the New Subsidiary and its jurisdiction of organization.

SECTION 5. Except as expressly supplemented hereby, the Guarantee and Collateral Agreement shall remain in full force and effect.

SECTION 6. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF).

SECTION 7. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Guarantee and Collateral Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8. All communications and notices hereunder shall (except as otherwise expressly permitted by the Guarantee and Collateral Agreement) be in writing and given as provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to the New Subsidiary shall be given to it in care of the Borrower as provided in Section 9.01 of the Credit Agreement.

SECTION 9. The New Subsidiary agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Supplement as provided in Section 9.05 of the Credit Agreement.

A-2

IN WITNESS WHEREOF, the New Subsidiary and the Administrative Agent have duly executed this Supplement to the Guarantee and Collateral Agreement as of the day and year first above written.

[NAME OF NEW SUBSIDIARY],

By:
Name:
Title:
Address:
Legal Name:
Jurisdiction of Formation:

JPMORGAN CHASE BANK, N.A., as Administrative Agent,

By:
Name:
Title:

A-3

Schedule I to the

Supplement to Guarantee

and Collateral Agreement

Collateral of the New Subsidiary

EQUITY INTERESTS

Issuer	Number of Certificate	Registered Owner	Number and Class of Equity Interest	Percentage of Equity Interests

PLEDGED DEBT SECURITIES

Issuer	Principal Amount	Date of Note	Maturity Date

PLEDGED DEBT SECURITIES

[Follow format of Schedules III through VIII to the

Guarantee and Collateral Agreement.]

EXHIBIT E

to the Revolving Loan Credit Agreement

FORM OF

NON-BANK CERTIFICATE

Reference is made to the Revolving Loan Credit Agreement dated as of June [    ], 2011 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among CDW LLC, an Illinois limited liability company (the “Borrower”), the Lenders (as defined therein), JPMorgan Chase Bank, N.A., as Administrative Agent for the Lenders, Deutsche Bank Securities Inc. (“DBSI”) and J.P. Morgan Securities LLC (“J.P. Morgan”), as joint lead arrangers for the Credit Facilities (as defined therein), Morgan Stanley Senior Funding, Inc. (“Morgan Stanley”), Merrill Lynch, Pierce Fenner & Smith Incorporated (“MLPFS”), GE Capital Markets Inc., Barclays Capital, the investment banking division of Barclays Bank PLC (“Barclays Bank”) and Wells Fargo Capital Finance, LLC (“WFCF”), as joint bookrunners, DBSI and General Electric Capital Corporation (“GECC”), as Co-Collateral Agents (as defined therein), GE Commercial Distribution Finance Corporation (“GECDFC”), as Floorplan Funding Agent (as defined therein), DBSI, as syndication agent, and Morgan Stanley, Bank of America, N.A., GECC, Barclays Bank and WFCF, as co-documentation agents. Capitalized terms not defined herein are used as defined in the Credit Agreement.                      (the “Foreign Lender”) is providing this certificate pursuant to Section 2.20(e) of the Credit Agreement. The Foreign Lender hereby represents and warrants to the Borrower that:

The Foreign Lender is the sole record and beneficial owner of the Loans or the obligations evidenced by note(s) in respect of which it is providing this certificate.

The Foreign Lender is not a “bank” for purposes of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”). In this regard, the Foreign Lender further represents and warrants that:

(a) The Foreign Lender is not a “10 percent shareholder” of the Borrower for purposes of Section 881(c)(3)(B) of the Code.

(b) The Foreign Lender is not a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code.

E-1

IN WITNESS WHEREOF, the undersigned has duly executed this certificate.

[NAME OF FOREIGN LENDER]

By:
Name:
Title:

Date:                     , 20

E-2

EXHIBIT F-1

to the Revolving Loan Credit Agreement

FORM OF

TRADEMARK SECURITY AGREEMENT

This TRADEMARK SECURITY AGREEMENT, dated as of [            ], 200[    ] (this “Agreement”), is entered into by and among [GRANTOR] (“Grantor”) and JPMORGAN CHASE BANK, N.A., as administrative agent (the “Administrative Agent”) for the Secured Parties.

Reference is made to the Guarantee and Collateral Agreement dated as of June [    ], 2011 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”), by and among CDW Corporation, a Delaware corporation, CDW LLC, an Illinois limited liability company (the “Borrower”), the subsidiaries of the Borrower from time to time party thereto and the Administrative Agent. The Lenders (as defined in the Credit Agreement referred to below) have extended credit to the Borrower subject to the terms and conditions set forth in the Revolving Loan Credit Agreement dated as of June [    ], 2011 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among the Borrower, the Lenders, JPMorgan Chase Bank, N.A., as Administrative Agent (as defined therein) for the Lenders, Deutsche Bank Securities Inc. (“DBSI”) and J.P. Morgan Securities LLC (“J.P. Morgan”), as joint lead arrangers for the Credit Facilities (as defined therein), Morgan Stanley Senior Funding, Inc. (“Morgan Stanley”), Merrill Lynch, Pierce Fenner & Smith Incorporated (“MLPFS”), GE Capital Markets Inc., Barclays Capital, the investment banking division of Barclays Bank PLC (“Barclays Bank”) and Wells Fargo Capital Finance, LLC (“WFCF”), as joint bookrunners, DBSI and General Electric Capital Corporation (“GECC”), as Co-Collateral Agents (as defined therein), GE Commercial Distribution Finance Corporation (“GECDFC”), as Floorplan Funding Agent (as defined therein), DBSI, as syndication agent, and Morgan Stanley, Bank of America, N.A., GECC, Barclays Bank and WFCF, as co-documentation agents. Consistent with the requirements of the Credit Agreement and pursuant to and in accordance with Section 3.01(c) and Section 3.02(c) of the Security Agreement, the parties hereto agree as follows:

SECTION 1. Terms. Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Security Agreement. The rules of construction specified in Section 1.02 of the Credit Agreement also apply to this Agreement.

SECTION 2. Grant of Security Interest. As security for the payment or performance, as the case may be, in full of the Obligations (other than contingent obligations), each Grantor, pursuant to the Security Agreement, did and hereby does, to the extent required by the Security Agreement, grant to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in, all of its right, title or interest in or to any and all of the following assets and properties (to the extent that they are part of the Collateral) now owned or at any time hereafter acquired by such Grantor and wherever located or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Trademark Collateral”):

(a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office, and all extensions or renewals thereof, including those registrations and registration applications in the United States Patent and Trademark Office listed on Schedule I and II (the “Trademarks”);

(b) all goodwill associated with or symbolized by the Trademarks;

(c) all assets, rights and interests that uniquely reflect or embody the Trademarks;

(d) the right to sue third parties for past, present and future infringements of any Trademark; and

F-1-1

(e) all proceeds of and rights associated with the foregoing.

SECTION 3. Security Agreement. The security interests granted to the Administrative Agent herein are granted solely in furtherance, and not in limitation or expansion, of the security interests granted to the Administrative Agent pursuant to the Security Agreement. The Administrative Agent and each Grantor hereby acknowledge and affirm that the rights and remedies of the other parties hereto with respect to the Trademark Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the Security Agreement, the terms of the Security Agreement shall govern.

[Remainder of this page intentionally left blank]

F-1-2

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

[GRANTOR]

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., as Administrative Agent,

By:
Name:
Title:

By:
Name:
Title:

F-1-3

Schedule I

Trademarks

Registered Owner	Mark	Registration Number	Expiration Date

Schedule II

Trademark Applications

Registered Owner	Mark	Registration Number	Date Filed

F-1-4

EXHIBIT F-2

to the Revolving Loan Credit Agreement

FORM OF

PATENT SECURITY AGREEMENT

This PATENT SECURITY AGREEMENT, dated as of [            ], 200[    ] (this “Agreement”), is entered into by and among [GRANTOR] (“Grantor”) and JPMORGAN CHASE BANK, N.A., as administrative agent (the “Administrative Agent”) for the Secured Parties.

Reference is made to the Guarantee and Collateral Agreement dated as of June [    ], 2011 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”), by and among CDW Corporation, a Delaware corporation, CDW LLC, an Illinois limited liability company (the “Borrower”), the subsidiaries of the Borrower from time to time party thereto and the Administrative Agent. The Lenders (as defined in the Credit Agreement referred to below) have extended credit to the Borrower subject to the terms and conditions set forth in the Revolving Loan Credit Agreement dated as of June [    ], 2011 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among the Borrower, the Lenders, JPMorgan Chase Bank, N.A., as Administrative Agent (as defined therein) for the Lenders, Deutsche Bank Securities Inc. (“DBSI”) and J.P. Morgan Securities LLC (“J.P. Morgan”), as joint lead arrangers for the Credit Facilities (as defined therein), Morgan Stanley Senior Funding, Inc. (“Morgan Stanley”), Merrill Lynch, Pierce Fenner & Smith Incorporated (“MLPFS”), GE Capital Markets Inc., Barclays Capital, the investment banking division of Barclays Bank PLC (“Barclays Bank”) and Wells Fargo Capital Finance, LLC (“WFCF”), as joint bookrunners, DBSI and General Electric Capital Corporation (“GECC”), as Co-Collateral Agents (as defined therein), GE Commercial Distribution Finance Corporation (“GECDFC”), as Floorplan Funding Agent (as defined therein), DBSI, as syndication agent, and Morgan Stanley, Bank of America, N.A., GECC, Barclays Bank and WFCF, as co-documentation agents. Consistent with the requirements of the Credit Agreement and pursuant to and in accordance with Section 3.01(c) and Section 3.02(c) of the Security Agreement, the parties hereto agree as follows:

SECTION 1. Terms. Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Security Agreement. The rules of construction specified in Section 1.02 of the Credit Agreement also apply to this Agreement.

SECTION 2. Grant of Security Interest. As security for the payment or performance, as the case may be, in full of the Obligations (other than contingent obligations), each Grantor, pursuant to the Security Agreement, did and hereby does, to the extent required by the Security Agreement, grant to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in, all of its right, title or interest in or to any and all of the following assets and properties (to the extent that they are part of the Collateral) now owned or at any time hereafter acquired by such Grantor and wherever located or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Patent Collateral”):

(a) all letters patent of the United States, all registrations and recordings thereof, and all applications for letters patent of the United States, including registrations, recordings and pending applications in the United States Patent and Trademark Office listed on Schedule I and II (the “Patents”);

(b) all reissues, continuations, divisions, continuations in part, renewals or extensions thereof, and all inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein;

(c) the right to sue third parties for past, present and future infringements of any Patent; and

(d) all proceeds of and any right associated with the foregoing.

SECTION 3. Security Agreement. The security interests granted to the Administrative Agent herein are granted solely in furtherance, and not in limitation or expansion, of the security interests granted to the Administrative Agent pursuant to the Security Agreement. The Administrative Agent and each Grantor hereby acknowledge

F-2-1

and affirm that the rights and remedies of the other parties hereto with respect to the Patent Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the Security Agreement, the terms of the Security Agreement shall govern.

[Remainder of this page intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

[GRANTOR]

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., as Administrative Agent,

By:
Name:
Title:

By:
Name:
Title:

F-2-3

Schedule I

Patents

Registered Owner	Type	Registration Number	Expiration Date

Schedule II

Patent Applications

Registered Owner	Type	Registration Number	Date Filed

F-2-4

EXHIBIT F-3

to the Revolving Loan Credit Agreement

FORM OF

COPYRIGHT SECURITY AGREEMENT

This COPYRIGHT SECURITY AGREEMENT, dated as of [            ], 200[    ] (this “Agreement”), is entered into by and among [GRANTOR] (“Grantor”) and JPMORGAN CHASE BANK, N.A., as administrative agent (the “Administrative Agent”) for the Secured Parties.

Reference is made to the Guarantee and Collateral Agreement dated as of June [    ], 2011 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”), by and among CDW Corporation, a Delaware corporation, CDW LLC, an Illinois limited liability company (the “Borrower”), the subsidiaries of the Borrower from time to time party thereto and the Administrative Agent. The Lenders (as defined in the Credit Agreement referred to below) have extended credit to the Borrower subject to the terms and conditions set forth in the Revolving Loan Credit Agreement dated as of June [    ], 2011 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among the Borrower, the Lenders (as defined therein), JPMorgan Chase Bank, N.A., as Administrative Agent (as defined therein) for the Lenders, Deutsche Bank Securities Inc. (“DBSI”) and J.P. Morgan Securities LLC (“J.P. Morgan”), as joint lead arrangers for the Credit Facilities (as defined therein), Morgan Stanley Senior Funding, Inc. (“Morgan Stanley”), Merrill Lynch, Pierce Fenner & Smith Incorporated (“MLPFS”), GE Capital Markets Inc., Barclays Capital, the investment banking division of Barclays Bank PLC (“Barclays Bank”) and Wells Fargo Capital Finance, LLC (“WFCF”), as joint bookrunners, DBSI and General Electric Capital Corporation (“GECC”), as Co-Collateral Agents (as defined therein), GE Commercial Distribution Finance Corporation (“GECDFC”), as Floorplan Funding Agent (as defined therein), DBSI, as syndication agent, and Morgan Stanley, Bank of America, N.A., GECC, Barclays Bank and WFCF, as co-documentation agents. Consistent with the requirements of the Credit Agreement and pursuant to and in accordance with Section 3.01(c) and Section 3.02(c) of the Security Agreement, the parties hereto agree as follows:

SECTION 1. Terms. Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Security Agreement. The rules of construction specified in Section 1.02 of the Credit Agreement also apply to this Agreement.

SECTION 2. Grant of Security Interest. As security for the payment or performance, as the case may be, in full of the Obligations (other than contingent obligations), each Grantor, pursuant to the Security Agreement, did and hereby does, to the extent required by the Security Agreement, grant to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in, all of its right, title or interest in or to any and all of the following assets and properties (to the extent that they are part of the Collateral) now owned or at any time hereafter acquired by such Grantor and wherever located or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Copyright Collateral”):

(a) all copyright rights in any work subject to the copyright laws of the United States whether as author, assignee, transferee or otherwise,

(b) all registrations and applications for registration of any such copyright in the United States, including registrations and pending applications for registration in the United States Copyright Office listed on Schedule I and II (the “Copyrights”);

(c) the right to sue third parties for past, present and future infringements of any copyright, and

(d) all proceeds of and rights associated with the foregoing.

SECTION 3. Security Agreement. The security interests granted to the Administrative Agent herein are granted solely in furtherance, and not in limitation or expansion, of the security interests granted to the Administra-

F-3-1

tive Agent pursuant to the Security Agreement. The Administrative Agent and each Grantor hereby acknowledge and affirm that the rights and remedies of the other parties hereto with respect to the Copyright Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the Security Agreement, the terms of the Security Agreement shall govern.

[Remainder of this page intentionally left blank]

F-3-2

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

[GRANTOR]

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., as Administrative Agent,

By:
Name:
Title:

By:
Name:
Title:

F-3-3

Schedule I

Copyrights

Registered Owner	Title	Registration Number	Expiration Date

Schedule II

COPYRIGHT APPLICATIONS

Registered Owner	Title	Registration Number	Date Filed

F-3-4

EXHIBIT G

to the Revolving Loan Credit Agreement

FORM OF

REVOLVING CREDIT NOTE

$[ ]	New York, New York
[ ], 20[ ]

FOR VALUE RECEIVED, the undersigned, CDW LLC, an Illinois limited liability company (the “Borrower”), hereby promises to pay to [    ] (the “Lender”) or its registered assigns, at the office of JPMorgan Chase Bank, N.A. (the “Agent”) at 383 Madison Ave., New York, NY 10004, on the dates and in the amounts set forth in the Revolving Loan Credit Agreement dated as of June [    ], 2011 (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among CDW LLC, an Illinois limited liability company (the “Borrower”), the Lenders (as defined therein), JPMorgan Chase Bank, N.A., as Administrative Agent for the Lenders, Deutsche Bank Securities Inc. (“DBSI”) and J.P. Morgan Securities LLC (“J.P. Morgan”), as joint lead arrangers for the Credit Facilities (as defined therein), Morgan Stanley Senior Funding, Inc. (“Morgan Stanley”), Merrill Lynch, Pierce Fenner & Smith Incorporated (“MLPFS”), GE Capital Markets Inc., Barclays Capital, the investment banking division of Barclays Bank PLC (“Barclays Bank”) and Wells Fargo Capital Finance, LLC (“WFCF”), as joint bookrunners, DBSI and General Electric Capital Corporation (“GECC”), as Co-Collateral Agents (as defined therein), GE Commercial Distribution Finance Corporation (“GECDFC”), as Floorplan Funding Agent (as defined therein), DBSI, as syndication agent, and Morgan Stanley, Bank of America, N.A., GECC, Barclays Bank and WFCF, as co-documentation agents, in immediately available funds, the aggregate unpaid principal amount of all Revolving Loans and Floorplan Loan Payments made by the Lender to or for the benefit of the Borrower pursuant to the Credit Agreement and to pay interest from the date of such Revolving Loans and Floorplan Loan Payments on the principal amount thereof from time to time outstanding, in like funds, at said office, at the rate or rates per annum and payable on the dates provided in the Credit Agreement. Terms used but not defined herein shall have the meanings assigned to them in the Credit Agreement.

The Borrower promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from the due dates at a rate or rates provided in the Credit Agreement.

Pursuant to the terms of the Credit Agreement, the Borrower hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by the holder hereof of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedules attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such notation shall not affect the obligations of the Borrower under this Note.

This Note is one of the Notes referred to in the Credit Agreement that, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified. This Note is entitled to the benefit of the Credit Agreement and is guaranteed and secured as provided therein and in the other Loan Documents referred to in the Credit Agreement. THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

CDW LLC

By:
Name:
Title:

Schedule A to Note

LOANS, CONVERSIONS AND REPAYMENTS OF ABR LOANS

Date	Amount of ABR Loans	Amount Converted to ABR Loans	Amount of Principal of ABR Loans Repaid	Amount of ABR Loans Converted to Eurodollar Loans	Unpaid Principal Balance of ABR Loans	Notation Made By

Schedule B to Note

LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF EURODOLLAR LOANS

Date	Amount of Eurodollar Loans	Amount Converted to Eurodollar Loans	Interest Period and Eurodollar Loans with Respect Thereto	Amount of Principal of Eurodollar Loans Repaid	Amount of Eurodollar Loans Converted to ABR Loans	Unpaid Principal Balance of Eurodollar Loans	Notation Made By

EXHIBIT H

to the Revolving Loan Credit Agreement

FORM OF

TERM LOAN INTERCREDITOR AGREEMENT

AMENDED AND RESTATED INTERCREDITOR AGREEMENT

This Amended and Restated Intercreditor Agreement, dated as of June 24, 2011 (this “Agreement”), is entered into by and among JPMORGAN CHASE BANK, N.A., as Administrative Agent (in such capacity, with its successors and assigns, and as more specifically defined below, the “ABL Agent”) for the ABL Secured Parties (as defined below), MORGAN STANLEY & CO. INCORPORATED (as successor to Lehman Commercial Paper Inc.), as Collateral Agent (in such capacity, with its successors and assigns, and as more specifically defined below, the “Term Loan Agent”) for the Term Loan Secured Parties (as defined below), CDW LLC, an Illinois limited liability company (successor by merger to CDW Corporation, successor by merger to VH MergerSub, Inc.) (the “Borrower”) and each of the Loan Parties (as defined below) which are signatories to this Agreement.

WHEREAS, the Borrower and the ABL Agent are parties, together with certain lenders, to the Revolving Loan Credit Agreement, dated as of October 12, 2007 (as amended, the “Existing ABL Agreement”), pursuant to which such lenders have agreed to make loans and extend other financial accommodations to the Borrower; and

WHEREAS, the Borrower and the Term Loan Agent are parties, together with certain lenders, to the Term Loan Agreement, dated as of October 12, 2007, as amended and restated as of March 12, 2008, as amended by Amendment No. 1, dated as of November 4, 2009, Amendment No. 2, dated as of December 2, 2010 and Amendment No. 3, dated as of March 11, 2011, and as otherwise modified and supplemented as in effect on the date hereof (the “Existing Term Loan Agreement”), pursuant to which such lenders have agreed to make loans to the Borrower;

WHEREAS, in connection with the Existing ABL Agreement and the Existing Term Loan Agreement, the Borrower, the Loan Parties party thereto, the ABL Agent and the Term Loan Agent entered into the Intercreditor Agreement, dated as of October 12, 2007 (as amended and restated as of December 17, 2010, and as further modified and supplemented and in effect from time to time, the “Existing Intercreditor Agreement”);

WHEREAS, on the date hereof, the Borrower intends to refinance the Existing ABL Agreement with the proceeds of borrowings under that certain Revolving Loan Credit Agreement, dated as of the date hereof, among the Borrower, the Loan Parties party thereto, the ABL Agent and the lenders party thereto (the “Refinancing ABL Agreement”);

WHEREAS, the Borrower and CDW Finance Corporation, a Delaware corporation (“CDW Finance”, and together with the Borrower, the “Issuers”), the guarantors party thereto and U.S. Bank National Association, as trustee (the “Note Trustee”) are party to an Indenture dated as of December 17, 2010 (as modified and supplemented and in effect from time to time, the “Senior Secured Note Indenture”) pursuant to which the Issuers have issued $500,000,000 of 8.0% Senior Secured Notes due 2018 (together with any Additional Notes and Exchange Notes, the “Senior Secured Notes” and, collectively with the Senior Secured Note Indenture and any other documents executed pursuant to the Senior Secured Note Indenture, the “Senior Secured Note Documents”);

WHEREAS, the Borrower, the Loan Parties party thereto, the Note Trustee and the Term Loan Agent are party to an intercreditor agreement, dated as of December 17, 2010 (“Term Loan Intercreditor Agreement”), pursuant to which the Note Trustee has designated the Term Loan Agent as agent for itself and the holders of the Senior Secured Notes (the “Senior Secured Note Holders”);

WHEREAS, the Borrower and the other Loan Parties have granted to the ABL Agent security interests in the Common Collateral as security for payment and performance of the ABL Obligations; and

WHEREAS, the Borrower and the other Loan Parties have granted to the Term Loan Agent security interests in the Common Collateral as security for payment and performance of the Term Loan Obligations;

H-1

NOW THEREFORE, in consideration of the foregoing and the mutual covenants herein contained and other good and valuable consideration, the existence and sufficiency of which is expressly recognized by all of the parties hereto, the parties hereto agree that effective as of the date hereof the Existing Intercreditor Agreement shall be amended and restated to read as follows:

SECTION 1. Definitions.

1.1 UCC Definitions. The following terms which are defined in the Uniform Commercial Code are used herein as so defined: Accounts, Chattel Paper, General Intangibles, Inventory, Instruments, Deposit Accounts, Documents, Security Accounts, Letter of Credit Rights, Records and Supporting Obligations.

1.2 Defined Terms. The following terms, as used herein, have the following meanings:

“ABL Agent” has the meaning set forth in the introductory paragraph hereof. In the case of any Replacement ABL Agreement, the ABL Agent shall be the Person identified as such in such Agreement.

“ABL Agreement” means the collective reference to (a) the Refinancing ABL Agreement, (b) any Additional ABL Agreement and (c) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to extend, increase, renew, refund, replace (whether upon or after termination or otherwise) or refinance (including by means of sales of debt securities to institutional investors) in whole or in part from time to time the indebtedness and other obligations outstanding under the Refinancing ABL Agreement, any Additional ABL Agreement or any other agreement or instrument referred to in this clause (c) unless such agreement or instrument expressly provides that it is not intended to be and is not an ABL Agreement hereunder (a “Replacement ABL Agreement”). Any reference to the ABL Agreement hereunder shall, except as otherwise provided, be deemed a reference to any ABL Agreement then existing.

“ABL Collateral” means all assets, whether now owned or hereafter acquired by the Borrower or any other Loan Party, in which a Lien is granted or purported to be granted to any ABL Secured Party as security for any ABL Obligation.

“ABL Creditors” means the “Secured Parties” as defined in the Refinancing ABL Agreement, together with any other holders of ABL Obligations.

“ABL DIP Financing” has the meaning set forth in Section 5.2(a).

“ABL Documents” means the ABL Agreement, each ABL Security Document, each ABL Guarantee and each other “Loan Document” as defined in the ABL Agreement.

“ABL Guarantee” means any guarantee by any Loan Party of any or all of the ABL Obligations.

“ABL Lien” means any Lien created by the ABL Security Documents.

“ABL Obligations” means, (1) with respect to the Refinancing ABL Agreement and the related ABL Documents, all “Secured Obligations” of each Loan Party as defined in the Refinancing ABL Agreement, and (2) with respect to each other ABL Agreement, (a) all principal of and interest (including, without limitation, any Post-Petition Interest) and premium (if any) on all loans made pursuant to the ABL Agreement, (b) all reimbursement obligations (if any) and interest thereon (including without limitation any Post-Petition Interest) with respect to any letter of credit or similar

2

instruments issued pursuant to the ABL Agreement, (c) all Hedging Obligations secured by the Liens granted under the ABL Security Documents, (d) all Cash Management Obligations secured by the Liens granted under the ABL Security Documents and (e) all ABL Guarantees, fees, expenses and other Obligations payable from time to time pursuant to the ABL Documents, in each case whether or not allowed or allowable in an Insolvency Proceeding. To the extent any payment with respect to any ABL Obligation (whether by or on behalf of any Loan Party, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, any Term Loan Secured Party, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the ABL Secured Parties and the Term Loan Secured Parties, be deemed to be reinstated and outstanding as if such payment had not occurred.

“ABL Obligations Payment Date” means the first date on which (a) the ABL Obligations (other than those that constitute Unasserted Contingent Obligations) have been paid in cash in full (or cash collateralized or defeased in accordance with the terms of the ABL Documents), (b) all commitments to extend credit under the ABL Documents have been terminated, (c) there are no outstanding letters of credit or similar instruments issued under the ABL Documents (other than such as have been cash collateralized or defeased in accordance with the terms of the ABL Security Documents), and (d) the ABL Agent has delivered a written notice to the Term Loan Agent stating that the events described in clauses (a), (b) and (c) have occurred to the satisfaction of the ABL Secured Parties, which notice shall be delivered by the ABL Agent to the Term Loan Agent promptly after the occurrence of the events described in clauses (a), (b) and (c) (but without liability for any failure to so deliver such notice).

“ABL Priority Collateral” means any of the following which constitutes Common Collateral in which a Lien is granted or purported to be granted to any ABL Secured Party as security for any ABL Obligation:

(1) all Accounts;

(2) all Inventory or documents of title, customs receipts, insurance certificates, shipping documents and other written materials related to the purchase or import of any Inventory;

(3) all Deposit Accounts and Securities Accounts (excluding any Deposit Account and/or Securities Account with the Term Loan Agent in which only proceeds from the disposition of Term Loan Priority Collateral are deposited), including all cash, marketable securities, securities entitlements, financial assets and other funds held in or on deposit in any of the foregoing;

(4) all General Intangibles, Instruments, Letter of Credit Rights and Chattel Paper, in each case to the extent relating or pertaining primarily to any or all of the foregoing;

(5) all Records and Supporting Obligations to the extent relating primarily to any or all of the foregoing; and

(6) all substitutions, replacements, accessions, products and proceeds of any of the foregoing (including, without limitation, proceeds of insurance, licenses, royalties, income, payments, claims, damages and proceeds of suit) of any or all of the foregoing.

“ABL Secured Parties” means the ABL Agent and the ABL Creditors.

“ABL Security Documents” means the “Security Documents” as defined in the ABL Agreement, and any other documents that are designated under the ABL Agreement as “ABL Security Documents” for purposes of this Agreement.

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“Access Period” means, with respect to each parcel of Real Estate Assets, the period, after the commencement of an Enforcement Action, which begins, with respect to such parcel of Real Estate Assets, on the day that the ABL Agent provides the Term Loan Agent with the notice of its election to request access with respect to such parcel of Real Estate Assets pursuant to Section 3.4(d) below and ends on the earliest of (i) the 90th day after the ABL Agent obtains the ability to use, take physical possession of, remove or otherwise control the use, production or access to the ABL Priority Collateral located on such Real Estate Asset plus such number of days, if any, after the ABL Agent obtains access to such ABL Priority Collateral that it is stayed or otherwise prohibited by law or court order from exercising remedies with respect to the ABL Priority Collateral located on such Real Estate Asset, (ii) the date on which all or substantially all of the ABL Priority Collateral located on such Real Estate Asset is sold, collected or liquidated and (iii) the occurrence of the ABL Obligations Payment Date.

“Account Agreements” means any lockbox account agreement, pledged account agreement, blocked account agreement, securities account control agreement, credit card processing agreement or any similar deposit or securities account agreements among the Term Loan Agent and/or the ABL Agent and a Loan Party and the relevant service provider, financial institution depository or securities intermediary.

“Additional ABL Agreement” means any agreement designated, and permitted to be designated, as such under the Term Loan Agreements and the other applicable ABL Agreements then in effect.

“Additional Debt” has the meaning set forth in Section 9.3(b).

“Additional Notes” has the meaning set forth in the Senior Secured Note Indenture.

“Additional Term Loan Agreement” means any agreement designated, and permitted to be designated, as such under the ABL Agreements and the other Term Loan Agreements then in effect, which may include “Other Pari Passu Lien Obligation Agreements” (as defined in the Term Loan Guarantee and Collateral Agreement) to the extent so designated, and permitted to be designated.

“Agreement” has the meaning set forth in the introductory paragraph hereof.

“Bankruptcy Code” means the United States Bankruptcy Code (11 U.S.C. §101 et seq.), as amended from time to time.

“Borrower” has the meaning set forth in the introductory paragraph hereof.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

“Cash Management Obligations” means, with respect to any Loan Party, any obligations of such Loan Party owed to any ABL Secured Party (or any of its affiliates) in respect of (a) commercial credit cards, (b) stored value cards and (c) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).

“Common Collateral” means all assets that are both ABL Collateral and Term Loan Collateral.

4

“Comparable ABL Security Document” means, in relation to any Common Collateral subject to any Term Loan Security Document, that ABL Security Document that creates a security interest in the same Common Collateral, granted by the same Loan Party, as applicable.

“Comparable Term Loan Security Document” means, in relation to any Common Collateral subject to any ABL Security Document, that Term Loan Security Document that creates a security interest in the same Common Collateral, granted by the same Loan Party, as applicable.

“Copyrights” means (a) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, and (b) the right to obtain all renewals thereof.

“Copyright Licenses” means any written agreement naming any Loan Party as licensor or licensee, granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

“Credit Bid Rights” means, (a) in respect of any order relating to a sale of assets constituting ABL Priority Collateral in any Insolvency Proceeding, that (i) such order grants the Term Loan Agent and the Term Loan Secured Parties (individually and in any combination) the right to bid at the sale of such assets and the right to offset its claims secured by Term Loan Liens upon such assets against the purchase price of such assets if (A) the bid of the Term Loan Agent or such Term Loan Secured Parties is determined by a court to be the best offer at a sale and (B) the bid of the Term Loan Agent or such Term Loan Secured Parties includes a cash purchase price component payable at the closing of the sale in an amount that would be sufficient on the date of the closing of the sale, if such amount were applied to such payment on such date, to pay all unpaid ABL Obligations (except Unasserted Contingent Obligations) and to satisfy all Liens entitled to priority over the ABL Liens that attach to the proceeds of the sale, and such order requires such amount to be so applied and (ii) such order allows the claims of the Term Loan Agent and the Term Loan Secured Parties in such Insolvency Proceeding to the extent required for the grant of such rights, and (b) in respect of any order relating to a sale of assets constituting Term Loan Priority Collateral in any Insolvency Proceeding, that (i) such order grants the ABL Agent and the ABL Secured Parties (individually and in any combination) the right to bid at the sale of such assets and the right to offset its claims secured by ABL Liens upon such assets against the purchase price of such assets if (A) the bid of the ABL Agent or such ABL Secured Parties is determined by a court to be the best offer at a sale and (B) the bid of the ABL Agent or such ABL Secured Parties includes a cash purchase price component payable at the closing of the sale in an amount that would be sufficient on the date of the closing of the sale, if such amount were applied to such payment on such date, to pay all unpaid Term Loan Obligations (except Unasserted Contingent Obligations) and to satisfy all Liens entitled to priority over the Term Loan Liens that attach to the proceeds of the sale, and such order requires such amount to be so applied and (ii) such order allows the claims of the ABL Agent and the ABL Secured Parties in such Insolvency Proceeding to the extent required for the grant of such rights.

“Debt” means, as of any date, as to any Person, the sum of, without duplication (a) the amount outstanding on such date under notes, bonds, debentures, commercial paper, or other similar evidences of indebtedness for money borrowed of such Person and (b) all other amounts that would appear as debt on a consolidated balance sheet of such Person and its Subsidiaries as of such date in accordance with GAAP (excluding items which appear in the footnotes only).

“DIP Financing” has the meaning set forth in Section 5.2.

“Enforcement Action” means, with respect to the ABL Obligations or the Term Loan Obligations, the exercise of any rights and remedies with respect to any Common Collateral securing

5

such obligations or the commencement or prosecution of enforcement of any of the rights and remedies under, as applicable, the ABL Documents or the Term Loan Documents, or applicable law, including without limitation the exercise of any rights of set-off or recoupment, and the exercise of any rights or remedies of a secured creditor under the Uniform Commercial Code of any applicable jurisdiction or under the Bankruptcy Code, in each case in accordance with the terms of the ABL Documents or the Term Loan Documents, as applicable, but in all cases excluding the imposition of cash dominion (except following the occurrence and during the continuance of an Event of Default under the ABL Documents and suspension of the revolving commitments in connection therewith, until such time as no suspension of the revolving commitments in connection therewith or with any other Event of Default is in effect) pursuant to the terms of the ABL Documents, with respect to Accounts or monies deposited from time to time in Deposit Accounts or Securities Accounts.

“Exchange Notes” has the meaning set forth in the Senior Secured Note Indenture.

“Existing ABL Agreement” has the meaning set forth in the first recital of this Agreement.

“Existing Intercreditor Agreement” has the meaning set forth in the third recital of this Agreement.

“Existing Term Loan Agreement” has the meaning set forth in the second recital of this Agreement.

“Hedging Obligations” means, with respect to any Loan Party, any obligations of such Loan Party owed to any ABL Secured Party (or any of its affiliates) under any swap agreement or hedge agreement in respect of interest rates, currency exchange rates or commodity prices.

“Insolvency Proceeding” means any proceeding in respect of bankruptcy, insolvency, winding up, receivership, dissolution or assignment for the benefit of creditors, in each of the foregoing events whether under the Bankruptcy Code or any similar federal, state or foreign bankruptcy, insolvency, reorganization, receivership or similar law.

“Intellectual Property” means the collective reference to all rights, priorities and privileges constituting or consisting of intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Inventory Financing Intercreditor Agreements” has the meaning given to such term in the Refinancing ABL Agreement.

“Issuers” has the meaning set forth in the fifth recital of this Agreement.

“Lien” means any mortgage, pledge, hypothecation, assignment, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

“Loan Party” means CDW Corporation (formerly known as VH Holdings, Inc.), the Borrower and each direct or indirect subsidiary that is now or hereafter becomes a party to any ABL Document or Term Loan Document. All references in this Agreement to any Loan Party shall include such Loan Party as a debtor-in-possession and any receiver or trustee for such Loan Party in any Insolvency Proceeding.

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“Note Trustee” has the meaning set forth in the fifth recital of this Agreement.

“Obligations” means any principal, interest, premiums, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any indebtedness.

“Patent License” means all agreements, whether written or oral, providing for the grant by or to any Loan Party of any right to manufacture, use or sell any invention covered in whole or in part by a Patent.

“Patents” means (a) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith, (b) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, and (c) all rights to obtain any reissues or extensions of the foregoing.

“Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“Post-Petition Interest” means any interest or entitlement to fees or expenses or other charges that accrues after the commencement of any Insolvency Proceeding (or would accrue but for the commencement of an Insolvency Proceeding), whether or not allowed or allowable in any such Insolvency Proceeding.

“Real Estate Asset” means, at any time of determination, any interest (fee, leasehold or otherwise) then owned by any Loan Party in any Real Property, including, without limitation, distribution centers and warehouses and corporate headquarters and administrative offices, which constitutes Term Loan Primary Collateral.

“Real Property” means, collectively, all right, title and interest (including any leasehold, mineral or other estate) in and to any and all parcels of or interests in real property owned, leased or operated by any Person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and other property and rights incidental to the ownership, lease or operation thereof.

“Recovery” has the meaning set forth in Section 5.5.

“Recovery Event” means any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any Collateral.

“Refinancing ABL Agreement” has the meaning set forth in the fourth recital of this Agreement.

“Replacement ABL Agreement” has the meaning set forth in the definition of “ABL Agreement”.

“Replacement Term Loan Agreement” has the meaning set forth in the definition of “Term Loan Agreement”.

“Secured Parties” means the ABL Secured Parties and the Term Loan Secured Parties.

“Senior Secured Note Documents” has the meaning set forth in the fifth recital of this Agreement.

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“Senior Secured Note Holders” has the meaning set forth in the sixth recital of this Agreement.

“Senior Secured Note Indenture” has the meaning set forth in the fifth recital of this Agreement.

“Senior Secured Notes” has the meaning set forth in the fifth recital of this Agreement.

“Subsidiary” means, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having more than 50% of the ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Term Loan Agent” has the meaning set forth in the introductory paragraph hereof. In the case of any Replacement Term Loan Agreement, the Term Loan Agent shall be the Person identified as such in such Agreement.

“Term Loan Agreement” means the collective reference to (a) the Existing Term Loan Agreement, (b) the Senior Secured Note Indenture, (c) any Additional Term Loan Agreement and (d) any other credit agreement, loan agreement, note agreement, promissory note, indenture, or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to extend, replace, refinance or refund in whole or in part the indebtedness and other obligations outstanding under the Existing Term Loan Agreement, the Senior Secured Note Indenture, any Additional Term Loan Agreement or any other agreement or instrument referred to in this clause (d) unless such agreement or instrument expressly provides that it is not intended to be and is not a Term Loan Agreement hereunder (a “Replacement Term Loan Agreement”). Any reference to the Term Loan Agreement hereunder, except as otherwise provided herein, shall be deemed a reference to any Term Loan Agreement then existing.

“Term Loan Collateral” means all assets, whether now owned or hereafter acquired by the Borrower or any other Loan Party, in which a Lien is granted or purported to be granted to any Term Loan Secured Party as security for any Term Loan Obligation.

“Term Loan Creditors” means (i) the “Lenders” as defined in the Term Loan Agreement, (ii) the Senior Secured Note Holders and (iii) any other holders of Term Loan Obligations.

“Term Loan DIP Financing” has the meaning set forth in Section 5.2(b).

“Term Loan Documents” means each Term Loan Agreement, the Term Loan Intercreditor Agreement, each Term Loan Security Document, each Term Loan Guarantee, each Senior Secured Note Document and each other “Loan Document” as defined in the Term Loan Agreements.

“Term Loan Guarantee” means any guarantee by any Loan Party of any or all of the Term Loan Obligations.

“Term Loan Guarantee and Collateral Agreement” means the Guarantee and Collateral Agreement, dated as of October 12, 2007, as amended and restated as of December 17, 2010, among the Borrower, the other Loan Parties party thereto and the Term Loan Agent.

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“Term Loan Intercreditor Agreement” has the meaning set forth in the sixth recital of this Agreement.

“Term Loan Lien” means any Lien created by the Term Loan Security Documents.

“Term Loan Obligations” means, (1) with respect to the Existing Term Loan Agreement and the Senior Secured Note Indenture, all “Loan Obligations” and all “Note Obligations”, in each case, as defined in the Term Loan Guarantee and Collateral Agreement (provided, in the case of any Note Obligations arising under or in connection with any Additional Notes, that such Note Obligations are permitted to be incurred by the ABL Agreement and the Term Loan Agreement existing at the time such Additional Notes are issued), and (2) with respect to each other Term Loan Agreement, (a) all principal of and interest (including, without limitation, any Post-Petition Interest) and premium (if any) on all loans made and notes issued pursuant to the Term Loan Agreement and (b) all Term Loan Guarantees, fees, expenses and other Obligations payable from time to time pursuant to the Term Loan Documents, in each case whether or not allowed or allowable in an Insolvency Proceeding. To the extent any payment with respect to any Term Loan Obligation (whether by or on behalf of any Loan Party, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, any ABL Secured Party, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the ABL Secured Parties and the Term Loan Secured Parties, be deemed to be reinstated and outstanding as if such payment had not occurred.

“Term Loan Obligations Payment Date” means the first date on which (a) the Term Loan Obligations (other than those that constitute Unasserted Contingent Obligations) have been paid in cash in full (or cash collateralized or defeased in accordance with the terms of the Term Loan Documents) and (b) the Term Loan Agent has delivered a written notice to the ABL Agent stating that the foregoing has occurred to the satisfaction of the Term Loan Secured Parties, which notice shall be delivered by the Term Loan Agent to the ABL Agent promptly after the occurrence of the events described in clause (a) (but without liability for any failure to so deliver such notice).

“Term Loan Priority Collateral” means all Common Collateral other than ABL Priority Collateral and including for the avoidance of doubt, and without limitation, all real estate, Equipment, Documents relating to Equipment and Intellectual Property.

“Term Loan Secured Party” means the Term Loan Agent and the Term Loan Creditors.

“Term Loan Security Documents” means the “Security Documents” as defined in the Term Loan Agreement and any documents that are designated under the Term Loan Agreement as “Term Loan Security Documents” for purposes of this Agreement.

“Trademark License” means any agreement, whether written or oral, providing for the grant by or to any Loan Party of any right to use any Trademark.

“Trademarks” means (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, and (b) the right to obtain all renewals thereof.

“Unasserted Contingent Obligations” means, at any time, ABL Obligations or Term Loan Obligations, as the case may be, for taxes, costs, indemnifications, reimbursements, damages and

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other liabilities (excluding (a) the principal of, and interest and premium (if any) on, and fees and expenses relating to, any ABL Obligation or Term Loan Obligation and (b) contingent reimbursement obligations in respect of amounts that may be drawn under outstanding letters of credit) in respect of which no assertion of liability (whether oral or written) and no claim or demand for payment (whether oral or written) has been made (and, in the case of ABL Obligations and Term Loan Obligations for indemnification, no notice for indemnification has been issued by the indemnitee) at such time.

“Uniform Commercial Code” means the Uniform Commercial Code, as in effect from time to time, of the State of New York; provided that, if perfection or the effect of perfection or non- perfection or the priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

1.3 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall, unless otherwise provided, be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors or assigns, (iii) any reference herein to any Loan Party shall be construed to include such Loan Party as debtor and debtor-in-possession and any receiver or trustee for such Loan Party in any Insolvency Proceeding, (iv) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (v) all references herein to Sections shall be construed to refer to Sections of this Agreement and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 2. Lien Priorities.

2.1 Subordination of Liens. (a) Any and all Liens on the ABL Priority Collateral now existing or hereafter created or arising in favor of any Term Loan Secured Party securing the Term Loan Obligations, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise are expressly junior in priority, operation and effect to any and all Liens on the ABL Priority Collateral now existing or hereafter created or arising in favor of the ABL Secured Parties securing the ABL Obligations, notwithstanding (i) anything to the contrary contained in any agreement or filing to which any Term Loan Secured Party may now or hereafter be a party, and regardless of the time, order or method of grant, attachment, recording or perfection of any financing statements or other security interests, assignments, pledges, deeds, mortgages and other liens, charges or encumbrances or any defect or deficiency or alleged defect or deficiency in any of the foregoing, (ii) any provision of the Uniform Commercial Code or any applicable law or any ABL Document or Term Loan Document or any other circumstance whatsoever and (iii) the fact that any such Liens in favor of any ABL Secured Party securing any of the ABL Obligations are (A) subordinated to any Lien securing any obligation of any Loan Party other than the Term Loan Obligations or (B) otherwise subordinated, voided, avoided, invalidated or lapsed.

(b) Any and all Liens on the Term Loan Priority Collateral now existing or hereafter created or arising in favor of any ABL Secured Party securing the ABL Obligations, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise are expressly junior in priority, operation and effect to any and all Liens on the Term Loan Priority Collateral now existing or hereafter created or arising in favor of the Term Loan Secured Parties securing the Term Loan

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Obligations, notwithstanding (i) anything to the contrary contained in any agreement or filing to which any ABL Secured Party may now or hereafter be a party, and regardless of the time, order or method of grant, attachment, recording or perfection of any financing statements or other security interests, assignments, pledges, deeds, mortgages and other liens, charges or encumbrances or any defect or deficiency or alleged defect or deficiency in any of the foregoing, (ii) any provision of the Uniform Commercial Code or any applicable law or any Term Loan Document or ABL Document or any other circumstance whatsoever and (iii) the fact that any such Liens in favor of any Term Loan Secured Party securing any of the Term Loan Obligations are (A) subordinated to any Lien securing any obligation of any Loan Party other than the ABL Obligations or (B) otherwise subordinated, voided, avoided, invalidated or lapsed.

(c) No ABL Secured Party or Term Loan Secured Party shall object to or contest, or support any other Person in contesting or objecting to, in any proceeding (including without limitation, any Insolvency Proceeding), the validity, extent, perfection, priority or enforceability of any security interest in the Common Collateral granted to the other. Notwithstanding any failure by any ABL Secured Party or Term Loan Secured Party to perfect its security interests in the Common Collateral or any avoidance, invalidation or subordination by any third party or court of competent jurisdiction of the security interests in the Common Collateral granted to the ABL Secured Parties or the Term Loan Secured Parties, the priority and rights as between the ABL Secured Parties and the Term Loan Secured Parties with respect to the Common Collateral shall be as set forth herein.

2.2 Nature of ABL Obligations. The Term Loan Agent on behalf of itself and the other Term Loan Secured Parties acknowledges that a portion of the ABL Obligations represents debt that is revolving in nature and that the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, and that the terms of the ABL Obligations may be modified, extended or amended from time to time, and that the aggregate amount of the ABL Obligations may be increased, replaced or refinanced, in each event without notice to or consent by the Term Loan Secured Parties and without affecting the provisions hereof. The lien priorities provided in Section 2.1 shall not be altered or otherwise affected by any such amendment, modification, supplement, extension, repayment, reborrowing, increase, replacement, renewal, restatement or refinancing of either the ABL Obligations or the Term Loan Obligations or any portion thereof.

2.3 Agreements Regarding Actions to Perfect Liens. (a) The Term Loan Agent on behalf of itself and the other Term Loan Secured Parties agrees that, prior to the ABL Obligations Payment Date, UCC-1 financing statements, patent, trademark or copyright filings or other filings or recordings filed or recorded by or on behalf of the Term Loan Agent shall be in form reasonably satisfactory to the ABL Agent.

(b) The ABL Agent on behalf of itself and the other ABL Secured Parties agrees that, prior to the Term Loan Obligations Payment Date, UCC-1 financing statements, patent, trademark or copyright filings or other filings or recordings filed or recorded by or on behalf of the ABL Agent shall be in form reasonably satisfactory to the Term Loan Agent.

(c) The ABL Agent agrees on behalf of itself and the other ABL Secured Parties that, prior to the Term Loan Obligations Payment Date, all mortgages, deeds of trust, deeds and similar instruments (collectively, “mortgages”) now or hereafter filed against real property in favor of or for the benefit of the ABL Agent shall be in form reasonably satisfactory to the Term Loan Agent and shall contain substantially the following notation: “The lien created by this mortgage on the property described herein is junior and subordinate to the lien on such property created by any mortgage, deed of trust or similar instrument now or hereafter granted to Morgan Stanley & Co. Incorporated, as Collateral Agent, and its successors and assigns in such property in accordance with the provisions of the Amended and Restated Intercreditor Agreement dated as of December 17, 2010 among JPMorgan

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Chase Bank, N.A., as ABL Agent, Morgan Stanley & Co. Incorporated, as Term Loan Agent and CDW LLC and certain of its subsidiaries”.

(d) Each of the ABL Agent and the Term Loan Agent hereby acknowledges that, to the extent that it holds, or a third party holds on its behalf, physical possession of or “control” (as defined in the Uniform Commercial Code) over Common Collateral pursuant to the ABL Security Documents or the Term Loan Security Documents, as applicable, such possession or control is also for the benefit of the Term Loan Agent and the other Term Loan Secured Parties or the ABL Agent and the other ABL Secured Parties, as applicable, solely to the extent required to perfect their security interest in such Common Collateral. Nothing in the preceding sentence shall be construed to impose any duty on the ABL Agent or the Term Loan Agent (or any third party acting on either such Person’s behalf) with respect to such Common Collateral or provide the Term Loan Agent or any other Term Loan Secured Party or the ABL Agent or any other ABL Secured Party, as applicable, with any rights with respect to such Common Collateral beyond those specified in this Agreement, the ABL Security Documents and the Term Loan Security Documents; provided that (i) subsequent to the occurrence of the ABL Obligations Payment Date (if the Term Loan Obligations Payment Date has not occurred), the ABL Agent shall (A) deliver to the Term Loan Agent, at the Borrower’s sole cost and expense, the Common Collateral in its possession or control together with any necessary endorsements to the extent required by the Term Loan Documents or (B) direct and deliver such Common Collateral as a court of competent jurisdiction otherwise directs, and (ii) subsequent to the occurrence of the Term Loan Obligations Payment Date (if the ABL Obligations Payment Date has not occurred), the Term Loan Agent shall (A) deliver to the ABL Agent, at the Borrower’s sole cost and expense, the Common Collateral in its possession or control together with any necessary endorsements to the extent required by the ABL Documents or (B) direct and deliver such Common Collateral as a court of competent jurisdiction otherwise directs, and provided, further, that the provisions of this Agreement are intended solely to govern the respective Lien priorities as between the ABL Secured Parties and the Term Loan Secured Parties and shall not impose on the ABL Secured Parties or the Term Loan Secured Parties any obligations in respect of the disposition of any Common Collateral (or any proceeds thereof) that would conflict with prior perfected Liens or any claims thereon in favor of any other Person that is not a Secured Party.

2.4 No New Liens. (a) Until the ABL Obligations Payment Date has occurred, (i) there shall be no Lien, and no Loan Party shall have any right to create any Lien, on any assets of any Loan Party securing any Term Loan Obligation if these same assets are not subject to, and do not become subject to, a Lien securing the ABL Obligations subject to the lien priorities set forth in Section 2.1 and (ii) if any Term Loan Secured Party shall acquire or hold any Lien on any assets of any Loan Party securing any Term Loan Obligation which assets are not also subject to the Lien of the ABL Agent under the ABL Documents, subject to the lien priorities set forth in Section 2.1, then the Term Loan Agent will, without the need for any further consent of any other Term Loan Secured Party and notwithstanding anything to the contrary in any other Term Loan Document, be deemed to also hold and have held such Lien for the benefit of the ABL Agent as security for the ABL Obligations (subject to the lien priorities set forth in Section 2.1 and the other terms hereof) and shall promptly notify the ABL Agent in writing of the existence of such Lien. To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to the ABL Secured Parties, the Term Loan Agent and the other Term Loan Secured Parties agree that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.4 shall be subject to Section 4.1.

(b) Until the Term Loan Obligations Payment Date has occurred, (i) there shall be no Lien (other than cash collateralization of any ABL Obligations consisting of letters of credit or Hedging Obligations), and no Loan Party shall have any right to create any Lien (other than cash collateralization of any ABL Obligations consisting of letters of credit or Hedging Obligations), on any assets of any Loan Party securing any ABL Obligation if these same assets are not subject to, and do not become subject to, a Lien securing the Term Loan Obligations subject to the lien priorities set

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forth in Section 2.1 and (ii) if any ABL Secured Party shall acquire or hold any Lien on any assets of any Loan Party securing any ABL Obligation which assets are not also subject to the Lien of the Term Loan Agent under the Term Loan Documents, subject to the lien priorities set forth in Section 2.1, then the ABL Agent will, without the need for any further consent of any other ABL Secured Party and notwithstanding anything to the contrary in any other ABL Document, be deemed to also hold and have held such Lien for the benefit of the Term Loan Agent as security for the Term Loan Obligations (subject to the lien priorities set forth in Section 2.1 and the other terms hereof) and shall promptly notify the Term Loan Agent in writing of the existence of such Lien; provided that the Note Obligations (as defined in the Term Loan Guarantee and Collateral Agreement) shall not be secured by any Excluded Note Collateral (as defined in the Term Loan Guarantee and Collateral Agreement). To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to the Term Loan Secured Parties, the ABL Agent and the other ABL Secured Parties agree that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.4 shall be subject to Section 4.1.

2.5 Hedging Obligations and Cash Management Obligations. Notwithstanding anything to the contrary set forth in this Agreement, if at any date the events described in clauses (a), (b) and (c) of the defined term “ABL Obligations Payment Date” (other than with respect to Hedging Obligations, Cash Management Obligations and Unasserted Contingent Obligations) shall have occurred, the Term Loan Agent on behalf of itself and the other Term Loan Secured Parties shall have the right to take any Enforcement Action with respect to the ABL Priority Collateral; provided that the Term Loan Agent on behalf of itself and the other Term Loan Secured Parties hereby acknowledges and agrees that any proceeds of the ABL Priority Collateral received after such date shall be applied in accordance with Section 4.1(a) until the ABL Obligations Payment Date.

SECTION 3. Enforcement Rights.

3.1 Exclusive Enforcement. (a) Subject to the proviso set forth in Section 3.2(a), until the ABL Obligations Payment Date has occurred, whether or not an Insolvency Proceeding has been commenced by or against any Loan Party, the ABL Secured Parties shall have the exclusive right to take and continue any Enforcement Action with respect to the ABL Priority Collateral, without any consultation with or consent of any Term Loan Secured Party except as otherwise expressly provided for in this Agreement; provided that nothing contained herein shall be construed as preventing the Term Loan Agent or any Term Loan Secured Party from taking any action which is reasonably necessary to (i) perfect the Term Loan Liens upon the ABL Priority Collateral (other than by possession or “control” (within the meaning of the Uniform Commercial Code)) or (ii) prove, preserve or protect (but not enforce) the Term Loan Liens upon the ABL Priority Collateral, so long as such action would not, in any case, adversely affect any ABL Lien. Upon the occurrence and during the continuance of a default or an event of default under the ABL Documents, the ABL Agent and the other ABL Secured Parties may take and continue any Enforcement Action with respect to the ABL Obligations and the ABL Priority Collateral in such order and manner as they may determine in their sole discretion.

(b) Subject to the proviso set forth in Section 3.2(b), until the Term Loan Obligations Payment Date has occurred, whether or not an Insolvency Proceeding has been commenced by or against any Loan Party, the Term Loan Secured Parties shall have the exclusive right to take and continue any Enforcement Action with respect to the Term Loan Priority Collateral, without any consultation with or consent of any ABL Secured Party except as otherwise expressly provided for in this Agreement; provided that nothing contained herein shall be construed as preventing the ABL Agent or any ABL Secured Party from taking any action which is reasonably necessary to (i) perfect the ABL Liens upon the Term Loan Priority Collateral (other than by possession or “control” (within the meaning of the Uniform Commercial Code)) or (ii) prove, preserve or protect (but not enforce) the ABL Liens upon the Term Loan Priority Collateral, so long as such action would not, in any case, adversely affect any Term Loan Lien. Upon the occurrence and during the continuance of a default or

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an event of default under the Term Loan Documents, the Term Loan Agent and the other Term Loan Secured Parties may take and continue any Enforcement Action with respect to the Term Loan Obligations and the Term Loan Priority Collateral in such order and manner as they may determine in their sole discretion.

3.2 Standstill and Waivers. (a) The Term Loan Agent, on behalf of itself and the other Term Loan Secured Parties, agrees that, until the ABL Obligations Payment Date has occurred, subject to Section 2.5, the proviso set forth in Section 3.1(a), the proviso set forth in this Section 3.2(a) and the proviso set forth in Section 5.1(a):

(i) they will not take or cause to be taken any action, the purpose or effect of which is to make any Lien in respect of any Term Loan Obligation pari passu with or senior to, or to give any Term Loan Secured Party any preference or priority relative to, the Liens on the ABL Priority Collateral securing the ABL Obligations;

(ii) they will not contest, oppose, object to, interfere with, hinder or delay, in any manner, whether by judicial proceedings (including without limitation the filing of an Insolvency Proceeding) or otherwise, any foreclosure, sale, lease, exchange, transfer or other disposition of the ABL Priority Collateral by any ABL Secured Party or any other Enforcement Action taken (or any forbearance from taking any Enforcement Action) in respect of the ABL Priority Collateral by or on behalf of any ABL Secured Party;

(iii) they have no right to (A) direct either the ABL Agent or any other ABL Secured Party to exercise any right, remedy or power with respect to the ABL Priority Collateral or pursuant to the ABL Security Documents in respect of the ABL Priority Collateral or (B) consent or object to the exercise by the ABL Agent or any other ABL Secured Party of any right, remedy or power with respect to the ABL Priority Collateral or pursuant to the ABL Security Documents in respect of the ABL Priority Collateral or to the timing or manner in which any such right is exercised or not exercised (or, to the extent they may have any such right described in this clause (iii), whether as a junior lien creditor in respect of the ABL Priority Collateral or otherwise, they hereby irrevocably waive such right);

(iv) they will not institute any suit or other proceeding or assert in any suit, Insolvency Proceeding or other proceeding any claim against any ABL Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise, with respect to, and no ABL Secured Party shall be liable for, any action taken or omitted to be taken by any ABL Secured Party with respect to the ABL Priority Collateral or pursuant to the ABL Documents in respect of the ABL Priority Collateral so long as such ABL Secured Party, in taking or omitting to take such action, has not breached or otherwise violated this Agreement;

(v) they will not commence judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce their interest in or realize upon, the ABL Priority Collateral; and

(vi) they will not seek, and hereby waive any right, to have the ABL Priority Collateral or any part thereof marshaled upon any foreclosure or other disposition of the ABL Priority Collateral;

provided, that the Term Loan Agent, on behalf of itself and the other Term Loan Secured Parties, may exercise any right to enforce, collect or realize on the ABL Priority Collateral or exercise any other right or remedy with respect to the ABL Priority Collateral after the passage of a period of 180 days

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from the earlier of (a) the commencement of any Insolvency Proceeding by or against any Loan Party that has not been dismissed and (b) the date of delivery of a notice in writing to the ABL Agent with respect to the ABL Priority Collateral of the Term Loan Agent’s intention to exercise its right to take such actions (the “Term Loan Standstill Period”); provided, further, however, the Term Loan Agent will not be entitled to exercise any rights or remedies with respect to ABL Priority Collateral if, notwithstanding the expiration of the Term Loan Standstill Period, the ABL Agent or any other ABL Secured Party shall have commenced the exercise of any of their rights or remedies with respect to all or any portion of the ABL Priority Collateral (prompt notice of such exercise to be given to the Term Loan Agent) and is pursuing the exercise thereof.

(b) The ABL Agent, on behalf of itself and the other ABL Secured Parties, agrees that, until the Term Loan Obligations Payment Date has occurred, subject to the proviso set forth in Section 3.1(b), the proviso set forth in this Section 3.2(b) and the proviso set forth in Section 5.1(b):

(i) they will not take or cause to be taken any action, the purpose or effect of which is to make any Lien in respect of any ABL Obligation pari passu with or senior to, or to give any ABL Secured Party any preference or priority relative to, the Liens on the Term Loan Priority Collateral securing the Term Loan Obligations;

(ii) they will not contest, oppose, object to, interfere with, hinder or delay, in any manner, whether by judicial proceedings (including without limitation the filing of an Insolvency Proceeding) or otherwise, any foreclosure, sale, lease, exchange, transfer or other disposition of the Term Loan Priority Collateral by any Term Loan Secured Party or any other Enforcement Action taken (or any forbearance from taking any Enforcement Action) in respect of the Term Loan Priority Collateral by or on behalf of any Term Loan Secured Party;

(iii) they have no right to (A) direct either the Term Loan Agent or any other Term Loan Secured Party to exercise any right, remedy or power with respect to the Term Loan Priority Collateral or pursuant to the Term Loan Security Documents in respect of the Term Loan Priority Collateral or (B) consent or object to the exercise by the Term Loan Agent or any other Term Loan Secured Party of any right, remedy or power with respect to the Term Loan Priority Collateral or pursuant to the Term Loan Security Documents in respect of the Term Loan Priority Collateral or to the timing or manner in which any such right is exercised or not exercised (or, to the extent they may have any such right described in this clause (iii), whether as a junior lien creditor in respect of the Term Loan Priority Collateral or otherwise, they hereby irrevocably waive such right);

(iv) they will not institute any suit or other proceeding or assert in any suit, Insolvency Proceeding or other proceeding any claim against any Term Loan Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise, with respect to, and no Term Loan Secured Party shall be liable for, any action taken or omitted to be taken by any Term Loan Secured Party with respect to the Term Loan Priority Collateral or pursuant to the Term Loan Documents in respect of the Term Loan Priority Collateral so long as such Term Loan Secured Party, in taking or omitting to take such action, has not breached or otherwise violated this Agreement;

(v) they will not commence judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce their interest in or realize upon, the Term Loan Priority Collateral; and

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(vi) they will not seek, and hereby waive any right, to have the Term Loan Priority Collateral or any part thereof marshaled upon any foreclosure or other disposition of the Term Loan Priority Collateral;

provided, that the ABL Agent, on behalf of itself and the other ABL Secured Parties, may exercise any right to enforce, collect or realize on the Term Loan Priority Collateral or exercise any other right or remedy with respect to the Term Loan Priority Collateral after the passage of a period of 180 days from the earlier of (a) the commencement of any Insolvency Proceeding by or against any Loan Party that has not been dismissed and (b) the date of delivery of a notice in writing to the Term Loan Agent with respect to the Term Loan Priority Collateral of the ABL Agent’s intention to exercise its right to take such actions (the “ABL Standstill Period”); provided, further, however, the ABL Agent will not be entitled to exercise any rights or remedies with respect to Term Loan Priority Collateral if, notwithstanding the expiration of the ABL Standstill Period, the Term Loan Agent or any other Term Loan Secured Party shall have commenced the exercise of any of their rights or remedies with respect to all or any portion of the Term Loan Priority Collateral (prompt notice of such exercise to be given to the ABL Agent) and is pursuing the exercise thereof.

3.3 Judgment Creditors. In the event that any Term Loan Secured Party becomes a judgment lien creditor in respect of Common Collateral as a result of its enforcement of its rights as an unsecured creditor, such judgment lien shall be subject to the terms of this Agreement for all purposes (including in relation to the ABL Liens and the ABL Obligations) to the same extent as all other Liens securing the Term Loan Obligations are subject to the terms of this Agreement. In the event that any ABL Secured Party becomes a judgment lien creditor in respect of Common Collateral as a result of its enforcement of its rights as an unsecured creditor, such judgment lien shall be subject to the terms of this Agreement for all purposes (including in relation to the Term Loan Liens and the Term Loan Obligations) to the same extent as all other Liens securing the ABL Obligations are subject to the terms of this Agreement.

3.4 Cooperation; Sharing of Information and Access; License. (a) The Term Loan Agent, on behalf of itself and the other Term Loan Secured Parties, agrees that each of them shall take such actions as the ABL Agent shall reasonably request in connection with the exercise by the ABL Secured Parties of their rights set forth herein in respect of the ABL Priority Collateral. The ABL Agent, on behalf of itself and the other ABL Secured Parties, agrees that each of them shall take such actions as the Term Loan Agent shall reasonably request in connection with the exercise by the Term Loan Secured Parties of their rights set forth herein in respect of the Term Loan Priority Collateral.

(b) In the event that the ABL Agent shall, in the exercise of its rights under the ABL Documents or otherwise, receive possession or control of any books and records of any Loan Party which contain information identifying or pertaining to the Term Loan Priority Collateral, the ABL Agent shall promptly notify the Term Loan Agent of such fact and, upon request from the Term Loan Agent and as promptly as practicable thereafter, shall either make available to the Term Loan Agent such books and records for inspection and duplication or provide to the Term Loan Agent copies thereof. In the event that the Term Loan Agent shall, in the exercise of its rights under the Term Loan Documents or otherwise, receive possession or control of any books and records of any Loan Party which contain information identifying or pertaining to the ABL Priority Collateral, the Term Loan Agent shall promptly notify the ABL Agent of such fact and, upon request from the ABL Agent and as promptly as practicable thereafter, shall either make available to the ABL Agent such books and records for inspection and duplication or provide to the ABL Agent copies thereof.

(c) The Term Loan Agent, on behalf of the Term Loan Secured Parties, hereby irrevocably grants the ABL Agent a non-exclusive worldwide license to or right to use, to the maximum extent permitted by applicable law and to the extent of the Term Loan Agent’s interest therein, exercisable without payment of royalty or other compensation, any of the Intellectual Property now or hereafter owned by, licensed to, or otherwise used by the Loan Parties in order for the ABL Agent and the ABL

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Secured Parties to purchase, use, market, repossess, possess, store, assemble, manufacture, process, sell, transfer, distribute or otherwise dispose of any asset included in the ABL Priority Collateral in connection with the liquidation, disposition, foreclosure or realization upon the ABL Priority Collateral in accordance with the terms of the ABL Documents; provided that such license shall expire on the earlier of (i) the ABL Obligations Payment Date and (ii) the date that the ABL Priority Collateral has been liquidated, disposed of, foreclosed on or realized upon (the “License Expiration Date”). The Term Loan Agent agrees that any of the Intellectual Property constituting Term Loan Priority Collateral that is sold, transferred or otherwise disposed of (whether pursuant to an Enforcement Action or otherwise) prior to the License Expiration Date will be subject to the rights of the ABL Agent as set forth in this Section 3.4.

(d) (A) If the Term Loan Agent, or any agent or representative of the Term Loan Agent, or any third party pursuant to any Enforcement Action undertaken by the Term Loan Agent, or any receiver, shall obtain possession or physical control of any of the Real Estate Assets, the Term Loan Agent or, if applicable, any such third party (at such address to be provided by the Term Loan Agent in connection with the applicable Enforcement Action) shall promptly notify the ABL Agent of that fact and the ABL Agent shall, within ten (10) Business Days thereafter (or such longer period of time, if any, as may be agreed upon by the Term Loan Agent in its sole discretion), notify the Term Loan Agent as to whether the ABL Agent desires to exercise access rights under this Agreement, at which time the parties shall confer in good faith to coordinate with respect to the ABL Agent’s exercise of such access rights. Access rights may apply to differing parcels of Real Estate Assets at differing times, in which case, a differing Access Period may apply to each such property.

(B) Upon delivery of notice to the Term Loan Agent as provided in paragraph (A) above of this Section 3.3(d), the Access Period shall commence for the subject parcel of Real Estate Assets. During the Access Period or for any period prior to an Access Period when the ABL Agent may have had access and/or use of any Term Loan Priority Collateral (e.g. pursuant to access granted by a landlord of any Real Estate Asset), the ABL Agent and its agents, representatives and designees shall have a non-exclusive right to have access to, and a rent free right to use, the Term Loan Priority Collateral for the purpose of arranging for and effecting the sale or disposition of the ABL Priority Collateral, including the production, completion, packaging, shipping and other preparation of such ABL Priority Collateral for sale or disposition. During any such Access Period (or period prior to an Access Period), the ABL Agent and its representatives (and persons employed on their behalf), may continue to operate, service, maintain, process and sell the ABL Priority Collateral, as well as to engage in bulk sales or other liquidations of ABL Priority Collateral. The ABL Agent shall take proper care of any Term Loan Priority Collateral that is used by the ABL Agent during the Access Period and repair and replace any damage (ordinary wear-and-tear excepted) caused by the ABL Agent or its agents, representatives or designees and the ABL Agent shall comply with all applicable laws in connection with its use or occupancy of the Term Loan Priority Collateral. The ABL Agent and the ABL Secured Parties shall indemnify and hold harmless the Term Loan Agent and the Term Loan Secured Parties for any injury or damage to Persons or property caused by the acts or omissions of Persons acting on their behalf or at their direction or Persons who are their invitees with respect to the right to assemble, inspect, operate, service, maintain, process, package, ship and sell the ABL Priority Collateral while located on the subject parcel of Real Estate Assets. The ABL Agent and the Term Loan Agent shall cooperate and use reasonable efforts to ensure that their activities during the Access Period as described above do not interfere materially with the activities of the other as described above, including the right of the Term Loan Agent to commence foreclosure of the related mortgages or to show the Term Loan Priority Collateral to prospective purchasers and to ready the Term Loan Priority Collateral for sale.

(C) If the Term Loan Agent shall foreclose or otherwise sell any of the Term Loan Priority Collateral, the Term Loan Agent will notify the buyer thereof of the existence of this Agreement and that the buyer is acquiring such Term Loan Priority Collateral subject to the terms of this Agreement.

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(D) The Loan Parties hereby agree with the Term Loan Agent and the ABL Agent that the ABL Agent shall have access, during the Access Period, as described herein and each such Loan Party that owns any of the Real Estate Assets grants a non-exclusive easement in gross over its property to permit the uses by the ABL Agent contemplated by this Section 3.4(d). The Term Loan Agent consents to such easement and to the recordation of a collateral access easement agreement at the election of the ABL Agent, in form and substance reasonably acceptable to the Term Loan Agent, in the relevant real estate records with respect to each parcel of real property that is now or hereafter subject to a mortgage in favor of the Term Loan Agent. The ABL Agent agrees that upon either an occurrence of the ABL Obligations Payment Date or the expiration of the final Access Period with respect to any parcel of real property covered by a mortgage in favor of the Term Loan Agent, it shall, upon request, execute and deliver to the Term Loan Agent, or if a Term Loan Obligations Payment Date has occurred, to the respective Loan Party, such documentation, in recordable form, as may reasonably be requested to terminate any and all rights with respect to such parcel of real property covered by a mortgage in favor of the Term Loan Agent.

3.5 No Additional Rights For the Loan Parties Hereunder. Except as provided in Section 3.6, if any ABL Secured Party or Term Loan Secured Party shall enforce its rights or remedies in violation of the terms of this Agreement, no Loan Party shall be entitled to use such violation as a defense to any action by any ABL Secured Party or Term Loan Secured Party, nor to assert such violation as a counterclaim or basis for set off or recoupment against any ABL Secured Party or Term Loan Secured Party.

3.6 Actions Upon Breach. (a) If any Term Loan Secured Party or ABL Secured Party, contrary to this Agreement, commences or participates in any action or proceeding against any Loan Party or the Common Collateral, such Loan Party, with the prior written consent of the ABL Agent or the Term Loan Agent, as applicable, may interpose as a defense or dilatory plea the making of this Agreement, and any ABL Secured Party or Term Loan Secured Party, as applicable, may intervene and interpose such defense or plea in its or their name or in the name of such Loan Party.

(b) Should any Term Loan Secured Party, contrary to this Agreement, in any way take, attempt to or threaten to take any action with respect to the Common Collateral (including, without limitation, any attempt to realize upon or enforce any remedy with respect to this Agreement), or fail to take any action required by this Agreement, any ABL Secured Party (in its own name or in the name of the relevant Loan Party) or the relevant Loan Party may obtain relief against such Term Loan Secured Party, by injunction, specific performance and/or other appropriate equitable relief, it being understood and agreed by the Term Loan Agent on behalf of each Term Loan Secured Party that (i) the ABL Secured Parties’ damages from its actions may at that time be difficult to ascertain and may be irreparable, and (ii) each Term Loan Secured Party waives any defense that the Loan Parties and/or the ABL Secured Parties cannot demonstrate damage and/or be made whole by the awarding of damages.

(c) Should any ABL Secured Party, contrary to this Agreement, in any way take, attempt to or threaten to take any action with respect to the Common Collateral (including, without limitation, any attempt to realize upon or enforce any remedy with respect to this Agreement), or fail to take any action required by this Agreement, any Term Loan Secured Party (in its own name or in the name of the relevant Loan Party) or the relevant Loan Party may obtain relief against such ABL Secured Party, by injunction, specific performance and/or other appropriate equitable relief, it being understood and agreed by the ABL Agent on behalf of each ABL Secured Party that (i) the Term Loan Secured Parties’ damages from its actions may at that time be difficult to ascertain and may be irreparable, and (ii) each ABL Secured Party waives any defense that the Loan Parties and/or the Term Loan Secured Parties cannot demonstrate damage and/or be made whole by the awarding of damages.

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SECTION 4. Application of Proceeds; Dispositions and Releases; Inspection and Insurance.

4.1 Application of Proceeds; Turnover Provisions. (a) All proceeds of ABL Priority Collateral (including without limitation any interest earned thereon) resulting from the sale, collection or other disposition of ABL Priority Collateral in connection with or resulting from any Enforcement Action, and whether or not pursuant to an Insolvency Proceeding, shall be distributed as follows: first to the ABL Agent for application to the ABL Obligations in accordance with the terms of the ABL Documents, until the ABL Obligations Payment Date has occurred and thereafter, subject to the terms of any Inventory Financing Intercreditor Agreement, to the Term Loan Agent for application in accordance with the Term Loan Documents. Until the occurrence of the ABL Obligations Payment Date, any ABL Priority Collateral, including without limitation any such ABL Priority Collateral constituting proceeds, that may be received by any Term Loan Secured Party in violation of this Agreement shall be segregated and held in trust and, subject to the terms of any Inventory Financing Intercreditor Agreement, promptly paid over to the ABL Agent, for the benefit of the ABL Secured Parties, in the same form as received, with any necessary endorsements, and each Term Loan Secured Party hereby authorizes the ABL Agent to make any such endorsements as agent for the Term Loan Agent (which authorization, being coupled with an interest, is irrevocable). Upon the occurrence of the ABL Obligations Payment Date and the Term Loan Obligations Payment Date, any remaining proceeds of ABL Priority Collateral shall be distributed to the Borrower.

(b) All proceeds of Term Loan Priority Collateral (including without limitation any interest earned thereon) resulting from the sale, collection or other disposition of Term Loan Priority Collateral in connection with or resulting from any Enforcement Action, and whether or not pursuant to an Insolvency Proceeding, shall be distributed as follows: first to the Term Loan Agent for application to the Term Loan Obligations in accordance with the terms of the Term Loan Documents, until the Term Loan Obligations Payment Date has occurred and thereafter, to the ABL Agent for application in accordance with the ABL Documents. Until the occurrence of the Term Loan Obligations Payment Date, any Term Loan Priority Collateral, including without limitation any such Term Loan Priority Collateral constituting proceeds, that may be received by any ABL Secured Party in violation of this Agreement shall be segregated and held in trust and promptly paid over to the Term Loan Agent, for the benefit of the Term Loan Secured Parties, in the same form as received, with any necessary endorsements, and each ABL Secured Party hereby authorizes the Term Loan Agent to make any such endorsements as agent for the ABL Agent (which authorization, being coupled with an interest, is irrevocable). Upon the occurrence of the Term Loan Obligations Payment Date and the ABL Obligations Payment Date, any remaining proceeds of Term Loan Priority Collateral shall be distributed to the Borrower.

4.2 Releases of Liens. (a) (i) Upon any release, sale or disposition of ABL Priority Collateral permitted pursuant to the terms of the ABL Documents that results in the release of the ABL Lien (other than release of the ABL Lien due to the occurrence of the ABL Obligations Payment Date) on any ABL Priority Collateral, the Term Loan Lien on such ABL Priority Collateral (excluding any portion of the proceeds of such ABL Priority Collateral remaining after the ABL Obligations Payment Date occurs) shall be automatically and unconditionally released with no further consent or action of any Person so long as such release, sale or disposition of ABL Priority Collateral is permitted pursuant to the terms of the Term Loan Documents.

(ii) Upon any release, sale or disposition of ABL Priority Collateral that results in the release of the ABL Lien (other than release of the ABL Lien due to the occurrence of the ABL Obligations Payment Date) on any ABL Priority Collateral pursuant to any Enforcement Action, the Term Loan Lien on such ABL Priority Collateral (excluding any portion of the proceeds of such ABL Priority Collateral remaining after the ABL Obligations Payment Date occurs) shall be automatically and unconditionally released with no further consent or action of any Person so long as the proceeds of such ABL Priority Collateral are applied in

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accordance with Section 4.1(a) (with, in the case of ABL Obligations consisting of debt of a revolving nature, a corresponding permanent reduction in the commitments thereto).

(iii) The Term Loan Agent shall promptly execute and deliver such release documents and instruments and shall take such further actions as the ABL Agent shall request to evidence any release of the Term Loan Lien described herein. The Term Loan Agent hereby appoints the ABL Agent and any officer or duly authorized person of the ABL Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power of attorney in the place and stead of the Term Loan Agent and in the name of the Term Loan Agent or in the ABL Agent’s own name, from time to time, in the ABL Agent’s sole discretion, for the purposes of carrying out the terms of this Section 4.2, to take any and all appropriate action and to execute and deliver any and all documents and instruments as may be necessary or desirable to accomplish the purposes of this Section 4.2, including, without limitation, any financing statements, endorsements, assignments, releases or other documents or instruments of transfer (which appointment, being coupled with an interest, is irrevocable).

(b) (i) Upon any release, sale or disposition of Term Loan Priority Collateral permitted pursuant to the terms of the Term Loan Documents that results in the release of the Term Loan Lien (other than release of the Term Loan Lien due to the occurrence of the Term Loan Obligations Payment Date) on any Term Loan Priority Collateral, the ABL Lien on such Term Loan Priority Collateral (excluding any portion of the proceeds of such Term Loan Priority Collateral remaining after the Term Loan Obligations Payment Date occurs) shall be automatically and unconditionally released with no further consent or action of any Person so long as such release, sale or disposition of Term Loan Priority Collateral is permitted pursuant to the terms of the ABL Documents.

(ii) Upon any release, sale or disposition of Term Loan Priority Collateral that results in the release of the Term Loan Lien (other than release of the Term Loan Lien due to the occurrence of the Term Loan Obligations Payment Date) on any Term Loan Priority Collateral pursuant to any Enforcement Action, the ABL Lien on such Term Loan Priority Collateral (excluding any portion of the proceeds of such Term Loan Priority Collateral remaining after the Term Loan Obligations Payment Date occurs) shall be automatically and unconditionally released with no further consent or action of any Person so long as the proceeds of such Term Loan Priority Collateral are applied in accordance with Section 4.1(b) (with, in the case of Term Loan Obligations consisting of debt of a revolving nature, a corresponding permanent reduction in the commitments thereto).

(iii) The ABL Agent shall promptly execute and deliver such release documents and instruments and shall take such further actions as the Term Loan Agent shall request to evidence any release of the ABL Lien described herein. The ABL Agent hereby appoints the Term Loan Agent and any officer or duly authorized person of the Term Loan Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power of attorney in the place and stead of the ABL Agent and in the name of the ABL Agent or in the Term Loan Agent’s own name, from time to time, in the Term Loan Agent’s sole discretion, for the purposes of carrying out the terms of this Section 4.2, to take any and all appropriate action and to execute and deliver any and all documents and instruments as may be necessary or desirable to accomplish the purposes of this Section 4.2, including, without limitation, any financing statements, endorsements, assignments, releases or other documents or instruments of transfer (which appointment, being coupled with an interest, is irrevocable).

(iv) In connection with the release of the ABL Lien due to the occurrence of the ABL Obligations Payment Date, the ABL Agent shall promptly deliver to each bank party to an Account Control Agreement a “Controlling Party Notice” or other similar notice designating the Term Loan Agent as “Controlling Party” under each such Account Agreement.

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4.3 Certain Real Property Notices; Inspection Rights and Insurance. (a) Subject to the ABL Documents, any ABL Secured Party and its representatives and invitees may at any time inspect, repossess, remove and otherwise deal with the ABL Priority Collateral, and the ABL Agent may advertise and conduct public auctions or private sales of the ABL Priority Collateral, in each case without notice to, the involvement of or interference by any Term Loan Secured Party or liability to any Term Loan Secured Party.

(b) Subject to the Term Loan Documents, any Term Loan Secured Party and its representatives and invitees may at any time inspect, repossess, remove and otherwise deal with the Term Loan Priority Collateral, and the Term Loan Agent may advertise and conduct public auctions or private sales of the Term Loan Priority Collateral, in each case without notice to, the involvement of or interference by any ABL Secured Party or liability to any ABL Secured Party except as otherwise provided in Section 3.4.

(c) Proceeds of Common Collateral include insurance proceeds, and therefore the lien priorities set forth in Section 2.1 shall govern the ultimate disposition of casualty insurance proceeds. Until the ABL Obligations Payment Date has occurred, the ABL Agent will have the sole and exclusive right (i) to adjust or settle any insurance policy or claim covering the ABL Priority Collateral in the event of any loss thereunder and (ii) to approve any award granted in any condemnation or similar proceeding affecting the ABL Priority Collateral. Each of the ABL Agent and the Term Loan Agent shall be named as additional insured and loss payee under any insurance policies maintained from time to time by any Loan Party with respect to the ABL Priority Collateral (provided that such policy shall provide that the ABL Agent and the Term Loan Agent shall be so named as their interests may appear). Until the Term Loan Obligations Payment Date has occurred, the Term Loan Agent will have the sole and exclusive right (i) to adjust or settle any insurance policy or claim covering the Term Loan Priority Collateral in the event of any loss thereunder and (ii) to approve any award granted in any condemnation or similar proceeding affecting the Term Loan Priority Collateral. Each of the Term Loan Agent and the ABL Agent shall be named as additional insured and loss payee under any insurance policies maintained from time to time by any Loan Party with respect to the Term Loan Priority Collateral (provided that such policy shall provide that the Term Loan Agent and the ABL Agent shall be so named as their interests may appear).

(d) Notwithstanding anything to the contrary in the ABL Agreement or the Term Loan Agreement, the parties hereby agree that in the event that a Recovery Event occurs and the Borrower is required as a result to prepay or offer to prepay the ABL Obligations or the Term Loan Obligations, then such prepayments shall be made (a) in the case of a Recovery Event involving ABL Priority Collateral, first to the ABL Obligations and then to the Term Loan Obligations as provided in Section 4.1, and (b) in the case of a Recovery Event involving Term Loan Priority Collateral, first to the Term Loan Obligations and then to the ABL Obligations as provided in Section 4.1.

SECTION 5. Insolvency Proceedings.

5.1 Filing of Motions. (a) Until the ABL Obligations Payment Date has occurred, the Term Loan Agent agrees on behalf of itself and the other Term Loan Secured Parties that no Term Loan Secured Party shall, in or in connection with any Insolvency Proceeding, take any action with respect to the ABL Priority Collateral or the validity or enforceability of any of the ABL Documents or any of the ABL Obligations thereunder, including by filing any pleadings or motions or taking any position at any hearing or proceeding of any nature, that in each case (i) violates, or is prohibited by, this Section 5 (or, in the absence of an Insolvency Proceeding, otherwise would violate or be prohibited by this Agreement), (ii) asserts any right, benefit or privilege that arises in favor of the Term Loan Agent or Term Loan Secured Parties, in whole or in part, as a result of their interest in the ABL Priority Collateral or in the Term Loan Lien on the ABL Priority Collateral (unless the assertion of such right is expressly permitted by this Agreement) or (iii) relates in any way to the determination of any Liens or claims held by the ABL Agent (including the validity and enforceability thereof) or

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any other ABL Secured Party or the value of any claims of such parties under Section 506(a) of the Bankruptcy Code or otherwise; provided that the Term Loan Agent may (A) file a proof of claim in an Insolvency Proceeding and (B) file any necessary responsive or defensive pleadings in opposition of any motion or other pleadings made by any Person objecting to or otherwise seeking the disallowance of the claims of the Term Loan Secured Parties on the ABL Priority Collateral, in each case subject to the limitations contained in this Agreement and only if consistent with the terms and the limitations on the Term Loan Agent imposed hereby.

(b) Until the Term Loan Obligations Payment Date has occurred, the ABL Agent agrees on behalf of itself and the other ABL Secured Parties that no ABL Secured Party shall, in or in connection with any Insolvency Proceeding, take any action with respect to the Term Loan Priority Collateral or the validity or enforceability of any of the Term Loan Documents or any of the Term Loan Obligations thereunder, including by filing any pleadings or motions or taking any position at any hearing or proceeding of any nature, that in each case (i) violates, or is prohibited by, this Section 5 (or, in the absence of an Insolvency Proceeding, otherwise would violate or be prohibited by this Agreement), (ii) asserts any right, benefit or privilege that arises in favor of the ABL Agent or ABL Secured Parties, in whole or in part, as a result of their interest in the Term Loan Priority Collateral or in any ABL Lien on the Term Loan Priority Collateral (unless the assertion of such right is expressly permitted by this Agreement) or (iii) relates in any way to the determination of any Liens or claims held by the Term Loan Agent (including the validity and enforceability thereof) or any other Term Loan Secured Party or the value of any claims of such parties under Section 506(a) of the Bankruptcy Code or otherwise; provided that the ABL Agent may (A) file a proof of claim in an Insolvency Proceeding and (B) file any necessary responsive or defensive pleadings in opposition of any motion or other pleadings made by any Person objecting to or otherwise seeking the disallowance of the claims of the ABL Secured Parties on the Term Loan Priority Collateral, in each case subject to the limitations contained in this Agreement and only if consistent with the terms and the limitations on the ABL Agent imposed hereby.

5.2 Financing Matters. (a) If any Loan Party becomes subject to any Insolvency Proceeding at any time prior to the ABL Obligations Payment Date, and if the ABL Agent or the other ABL Secured Parties desire to consent (or not object) to the use of cash collateral that constitutes ABL Priority Collateral under the Bankruptcy Code or to provide financing to any Loan Party under the Bankruptcy Code or to consent (or not object) to the provision of such financing to any Loan Party by any third party (any such financing, “ABL DIP Financing”), which ABL DIP Financing shall be secured by the ABL Priority Collateral, then the Term Loan Agent agrees, on behalf of itself and the other Term Loan Secured Parties that each Term Loan Secured Party (i) will be deemed to have consented to, will raise no objection to, nor support any other Person objecting to, the use of such cash collateral or to such ABL DIP Financing, (ii) will not request or accept adequate protection or any other relief in connection with the use of such cash collateral or such ABL DIP Financing except as set forth in Section 5.4 below, and (iii) will subordinate (and will be deemed hereunder to have subordinated) the Term Loan Liens on the ABL Priority Collateral (A) to such ABL DIP Financing on the same terms as the ABL Liens are subordinated thereto (and such subordination will not alter in any manner the terms of this Agreement), (B) to any adequate protection provided to the ABL Secured Parties and (C) to any “carve-out,” including for debtor’s professionals, agreed to by the ABL Agent or the other ABL Secured Parties, so long as (1) the Term Loan Agent retains the Term Loan Liens on the Common Collateral to secure the Term Loan Obligations (in each case, including proceeds thereof arising after the commencement of any such Insolvency Proceeding), and, as to the Term Loan Priority Collateral only, such Lien has the same priority as existed prior to the commencement of such Insolvency Proceeding and any Lien securing such ABL DIP Financing is junior and subordinate to the Term Loan Lien on the Term Loan Priority Collateral, (2) all Liens on ABL Priority Collateral securing any such ABL DIP Financing shall be senior to or on a parity with the ABL Liens on such ABL Priority Collateral and (3) if the ABL Agent receives a replacement or adequate protection Lien on post-petition assets of any Loan Party that constitute Term Loan Priority Collateral (the “Term Loan Post-Petition Assets”) to secure the ABL Obligations, (x) such

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replacement or adequate protection Lien on such Term Loan Post-Petition Assets is junior and subordinate to the Term Loan Lien on such Term Loan Post-Petition Assets and (y) the Term Loan Agent also receives a replacement or adequate protection Lien on such Term Loan Post-Petition Assets to secure the Term Loan Obligations.

(b) If any Loan Party becomes subject to any Insolvency Proceeding at any time prior to the Term Loan Obligations Payment Date, and if the Term Loan Agent or the other Term Loan Secured Parties desire to consent (or not object) to the use of cash collateral that constitutes Term Loan Priority Collateral under the Bankruptcy Code or to provide financing to any Loan Party under the Bankruptcy Code or to consent (or not object) to the provision of such financing to any Loan Party by any third party (any such financing, “Term Loan DIP Financing”), which Term Loan DIP Financing shall be secured by the Term Loan Priority Collateral, then the ABL Agent agrees, on behalf of itself and the other ABL Secured Parties that each ABL Secured Party (i) will be deemed to have consented to, will raise no objection to, nor support any other Person objecting to, the use of such cash collateral or to such Term Loan DIP Financing, (ii) will not request or accept adequate protection or any other relief in connection with the use of such cash collateral or such Term Loan DIP Financing except as set forth in Section 5.4 below, and (iii) will subordinate (and will be deemed hereunder to have subordinated) the ABL Liens on the Term Loan Priority Collateral (A) to such Term Loan DIP Financing on the same terms as the Term Loan Liens are subordinated thereto (and such subordination will not alter in any manner the terms of this Agreement), (B) to any adequate protection provided to the Term Loan Secured Parties and (C) to any “carve-out,” including for debtor’s professionals, agreed to by the Term Loan Agent or the other Term Loan Secured Parties, so long as (1) the ABL Agent retains the ABL Liens on the Common Collateral to secure the ABL Obligations (in each case, including proceeds thereof arising after the commencement of any such Insolvency Proceeding), and, as to the ABL Priority Collateral only, such Lien has the same priority as existed prior to the commencement of such Insolvency Proceeding and any Lien securing such Term Loan DIP Financing is junior and subordinate to the ABL Lien on the ABL Priority Collateral, (2) all Liens on Term Loan Priority Collateral securing any such Term Loan DIP Financing shall be senior to or on a parity with the Term Loan Liens on such Term Loan Priority Collateral and (3) if the Term Loan Agent receives a replacement or adequate protection Lien on post-petition assets of any Loan Party that constitute ABL Priority Collateral (the “ABL Post-Petition Assets”) to secure the Term Loan Obligations, (x) such replacement or adequate protection Lien on such ABL Post-Petition Assets is junior and subordinate to the ABL Lien on such ABL Post-Petition Assets and (y) the ABL Agent also receives a replacement or adequate protection Lien on such ABL Post-Petition Assets to secure the ABL Obligations.

(c) All Liens granted to the ABL Agent or the Term Loan Agent in any Insolvency Proceeding, whether as adequate protection or otherwise, are intended to be and shall be deemed to be subject to the lien priorities set forth in Section 2.1 and the other terms and conditions of this Agreement.

5.3 Relief From the Automatic Stay. Until the ABL Obligations Payment Date, the Term Loan Agent agrees, on behalf of itself and the other Term Loan Secured Parties, that none of them will seek relief from the automatic stay or from any other stay in any Insolvency Proceeding or take any action in derogation thereof, in each case in respect of any ABL Priority Collateral, without the prior written consent of the ABL Agent. Until the Term Loan Obligations Payment Date, the ABL Agent agrees, on behalf of itself and the other ABL Secured Parties, that none of them will seek relief from the automatic stay or from any other stay in any Insolvency Proceeding or take any action in derogation thereof, in each case in respect of any Term Loan Priority Collateral, without the prior written consent of the Term Loan Agent. In addition, neither the ABL Agent nor the Term Loan Agent shall seek any relief from the automatic stay with respect to any Common Collateral without providing 30 days’ prior written notice to the other, unless otherwise agreed by both the ABL Agent and the Term Loan Agent.

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5.4 Adequate Protection. (a) The Term Loan Agent, on behalf of itself and the other Term Loan Secured Parties, agrees that, prior to the ABL Obligations Payment Date, so long as the ABL Agent and the other ABL Secured Parties comply with Section 5.4(b), none of them shall object, contest, or support any other Person objecting to or contesting, (i) any request by the ABL Agent or the other ABL Secured Parties for adequate protection of its interest in the Common Collateral or any adequate protection provided to the ABL Agent or the other ABL Secured Parties or (ii) any objection by the ABL Agent or any other ABL Secured Parties to any motion, relief, action or proceeding based on a claim of a lack of adequate protection in the Common Collateral or (iii) the payment of interest, fees, expenses or other amounts to the ABL Agent or any other ABL Secured Party under Section 506(b) or 506(c) of the Bankruptcy Code or otherwise; provided that any action described in the foregoing clauses (i) and (ii) does not violate Section 5.2 hereof. The Term Loan Agent, on behalf of itself and the other Term Loan Secured Parties, further agrees that, prior to the ABL Obligations Payment Date, none of them shall assert or enforce any claim under Section 506(b) or 506(c) of the Bankruptcy Code or otherwise that is senior to or on a parity with the ABL Liens for costs or expenses of preserving or disposing of any ABL Priority Collateral. Subject to all other provisions of this Agreement, in any Insolvency Proceeding, if the ABL Secured Parties (or any subset thereof) are granted adequate protection consisting of additional collateral that constitutes ABL Priority Collateral (with replacement liens on such additional collateral) and superpriority claims in connection with any ABL DIP Financing or use of cash collateral, and the ABL Secured Parties do not object to the adequate protection being provided to them, then in connection with any such ABL DIP Financing or use of cash collateral the Term Loan Agent, on behalf of itself and any of the Term Loan Secured Parties, may, as adequate protection of their interests in the ABL Priority Collateral, seek or accept (and the ABL Agent and the ABL Secured Parties shall not object to) adequate protection consisting solely of (x) a replacement Lien on the same additional collateral, subordinated to the Liens securing the ABL Obligations and such ABL DIP Financing on the same basis as the other Term Loan Liens on the ABL Priority Collateral are so subordinated to the ABL Obligations under this Agreement and (y) superpriority claims junior in all respects to the superpriority claims granted to the ABL Secured Parties; provided, however, that the Term Loan Agent shall have irrevocably agreed, pursuant to Section 1129(a)(9) of the Bankruptcy Code, on behalf of itself and the Term Loan Secured Parties, in any stipulation and/or order granting such adequate protection, that such junior superpriority claims may be paid under any plan of reorganization in any combination of cash, debt, equity or other property having a value on the effective date of such plan equal to the allowed amount of such claims.

(b) The ABL Agent, on behalf of itself and the other ABL Secured Parties, agrees that, prior to the Term Loan Obligations Payment Date, so long as the Term Loan Agent and the other Term Loan Secured Parties comply with Section 5.4(a), none of them shall object, contest, or support any other Person objecting to or contesting, (i) any request by the Term Loan Agent or the other Term Loan Secured Parties for adequate protection of its interest in the Common Collateral or any adequate protection provided to the Term Loan Agent or the other Term Loan Secured Parties or (ii) any objection by the Term Loan Agent or any other Term Loan Secured Parties to any motion, relief, action or proceeding based on a claim of a lack of adequate protection in the Common Collateral or (iii) the payment of interest, fees, expenses or other amounts to the Term Loan Agent or any other Term Loan Secured Party under Section 506(b) or 506(c) of the Bankruptcy Code or otherwise; provided that any action described in the foregoing clauses (i) and (ii) does not violate Section 5.2 hereof. The ABL Agent, on behalf of itself and the other ABL Secured Parties, further agrees that, prior to the Term Loan Obligations Payment Date, none of them shall assert or enforce any claim under Section 506(b) or 506(c) of the Bankruptcy Code or otherwise that is senior to or on a parity with the Term Loan Liens for costs or expenses of preserving or disposing of any Term Loan Priority Collateral. Subject to all other provisions of this Agreement, in any Insolvency Proceeding, if the Term Loan Secured Parties (or any subset thereof) are granted adequate protection consisting of additional collateral that constitutes Term Loan Priority Collateral (with replacement liens on such additional collateral) and superpriority claims in connection with any Term Loan DIP Financing or use of cash collateral, and the Term Loan Secured Parties do not object to the adequate protection being provided to them, then in connection with any such Term Loan DIP Financing or use of cash

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collateral the ABL Agent, on behalf of itself and any of the ABL Secured Parties, may, as adequate protection of their interests in the Term Loan Priority Collateral, seek or accept (and the Term Loan Agent and the Term Loan Secured Parties shall not object to) adequate protection consisting solely of (x) a replacement Lien on the same additional collateral, subordinated to the Liens securing the Term Loan Obligations and such Term Loan DIP Financing on the same basis as the other ABL Liens on the Term Loan Priority Collateral are so subordinated to the Term Loan Obligations under this Agreement and (y) superpriority claims junior in all respects to the superpriority claims granted to the Term Loan Secured Parties; provided, however, that the ABL Agent shall have irrevocably agreed, pursuant to Section 1129(a)(9) of the Bankruptcy Code, on behalf of itself and the ABL Secured Parties, in any stipulation and/or order granting such adequate protection, that such junior superpriority claims may be paid under any plan of reorganization in any combination of cash, debt, equity or other property having a value on the effective date of such plan equal to the allowed amount of such claims.

5.5 Avoidance Issues. (a) If any ABL Secured Party is required in any Insolvency Proceeding or otherwise to disgorge, turn over or otherwise pay to the estate of any Loan Party any amount (a “Recovery”), because such Recovery was avoided or ordered to be paid or disgorged for any reason, including without limitation because it was found to be a fraudulent or preferential transfer, whether received as proceeds of security, enforcement of any right of set-off or otherwise, then the ABL Obligations shall be reinstated to the extent of such Recovery and, for the purposes of this Agreement (and, as applicable, the ABL Documents and the Term Loan Documents), deemed to be outstanding as if such payment had not occurred and the ABL Obligations Payment Date shall be deemed not to have occurred. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto. The Term Loan Secured Parties agree that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with this Agreement, whether by preference or otherwise, it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in this Agreement.

(b) If any Term Loan Secured Party is required in any Insolvency Proceeding or otherwise to disgorge, turn over or otherwise pay to the estate of any Loan Party any Recovery, because such Recovery was avoided or ordered to be paid or disgorged for any reason, including without limitation because it was found to be a fraudulent or preferential transfer, whether received as proceeds of security, enforcement of any right of set-off or otherwise, then the Term Loan Obligations shall be reinstated to the extent of such Recovery and, for the purposes of this Agreement (and, as applicable, the ABL Documents and the Term Loan Documents), deemed to be outstanding as if such payment had not occurred and the Term Loan Obligations Payment Date shall be deemed not to have occurred. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto. The ABL Secured Parties agree that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with this Agreement, whether by preference or otherwise, it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in this Agreement.

5.6 Asset Dispositions in an Insolvency Proceeding. (a) Neither the Term Loan Agent nor any other Term Loan Secured Party shall, in an Insolvency Proceeding or otherwise, oppose any sale or disposition of any ABL Priority Collateral that is supported by the ABL Secured Parties, and the Term Loan Agent and each other Term Loan Secured Party will be deemed to have consented under Section 363 of the Bankruptcy Code (and otherwise) to any sale supported by the ABL Secured Parties and to have released their Liens on such ABL Priority Collateral; provided that (i) ABL Liens

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and Term Loan Liens will attach to the proceeds of any such sale or disposition with the same lien priorities set forth in Section 2.1 and (ii) Credit Bid Rights in respect of any such sale or disposition shall have been granted to the Term Loan Agent and the other Term Loan Secured Parties.

(b) Neither the ABL Agent nor any other ABL Secured Party shall, in an Insolvency Proceeding or otherwise, oppose any sale or disposition of any Term Loan Priority Collateral that is supported by the Term Loan Secured Parties, and the ABL Agent and each other ABL Secured Party will be deemed to have consented under Section 363 of the Bankruptcy Code (and otherwise) to any sale supported by the Term Loan Secured Parties and to have released their Liens on such Term Loan Priority Collateral; provided that (i) Term Loan Liens and ABL Liens will attach to the proceeds of any such sale or disposition with the same lien priorities set forth in Section 2.1, (ii) Credit Bid Rights in respect of any such sale or disposition shall have been granted to the ABL Agent and the other ABL Secured Parties and (iii) any of the Intellectual Property constituting Term Loan Priority Collateral that is sold, transferred or otherwise disposed of (pursuant to an Enforcement Action) prior to the ABL Obligations Payment Date will be subject to the rights of the ABL Agent as set forth in Section 3.4.

5.7 Separate Grants of Security and Separate Classification. Each Term Loan Secured Party and each ABL Secured Party acknowledges and agrees that (a) the grants of Liens pursuant to the ABL Security Documents and the Term Loan Security Documents constitute two separate and distinct grants of Liens and (b) because of, among other things, their differing rights in the Common Collateral, the Term Loan Obligations are fundamentally different from the ABL Obligations and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the ABL Secured Parties and Term Loan Secured Parties in respect of the Common Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then the Term Loan Secured Parties and the ABL Secured Parties hereby acknowledge and agree that all distributions shall be made as if there were separate classes of senior and junior secured claims against the Loan Parties in respect of the Common Collateral with the effect being that (i) to the extent that the aggregate value of the ABL Priority Collateral is sufficient (for this purpose ignoring all claims held by the Term Loan Secured Parties), the ABL Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of Post-Petition Interest that is available from the ABL Priority Collateral before any distribution is made in respect of the claims held by the Term Loan Secured Parties and (ii) to the extent that the aggregate value of the Term Loan Priority Collateral is sufficient (for this purpose ignoring all claims held by the ABL Secured Parties), the Term Loan Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of Post-Petition Interest that is available from the Term Loan Priority Collateral before any distribution is made in respect of the claims held by the ABL Secured Parties, with the Term Loan Secured Parties and the ABL Secured Parties hereby acknowledging and agreeing to turn over to the ABL Secured Parties and the Term Loan Secured Parties, respectively, amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of such Secured Parties.

5.8 Other Matters. (a) To the extent that the Term Loan Agent or any Term Loan Secured Party has or acquires rights under Section 363 or Section 364 of the Bankruptcy Code with respect to any of the ABL Priority Collateral, the Term Loan Agent agrees, on behalf of itself and the other Term Loan Secured Parties not to assert any of such rights without the prior written consent of the ABL Agent; provided that if requested by the ABL Agent, the Term Loan Agent shall timely exercise such rights in the manner requested by the ABL Agent, including any rights to payments in respect of such rights.

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(b) To the extent that the ABL Agent or any ABL Secured Party has or acquires rights under Section 363 or Section 364 of the Bankruptcy Code with respect to any of the Term Loan Priority Collateral, the ABL Agent agrees, on behalf of itself and the other ABL Secured Parties not to assert any of such rights without the prior written consent of the Term Loan Agent; provided that if requested by the Term Loan Agent, the ABL Agent shall timely exercise such rights in the manner requested by the Term Loan Agent, including any rights to payments in respect of such rights.

5.9 Effectiveness in Insolvency Proceedings. This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under Section 510(a) of the Bankruptcy Code, shall be applicable both before and after the filing of any petition by or against any of the Loan Parties under the Bankruptcy Code or comparable foreign laws and all converted or succeeding cases in respect thereof, and all references herein to any Loan Party shall be deemed to apply to the trustee for such Loan Party and such Loan Party as a debtor-in-possession. The relative rights of (a) the ABL Agent and the other ABL Secured Parties and (b) the Term Loan Agent and the other Term Loan Secured Parties in or to any distributions from or in respect of any Common Collateral or proceeds of Common Collateral, shall continue after the filing thereof on the same basis as prior to the date of the petition, subject to any court order approving the financing of, or use of cash collateral by, any Loan Party as a debtor-in-possession. If, in any Insolvency Proceeding, debt obligations of the reorganized debtor secured by Liens upon any ABL Priority Collateral of the reorganized debtor are distributed both on account of ABL Obligations and on account of Term Loan Obligations, then, to the extent such debt obligations are secured by Liens upon any ABL Priority Collateral, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to any plan effected pursuant to an Insolvency Proceeding and will apply with like effect to the Liens securing such debt obligations. If, in any Insolvency Proceeding, debt obligations of the reorganized debtor secured by Liens upon any Term Loan Priority Collateral of the reorganized debtor are distributed both on account of Term Loan Obligations and on account of ABL Obligations, then, to the extent such debt obligations are secured by Liens upon any Term Loan Priority Collateral, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to any plan effected pursuant to an Insolvency Proceeding and will apply with like effect to the Liens securing such debt obligations.

SECTION 6. Term Loan Documents and ABL Documents.

(a) Each Loan Party and the Term Loan Agent, on behalf of itself and the Term Loan Secured Parties, agrees that it shall not at any time execute or deliver any amendment or other modification to any of the Term Loan Documents inconsistent with or in violation of this Agreement.

(b) Each Loan Party and the ABL Agent, on behalf of itself and the ABL Secured Parties, agrees that it shall not at any time execute or deliver any amendment or other modification to any of the ABL Documents inconsistent with or in violation of this Agreement.

(c) In the event the ABL Agent enters into any amendment, waiver or consent in respect of any of the ABL Security Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any ABL Security Document or changing in any manner the rights of any parties thereunder, in each case solely with respect to any ABL Priority Collateral, then such amendment, waiver or consent shall apply automatically to any comparable provision of the Comparable Term Loan Security Document without the consent of or action by any Term Loan Secured Party (with all such amendments, waivers and modifications subject to the terms hereof); provided that (other than with respect to amendments, modifications or waivers that secure additional extensions of credit and add additional secured creditors and do not violate the express provisions of the Term Loan Agreements), (i) no such amendment, waiver or consent shall have the effect of removing assets subject to the Lien of any Term Loan Security Document, except to the extent that a release of such Lien is permitted by Section 4.2, (ii) any such amendment, waiver or consent that materially and adversely affects the rights of the Term Loan Secured Parties and does not

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affect the ABL Secured Parties in a like or similar manner shall not apply to the Term Loan Security Documents without the consent of the Term Loan Agent and (iii) notice of such amendment, waiver or consent shall be given to the Term Loan Agent no later than 30 days after its effectiveness; provided that the failure to give such notice shall not affect the effectiveness and validity thereof.

(d) In the event the Term Loan Agent enters into any amendment, waiver or consent in respect of any of the Term Loan Security Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any Term Loan Security Document or changing in any manner the rights of any parties thereunder, in each case solely with respect to any Term Loan Priority Collateral, then such amendment, waiver or consent shall apply automatically to any comparable provision of the Comparable ABL Security Document without the consent of or action by any ABL Secured Party (with all such amendments, waivers and modifications subject to the terms hereof); provided that (other than with respect to amendments, modifications or waivers that secure additional extensions of credit and add additional secured creditors and do not violate the express provisions of the ABL Agreements), (i) no such amendment, waiver or consent shall have the effect of removing assets subject to the Lien of any ABL Security Document, except to the extent that a release of such Lien is permitted by Section 4.2, (ii) any such amendment, waiver or consent that materially and adversely affects the rights of the ABL Secured Parties and does not affect the Term Loan Secured Parties in a like or similar manner shall not apply to the ABL Security Documents without the consent of the ABL Agent and (iii) notice of such amendment, waiver or consent shall be given to the ABL Agent no later than 30 days after its effectiveness; provided that the failure to give such notice shall not affect the effectiveness and validity thereof.

SECTION 7. Reliance; Waivers; Etc.

7.1 Reliance. The ABL Documents are deemed to have been executed and delivered, and all extensions of credit thereunder are deemed to have been made or incurred, in reliance upon this Agreement. The Term Loan Agent, on behalf of itself and the Term Loan Secured Parties, expressly waives all notice of the acceptance of and reliance on this Agreement by the ABL Agent and the ABL Secured Parties. The Term Loan Documents are deemed to have been executed and delivered, and all extensions of credit thereunder are deemed to have been made or incurred, in reliance upon this Agreement. The ABL Agent, on behalf of itself and the ABL Secured Parties, expressly waives all notice of the acceptance of and reliance on this Agreement by the Term Loan Agent and the Term Loan Secured Parties.

7.2 No Warranties or Liability. The Term Loan Agent and the ABL Agent acknowledge and agree that neither has made any representation or warranty with respect to the execution, validity, legality, completeness, collectibility or enforceability of any other ABL Document or any Term Loan Document. Except as otherwise provided in this Agreement, the Term Loan Agent and the ABL Agent will be entitled to manage and supervise their respective extensions of credit to any Loan Party in accordance with law and their usual practices, modified from time to time as they deem appropriate.

7.3 No Waivers. No right or benefit of any party hereunder shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of such party or any other party hereto or by any noncompliance by any Loan Party with the terms and conditions of any of the ABL Documents or the Term Loan Documents.

SECTION 8. Obligations Unconditional.

8.1 ABL Obligations Unconditional. All rights and interests of the ABL Secured Parties hereunder, and all agreements and obligations of the Term Loan Secured Parties (and, to the extent applicable, the Loan Parties) hereunder, shall remain in full force and effect irrespective of:

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(a) any lack of validity or enforceability of any ABL Document;

(b) any change in the time, place or manner of payment of, or in any other term of, all or any portion of the ABL Obligations, or any amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of any ABL Document;

(c) prior to the ABL Obligations Payment Date, any exchange, release, voiding, avoidance or non-perfection of any security interest in any Common Collateral or any other collateral, or any release, amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of all or any portion of the ABL Obligations or any guarantee or guaranty thereof; or

(d) any other circumstances that otherwise might constitute a defense available to, or a discharge of, any Loan Party in respect of the ABL Obligations, or of the Term Loan Agent, or any Loan Party, to the extent applicable, in respect of this Agreement, other than a defense of performance or payment in full of the ABL Obligations.

8.2 Term Loan Obligations Unconditional. All rights and interests of the Term Loan Secured Parties hereunder, and all agreements and obligations of the ABL Secured Parties (and, to the extent applicable, the Loan Parties) hereunder, shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any Term Loan Document;

(b) any change in the time, place or manner of payment of, or in any other term of, all or any portion of the Term Loan Obligations, or any amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of any Term Loan Document;

(c) prior to the Term Loan Obligations Payment Date, any exchange, release, voiding, avoidance or non-perfection of any security interest in any Common Collateral or any other collateral, or any release, amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of all or any portion of the Term Loan Obligations or any guarantee or guaranty thereof; or

(d) any other circumstances that otherwise might constitute a defense available to, or a discharge of, any Loan Party in respect of the Term Loan Obligations or of the ABL Agent, or any Loan Party, to the extent applicable, in respect of this Agreement, other than a defense of performance or payment in full of the Term Loan Obligations.

SECTION 9. Miscellaneous.

9.1 Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of any ABL Document or any Term Loan Document, the provisions of this Agreement shall govern. Notwithstanding the foregoing, the parties hereto acknowledge that the terms of this Agreement are not intended to, and shall not, negate any rights granted to the Loan Parties in the ABL Documents and the Term Loan Documents or impose any obligations on the Loan Parties other than as expressly set forth herein.

9.2 Continuing Nature of Provisions. This Agreement shall continue to be effective, and shall not be revocable by any party hereto, until the earlier to occur of the ABL Obligations Payment Date and the Term Loan Obligations Payment Date. This is a continuing agreement and the ABL Secured Parties and the Term Loan Secured Parties may continue, at any time and without notice to

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the other parties hereto, to extend credit and other financial accommodations, lend monies and provide indebtedness to, or for the benefit of, Borrower or any other Loan Party on the faith hereof.

9.3 Amendments; Waivers. (a) No amendment or modification of any of the provisions of this Agreement shall be effective unless the same shall be in writing and signed by the ABL Agent and the Term Loan Agent, and, in the case of amendments or modifications of Sections 3.5, 3.6, 4.1, 4.2, 4.3, 6 and 9 (other than 9.4) that directly affect the rights or duties of any Loan Party, such Loan Party.

(b) It is understood that the ABL Agent and the Term Loan Agent, without the consent of any other ABL Secured Party or Term Loan Secured Party, may in their discretion determine that a supplemental agreement (which make take the form of an amendment and restatement of this Agreement) is necessary or appropriate to facilitate having additional indebtedness or other obligations (“Additional Debt”) of any of the Loan Parties become ABL Obligations or Term Loan Obligations, as the case may be, under this Agreement, which supplemental agreement shall specify whether such Additional Debt constitutes ABL Obligations or Term Loan Obligations; provided, that such Additional Debt is permitted to be incurred by the ABL Agreement and Term Loan Agreement then existing, and is permitted by said Agreements to be subject to the provisions of this Agreement as ABL Obligations or Term Loan Obligations, as applicable.

9.4 Information Concerning Financial Condition of the Borrower and the other Loan Parties. Each of the Term Loan Agent and the ABL Agent hereby assumes responsibility for keeping itself informed of the financial condition of the Borrower and each of the other Loan Parties and all other circumstances bearing upon the risk of nonpayment of the ABL Obligations or the Term Loan Obligations. The Term Loan Agent and the ABL Agent hereby agree that no party shall have any duty to advise any other party of information known to it regarding such condition or any such circumstances. In the event the Term Loan Agent or the ABL Agent, in its sole discretion, undertakes at any time or from time to time to provide any information to any other party to this Agreement, it shall be under no obligation (a) to provide any such information to such other party or any other party on any subsequent occasion, (b) to undertake any investigation not a part of its regular business routine, or (c) to disclose any other information.

9.5 Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York, except as otherwise required by mandatory provisions of law and except to the extent that remedies provided by the laws of any jurisdiction other than the State of New York are governed by the laws of such jurisdiction.

9.6 Submission to Jurisdiction; Waivers. (a) Each ABL Secured Party, each Term Loan Secured Party and each Loan Party hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each such party hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, such Federal court. Each such party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the any ABL Secured Party or Term Loan Secured Party may otherwise have to bring any action or proceeding against any Loan Party or its properties in the courts of any jurisdiction.

(b) Each ABL Secured Party, each Term Loan Secured Party and each Loan Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so (i) any objection it may now or hereafter have to the laying of venue of any suit, action or proceeding

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arising out of or relating to this Agreement in any court referred to in paragraph (a) of this Section and (ii) the defense of an inconvenient forum to the maintenance of such action or proceeding.

(c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.7. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

(d) WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN.

9.7 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three business days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received. For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section) shall be as set forth below each party’s name on the signature pages hereof, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

9.8 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and each of the ABL Secured Parties and Term Loan Secured Parties and their respective successors and assigns, and nothing herein is intended, or shall be construed to give, any other Person any right, remedy or claim under, to or in respect of this Agreement or any Common Collateral.

9.9 Headings. Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

9.10 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

9.11 Other Remedies. For avoidance of doubt, it is understood that nothing in this Agreement shall prevent any ABL Secured Party or any Term Loan Secured Party from exercising any available remedy to accelerate the maturity of any indebtedness or other obligations owing under the ABL Documents or the Term Loan Documents, as applicable, or to demand payment under any guarantee in respect thereof.

9.12 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement shall become effective when it shall have been executed by each party hereto.

9.13 Additional Loan Parties. Each Person that becomes a Loan Party after the date hereof shall become a party to this Agreement upon execution and delivery by such Person of an Assumption Agreement in the form of Annex 1 to this Agreement.

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9.14. Effect of Amendment and Restatement. By its execution of this Agreement, each party hereto hereby agrees that, as of the date hereof, the Existing Intercreditor Agreement shall be deemed to be amended and restated in its entirety in the form of this Agreement, and all references in the ABL Documents and the Term Loan Documents to the Existing Intercreditor Agreement (howsoever such agreement may be defined therein) shall be deemed to refer to this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

JPMORGAN CHASE BANK, N.A., as ABL Agent for and on behalf of the ABL Secured Parties under and as defined in each of the Existing ABL Agreement and the Refinancing ABL Agreement

By:
Name:
Title:

Address for Notices:

1111 Fannin St., Floor 10
Houston, TX 77002
Attention: Shadia Folahan
Telecopy No.: 713-750-2878

with a copy to:

383 Madison Ave., Floor 24
New York, NY 10179
Attention: Ann Kerns
Telecopy No.: 212-270-5127

SIGNATURE PAGE TO INTERCREDITOR AGREEMENT

MORGAN STANLEY & CO. INCORPORATED, as Term Loan Agent for and on behalf of the Term Loan Secured Parties

By:
Name:
Title:

Address for Notices:

1 Pierrepont Plaza, 7th Floor
Brooklyn, NY 11201
Attention: James Park
Telecopy No.: 212-507-6680

SIGNATURE PAGE TO INTERCREDITOR AGREEMENT

CDW LLC

By:
Name:
Title:

Address for Notices:

200 N. Milwaukee Ave.
Vernon Hills, IL 60061
Attention: Ann E. Ziegler
Chief Financial Officer
Telecopy No.: 847-968-0610
and
Attention: Christine Leahy
General Counsel
Telecopy No.: 847-968-0303

CDW CORPORATION

By:
Name:
Title:

Address for Notices:

c/o CDW LLC
200 N. Milwaukee Ave.
Vernon Hills, IL 60061
Attention: Ann E. Ziegler
Chief Financial Officer
Telecopy No.: 847-968-0610
and
Attention: Christine Leahy
General Counsel
Telecopy No.: 847-968-0303

SIGNATURE PAGE TO INTERCREDITOR AGREEMENT

SUBSIDIARY GUARANTORS:

CDW DIRECT, LLC

By:
Name:
Title:

Address for Notices:

c/o CDW LLC
200 N. Milwaukee Ave.
Vernon Hills, IL 60061
Attention: Ann E. Ziegler
Chief Financial Officer
Telecopy No.: 847-968-0610
and
Attention: Christine Leahy
General Counsel
Telecopy No.: 847-968-0303

CDW GOVERNMENT LLC

By:
Name:
Title:

Address for Notices:

c/o CDW LLC
200 N. Milwaukee Ave.
Vernon Hills, IL 60061
Attention: Ann E. Ziegler
Chief Financial Officer
Telecopy No.: 847-968-0610
and
Attention: Christine Leahy
General Counsel
Telecopy No.: 847-968-0303

CDW LOGISTICS, INC.

By:
Name:
Title:

Address for Notices:

c/o CDW LLC
200 N. Milwaukee Ave.
Vernon Hills, IL 60061
Attention: Ann E. Ziegler

SIGNATURE PAGE TO INTERCREDITOR AGREEMENT

Chief Financial Officer
Telecopy No.: 847-968-0610
and
Attention: Christine Leahy
General Counsel
Telecopy No.: 847-968-0303

CDW TECHNOLOGIES, INC.

By:
Name:
Title:

Address for Notices:

c/o CDW LLC
200 N. Milwaukee Ave.
Vernon Hills, IL 60061
Attention: Ann E. Ziegler
Chief Financial Officer
Telecopy No.: 847-968-0610
and
Attention: Christine Leahy
General Counsel
Telecopy No.: 847-968-0303

SIGNATURE PAGE TO INTERCREDITOR AGREEMENT

ANNEX 1

FORM OF ASSUMPTION AGREEMENT TO INTERCREDITOR AGREEMENT

ASSUMPTION AGREEMENT, dated as of             , 20    , made by [Name of Loan Party] (the “Additional Loan Party”), in connection with the Intercreditor Agreement (as defined below). All capitalized terms not defined herein shall have the meaning ascribed to them in Intercreditor Agreement.

W I T N E S S E T H:

WHEREAS, the Borrower and the Loan Parties party thereto have entered into the Term Loan Agreements and the ABL Agreements;

WHEREAS, in connection with the Term Loan Agreements and the ABL Agreements, the Borrower and the other Loan Parties (other than the Additional Loan Party), the Term Loan Agent and the ABL Agent have entered into the Amended and Restated Intercreditor Agreement, dated as of June 24, 2011 (as amended, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”);

WHEREAS, the Intercreditor Agreement requires the Additional Loan Party to become a party to the Intercreditor Agreement; and

WHEREAS, the Additional Loan Party has agreed to execute and deliver this Assumption Agreement in order to become a party to the Intercreditor Agreement;

NOW, THEREFORE, IT IS AGREED:

1. Intercreditor Agreement. By executing and delivering this Assumption Agreement, the Additional Loan Party, as provided in Section 9.13 of the Intercreditor Agreement, hereby becomes a party to the Intercreditor Agreement as a Loan Party thereunder with the same force and effect as if originally named therein as a Loan Party and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Loan Party thereunder.

2. Governing Law. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL LOAN PARTY]

By:
Name:
Title: